                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D. C. 20549
                         ---------------------------

                                  FORM S-4

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                         ---------------------------

                        THE COLONIAL BANCGROUP, INC.
           (Exact name of Registrant as specified in its charter)

        Delaware                         6711                   63-0661573
(State of Incorporation)    (Primary Standard Industrial     (I.R.S. Employer
                            Classification Code Number)      Identification No.)

          ONE COMMERCE STREET, SUITE 800                      (334) 240-5000
             MONTGOMERY, ALABAMA 36104                        (Telephone No.)
     (Address of principal executive offices)

                         ---------------------------

                              W. FLAKE OAKLEY, IV
                                   SECRETARY
                              POST OFFICE BOX 1108
                           MONTGOMERY, ALABAMA 36102
                    (Name and address of agent for service)

                                   Copies to:

      MICHAEL D. WATERS, ESQUIRE                          WILLIAM C. CARN, III
MILLER, HAMILTON, SNIDER & ODOM, L.L.C.                      LEE & MCINISH
    ONE COMMERCE STREET, SUITE 802                        POST OFFICE BOX 1665
              P.O. BOX 19                                 DOTHAN, ALABAMA 36302
    MONTGOMERY, ALABAMA 36101-0019

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE (1)

  Title of Each Class      Amount to be          Proposed Maximum       Proposed Maximum       Amount of
  of Securities to be      Registered            Offering Price Per     Aggregate Offering     Registration Fee
  Registered                                     Unit                   Price
-----------------------------------------------------------------------------------------------------------------------
  Common Stock, par        173,333(2)               Not Applicable      $1,413,000(3)          $487.24
  value $2.50 per share

(1) Calculated pursuant to Rule 457(f)(2) based upon book value of company acquired at December 31, 1995.

(2) Represents a maximum number of shares based upon a market price at closing of $15 per share. The actual number of shares to be issued will vary based upon the market price of registrant's securities at closing.

(3) Respresents the book value of company acquired less $2,600,000 cash paid by Registrant.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON EACH SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.

                          THE COLONIAL BANCGROUP, INC.
                             CROSS REFERENCE SHEET
                              TO ITEMS IN FORM S-4

  FORM S-4 ITEM NUMBER AND CAPTION                                     CAPTION IN PROSPECTUS OR OTHER LOCATION IN
  --------------------------------                                     ------------------------------------------
                                                                       REGISTRATION STATEMENT
                                                                       ----------------------
  Item 1.         Forepart of Registration Statement and Outside       Facing page, Cross Reference Sheet, Outside
                  Front Cover Page of Prospectus                       front cover page of Prospectus

  Item 2.         Inside Front and Outside Back Cover Pages of         "AVAILABLE INFORMATION," Inside front cover page
                  Prospectus                                           of Prospectus, "DOCUMENTS INCORPORATED BY
                                                                       REFERENCE," "TABLE OF CONTENTS"

  Item 3.         Risk Factors, Ratio of Earnings to Fixed Charges     "SUMMARY," Cover Page of Prospectus, "PER SHARE
                  and Other Information                                DATA," "APPROVAL OF THE MERGER," "PRO FORMA
                                                                       FINANCIAL INFORMATION" AND "SELECTED FINANCIAL
                                                                       DATA"

  Item 4.         Terms of the Transaction                             "APPROVAL OF THE MERGER," "DOCUMENTS
                                                                       INCORPORATED BY REFERENCE"

  Item 5.         Pro Forma Financial Information                      "PER SHARE DATA," "CONDENSED PRO FORMA
                                                                       STATEMENTS OF CONDITION," AND "CONDENSED PRO
                                                                       FORMA STATEMENTS OF INCOME"

  Item 6.         Material Contacts with the Company                   "APPROVAL OF THE MERGER -- Background of the
                                                                       Merger," "Reasons for the Merger," and
                                                                       "Interests of Certain Persons in the Merger"

  Item 7.          Additional Information Required for Reoffering      Not Applicable
                   by Persons and Parties Deemed to be Underwriters

  Item 8.          Interests of Named Experts and Counsel              "LEGAL MATTERS"

  Item 9.          Disclosure of Commission Position on                Not Applicable; See Items 20 and 22 below
                   Indemnification for Securities Act Liabilities

  Item 10.         Information with Respect to S-3 Registrants         "DOCUMENTS INCORPORATED BY REFERENCE," "BUSINESS
                                                                       OF BANCGROUP - Proposed Affiliate Banks" and
                                                                       "Management Information"

  Item 11.         Incorporation of Certain Information by             "DOCUMENTS INCORPORATED BY REFERENCE"
                   Reference

  Item 12.         Information with Respect to S-2 or S-3              Not Applicable
                   Registrants -- Item 12(b)

  Item 13.         Incorporation of Certain Information by             Not Applicable
                   Reference

  Item 14.         Information with Respect to Registrants Other       Not Applicable
                   Than S-3 or S-2 Registrants

  Item 15.         Information with Respect to S-3 Companies           Not Applicable

  Item 16.         Information with Respect to S-2 or S-3 Companies    Not Applicable

  Item 17.         Information with Respect to Companies Other than    "BUSINESS OF THE BANK"
                   S-3 or S-2 Companies                                "FINANCIAL STATEMENTS"

  Item 18.         Information if Proxies, Consents or                 "INTRODUCTION," "BUSINESS OF BANCGROUP - Voting
                   Authorizations are to be Solicited                  Securities and Principal Stockholders,"
                                                                       "Security Ownership of Management," "Management
                                                                       Information"

  Item 19.         Information if Proxies, Consents or                 Not Applicable
                   Authorizations are not to be Solicited or in an
                   Exchange Offer

  Item 20.         Indemnification of Directors and Officers           PART II, Item 20

  Item 21.         Exhibits and Financial Statement Schedules          PART II, Item 21

  Item 22.         Undertakings                                        PART II, Item 22

                          DOTHAN FEDERAL SAVINGS BANK
                             1962 WEST MAIN STREET
                             DOTHAN, ALABAMA 36302
                                 (334) 794-1988

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON                , 1996

     NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders (the "Special Meeting") of Dothan Federal Savings Bank (the "Bank") will be held at 1962 West
Main Street, Dothan, Alabama on                , 1996, at 5:30 p.m., local time,
for the following purposes:

          1. Merger. To consider and vote upon the proposed merger (the "Merger") of the Bank with and into Colonial Bank ("Colonial Bank"), a subsidiary of The Colonial BancGroup, Inc. ("BancGroup"), in accordance with an Agreement and Plan of Merger, dated as of January 22, 1996 (the "Agreement"). Pursuant to the Agreement, Colonial Bank will be the surviving corporation in the Merger, and each share of Common Stock of the Bank outstanding at the time of the Merger will be converted into the right to receive shares of Common Stock of BancGroup and cash, with cash also paid in lieu of fractional shares, as described more fully in the accompanying Joint Proxy Statement and Prospectus. The Agreement is attached to the Joint Proxy Statement and Prospectus as Appendix A.

          2. Other Matters. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

     The Board of Directors of the Bank is not aware of any other business to come before the Special Meeting.

     The Board of Directors of the Bank has fixed the close of business on
               , 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only holders of record of Common Stock of the Bank at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

     Under federal law, holders of Common Stock of the Bank are eligible to exercise dissenters' rights of appraisal in connection with the Merger, as described more fully in the accompanying Joint Proxy Statement and Prospectus.

     You are requested to complete and sign the enclosed form of Proxy which is solicited by the Board of Directors of the Bank and to mail it promptly in the enclosed envelope. The Proxy may be revoked at any time by filing with the Secretary of the Bank a written revocation, by executing a later dated Proxy, or by attending the Special Meeting and voting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Secretary

Dothan, Alabama
       , 1996

                      JOINT PROXY STATEMENT AND PROSPECTUS

                               COLONIAL BANCGROUP

                                  COMMON STOCK

                          DOTHAN FEDERAL SAVINGS BANK

                        SPECIAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                               , 1996

     This Joint Proxy Statement and Prospectus (the "Prospectus") relates to the proposed merger (the "Merger") of Dothan Federal Savings Bank, a federal savings bank, (the "Bank") with and into Colonial Bank ("Colonial Bank"), an Alabama banking corporation and a wholly-owned subsidiary bank of The Colonial BancGroup, Inc., a Delaware corporation, ("BancGroup") and is furnished to the Bank's stockholders on or about the date set forth below. Colonial Bank conducts business throughout the State of Alabama. In connection with the Merger, BancGroup will issue shares of its Common Stock, par value $2.50 per share, and also pay cash to the holders of the outstanding shares of Common Stock of the Bank. The number of shares of BancGroup Common Stock to be issued to the stockholders of the Bank will depend upon the market value of such shares prior to the Merger. See "APPROVAL OF THE MERGER -- Conversion of Bank Shares." The shares of Common Stock of BancGroup are listed on the New York Stock Exchange ("NYSE") under the symbol "CNB." The closing price per share of such stock as reported by the NYSE as of February 9, 1996, was $32 1/8.

     Consummation of the Merger requires, among other things, the affirmative vote of at least two-thirds of the outstanding shares of Common Stock of the Bank.

     BancGroup has filed a Registration Statement pursuant to the Securities Act of 1933, as amended, to register the shares of its Common Stock to be issued in connection with the Merger described herein. This document constitutes a Proxy Statement of the Bank in connection with stockholder approval of the Merger described herein and a Prospectus of BancGroup with respect to the BancGroup Common Stock to be issued in the Merger.

     THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     The office and mailing address of the Bank are 1962 West Main Street, Dothan, Alabama 36302 (telephone 334-794-1988), and the principal office and mailing address of BancGroup are Colonial Financial Center, One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36192 (telephone 334-240-5000).

               The date of this Prospectus is             , 1996.

                             AVAILABLE INFORMATION

     BancGroup is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by BancGroup, including proxy and information statements, can be inspected and copied at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at certain regional offices: 7 World Trade Center, 13th Floor, New York, New York 10048; Citicorp Center, 500 West Madison Street, suite 1400, Chicago, Illinois 60661-2511; 1401 Brickell Avenue, Suite 200, Miami, Florida 33131; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648; 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates.

     BancGroup's Common Stock is listed for trading on the NYSE. Reports, including proxy and information statements, of BancGroup and other information may be inspected at the NYSE, 20 Broad Street, New York, New York 10005.

     BancGroup has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, to register the shares of Common Stock of BancGroup being offered in connection with the Merger. This Prospectus omits certain information contained in the Registration Statement and exhibits thereto. Such Registration Statement, including the exhibits thereto, can be inspected at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such Registration Statement can be obtained at prescribed rates from the Commission at that address.

     The information in this Prospectus concerning BancGroup and its subsidiaries has been furnished by BancGroup, and the information concerning the Bank has been furnished by the Bank. The Bank is not subject to the periodic reporting requirements of the Exchange Act.

                      DOCUMENTS INCORPORATED BY REFERENCE

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE PERSON SPECIFIED BELOW. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED BY BANCGROUP NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE SPECIAL MEETING.

     The following documents filed by BancGroup with the Commission are hereby incorporated by reference into this Prospectus:

          (1) BancGroup's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (2) BancGroup's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995;

          (3) BancGroup's Current Report on Form 8-K dated February 21, 1995;

          (4) BancGroup's Current Report on Form 8-K/A dated April 21, 1995;

          (5) BancGroup's Current Report on Form 8-K dated July 10, 1995; and

          (6) BancGroup's Registration Statement on Form 8-A dated November 22, 1994, effective February 22, 1995, containing a description of BancGroup's Common Stock.

     All documents filed by BancGroup pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the Special Meeting shall be deemed incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in the other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     BancGroup has entered into an Agreement and Plan of Merger dated as of January 22, 1996 (the "Agreement") with the Bank regarding the Merger described herein. Various provisions of the Agreement are summarized or referred to in this Prospectus, and the Agreement is incorporated by reference into this Prospectus and attached hereto at Appendix A.

     BancGroup will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of any such person, a copy of any and all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents). Such request, in writing or by telephone, should be directed to W. Flake Oakley, IV, Secretary, The Colonial BancGroup, Inc., One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36192 (telephone 334-240-5000).

                               TABLE OF CONTENTS

                                       CAPTION                                         PAGE
-------------------------------------------------------------------------------------  ----
SUMMARY..............................................................................     6
INTRODUCTION.........................................................................    14
General..............................................................................    14
Record Date; Shares Entitled to Vote; Vote Required for the Merger...................    14
Solicitation; Voting and Revocation of Proxies.......................................    14
Voting Effect of Merger..............................................................    15
APPROVAL OF THE MERGER...............................................................    15
General..............................................................................    15
Reasons for and Background of the Merger.............................................    16
Interests of Certain Persons in the Merger...........................................    16
Conversion of Bank Shares............................................................    17
Certain Federal Income Tax Consequences..............................................    18
Other Possible Consequences..........................................................    21
Conditions of Consummation of the Merger.............................................    21
Amendment and Termination............................................................    22
Conduct of Business Pending the Merger...............................................    22
Rights of Dissenting Stockholders....................................................    23
Resale of BancGroup Common Stock.....................................................    24
Accounting Treatment.................................................................    24
COMPARATIVE MARKET PRICES AND DIVIDENDS..............................................    25
BancGroup............................................................................    25
The Bank.............................................................................    25
BANCGROUP CAPITAL STOCK AND DEBENTURES...............................................    26
Common Stock.........................................................................    26
Preference Stock.....................................................................    26
1986 Debentures......................................................................    27
Changes in Control...................................................................    27
COMPARATIVE RIGHTS OF STOCKHOLDERS...................................................    29
Director Elections...................................................................    29
Removal of Directors.................................................................    29
Voting...............................................................................    30
Preemptive Rights....................................................................    30
Directors' Liability.................................................................    30
Indemnification......................................................................    30
Special Meetings of Stockholders; Action Without a Meeting...........................    31
Mergers, Share Exchanges and Sales of Assets.........................................    31
Amendment of Certificate of Incorporation and Bylaws.................................    32
Rights of Dissenting Stockholders....................................................    32
Antitakeover Statutes................................................................    33
Preferred Stock......................................................................    33
Other Provisions.....................................................................    33
Effect of Merger on Bank Stockholders................................................    33
THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES........................................    34
Condensed Pro Forma Statement of Condition (Unaudited)...............................    34
Condensed Pro Forma Statements of Income (Unaudited).................................    38
RECENT DEVELOPMENTS -- COLONIAL BANCGROUP INC., DOTHAN FEDERAL SAVINGS BANK,
  COMMERCIAL BANCORP OF GEORGIA, INC., AND SOUTHERN BANKING CORPORATION..............    41

                                       CAPTION                                         PAGE
-------------------------------------------------------------------------------------  ----
THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES........................................    48
Selected Interim Financial Data (Unaudited)..........................................    48
Selected Financial Data (as restated)................................................    49
Selected Quarterly Financial Data 1994-1993 (as restated)............................    51
DOTHAN FEDERAL SAVINGS BANK..........................................................    52
Selected Interim Financial Data (unaudited)..........................................    52
Management's Discussion and Analysis of Financial Condition and Results of Operations
  Comparison of the Three Months Ended September 30, 1995 and 1994...................    53
Selected Financial Data..............................................................    54
Management's Discussion and Analysis of Financial Condition and Results of
  Operations.........................................................................    55
BUSINESS OF BANCGROUP................................................................    61
General..............................................................................    61
Lending Activities...................................................................    61
Proposed Affiliate Banks.............................................................    62
Voting Securities and Principal Stockholders.........................................    62
Security Ownership of Management.....................................................    64
Management Information...............................................................    65
Certain Regulatory Considerations....................................................    65
BUSINESS OF THE BANK.................................................................    67
General..............................................................................    67
Principal Stockholders...............................................................    67
Security Ownership of Management.....................................................    68
ADJOURNMENT OF SPECIAL MEETING.......................................................    68
OTHER MATTERS........................................................................    69
DATE FOR SUBMISSION OF BANCGROUP STOCKHOLDER PROPOSALS...............................    69
INDEPENDENT ACCOUNTANTS..............................................................    69
LEGAL MATTERS........................................................................    69
INDEX TO FINANCIAL STATEMENTS........................................................   F-1
APPENDIX A -- Agreement and Plan of Merger...........................................   A-1
APPENDIX B -- OTS Regulation Regarding Dissenters' Rights of Appraisal...............   B-1

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR THE SOLICITATION OF A PROXY OR AN OFFER TO SELL THE SECURITIES COVERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH SOLICITATION OR OFFER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                    SUMMARY

     The following provides a summary of information included in this Prospectus. The summary is qualified in its entirety by the more detailed information appearing elsewhere herein, the Appendices hereto and the documents incorporated herein by reference. Stockholders of the Bank are urged to read this document in full.

GENERAL

     This Prospectus relates to the issuance of shares of BancGroup Common Stock and the offer of cash pursuant to the Merger of the Bank with and into Colonial Bank. Colonial Bank will be the surviving corporation in the Merger. See "APPROVAL OF THE MERGER."

     The Merger will be presented for approval at the Special Meeting of the
stockholders of the Bank to be held on               ,               , 1996, at
5:30 p.m., local time, at the Bank's main office. See "INTRODUCTION."

TERMS OF THE MERGER

     Upon the date of consummation of the Merger (the "Effective Date") and subject to certain conditions, holders of the Bank's Common Stock will be entitled to receive shares of BancGroup Common Stock and cash. On the Effective Date, each share of Bank Common Stock issued and outstanding shall be converted by operation of law into the right to receive the number of shares, or such fractions of a share, of BancGroup Common Stock which shall be equal to $2,600,000 divided by the total number of shares of Bank Common Stock outstanding, divided in turn by the Market Value. The "Market Value" shall represent the per share market value of the BancGroup Common Stock at the Effective Date and shall be determined by calculating the average of the closing prices of the Common Stock of BancGroup as reported by the NYSE on each of the 10 consecutive trading days ending on the trading day immediately preceding the Effective Date. In addition, BancGroup will pay an aggregate of $2,600,000 in cash for the outstanding shares of Bank Common Stock, with the amount of cash to be paid for each share of Bank Common Stock equal to $2,600,000 divided by the number of shares of Bank Common Stock outstanding. (The BancGroup Common Stock to be issued and cash to be exchanged for Bank Common Stock as stated above is sometimes referred to as the "Merger Consideration.") As of the date of this Prospectus, there were 399,688 shares of Bank Common Stock outstanding.

     Stockholders of the Bank may elect, subject to the restrictions summarized below, to receive their Merger Consideration in all cash or all shares of BancGroup Common Stock, or some proportion that is other than 50% for each. Stockholders must file an election form (a copy of which is enclosed with this Prospectus) prior to the Special Meeting if they wish to have their Merger Consideration paid in a proportion of BancGroup Common Stock and cash that is other than 50-50. Regardless of such elections, however, the total amount of BancGroup Common Stock to be issued in the Merger shall equal 50% of the total Merger Consideration and the total amount of cash (including cash paid for appraisal rights) shall equal 50%. Accordingly, stockholders of the Bank may be paid Merger Consideration in a proportion that is other than 50-50 of BancGroup Common Stock and cash, even if such stockholders have filed an election form requesting Merger Consideration in some other proportion.

     No fractions of shares of Common Stock will be issued. Pursuant to the Agreement, each holder of shares of Bank Common Stock who would otherwise be entitled to receive a fraction of a share of BancGroup Common Stock shall receive, in lieu of such fractional share, cash (without interest) in an amount equal to such fractional share multiplied by the Market Value.

     As an example, a stockholder of the Bank who owns 500 shares of Bank Common Stock would be entitled to receive for such shares BancGroup Common Stock and cash. Assuming such stockholder receives BancGroup Common Stock and cash in the proportion of 50-50 for each, assuming no exercise of appraisal rights, and assuming a Market Value of BancGroup Common Stock at the Merger of $32, then such stockholder would receive Merger Consideration as follows:

                         NUMBER OF SHARES OF     AMOUNT OF
                          BANCGROUP COMMON        CASH TO       TOTAL VALUE
  NUMBER OF SHARES           STOCK TO BE            BE           OF MERGER
OF BANK COMMON STOCK          RECEIVED           RECEIVED      CONSIDERATION
--------------------     -------------------     ---------     -------------
         500                    101.64(1)        $3,252.55(2)     $ 6,505(3)

---------------

(1) Each share of Bank Common Stock receives an amount of BancGroup Common Stock determined by the following formula: $2,600,000 / 399,688 / 32 = .203284. Thus, 500 shares multiplied by .203284 yields 101.64 BancGroup shares. The fraction of .64 of a share would be paid in cash.
(2) Determined by the following formula: $2,600,000 / 399,688 = $6.51 cash for each share of Bank Common Stock.
(3) The total Merger Consideration represents the $3252.55 of cash to be received plus the value of the 101.64 shares of BancGroup Common Stock to be received at a Market Value of $32 per share.

     See "APPROVAL OF THE MERGER -- Conversion of Bank Shares."

     The closing price of BancGroup Common Stock as reported on the NYSE as of February 9, 1996 was $32 1/8 per share. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

     Except as stated above, no adjustments will be made to the number of shares of BancGroup Common Stock to be issued in the Merger based upon the operating results, financial condition or other factors relating to either the Bank or BancGroup. The actual number of shares to be issued will depend upon the Market Value of the BancGroup Common Stock at the time of the Effective Date of the Merger. The aggregate number of shares of BancGroup Common Stock issued in the Merger will increase as the Market Value of such shares at the Effective Date of the Merger decreases and will decrease as the Market Value increases. The amount of cash to be paid will not vary based upon the earnings of the Bank or other performance factors. See "APPROVAL OF THE MERGER -- Conversion of Bank Shares" and "-- Certain Federal Income Tax Consequences."

     Bank stockholders will be given notice of consummation of the Merger promptly after the Effective Date of the Merger. Certificates for the BancGroup Common Stock issued and cash to be paid will not be distributed until stockholders surrender their certificates representing Bank Common Stock. See "APPROVAL OF THE MERGER -- Conversion of Bank Shares."

INTEREST OF CERTAIN PERSONS IN THE MERGER

     The Bank has entered into agreements with Charles Williams, president and chief executive officer of the Bank, and Charles E. Myers, executive vice president and controller of the Bank, pursuant to which each person could receive cash payments following the Merger, should such persons terminate employment with the Bank (or Colonial Bank following the Merger). The purpose of these agreements is to provide incentives to each person to remain as officers and employees of the Bank during the period of time that the Merger is pending.

REASONS FOR THE MERGER

     The Board of Directors of the Bank believes the Merger is in the best interests of Bank stockholders. In recommending the Merger, the Board considered a number of factors, including the market price of BancGroup Common Stock, the dividend history of the BancGroup Common Stock, the lack of liquidity for the Bank Common Stock, and the apparent and continued trend toward consolidation in the banking field which may make it more difficult for the Bank to compete and maintain profitability in the future. See "APPROVAL OF THE MERGER -- Reasons for and Background of Merger."

VOTE REQUIRED

     Pursuant to OTS regulations, the Merger (item 1 on the proxy card) requires the approval of at least two-thirds of the outstanding shares of Common Stock of the Bank. Each share of Bank Common Stock is entitled to one vote per share. A total of 399,688 shares are outstanding. Only those stockholders of the Bank who
were stockholders of record at the close of business on               , 1996,
are entitled to notice of and to vote at the Special Meeting. The Bank's directors and executive officers own in the aggregate 210,549 shares representing 52.68% of the outstanding shares of Common Stock of the Bank and have agreed to vote for the Merger. Directors and executive officers of BancGroup beneficially own in the aggregate 2,103,478 shares representing 15.35% of the outstanding shares of Common Stock of BancGroup, but no vote of BancGroup's stockholders is required for the Merger. See "INTRODUCTION" and "BUSINESS OF THE BANK -- Principal Stockholders," and "Security Ownership of Management."

     Proxies should be submitted in the envelope enclosed herewith. Stockholders of the Bank submitting proxies may revoke their proxies by giving notice of such revocation in writing to the person named in the Notice of Special Meeting of Stockholders, by executing and delivering a proxy bearing a later date, or by attending the Special Meeting and voting in person. Because approval of the Merger requires the approval of at least two-thirds of the outstanding shares of Common Stock of the Bank, failure to submit a proxy or failure to vote in person at the Special Meeting will have the same effect as a negative vote. See "INTRODUCTION -- Solicitation, Voting and Revocation of Proxies."

RIGHTS OF DISSENTING STOCKHOLDERS

     Pursuant to regulations of the OTS, any stockholder of record of the Bank may dissent from the Merger and obtain the fair value of his Common Stock in cash if such stockholder (i) gives notice in writing to the Bank before voting on the Merger that he intends to demand appraisal rights, (ii) does not vote in favor of the Merger, and (iii) follows certain other procedures explained further herein. Exercise of appraisal rights by stockholders will reduce the $2,600,000 figure for determining the amount of cash to be issued in the Merger by an amount equal to the number of shares exercising appraisal rights multiplied by $13.01. See "APPROVAL OF THE MERGER -- Rights of Dissenting Stockholders" and Appendix B hereto.

     Any stockholder who properly exercises appraisal rights and receives the fair market value for his shares will encounter income tax treatment different than the treatment for stockholders who do not exercise appraisal rights. See "APPROVAL OF THE MERGER -- Certain Federal Income Tax Consequences."

     For certain information concerning dissenting stockholders' rights, voting at the Special Meeting, and management of BancGroup and the Bank, see "APPROVAL OF THE MERGER -- Rights of Dissenting Stockholders," "-- Conversion of Bank Shares"; "INTRODUCTION -- Solicitation, Voting and Revocation of Proxies,"
"-- Record Date; Shares Entitled to Vote; Vote Required"; "BUSINESS OF BANCGROUP -- Voting Securities and Principal Stockholders," "-- Security Ownership of Management," and "BUSINESS OF THE BANK -- Principal Holders of Common Stock," and "-- Security Ownership of Management."

CONDITIONS OF CONSUMMATION

     The Merger is subject to approval by the requisite vote of at least two-thirds of the outstanding shares of Common Stock of the Bank, and certain other conditions. The Merger must be approved by the Alabama State Banking Department (the "Alabama Department"), the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"). Applications are expected to be filed with these agencies within the next two weeks, and the regulatory approval process is expected to take approximately five months. It is anticipated that the foregoing conditions, as well as certain other conditions contained in the Agreement, will be satisfied, but the Agreement states that the Bank and BancGroup may waive all conditions to their obligations to consummate the Merger, except that the conditions of the requisite approvals of regulatory authorities and stockholder approval of the Merger may not be waived. Either BancGroup or the Bank may terminate the Merger if the Merger is not consummated by December 31, 1996. See "APPROVAL OF THE MERGER -- Conditions of Consummation of the Merger."

     In addition, the Boards of Directors of BancGroup and the Bank may amend or terminate the Agreement before or after approval by the stockholders of the Bank. No amendments will be made to the Agreement which would alter the Merger Consideration or which, in the opinion of the Board of Directors of the Bank, would adversely affect the rights of the stockholders of the Bank. Any amendments to the Agreement which in the opinion of the Board of Directors of the Bank would have a material adverse effect upon the stockholders of the Bank would be submitted to the Bank's stockholders for approval. Such amendments could require the filing of an amendment of the Registration Statement, of which this Prospectus forms a part, with the Commission.

     See "APPROVAL OF THE MERGER -- Conditions of Consummation of the Merger."

BUSINESS OF THE BANK

     The Bank is a federally chartered stock savings bank which began operations in 1988. The Bank's primary business is to accept savings deposits from the general public and to make real estate loans secured by residential and commercial property and, to a lesser extent, to make commercial and consumer loans. Its income is derived from interest and fees in connections with such loans. The Bank's principal expenses are interest paid on deposits and operating expenses. The Bank conducts business through one office in Dothan, Alabama. See "BUSINESS OF THE BANK."

BUSINESS OF BANCGROUP

     BancGroup conducts a commercial banking business in the states of Alabama, Tennessee and Georgia through 98, four and four banking offices, respectively. Colonial Mortgage Company, a subsidiary of BancGroup's Alabama bank subsidiary, Colonial Bank, is a mortgage company that has $9 billion of residential loan servicing and 13 offices in 12 states. As of September 30, 1995, BancGroup had consolidated assets of $3.4 billion and consolidated shareholders' equity of $223 million. BancGroup has entered into agreements to acquire an additional bank in Alabama and to acquire a bank in Orlando, Florida. See "BUSINESS OF BANCGROUP" and "PRO FORMA INFORMATION."

COMMON STOCK OF THE BANK

     The holders of Common Stock of the Bank are entitled to dividends as and when declared by the Board of Directors out of funds legally available therefor, to one vote for each share held on matters submitted to a vote of stockholders, and, in the event of liquidation, to the net assets remaining after satisfaction
of all liabilities. As of               , 1996, the Bank had 399,688 shares of
its Common Stock outstanding and 196 stockholders of record. See "COMPARATIVE RIGHTS OF STOCKHOLDERS."

COMMON STOCK OF BANCGROUP

     BancGroup is authorized to issue 44,000,000 shares of its Common Stock, of which on January 31, 1996, 13,491,691 shares were issued and outstanding. Further, up to 345,321 shares of Common Stock are issuable upon conversion of certain debentures of BancGroup and 214,957 shares are subject to issue upon exercise of outstanding options under BancGroup's stock option plans. BancGroup has authorized 1,000,000 shares of Preference Stock, none of which has been issued. Certain provisions of BancGroup's Restated Certificate of Incorporation and bylaws may have the effect of preventing, delaying or deferring a change in control of BancGroup. Among other things, these provisions include the election of the BancGroup Board of Directors on a classified basis, supermajority votes of stockholders to approve certain business combinations, and the inability of stockholders to call special meetings or to act by written consent.

     See "BANCGROUP CAPITAL STOCK AND DEBENTURES," and "COMPARATIVE RIGHTS OF STOCKHOLDERS."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     No ruling with respect to the federal income tax consequences of the Merger to the Bank's stockholders will be requested from the Internal Revenue Service (the "IRS"). BancGroup and the Bank have received an opinion from counsel to BancGroup, Miller, Hamilton, Snider & Odom, L.L.C., Mobile, Alabama, that, among other things, a stockholder of the Bank who exchanges shares of Bank Common Stock for BancGroup Common Stock and cash shall recognize gain, if any, but only in an amount not in excess of the sum of such cash received. Also, stockholders of the Bank will also recognize gain to the extent such stockholders receive cash in lieu of fractional shares of BancGroup Common Stock or who receive cash pursuant to the exercise of their dissenting stockholders' rights. See "APPROVAL OF THE MERGER -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

     The acquisition of the Bank will be treated as a "purchase" transaction by BancGroup. Accordingly, the purchase price will be assigned to the fair value of the net tangible assets acquired and any purchase price in excess thereof will be assigned to intangibles. The valuation of intangibles, if any, will be made as of the Effective Date of the Merger. Intangibles, approximating $1,574,000, will be amortized by charges or credits to future earnings over a period approximating 20 years. See "APPROVAL OF THE MERGER -- Accounting Treatment."

RECENT PER SHARE MARKET PRICE

     The Bank. There is no established public trading market for the Common Stock of the Bank. To the knowledge of the Bank, 10,518 shares of the Bank Common Stock have been transferred since January 1, 1994. The Bank has no knowledge of the sales prices, if any, in such transfers. See "COMPARATIVE MARKET PRICES AND DIVIDENDS -- The Bank."

     BancGroup. BancGroup Common Stock is listed for trading on the NYSE under the System symbol "CNB."

     The following table indicates the high and low closing prices of the BancGroup Class A Common Stock and the BancGroup Common Stock as reported on the Nasdaq National Market and the NYSE for the last two full fiscal years. Prior to February 21, 1995, BancGroup had two classes of Common Stock outstanding, Class A and Class B. Class B was not publicly traded. Class A was traded as a Nasdaq National Market security under the symbol "CLBGA" until February 24, 1995. On February 21, 1995, the Class A and Class B Common Stock were reclassified into Common Stock.

                                                                                 PRICE PER
                                                                                  SHARE OF
                                                                                COMMON STOCK
                                                                               --------------
                                                                               HIGH       LOW
                                                                               ----       ---
1994
First Quarter................................................................  20 1/4     18
Second Quarter...............................................................  25         19 1/4
Third Quarter................................................................  24 3/4     22
Fourth Quarter...............................................................  23 3/4     19 1/2

1995
First Quarter(1).............................................................  23 5/8     19 1/2
Second Quarter...............................................................  27 1/2     23 1/8
Third Quarter................................................................  29 7/8     27 1/2
Fourth Quarter...............................................................  32 7/8     28 1/2

1996
First Quarter (through February 9, 1996).....................................  32 1/2     30

---------------

(1) Trading on the NYSE commenced on February 24, 1995.

     See "COMPARATIVE MARKET PRICES AND DIVIDENDS -- BancGroup."

     On November 20, 1995, the business day immediately prior to the public announcement of the Merger, the closing price of the Common Stock on the NYSE was $29 per share. The following table presents the market value of BancGroup Common Stock on November 20, 1995, and the market value and equivalent per share value of the Bank Common Stock on that date:

                                                                                       EQUIVALENT
                                                         BANCGROUP         BANK        BANCGROUP
                                                        COMMON STOCK   COMMON STOCK   COMMON STOCK
                                                        (PER SHARE)    (PER SHARE)    (PER SHARE)
                                                        ------------   ------------   ------------
Comparative Market Value..............................     $29.00(1)      $ 9.89(2)     $ 6.5051(3)

---------------

(1) Closing price as reported by the NYSE.
(2) There is no established public trading market for the Common Stock of the Bank. The value shown is the per share book value at September 30, 1995.
(3) If the Merger had closed on, November 21, 1995, .2230 (6.5051/29.175) shares of BancGroup Common Stock would have been exchanged for each one share of the Bank Common Stock, and $6.50 in cash would also have been paid for such share, assuming 399,688 shares of Bank Common Stock outstanding, no exercise of dissenters' rights of appraisal, and a 50-50 distribution of stock and cash for each one share of Bank Common Stock.

     See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

CERTAIN LEGAL RESTRICTIONS ON ACQUISITIONS OF CONTROL

     Certain restrictions under Delaware law prevent a person who beneficially owns 15% or more of BancGroup's Common Stock from engaging in a "business combination" with BancGroup unless certain conditions are satisfied. Also, the Change in Bank Control Act of 1978 prohibits a person from acquiring "control" of BancGroup unless certain notice provisions with the Federal Reserve Board have been satisfied.

     BancGroup's Restated Certificate of Incorporation and bylaws also contain provisions which may deter or prevent a takeover of BancGroup that is not supported by BancGroup's Board of Directors. These provisions include (1) a classified Board of Directors, (2) supermajority vote requirements for certain "business combinations" that exceed the provisions of Delaware law described above, (3) flexibility for the Board to consider non-economic and other factors in evaluating a "business combination," (4) inability of stockholders to call special meetings and act by written consent, and (5) certain advance notice provisions for the conduct of business at stockholder meetings.

     See "COMPARATIVE RIGHTS OF STOCKHOLDERS."

PER SHARE DATA

     The table on the following page presents on a per share basis the book value, cash dividends and income from continuing operations of BancGroup and the Bank on a historical basis and on a pro forma equivalent basis assuming the acquisition of the Bank. Certain information from the table has been taken from the condensed pro forma statements of condition and income included elsewhere in this document. The table should be read in conjunction with those pro forma statements.

                                                                          NINE MONTHS        YEAR
                                                                             ENDED           ENDED
                                                                       SEPTEMBER 30, 1995   1994(A)
                                                                       ------------------   -------
BANCGROUP -- HISTORICAL (RESTATED):(1)
Net Income
  Primary............................................................        $ 2.35         $ 2.28
  Fully diluted......................................................          2.27           2.23
Book value at end of period..........................................         18.22          16.08
Dividends per share:
  Common Stock.......................................................         0.675
  Common A...........................................................                         0.80
  Common B...........................................................                         0.40
DOTHAN FEDERAL SAVINGS BANK:
Net Income
  Historical:
     Primary.........................................................          0.28           0.82
     Fully diluted...................................................          0.28           0.82
  Pro forma equivalent assuming acquisition of Dothan Federal Savings
     Bank only(b):
     Primary.........................................................          0.48           0.47
     Fully diluted...................................................          0.46           0.46
  Pro forma equivalent assuming acquisition of Dothan Federal Savings
     Bank, Commercial Bancorp of Georgia, Inc. and Southern Banking
     Corporation(b):
     Primary.........................................................          0.44           0.41
     Fully diluted...................................................          0.43           0.40
Book value at end of period
  Historical.........................................................          9.89           9.04
  Pro forma equivalent assuming acquisition of Dothan Federal Savings
     Bank only(b)....................................................          3.75            N/A
  Pro forma equivalent assuming acquisition of Dothan Federal Savings
     Bank, Commercial Bancorp of Georgia, Inc. and Southern Banking
     Corporation(b)..................................................          3.53            N/A
Dividends per share
  Historical(d)......................................................          0.15
  Pro forma equivalent assuming acquisition of Dothan Federal Savings
     Bank only(c)....................................................          0.14           0.16
  Pro forma equivalent assuming acquisition of Dothan Federal Savings
     Bank, Commercial Bancorp of Georgia, Inc. and Southern Banking
     Corporation(c)..................................................          0.14           0.16

---------------

(1) As restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company, an entity under common control, which was accounted for in a manner similar to a pooling of interests.

                                                                          NINE MONTHS        YEAR
                                                                             ENDED           ENDED
                                                                       SEPTEMBER 30, 1995   1994(A)
                                                                       ------------------   -------
BANCGROUP -- PRO FORMA COMBINED (DOTHAN FEDERAL ONLY):
Net Income:
  Primary............................................................          2.33           2.28
  Fully diluted......................................................          2.26           2.23
Book value at end of period..........................................         18.31            N/A

BANCGROUP -- PRO FORMA COMBINED (DOTHAN FEDERAL SAVINGS BANK,
  COMMERCIAL BANCORP OF GEORGIA, INC. AND SOUTHERN BANKING
  CORPORATION):
Net Income
  Primary............................................................          2.13           2.00
  Fully diluted......................................................          2.08           1.97
Book value at end of period..........................................         17.25            N/A

---------------

N/A Not applicable due to pro forma balance sheet being presented only at September 30, 1995 which assumes the transaction was consummated on the latest balance sheet date in accordance with Rule 11.02(b) of Regulation
     S-X.

(a) Per share data of BancGroup (restated) is for the year ended December 31, 1994. Per share data of Dothan Federal Savings Bank is for the year ended
     December 31, 1994 (last six months from fiscal year end June 30, 1994 and first six months of fiscal year end June 30, 1995).

(b) Pro forma equivalent per share amounts are calculated by multiplying the pro forma combined total income per share and the pro forma combined total book value per share of BancGroup by the conversion ratio so that the per share amounts are equated to the respective values for one share of Dothan
     Federal Savings Bank. For the purposes of these pro forma equivalent per share amounts, a .2045 BancGroup common stock share conversion ratio is utilized. The ratio is based on the 10-day average market price of Colonial
     BancGroup, Inc. common stock of $31.8125 at January 9, 1996.

 (c) Pro forma equivalent dividends per share are shown at BancGroup's Class A
     Common Stock dividend per share rate multiplied by the .2045 conversion ratio per share of Dothan Federal Savings Bank common stock (see note (a)).
     BancGroup presently contemplates that dividends will be declared in the future. However, the payment of cash dividends is subject to BancGroup's actual results of operations as well as certain other internal and external factors. Accordingly, there is no assurance that cash dividends will either be declared and paid in the future, or, if declared and paid, that such dividends will approximate the pro forma amounts indicated.

 (d) Dothan Federal declared a $.15 per share dividend in the fiscal year ended
     June 30, 1995.


                                  INTRODUCTION

GENERAL

     This Prospectus is being furnished to the stockholders of the Bank in connection with the solicitation of proxies by the Board of Directors of the
Bank for use at a Special Meeting of stockholders to be held on             ,
1996, at 5:30 p.m., local time, and at any adjournments thereof (the "Special Meeting"), as stated in the accompanying Notice of Special Meeting of Stockholders and described herein. The purpose of the Special Meeting is to consider and vote upon the proposed Merger of the Bank with and into Colonial Bank, BancGroup's Alabama bank subsidiary. Colonial Bank will be the surviving corporation in the Merger.

     This Prospectus is also furnished by BancGroup in connection with the offer of shares of BancGroup Common Stock to be issued in the Merger. No vote of BancGroup stockholders is required to approve the Merger.

     The Board of Directors of the Bank believes that the Merger is in the best interests of the Bank and its stockholders and unanimously recommends that stockholders vote "FOR" the Merger (item 1 on the proxy card). Each member of the Board of Directors of the Bank has separately agreed with BancGroup to vote his or her shares in favor of the Merger.

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED FOR THE MERGER

     Shares of Common Stock, par value $.01 per share, are the only securities
of the Bank issued and outstanding. The close of business on             , 1996,
has been fixed by the Board of Directors of the Bank as the record date for determination of stockholders entitled to vote at the Special Meeting. There were 196 record holders of Bank Common Stock as of such date. On that date, there were outstanding 399,688 shares of Common Stock of the Bank. Approval of the Merger requires the affirmative vote of at least two-thirds of the outstanding shares of Common Stock of the Bank. Each share is entitled to one vote.

     Under federal regulations, stockholders of the Bank have dissenters' rights of appraisal with respect to the Merger. See "APPROVAL OF THE MERGER -- Rights of Dissenting Stockholders."

     If the Merger is approved at the Special Meeting, the Bank is expected to merge with and into Colonial Bank promptly after the other conditions to the Agreement are satisfied. See "APPROVAL OF THE MERGER -- Conditions of Consummation of the Merger." If the Merger is not approved at the Special Meeting and it becomes reasonably and objectively certain that stockholder approval cannot be obtained or the other conditions to the Agreement are not satisfied, the Merger will be terminated.

     THE BOARD OF DIRECTORS OF THE BANK URGES THE STOCKHOLDERS OF THE BANK TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE AND UNANIMOUSLY RECOMMENDS THAT THE SHARES REPRESENTED BY THE PROXY BE VOTED IN FAVOR OF THE MERGER.

SOLICITATION, VOTING AND REVOCATION OF PROXIES

     In addition to soliciting proxies by mail, directors, officers, and other employees of the Bank, without receiving special compensation therefor, may solicit proxies from the Bank's stockholders by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries, if any, to forward solicitation materials to any beneficial owners of shares of Common Stock of the Bank held of record by such persons.

     The cost of mailing this Prospectus and other materials furnished to stockholders of the Bank and all other expenses of solicitation, including the expenses of brokers, custodians, nominees, and other fiduciaries who, at the request of the Bank, mail material to or otherwise communicate with beneficial owners of the shares held by them, will be paid by the Bank. Expenses incident to the registration of the securities to be issued in connection with the Merger will be paid by BancGroup.

     Each proxy which is solicited on behalf of the Bank, as stated on such proxy, permits each record holder of Common Stock of the Bank to vote on the Merger. Where a stockholder specifies his or her choice on the proxy with respect to the Merger, the shares represented by the proxy will be voted in accordance with such specification. IF NO SUCH SPECIFICATION IS MADE, THE SHARES WILL BE VOTED IN FAVOR OF THE MERGER. Properly executed proxies will be voted in accordance with the determination of a majority of the Board of Directors of the Bank as to any other matter which may properly come before the Special Meeting. The enclosed proxy card should be returned in the accompanying envelope.

     Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Special Meeting. Stockholders who execute proxies retain the right to revoke them at any time. However, abstentions and broker non-votes will have the same effect as a "no" vote respecting stockholder approval of the Merger.

     A proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Bank a written notice of revocation, (ii) delivering to the Bank a duly executed proxy bearing a later date; or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute revocation of the proxy.

     The Board of Directors of the Bank is not aware of any business to be acted upon at the Special Meeting other than consideration of the Merger described herein.

VOTING EFFECT OF MERGER

     Assuming that (i) no dissenters' rights of appraisal are exercised in connection with the Merger and (ii) a Market Value of BancGroup's Common Stock of $32 per share, upon consummation of the Merger (a) 81,250 shares of BancGroup Common Stock will be issued and $2,600,000 in cash will in the aggregate be paid in connection with the Merger and (b) former holders of Bank Common Stock will hold 81,250 shares, or .60%, of the BancGroup Common Stock then outstanding.

                             APPROVAL OF THE MERGER

     THE FOLLOWING SETS FORTH A SUMMARY OF THE MATERIAL PROVISIONS OF THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX A, AND CERTAIN REGULATIONS OF THE OTS RELATING TO THE RIGHTS OF DISSENTING STOCKHOLDERS, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX B. ALL BANK STOCKHOLDERS ARE URGED TO READ ALL APPENDICES IN THEIR ENTIRETY.

GENERAL

     Pursuant to the Agreement, subject to stockholder approval, receipt of necessary regulatory approval and certain other conditions set forth in the Agreement, the Bank will merge with and into Colonial Bank, a wholly-owned Alabama bank subsidiary of BancGroup. Upon completion of the Merger, the corporate existence of the Bank will cease, and Colonial Bank will succeed to the business formerly conducted by the Bank.

     In the event there is an insufficient number of shares of Bank Common Stock present in person or by proxy at the Special Meeting to approve the Merger, the Board of Directors of the Bank intends to adjourn the Special Meeting. Any such adjournment will require the affirmative vote of a majority of shares present at the Special Meeting. While such an adjournment would not invalidate any proxies previously filed, including those filed by stockholders voting against the Merger, it would give the Bank the opportunity to solicit additional proxies in favor of the Merger.

REASONS FOR AND BACKGROUND OF THE MERGER

     In March, 1995, BancGroup contacted representatives of the Bank about a possible acquisition of the Bank. At that time, the Bank did not enter into negotiations regarding such an acquisition. In August, 1995, the Bank retained the services of T. Stephen Johnson & Associates, a financial brokerage firm, to seek possible buyers of the Bank. In September 1995, such broker contacted BancGroup to determine whether BancGroup would have an interest in the Bank. Approximately 24 potential purchasers of the Bank were contacted, and ten expressed interest to the Bank in an acquisition. BancGroup was the only institution making an offer of acquisition. The Bank's Board of Directors decided that the BancGroup proposal represented the best transaction for the Bank's stockholders. Following negotiations, the Bank and BancGroup entered into a letter of intent on November 17, 1995, stating the intent of the parties to merge the Bank with Colonial Bank. Following further discussions and a review of the Bank's finances and operations by BancGroup, the Agreement was executed in late January, 1996.

     In negotiating the letter of intent and the Agreement, Bank management wanted an opportunity for the stockholders of the Bank to be paid cash for their Bank Common Stock. Although the Common Stock of BancGroup represents a liquid security that may be readily sold on the NYSE, Bank management believed that the opportunity for Bank stockholders to receive cash in the Merger was important. At the same time, Bank stockholders have an opportunity in the Merger to receive BancGroup Common Stock that, unlike the Bank Common Stock for which there is no active trading market, may be traded on the NYSE.

     The Bank also considered the market value of the BancGroup Common Stock and the dividend history of BancGroup.

     In approving the Agreement, the Board of Directors of the Bank also considered the general trend in the banking industry toward consolidations and mergers between community and regional banks. The Board believes that new interstate banking legislation may result in increased consolidation in the banking industry and may make it more difficult for smaller community banks, such as the Bank, to compete in a given market area with larger, better capitalized banks. With such increased competition, the upgrading of customer services and products that would probably be necessary for the Bank would necessitate additional personnel and overhead costs, both of which could significantly reduce the Bank's profitability.

     Finally, the Board considered the management philosophy of BancGroup -- i.e., an emphasis upon local input and judgment in the operations of its branch banks -- to be important in serving the Bank's customers.

     In reaching its decision to approve the Merger, the Board of Directors did not place a relative weight on any of the foregoing factors, but concluded that in light of all of the foregoing, the merger is in the best interests of the Bank's stockholders.

     The Merger will also enable BancGroup to expand its banking operations in southeast Alabama in locations where BancGroup has not previously had branch banking offices.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Charles Williams, president and chief executive officer of the Bank, and Charles E. Myers, vice president and controller, each entered into agreements with the Bank, dated October 22, 1995, and expiring October 1, 1996, which provide that in the event of a change in control of the Bank, each person will be entitled for a period of 180 days from the date of closing the change in control transaction to terminate such agreements and receive a lump sum cash payment, in the case of Mr. Williams, of $32,000, and in the case of Mr. Myers of $22,000. Mr. Williams is also entitled to receive his Bank-furnished automobile. Among other things, a "change in control" is defined as a merger of the Bank in which any person acquires control of 50% or more of the Bank's Common Stock. The agreements were entered into by the Bank to provide incentives to Mr. Williams and Mr. Myers to remain as officers and employees of the Bank during the time that the Bank was actively considering a sale. The Merger constitutes a change in control of the Bank.

CONVERSION OF BANK SHARES

     Merger Consideration. On the effective date of the Merger (the "Effective Date"), and except as stated below, each share of the Bank's Common Stock outstanding and held of record by Bank stockholders shall be converted by operation of law into the right to receive shares of BancGroup Common Stock and cash upon surrender of the certificates representing shares of Bank Common Stock. Each outstanding share of Bank Common Stock shall be converted into the number of shares, or such fractions of a share, of BancGroup Common Stock which shall be equal to $2,600,000 divided by the total number of shares of Bank Common Stock outstanding, divided in turn by the Market Value. The "Market Value" shall represent the per share market value of the BancGroup Common Stock at the Effective Date and shall be determined by calculating the average of the closing prices of the Common Stock of BancGroup as reported by the NYSE on each of the 10 consecutive trading days ending on the trading day immediately preceding the Effective Date. In addition, BancGroup will pay an aggregate of $2,600,000 in cash for the outstanding shares of Bank Common Stock, with the amount of cash to be paid for each share of Bank Common Stock equal to $2,600,000 divided by the number of shares of Bank Common Stock outstanding. (The BancGroup Common Stock to be issued and the cash to be paid in exchange for Bank Common Stock as stated above is sometimes referred to as the "Merger Consideration.") The closing price of the BancGroup Common Stock on the NYSE on February 9, 1996, was $32 1/8 per share. As of the date of this Prospectus, there were 399,688 shares of Bank Common Stock outstanding.

     No fractions of shares of BancGroup Common Stock will be issued in the Merger. Pursuant to the Agreement, each holder of shares of Bank Common Stock who would otherwise be entitled to receive a fraction of a share of BancGroup Common Stock shall receive, in lieu of such fractional share, cash (without interest) in an amount equal to such fraction of a share multiplied by the Market Value.

     As an example, a stockholder of the Bank who owns 500 shares of Bank Common Stock would be entitled to receive for such shares BancGroup Common Stock and cash. Assuming such stockholder receives BancGroup Common Stock and cash in the proportion of 50-50 for each, assuming no exercise of appraisal rights, and assuming a Market Value of BancGroup Common Stock at the Merger of $32, then such stockholder would receive Merger Consideration as follows:

                                                  AMOUNT OF
                         NUMBER OF SHARES OF       CASH TO       TOTAL VALUE
  NUMBER OF SHARES         BANCGROUP COMMON          BE           OF MERGER
OF BANK COMMON STOCK     STOCK TO BE RECEIVED     RECEIVED      CONSIDERATION
--------------------     --------------------     ---------     -------------
         500                    101.64(1)         $ 3252.55(2)     $  6505(3)

---------------

(1) Each share of Bank Common Stock receives an amount of BancGroup Common Stock determined by the following formula: $2,600,000 / 399,688 / 32 = .203284. Thus, 500 shares multiplied by .203284 yields 101.64 BancGroup shares. The fraction of .64 of a share would be paid in cash.
(2) Determined by the following formula: $2,600,000 / 399,688 = $6.51 cash for each share of Bank Common Stock.
(3) The total Merger Consideration represents the $3252.55 of cash to be received plus the value of the 101.64 shares of BancGroup Common Stock to be received at a Market Value of $32 per share.

     If any stockholder of the Bank exercises dissenters' rights of appraisal and receives cash for Bank Common Stock held, the $2,600,000 figure stated above which is to be used for calculating the cash to be distributed shall be reduced by an amount that equals the number of shares of Bank Common Stock properly exercising dissenting rights of appraisal multiplied by $13.01. See "Rights of Dissenting Stockholders."

     Election Forms. A holder of Bank Common Stock may, prior to the Special Meeting, file a written election form (an "Election Form") with the Bank specifying whether such holder prefers to have the Merger Consideration paid to such holder in shares of BancGroup Common Stock only, cash only, or a proportion of cash and BancGroup Common Stock that is other than 50% for each, provided that, notwithstanding any elections made pursuant to such Election Forms, the aggregate number of shares of BancGroup Common

Stock to be distributed in the Merger shall equal 50% of the total Merger Consideration and the aggregate amount of cash to be paid in the Merger shall equal 50% of the total Merger Consideration. An Election Form shall apply to all shares of record of Bank Common Stock held by the holder of record submitting the Election Form. An Election Form is enclosed with this Prospectus.

     If the aggregate amount of cash to be paid in the Merger is less than 50% of the Merger Consideration based upon the Election Forms which have been properly filed, then a sufficient amount of additional cash shall be distributed pro rata to all stockholders of the Bank who have not elected to receive 100% of the Merger Consideration in cash, regardless of whether such stockholders have filed an Election Form, so that the aggregate amount of Merger Consideration to be paid in cash in the Merger will equal 50%, and the number of shares of BancGroup Common Stock otherwise required to be distributed shall be reduced pro rata as to all stockholders who have not elected to receive 100% of the Merger Consideration in cash.

     If the aggregate amount of cash to be paid in the Merger is greater than 50% of the Merger Consideration based upon the Election Forms which have been properly filed, then the aggregate amount of cash will be reduced and a sufficient amount of cash shall be distributed pro rata to all stockholders of the Bank who have not elected to receive 100% of the Merger Consideration in BancGroup Common Stock, regardless of whether such stockholders have filed an Election Form, so that the aggregate amount of Merger Consideration to be paid in cash in the Merger will equal 50%, and the number of shares of BancGroup Common Stock otherwise required to be distributed shall be increased pro rata as to all stockholders who have not elected to receive 100% of the Merger Consideration in BancGroup Common Stock. Cash to be paid to holders exercising dissenter's rights of appraisal shall be included as part of the Merger Consideration for determining the amount of cash to be paid in the Merger. Interest will not be paid on any cash to be paid as part of the Merger Consideration.

     Deadline for Election Forms. The Election Form may be submitted to the Bank along with the proxy in the envelope which has been provided with this Prospectus. ELECTION FORMS MUST BE RECEIVED BY THE BANK NO LATER THAN 5:30 P.M.
ON             , 1996, THE START OF THE SPECIAL MEETING.

     Surrender of Certificates and Dividends. Upon the Effective Date and subject to the conditions described at "Conditions of Consummation of the Merger," the Bank's stockholders will automatically, and without further action by such stockholders or by BancGroup, have the right to receive shares of BancGroup Common Stock and cash upon surrender of the certificates representing their shares of Bank Common Stock as described herein. Outstanding certificates representing shares of Bank Common Stock shall represent the right to receive shares of Common Stock of BancGroup and cash. Thereafter, upon surrender of the certificates formerly representing shares of Bank Common Stock, the holder will receive certificates for the Common Stock of BancGroup and the cash payment to which such person is entitled. Dividends on the shares of BancGroup Common Stock will accumulate without interest and will not be distributed to any former stockholder of the Bank unless and until such stockholder surrenders for cancellation his certificates for Bank Common Stock. No interest will be paid on the cash to be distributed in the Merger. Trust Company Bank, Atlanta, Georgia, transfer agent for BancGroup Common Stock, will act as the Exchange Agent with respect to the shares of Bank Common Stock surrendered and cash paid in connection with the Merger.

     A detailed explanation of these arrangements will be mailed to Bank stockholders promptly following the Effective Date. STOCK CERTIFICATES FOR BANK COMMON STOCK SHOULD NOT BE SENT TO THE EXCHANGE AGENT UNTIL SUCH NOTICE IS RECEIVED.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of certain anticipated material federal income tax consequences of the Merger to the Bank and the Bank stockholders who are citizens of the United States. It does not discuss all the tax consequences that may be relevant to the Bank stockholders entitled to special treatment under the Internal Revenue Code of 1986, as amended (the "Code") (such as insurance companies, dealers in securities, tax-exempt organizations or foreign persons) or to Bank stockholders who acquired their Bank Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary set forth below does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Agreement or the Merger itself. EACH BANK STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR AS TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

     No ruling has been or will be requested from the Internal Revenue Service ("IRS") as to any of the federal income tax effects to the Bank stockholders of the Merger or the federal income tax effects to the Bank. Instead, the Bank is relying upon an opinion of BancGroup's special counsel, Miller, Hamilton, Snider & Odom, L.L.C., as to the federal income tax consequences of the Merger to the Bank stockholders and to the Bank.

     Based upon the opinion of Miller, Hamilton, Snider & Odom, L.L.C., which relies upon various representations and is subject to various assumptions and qualifications, including that the Merger is consummated in the manner and according to the terms provided in the Agreement, the following federal income tax consequences to the Bank stockholders and to the Bank will result from the Merger. The tax opinion is based upon certain assumptions, including the assumption that the Bank has no knowledge of any plan or intention on the part of the Bank stockholders to sell or dispose of BancGroup Common Stock that would reduce their holdings to the number of shares having in the aggregate a fair market value of less than 50% of the total fair market value of the Bank Common Stock outstanding immediately upon the Merger. The following presents a summary of that opinion:

          1. The Merger will qualify as a reorganization within the meaning of
     Section 368(a)(1) pursuant to Section 368(a)(2)(D) of the Code.

          2. A Bank stockholder who exchanges shares of Bank Common Stock solely for BancGroup Common Stock pursuant to the election provided in the Agreement, will not recognize any gain or loss.

          3. No gain or loss will be recognized by the Bank as a result of the Merger.

          4. A Bank stockholder who exchanges shares of Bank Common Stock for a combination of BancGroup Common Stock and cash, as described in the Agreement, shall recognize gain. The amount of the gain realized by a stockholder will be the excess of (a) the sum of (i) the amount of cash received, and (ii) the fair market value of shares of BancGroup Common Stock received, over (b) the tax basis of the shares of Bank Common Stock exchanged therefor. Of such gain realized, a stockholder will recognize gain, but limited to the amount of cash received. No loss shall be recognized. Any gain recognized by such stockholders of the Bank will be characterized as capital gain if the Bank Common Stock is a capital asset in the hands of such stockholders and their receipt of the cash does not have "the effect of the distribution of a dividend" within the meaning of
     Section 356(a)(2) of the Code, as interpreted by the United States Supreme Court in Commission v. Clark, 489 U. S. 726 (1989). Otherwise, the receipt of the cash will be treated as a dividend. Pursuant to Clark, such Bank stockholders will be treated as if the stockholder received only BancGroup Common Stock and then BancGroup redeemed a portion of such Common Stock for the amount of cash that actually was issued (a post-reorganization hypothetical redemption). If that hypothetical redemption satisfies any of the tests of Section 302(b) of the Code, it will be treated as an exchange. Bank stockholders should be able to satisfy one or more of the tests for exchange treatment under of Section 302(b) of the Code. Consequently, any gain recognized by a Bank stockholder should be treated as capital gain or loss. However, the application of Section 302(b) is dependent on each stockholder's particular facts and circumstances and is affected by the attribution rules of Section 318 of the Code. Consequently, Bank stockholders should seek independent tax advice as to the tax effect of the Merger including the receipt of the cash, to them.

          5. A Bank stockholder who exchanges Bank Common Stock solely for cash pursuant to an election provided in the Agreement shall recognize gain or loss. The amount of the gain realized by such stockholder will be the excess of the amount of cash received over the tax basis of the shares of Bank Common Stock exchanged therefor. Any gain recognized by such stockholders of the Bank will be characterized as capital gain if the Bank Common Stock is a capital asset in the hands of such stockholders and receipt of the cash does not have the "effect of the distribution of a dividend" within the meaning of Section 356(a)(2) of the Code. It is unclear whether the post-reorganization hypothetical redemption of the Clark case discussed above will be applicable to such stockholders. Nonetheless, such stockholders should be entitled to capital gain treatment if the redemption satisfies any of the tests of Section 302(b) of the Code. Such Bank stockholders should be able to satisfy one or more of the tests for exchange treatment under Section 302(b) of the Code. However, the application of Section 302(b) is dependent upon each stockholder's particular facts and circumstances and is affected by the attribution rules of Section 318 of the Code. Consequently, such Bank stockholders should seek independent tax advice as to the tax effects of the Merger, including the receipt of the cash, to them.

          6. The payment of cash to a Bank stockholder in lieu of a fractional share of BancGroup Common Stock as part of the Merger will be treated as if the fractional share was delivered to the stockholder and then redeemed by BancGroup, with the tax effect of such deemed redemption being determined under Section 302(b) of the Code.

          7. A Bank stockholder who dissents and receives only cash pursuant to dissenter's rights of appraisal will recognize gain or loss. Such gain or loss will, in general, be treated as capital gain or loss, measured by the difference between the amount of cash received and the tax basis of the shares of Bank Common Stock converted, if the shares of Bank Common Stock were held as capital assets. However, a Bank stockholder who receives only cash may need to consider the effects of Sections 302 and 318 of the Code in determining the federal income tax consequences of the transaction.

          8. The basis of the BancGroup Common Stock (including any fractional share) received by a Bank stockholder in the Merger will be the same as the basis of the Bank Common Stock surrendered in exchange therefor, decreased by the amount of cash received, and increased by the amount treated as a dividend and the amount of gain recognized on the exchange.

          9. The holding period of the BancGroup Common Stock received by a Bank stockholder in the Merger will include the holding period of the Bank Common Stock surrendered in exchange therefor, provided such shares of Bank Common Stock were capital assets or property described under Section 1231 of the Code in the hands of the Bank stockholder on the day of the Merger, and otherwise will begin on the date following the date of the Merger.

     If the assumption stated above, that there is no plan or intention by the Bank stockholders to sell or dispose of BancGroup Common Stock that would reduce their holdings to the number of shares with an aggregate fair market value of at least 50 percent of the total fair market value of Bank Common Stock outstanding immediately before the Merger, were to be incorrect, then counsel would not be able to opine that the Merger is a reorganization under Section 368 of the Code. Accordingly, the Merger must satisfy the "continuity of interest" requirement contained in Treasury Regulations and in judicial authority. The IRS has stated that, for ruling purposes, for mergers to qualify as reorganizations, the stockholders of the acquired corporation must receive and retain stock of the acquiror equal to 50 percent of the aggregate fair market value of the acquired corporation immediately before the Merger. Thus, of the total consideration received by the stockholders of the Bank, at least 50% must consist of BancGroup Common Stock. Moreover, Bank stockholders must retain at least that amount of BancGroup stock after the Merger.

     The "continuity of interest" test may be affected by actions of the Bank's stockholders subsequent to the Merger. If shares of BancGroup Common Stock received in the Merger are sold after the Merger, for example, within a twelve month period, the IRS may challenge the status of the Merger as a reorganization under Section 368 of the Code. For example, if ten percent of such shares were sold within such twelve month period pursuant to a pre-arranged plan or commitment by any one or more Bank stockholders, the IRS might assert that there was insufficient continuity by the Bank stockholders. If the IRS were successful in that assertion, the Merger would be taxable to both the Bank and its stockholders. As a result, Bank stockholders would be subject to gain or loss on the entire transaction, including the receipt of BancGroup stock.

     As noted above, for advance ruling purposes the IRS requires fifty percent continuity. However, that is not a rule of substantive law. Rather, it is the minimum required by the IRS for issuance of Private Rulings to taxpayers that request such rulings prior to consummating a transaction. Courts, however, have upheld the status of mergers as reorganizations where continuity was less than fifty percent.

     The opinion of Miller, Hamilton, Snider & Odom, L.L.C., is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. Unlike a ruling from the IRS, an opinion of counsel is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the IRS.

OTHER POSSIBLE CONSEQUENCES

     If the Merger becomes effective, the stockholders of the Bank, a federal savings bank, will exchange their shares of Common Stock for securities in a Delaware business corporation.

     The state tax consequences, where applicable, of owning stock of a Delaware business corporation may be different from those of owning shares of a federal savings bank.

     For a discussion of the differences, if any, in the rights, preferences, and privileges attaching to Bank Common Stock as compared with BancGroup Common Stock, see "COMPARATIVE RIGHTS OF STOCKHOLDERS."

CONDITIONS OF CONSUMMATION OF THE MERGER

     Consummation of the Merger is subject to a number of conditions. First, the Agreement must be approved by the affirmative vote of at least two-thirds of the outstanding shares of Common Stock of the Bank.

     The Merger must also be approved by the Alabama State Banking Department (the "Alabama Department"), the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"). Applications for approval are expected to be filed with these agencies within the next two weeks, and the regulatory approval process is expected to take approximately five months. Any of these agencies might refuse or revoke approval or condition approval on one or more of the parties agreeing to take some action such as making some change in operations. The Bank Merger Act imposes a waiting period which prohibits consummation of the Merger, in ordinary circumstances, for a period ranging from 15-30 days following the FDIC's approval of the Merger. During such period, the United States Department of Justice, should it object to the Merger for antitrust reasons, may challenge the consummation of the Merger.

     The obligations of the Bank and BancGroup to consummate the Merger are conditioned upon, among other things, (i) the absence of pending or threatened litigation with a view to restraining or prohibiting consummation of the Merger or in which it is sought to obtain divestiture, rescission or damages in connection with the Merger, (ii) the absence of any investigation by any governmental agency which might result in any such proceeding, (iii) consummation of the Merger no later than December 31, 1996, and (iv) receipt of a favorable opinion of counsel to BancGroup regarding certain federal income tax consequences of the Merger.

     The mutual obligations of the Bank and BancGroup to consummate the Merger are further conditioned upon, among other things, (i) the accuracy in all material respects of the representations and warranties of the Bank and BancGroup contained in the Agreement, and the performance by the Bank and BancGroup of all covenants and agreements of the Bank and BancGroup; (ii) the absence of any material adverse changes in the results of operations and financial condition of the Bank and BancGroup, except as may be disclosed in the Agreement; and (iii) in the case of BancGroup's obligations, receipt by BancGroup of certain undertakings from holders of the Bank Common Stock who may be deemed to be "affiliates" of the Bank pursuant to the rules of the Securities and Exchange Commission (the "Commission").

     It is anticipated that the foregoing conditions, as well as certain other conditions contained in the Agreement, such as the receipt of certificates of officers of each party as to compliance with the Agreement, will be satisfied, but the Agreement states that the Bank and BancGroup may waive all conditions to their obligations to consummate the Merger, except that the conditions of the requisite approvals of regulatory authorities and Bank stockholder approval of the Merger may not be waived. In making any decisions regarding a waiver of one or more conditions to consummation of the Merger or an amendment of the Agreement, the Board of Directors of the Bank would be subject to fiduciary duty standards imposed upon such board by relevant law that would require such Board to act in the best interests of the Bank's stockholders.

AMENDMENT AND TERMINATION

     The Boards of Directors of BancGroup and the Bank may amend or terminate the Agreement before or after approval by the stockholders of the Bank. No amendments will be made to the Agreement which would alter the Merger Consideration or which, in the opinion of the Board of Directors of the Bank would adversely affect the rights of the stockholders of the Bank. Any amendments to the Agreement which in the opinion of the Board of Directors of the Bank would have a material adverse effect upon the stockholders of the Bank would be submitted to the Bank's stockholders for approval. Such amendments could require the filing of an amendment of the Registration Statement, of which this Prospectus forms a part, with the Commission.

CONDUCT OF BUSINESS PENDING THE MERGER

     The Agreement contains certain restrictions on the conduct of the business of the Bank pending consummation of the Merger. In particular, prior to the Effective Date, the Agreement prohibits the Bank from taking any of the following actions, subject to certain limited exceptions previously agreed to by the parties, without the prior written approval of BancGroup:

          (i) Issuing, delivering or agreeing to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury);

          (ii) Borrowing or agreeing to borrow any funds or incurring or becoming subject to, any liability (absolute or contingent) except borrowings, obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

          (iii) Paying any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet and current liabilities incurred since that date in the ordinary course of business and consistent with past practice;

          (iv) Declaring or making or agreeing to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders, or purchasing or redeeming or agreeing to purchase or redeem, any of its outstanding securities;

          (v) Except in the ordinary course of business, selling or transferring or agreeing to sell or transfer, any of its assets, property or rights or canceling, or agreeing to cancel, any debts or claims;

          (vi) Except in the ordinary course of business, entering or agreeing to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, property or rights or requiring the consent of any party to the transfer and assignment of any of its assets, property or rights;

          (vii) Suffering any losses or waiving any rights of value which in the aggregate are material;

          (viii) Except in the ordinary course of business, making or permitting any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material considering its business as a whole;

          (ix) Except for customary bonuses, making any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

          (x) Except in accordance with normal and usual practice, increasing the rate of compensation payable to or to become payable to any of its officers or employees or making any material increase in any profit-sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees;

          (xi) Receiving notice or having knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate its relationship, which termination would have a material adverse effect on its financial condition, results of operations, business, assets or properties;

          (xii) Failing to operate its business in the ordinary course so as to preserve its business intact and to preserve the goodwill of its customers and others with whom it has business relations; and

          (xiii) Entering into any other material transaction other than in the ordinary course of business.

     Until the termination of the Agreement, neither the Bank nor any of its directors or officers (or any person representing any of the foregoing) shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or of a substantial portion of the assets of, or of a substantial equity interest in, the Bank or any business combination involving the Bank other than as contemplated by the Agreement. The Bank will notify BancGroup immediately if any such inquiries or proposals are received by the Bank, if any such information is requested from the Bank, or if any such negotiations or discussions are sought to be initiated with the Bank. The Bank shall instruct its officers, directors, agents or affiliates or their subsidiaries to refrain from doing any of the above; provided, however, that nothing contained in the Agreement shall be deemed to prohibit any officer or director of such party from fulfilling his fiduciary duty or from taking any action that is required by law, and provided further that nothing in the foregoing clause shall be deemed a waiver by BancGroup that any action taken by the Bank pursuant to such proviso constitutes a breach of the Agreement.

RIGHTS OF DISSENTING STOCKHOLDERS

     Stockholders of record of the Bank have certain appraisal rights under Federal law relating to the Merger. OTS regulation 12 C.F.R. sec. 552.14 provides for rights of appraisal for the value of the shares of such stockholder who (1) has given notice in writing to the Bank prior to voting upon the Merger that he or she intends to exercise appraisal rights and demand appraisal for his or her Bank Common Stock and (2) does not vote in favor of the Merger. Failure of a stockholder to give such written notice or to follow properly any provision of this regulation will result in a waiver of his or her rights of appraisal. Such notice must identify the stockholder and state that the stockholder intends to demand appraisal of and payment for his or her shares. Such written notice must be in addition to and separate from any proxy or vote against the Merger by the stockholder.

     Within 10 days of the consummation of the Merger, Colonial Bank will give written notice of the Effective Date to the stockholders who dissented from the Merger and will make a written offer to such stockholders to pay for their shares at a specified price deemed by Colonial Bank to be the fair value thereof and outlining other applicable procedures.

     If within 60 days after the Effective Date the fair value of such shares is agreed upon between Colonial Bank and a dissenting Bank stockholder, payment therefor shall be made within 90 days after the Effective Date upon the surrender of the certificate representing such stockholder's shares of Bank Common Stock.

     If within such period of 60 days a dissenting stockholder and Colonial Bank do not agree, then such stockholder may file a petition with the OTS, 1700 G. Street, N.W., Washington, D.C. 20552, attention: Director, with a copy filed by certified or registered mail, with Colonial Bank, demanding a determination of the fair market value of the shares. A stockholder who fails to file such petition within 60 days of the Effective Date will be deemed to have accepted the terms offered under the Merger. (At any time within such 60 days, any stockholder will have the right to withdraw his demand for appraisal and accept the terms of the Merger.) Within such 60 day period, such stockholder must also submit to Trust Company Bank, BancGroup's transfer agent, his or her certificates representing Bank Common Stock with a notation thereon that appraisal rights have been requested. ANY STOCKHOLDER WHO FAILS TO SUBMIT HIS OR HER STOCK CERTIFICATES FOR SUCH NOTATION WILL NO LONGER BE ENTITLED TO APPRAISAL RIGHTS AND WILL BE DEEMED TO HAVE ACCEPTED THE TERMS OF THE MERGER. The OTS shall determine the fair market value of such shares as of the date of the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger. Colonial Bank shall pay to such stockholders the fair market value as determined by the OTS.

     The costs and expenses of any proceeding under this regulation may be apportioned and assessed by the OTS as it deems equitable against all or some of the parties. In making this determination the OTS shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

     Cash, if any, received by a Bank stockholder who dissents to the Merger will be taxable as having been received as a distribution in redemption of the stockholder's shares of Bank Common Stock, subject to the provisions and limitations of the Code. See "Certain Federal Income Tax Consequences."

     STOCKHOLDERS OF THE BANK WHO EXERCISE APPRAISAL RIGHTS MAY RECEIVE MORE OR LESS CONSIDERATION THAN THOSE WHO DO NOT, IF THEIR SHARES ARE APPRAISED FOR MORE OR LESS THAN THE AGGREGATE CONSIDERATION THEY WOULD HAVE RECEIVED PURSUANT TO THE MERGER. THE FAILURE OF A HOLDER OF BANK COMMON STOCK TO VOTE AGAINST THE MERGER WILL NOT ITSELF CONSTITUTE A WAIVER OF THE RIGHT TO RECEIVE PAYMENT FOR HIS SHARES, NOR WILL A VOTE AGAINST THE MERGER SATISFY THE NOTICE REQUIREMENTS REFERRED TO ABOVE. A STOCKHOLDER WHO HAS DEMANDED APPRAISAL RIGHTS SHALL THEREAFTER NEITHER BE ENTITLED TO VOTE SUCH STOCK NOR BE ENTITLED TO THE PAYMENT OF DIVIDENDS.

     If a stockholder does not hold shares directly or of record but instead holds shares of Bank Common Stock through a bank, broker or other nominee, such stockholder must act promptly to cause the bank, broker or other nominee, as the record holder, to follow the steps outlined above properly and in a timely manner to perfect such stockholder's dissenters' rights. Stockholders who hold shares of Bank Common Stock through banks, brokers or other nominees are urged to consult with such banks, brokers or nominees regarding these procedures.

     Stockholders who wish to exercise dissenters' rights should consult a legal advisor before attempting to exercise such rights.

     References herein to applicable regulations are summaries of portions thereof, do not purport to be complete, and are qualified in their entirety by reference to applicable law. OTS regulation 12 C.F.R. sec. 552.14, is attached hereto as Appendix B.

RESALE OF BANCGROUP COMMON STOCK

     The issuance of the shares of BancGroup Common Stock pursuant to the Merger has been registered under the Securities Act of 1933 (the "Securities Act") and the shares so issued may be traded without restriction, except that such registration does not cover resales by persons ("Affiliates") receiving such Common Stock who may be deemed to control or be controlled by, or be under common control with the Bank at the time of the Special Meeting. Rule 145 promulgated by the Commission under the Securities Act restricts the resale of Common Stock received in the Merger by Affiliates.

     The Bank will provide BancGroup with such information as may be reasonably necessary to determine the identity of those persons (primarily officers, directors and principal stockholders) who may be deemed to be Affiliates. The Bank will also obtain from each such person a written undertaking to the effect that no sale or transfer will be made of any shares of Common Stock by such person except pursuant to Rule 145 of the Commission or pursuant to an effective registration or an exemption from registration under the Securities Act. Receipt of such an undertaking is a condition to BancGroup's obligation to close the Merger. If such certificates are not received and BancGroup waives receipt of such condition, the certificates for the shares of BancGroup Common Stock to be issued to such person will contain an appropriate restrictive legend and appropriate stop transfer orders will be given to BancGroup's stock transfer agent.

ACCOUNTING TREATMENT

     The acquisition of the Bank will be treated as a "purchase" transaction by BancGroup. Accordingly, the purchase price will be assigned to the fair value of the net tangible assets acquired and any purchase price in excess thereof will be assigned to intangibles. The valuation of intangibles, if any, will be made as of the

Effective Date of the Merger. Intangibles, in the approximate amount of $1,574,000, will be amortized by charges or credits to future earnings over a period of approximately twenty years.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

BANCGROUP

     BancGroup Common Stock is listed for trading on the NYSE. The Common Stock was first listed on the NYSE on February 24, 1995. Prior to February 21, 1995, BancGroup had two classes of common stock outstanding, Class A and Class B. The Class B was not publicly traded. The Class A Common Stock was traded in the over-the-counter market and quoted on the Nasdaq National Market. The Class A Common Stock had more limited voting rights than the Class B Common Stock. The Class A and Class B Common Stock were reclassified into one class of Common Stock on February 21, 1995, and the Class A Common Stock ceased to be quoted on the Nasdaq National Market on February 24, 1995.

     The following table shows the dividends paid per share and indicates the high and low closing prices for the Class A Common Stock as reported by on the Nasdaq National Market up to February 24, 1995, and the same information reported by the NYSE for the BancGroup Common Stock commencing February 24, 1995.

                                                                   PRICE AND DIVIDENDS PAID
                                                                 ----------------------------
                                                                                   DIVIDENDS
                                                                 HIGH     LOW     (PER SHARE)
                                                                 ----     ---     -----------
    1994
    1st Quarter................................................  $20 1/4  $18       $  0.20
    2nd Quarter................................................   25       191/4       0.20
    3rd Quarter................................................   24 3/4   22          0.20
    4th Quarter................................................   23 3/4   191/2       0.20
    1995
    1st Quarter................................................   23 5/8   191/2      0.225
    2nd Quarter................................................   27 1/2   231/8      0.225
    3rd Quarter................................................   29 7/8   271/2      0.225
    4th Quarter................................................   32 7/8   281/2      0.225
    1996
    1st Quarter
      (through February 9, 1996)...............................   32 1/2   30          0.27

     On November 20, 1995, the business day immediately prior to the public announcement of the Merger, the closing price as reported on the NYSE of the BancGroup Common Stock was $29 per share.

     At December 31, 1995, BancGroup's banking subsidiaries accounted for approximately 98% of BancGroup's consolidated assets. BancGroup derives substantially all of its income from dividends received from its subsidiary banks. Various statutory provisions limit the amount of dividends the subsidiary banks may pay without regulatory approval. In addition, federal statutes restrict the ability of subsidiary banks to make loans to BancGroup, and regulatory policies may also restrict such dividends.

THE BANK

     There is no organized public market for the Bank's Common Stock. To the knowledge of the Bank, 10,518 shares of Bank Common Stock have been transferred since January 1, 1994. The Bank has no knowledge of the sales price, if any, in such transfers.

     The Bank has paid one cash dividend. That dividend was paid in 1994 at the rate of 15c per share. The Agreement contains certain restrictions on the Bank's right to pay dividends prior to consummation of the Merger. See "APPROVAL OF THE MERGER -- Conduct of Business Pending the Merger."

                     BANCGROUP CAPITAL STOCK AND DEBENTURES

     BancGroup's authorized capital stock consists of 44,000,000 shares of its Common Stock, par value $2.50 per share, and 1,000,000 shares of its Preference Stock, par value $2.50 per share. As of January 31, 1996, there were issued and outstanding a total of 13,491,691 shares of Common Stock. No shares of Preference Stock are issued and outstanding. BancGroup issued in 1986 $28,750,000 in principal amount of its 7 1/2% Convertible Subordinated Debentures due 2011 (the "1986 Debentures") of which $9,416,000 are currently outstanding and are convertible at any time into 345,321 shares of Common Stock, subject to adjustment. There are 214,957 shares of Common Stock subject to exercise under BancGroup's stock option plans. In addition to BancGroup Common Stock issued in the Merger, BancGroup will issue additional shares of its Common Stock in two pending acquisitions. See "BUSINESS OF BANCGROUP -- Proposed Affiliate Banks."

     The following statements with respect to Common Stock and Preference Stock are brief summaries of material provisions of Delaware law and the Restated Certificate of Incorporation (the "Certificate"), as amended, and bylaws of BancGroup, do not purport to be complete and are qualified in their entirety by reference to the foregoing.

COMMON STOCK

     Dividends. Subject to the rights of holders of BancGroup's Preference Stock, if any, to receive certain dividends prior to the declaration of dividends on shares of BancGroup Common Stock, when and as dividends, payable in cash, stock or other property, are declared by the BancGroup Board of Directors, the holders of Common Stock are entitled to share ratably in such dividends.

     Voting Rights. Each holder of Common Stock has one vote for each share held on matters presented for consideration by the stockholders.

     Preemptive Rights. The holders of Common Stock have no preemptive rights to acquire any additional shares of BancGroup.

     Issuance of Stock. The BancGroup Certificate authorizes the BancGroup Board to issue authorized shares of Common Stock without stockholder approval. However, BancGroup's Common Stock is listed on the NYSE, which requires stockholder approval of the issuance of additional shares of Common Stock under certain circumstances.

     Liquidation Rights. In the event of liquidation, dissolution or winding-up of BancGroup, whether voluntary or involuntary, the holders of Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its stockholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences of any outstanding Preference Stock.

PREFERENCE STOCK

     BancGroup's Preference Stock may be issued from time to time as a class without series, or if so determined by the BancGroup Board of Directors, either in whole or in part in one or more series. The voting rights, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of BancGroup Preference Stock (or of the entire class of BancGroup Preference Stock if none of such shares has been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof may be fixed by resolution of the BancGroup Board of Directors. BancGroup Preference Stock may have a preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or winding-up of BancGroup and such other preferences as may be fixed by the BancGroup Board.

1986 DEBENTURES

     BancGroup issued in 1986 its 7 1/2% Convertible Subordinated Debentures due 2011 in the total principal amount of $28,750,000 of which $9,416,000 are outstanding at January 31, 1996. The 1986 Debentures were issued under a trust indenture (the "1986 Indenture") between BancGroup and Trust Company Bank, Atlanta, Georgia, as trustee.

     The 1986 Debentures will mature on March 31, 2011, and are convertible at any time into shares of BancGroup Common Stock at the option of a holder thereof, at the conversion price of $28 principal amount of the 1986 Debentures for each share of BancGroup Common Stock. The conversion price is, however, subject to adjustment upon the occurrence of certain events as described in the 1986 Indenture. In the event all of the outstanding 1986 Debentures are converted into shares of BancGroup Common Stock in accordance with the 1986 Indenture, a total of 345,321 shares of such Common Stock will be issued. The 1986 Debentures are redeemable, in whole or in part, at the option of BancGroup at certain premiums until 1996, when the redemption price shall be equal to 100% of the face amount of the 1986 Debentures plus accrued interest. The payment of principal and interest on the 1986 Debentures is subordinate, to the extent provided in the 1986 Indenture, to the prior payment when due of all Senior Indebtedness of BancGroup. "Senior Indebtedness" is defined as any indebtedness of BancGroup for money borrowed, or any indebtedness incurred in connection with an acquisition or with a merger or consolidation, outstanding on the date of execution of the 1986 Indenture as originally executed, or thereafter created, incurred or assumed, and any renewal, extension, modification or refunding thereof, for the payment of which BancGroup (which term does not include BancGroup's consolidated or unconsolidated subsidiaries) is at the time of determination responsible or liable as obligor, guarantor or otherwise. Senior Indebtedness does not include (i) indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of BancGroup, and (ii) indebtedness which by its terms states that such indebtedness is subordinate to or equally subordinate with the 1986 Debentures.

     At September 30, 1995, BancGroup's Senior Indebtedness as defined in the 1986 Indenture aggregated approximately $543.8 million. Such debt includes all short-term debt consisting of federal funds purchased, securities purchased under repurchase agreements and borrowings with the Federal Home Loan Bank but excludes all federally-insured deposits. BancGroup may from time to time incur additional indebtedness constituting Senior Indebtedness. The 1986 Indenture does not limit the amount of Senior Indebtedness which BancGroup may incur, nor does such indenture prohibit BancGroup from creating liens on its property for any purpose.

CHANGES IN CONTROL

     Certain provisions of the BancGroup Certificate and bylaws may have the effect of preventing, discouraging or delaying any change in control of BancGroup. The authority of the BancGroup Board of Directors to issue BancGroup Preference Stock with such rights and privileges, including voting rights, as it may deem appropriate may enable the BancGroup Board to prevent a change in control despite a shift in ownership of the BancGroup Common Stock. See "General" and "Preference Stock." In addition, the BancGroup Board's power to issue additional shares of BancGroup Common Stock may help delay or deter a change in control by increasing the number of shares needed to gain control. See "Common Stock." The following provisions also may deter any change in control of BancGroup.

     Classified Board. BancGroup's Board of Directors is classified into three classes, as nearly equal in number as possible, with the members of each class elected to three-year terms. Thus, one-third of BancGroup's Board of Directors is elected by stockholders each year. With this provision, two annual elections are required in order to change a majority of the Board of Directors. There are currently 18 directors of BancGroup. This provision of BancGroup's Certificate also stipulates that (i) directors can be removed only for cause upon a vote of 80% of the voting power of the outstanding shares entitled to vote in the election of directors, voting as a class, (ii) vacancies in the Board may only be filled by a majority vote of the directors remaining in office, (iii) the maximum number of directors shall be fixed by resolution of the Board of

Directors, and (iv) the provisions relating to the classified Board can only be amended by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares entitled to vote in the election of directors, voting as a class.

     Business Combinations. Certain "Business Combinations" of BancGroup with a "Related Person" may only be undertaken with the affirmative vote of at least 75% of the outstanding shares of "Voting Stock," plus the affirmative vote of at least 67% of the outstanding shares of Voting Stock, not counting shares owned by the Related Person, unless the Continuing Directors of BancGroup approve such Business Combination. A "Related Person" is a person, or group, who owns or acquires 10% or more of the outstanding shares of Common Stock, provided that no person shall be a Related Person if such person would have been a Related Person on the date of approval of this provision by BancGroup's Board of Directors, i.e., April 20, 1994. An effect of this provision may be to exclude Robert E. Lowder, the chairman and president of BancGroup, or certain members of his family from the definition of Related Person. A "Continuing Director" is a director who was a member of the Board of Directors immediately prior to the time a person became a Related Person. This provision may not be amended without the affirmative vote of the holders of at least 75% of the outstanding shares of Voting Stock, plus the affirmative vote of the outstanding shares of at least 67% of the outstanding Voting Stock, excluding shares held by a Related Person. This provision may have the effect of giving the incumbent Board of Directors a veto over a merger or other Business Combination that could be desired by a majority of BancGroup's stockholders. The current Board of Directors of BancGroup owns approximately 15% of the outstanding shares of Common Stock of BancGroup.

     Board Evaluation of Mergers. BancGroup's Certificate permits the Board of Directors to consider certain factors such as the character and financial stability of the other party, the projected social, legal, and economic effects of a proposed transaction upon the employees, suppliers, regulatory agencies and customers and communities of BancGroup, and other factors when considering whether BancGroup should undertake a merger, sale of assets, or other similar transaction with another party. This provision may not be amended except by the affirmative vote of at least 80% of the outstanding shares of Common Stock. This provision may give greater latitude to the Board of Directors in terms of the factors which the Board may consider in recommending or rejecting a merger or other Business Combination of BancGroup.

     Director Authority. BancGroup's Certificate prohibits stockholders from calling special stockholders' meetings and acting by written consent. It also provides that only BancGroup's Board of Directors has the authority to undertake certain actions with respect to governing BancGroup such as appointing committees, electing officers, and establishing compensation of officers, and it allows the Board to act by majority vote.

     Bylaw Provisions. BancGroup's bylaws provide that stockholders wishing to propose nominees for the Board of Directors or other business to be taken up at an annual meeting of BancGroup stockholders must comply with certain advance written notice provisions. These bylaw provisions are intended to provide for the more orderly conduct of stockholder meetings but could make it more difficult for stockholders to nominate directors or introduce business at stockholder meetings.

     Delaware Business Combination Statute. Subject to some exceptions, Delaware law prohibits BancGroup from entering into certain "business combinations" (as defined) involving persons beneficially owning 15% or more of the outstanding BancGroup Common Stock (or who is an affiliate of BancGroup and has over the past three years beneficially owned 15% or more of such stock) (either, for the purpose of this paragraph, an "Interested Stockholder"), unless the BancGroup Board has approved either (i) the business combination or (ii) prior to the stock acquisition by which such person's beneficial ownership interest reached 15% (a "Stock Acquisition"), the Stock Acquisition. The prohibition lasts for three years from the date of the Stock Acquisition. Notwithstanding the preceding, Delaware law allows BancGroup to enter into a business combination with an Interested Stockholder if (i) the business combination is approved by the BancGroup Board of Directors and authorized by an affirmative vote of at least 66 2/3% of the outstanding voting stock of BancGroup which is not owned by the Interested Stockholder or (ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, such stockholder owned at least 85% of the outstanding stock of BancGroup (excluding BancGroup stock held by officers and directors of BancGroup or by certain BancGroup stock plans). These provisions of Delaware law apply simultaneously with the provisions of BancGroup's Certificate relating to business combinations with a related person, described above at "Business Combinations," but they are generally less restrictive than BancGroup's Certificate.

     Control Acquisitions. As it relates to BancGroup, the Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as BancGroup, would, under the circumstances set forth in the presumption, constitute the acquisition of control. The receipt of revocable proxies, provided the proxies terminate within a reasonable time after the meeting to which they relate, is not included in determining percentages for change in control purposes.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

     If the Merger is consummated, all stockholders of the Bank, other than those properly exercising dissenters' rights of appraisal or receiving all cash pursuant to an Election Form, will become holders of BancGroup Common Stock. The rights of the holders of the Common Stock of the Bank who become holders of the Common Stock of BancGroup following the Merger will be governed by BancGroup's Certificate and bylaws, as well as the laws of Delaware, the state in which BancGroup is incorporated.

     The following summary compares the rights of holders of Bank Common Stock with the rights of the holders of the Common Stock of BancGroup. For a more complete description of the rights of the holders of BancGroup Common Stock, see "BANCGROUP CAPITAL STOCK AND DEBENTURES."

     The following information is qualified in its entirety by BancGroup's Certificate and bylaws, and the Bank's Stock Charter and bylaws, the Delaware General Corporation Law (the "Delaware GCL") and the regulations of the OTS.

DIRECTOR ELECTIONS

     The Bank. The Bank's directors are elected to terms of three years with approximately one-third of the board to be elected annually. Stockholders of the Bank have cumulative voting rights in the election of directors, which means a stockholder is entitled to the number of votes as shall equal the number of directors to be elected multiplied by the number of shares held by such stockholder. The stockholder may give one candidate all of such votes or may distribute votes among the directors to be elected as such stockholder determines.

     BancGroup. BancGroup's directors are elected to terms of three years with approximately one-third of the board to be elected annually. There is no cumulative voting in the election of directors. See "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Changes in Control -- Classified Board."

REMOVAL OF DIRECTORS

     The Bank. At a meeting of stockholders called expressly for such purpose, stockholders of the Bank may remove a director with cause upon the affirmative vote of the holders of at least a majority of the Common Stock entitled to vote.

     BancGroup. The BancGroup Certificate provides that a director may be removed from office, but only for cause and by the affirmative vote of the holders of at least 80% of the voting shares then entitled to vote at an election of directors.

VOTING

     The Bank. Each share of Common Stock of the Bank is entitled to one vote per share on all matters requiring a stockholder vote, except in the election of directors, in which case stockholders have cumulative voting rights. See "Director Elections."

     BancGroup. Each stockholder is entitled to one vote for each share of Common Stock held, and such holders are not entitled to cumulative voting rights in the election of directors.

PREEMPTIVE RIGHTS

     The Bank. Holders of the Bank's capital stock do not have preemptive rights to acquire additional shares of capital stock which the Bank may issue.

     BancGroup. The holders of BancGroup Common Stock have no preemptive rights to acquire any additional shares of BancGroup Common Stock or any other shares of BancGroup capital stock.

DIRECTORS' LIABILITY

     The Bank. Neither the Bank's Stock Charter nor bylaws contain any provisions respecting the personal liability of directors.

     BancGroup. The BancGroup Certificate provides that a director of BancGroup will have no personal liability to BancGroup or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the payment of certain unlawful dividends and the making of certain stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to BancGroup and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

INDEMNIFICATION

     The Bank. Neither the Bank's Stock Charter nor bylaws contain any provisions respecting indemnification of the Bank's directors.

     Pursuant to OTS regulations, the Bank shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Bank for any amount for which that person becomes liable under a judgment and reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under such regulations if he or she obtains a favorable judgment in such enforcement action. Indemnification shall be made to such person only if:

          (1) Final judgment on the merits is in his or her favor; or

          (2) In case of:

           (i) Settlement,

             (ii) Final judgment against him or her, or

             (iii) Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the Bank determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Bank or its members. However, no indemnification shall be made unless the Bank gives the OTS at least 60 days' notice of its intention to make such indemnification.

     BancGroup. Section 145 of the Delaware GCL contains detailed and comprehensive provisions providing for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Under the Delaware GCL, other than an action brought by or in the right of BancGroup, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of BancGroup and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of BancGroup, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such action if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of BancGroup and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to BancGroup unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), such person must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     In addition, BancGroup maintains an officers' and directors' insurance policy and a separate indemnification agreement pursuant to which certain officers and all directors of BancGroup would be entitled to indemnification against certain liabilities, including reimbursement of certain expenses.

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION WITHOUT A MEETING

     The Bank. Special meetings of stockholders of the Bank may be called at any time by the Chairman of the Board of the Bank, the President, or a majority of the Board of Directors, and shall be called by the Chairman, the President or Secretary upon the written request of the holders of at least 10 percent of the outstanding shares of capital stock. Any action required to be taken at any meeting of stockholders may be taken without a meeting if a consent, in writing, setting forth the action to be taken, is given by all stockholders entitled to vote on such matter.

     BancGroup. Under the BancGroup Certificate, a special meeting of BancGroup's stockholders may only be called by a majority of the BancGroup Board of Directors or by the chairman of the Board of Directors of BancGroup. Holders of BancGroup Common Stock may not call special meetings or act by written consent.

MERGERS, SHARE EXCHANGES AND SALES OF ASSETS

     The Bank. Regulations of the OTS provide that mergers, consolidations and sales of all or substantially all of the assets of the Bank must be approved by the affirmative vote of at least two-thirds of the outstanding share of Bank Common Stock. Stockholders of the Bank need not authorize a merger or other such transaction if the Bank is the resulting corporation and if:

          (i) The Bank's Stock Charter is not changed;

          (ii) Each share of stock outstanding immediately prior to the effective date of the transaction is to be an identical outstanding share or a treasury share of the resulting Federal stock association after such effective date; and

        (iii) Either:

             (A) No shares of voting stock of the resulting Federal stock association and no securities convertible into such stock are to be issued, or delivered under the plan of combination, or

             (B) The authorized unissued shares of the treasury shares of voting stock of the resulting Federal stock association to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of such association outstanding immediately prior to the effective date of the combination.

     BancGroup. The Delaware GCL provides that mergers and sales of substantially all of the assets of a corporation must be approved by a majority of the outstanding stock of the corporation entitled to vote thereon. The Delaware GCL law also provides, however, that the stockholders of the corporation surviving a merger need not approve the transaction if: (i) the agreement of merger does not amend in any respect the certificate of incorporation of such corporation; (ii) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. See also "BANCGROUP CAPITAL STOCK AND
DEBENTURES -- Changes in Control" for a description of the statutory provisions and the provisions of the BancGroup Certificate relating to changes of control of BancGroup. See "Antitakeover Statutes" for a description of additional restrictions on business combination transactions.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

     The Bank. Amendments to the Bank's Stock Charter must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Bank Common Stock, after recommendation by the Board of Directors. The Bank's bylaws may be amended by a vote of at least two-thirds of the Board of Directors or by at least a majority of the shares of Common Stock voted at a meeting of stockholders.

     BancGroup. Under the Delaware GCL, a corporation's certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. The BancGroup Certificate requires "supermajority" stockholder approval to amend or repeal any provision of, or adopt any provision inconsistent with, certain provisions in the BancGroup Certificate governing (i) the election or removal of directors,
(ii) business combinations between BancGroup and a Related Person, and (iii) Board of Director evaluation of business combination procedures. See "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Changes in Control."

     As is permitted by the Delaware GCL, the Certificate gives the Board of Directors the power to adopt, amend or repeal the bylaws. The stockholders entitled to vote have concurrent power to adopt, amend or repeal the BancGroup bylaws.

RIGHTS OF DISSENTING STOCKHOLDERS

     The Bank. Stockholders of the Bank have the right to exercise dissenters' rights of appraisal respecting mergers, consolidations and sales of all or substantially all of the assets of the Bank. For a description of such rights, see "APPROVAL OF THE MERGER -- Rights of Dissenting Stockholders." Stockholders of a federal savings bank do not have such appraisal rights if the consideration to be paid for the shares of the bank in the transaction constitutes only "qualified consideration" and if the shares of the bank are listed on a national securities exchange or quoted on the Nasdaq National Market. "Qualified consideration" means cash, or shares listed on a national securities exchange or quoted on the Nasdaq National Market, or a combination of both.

     BancGroup. Under the Delaware GCL, a stockholder has the right, in certain circumstances, to dissent from certain corporate transactions (such as a Merger but not a sale of assets) and receive the fair value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of his shares in cash in lieu of the consideration he otherwise would have received in the transaction. Such fair value is determined by the Delaware Court of Chancery if a petition for appraisal is timely filed. Appraisal rights are not available, however, to stockholders of a corporation (i) if the shares are listed on a national securities exchange (as is BancGroup Common Stock) or quoted on the Nasdaq National Market, or held of record by more than 2,000 stockholders (as is BancGroup Common Stock), and (ii) stockholders are permitted by the terms of the merger or consolidation to accept in exchange for their shares (a) shares of stock of the surviving or resulting corporation, (b) shares of stock of another corporation listed on a national securities exchange or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares of such stock, or (d) any combination thereof. Stockholders are not permitted appraisal rights in a merger if such corporation is the surviving corporation and no vote of its stockholders is required.

ANTITAKEOVER STATUTES

     The Bank. Neither the OTS regulations nor Alabama law has a business combination statute that may have antitakeover effects.

     BancGroup. As a Delaware corporation, BancGroup is subject to the business combination statute described under the heading "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Changes in Control -- Control Acquisitions."

PREFERRED STOCK

     The Bank. The Bank's Stock Charter permits the Bank to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share. The shares may be issued from time to time on such terms as the Bank's Board of Directors may determine. Among other things, the Board may decide the voting rights (including the right of the preferred stock to vote as a class), dividend rights, redemption, and liquidation preferences of the preferred stock to be issued.

     BancGroup. The BancGroup Certificate authorizes the issuance of 1,000,000 shares of Preference Stock from time to time by resolution of the BancGroup Board of Directors. Currently, no shares of Preference Stock are issued and outstanding. See "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Preference Stock."

OTHER PROVISIONS

     The Bank's Stock Charter provides that no shares of capital stock shall be issued to officers, directors or controlling persons of the Bank other than as a part of a general public offering unless the issue is approved by at least a majority of the Bank's shares of Common Stock outstanding. BancGroup's Certificate has no similar provisions.

EFFECT OF THE MERGER ON BANK STOCKHOLDERS

     As of January 31, 1996, the number of stockholders of record of the Bank was 196 and the number of shares of Common Stock outstanding was 399,688. As of that date, BancGroup had 13,491,691 shares of Common Stock outstanding with 5,388 stockholders of record.

     Assuming at the Effective Date a 10-day average market price per share of the BancGroup Common Stock of $32, an aggregate amount of 81,250 shares of BancGroup Common Stock would be distributed to the stockholders of the Bank pursuant to the Merger. These shares would represent .60% of the total shares of Common Stock outstanding after the Merger, not counting shares of BancGroup Common Stock to be issued in other pending acquisitions.

     The issuance of the Common Stock pursuant to the Merger will reduce the percentage interest of the Common Stock currently held by each principal stockholder and each director and officer of BancGroup. Such reduction will not be material. See "BUSINESS OF BANCGROUP -- Voting Securities and Principal Stockholders."

     BancGroup has entered into agreements pursuant to which approximately 2,898,412 additional shares of BancGroup Common Stock will be issued. See "BUSINESS OF BANCGROUP -- Proposed Affiliate Banks."

                  THE COLONIAL BANCGROUP INC. AND SUBSIDIARIES

             CONDENSED PRO FORMA STATEMENT OF CONDITION (UNAUDITED)
                                 (IN THOUSANDS)

     The following summary includes (i) the condensed statement of condition of BancGroup and subsidiaries as of September 30, 1995, (ii) the condensed statement of condition of Dothan Federal Savings Bank ("Dothan Federal") as of September 30, 1995, (iii) the condensed statement of condition of Commercial Bancorp of Georgia, Inc. and subsidiaries ("CBG") as of September 30, 1995, (iv) the condensed statement of condition of Southern Banking Corporation and subsidiary ("SBC") as of September 30, 1995, (v) adjustments to give effect to the proposed purchase method acquisition of Dothan Federal and the proposed pooling of interests with CBG and SBC, and (vi) the pro forma combined condensed statement of condition of BancGroup and subsidiaries as if such combination had occurred on September 30, 1995.

     These pro forma statements should be read in conjunction with the accompanying notes and the separate consolidated statements of condition of BancGroup and subsidiaries (as restated), incorporated by reference herein, and the statements of condition of Dothan Federal, CGB and SBC, included elsewhere herein. The pro forma information provided below may not be indicative of future results. The pro forma statements provided do not reflect two immaterial completed acquisitions: Mt. Vernon Financial Corporation and Farmers and Merchants Bank.

                                                                             SEPTEMBER 30, 1995
                                          ----------------------------------------------------------------------------------------
                                                                                                       COMMERCIAL
                                           COLONIAL    DOTHAN FEDERAL   ADJUSTMENTS/                   BANCORP OF     ADJUSTMENTS/
                                          BANCGROUP     SAVINGS BANK    (DEDUCTIONS)      SUBTOTAL    GEORGIA, INC.   (DEDUCTIONS)
                                          ----------   --------------   ------------     ----------   -------------   ------------
                                                                           (DOLLARS IN THOUSANDS)
                                                              ASSETS
Cash and due from banks.................  $  100,485      $  2,643        $ (2,600)(1)   $  100,528     $  12,682
Interest-bearing deposits...............       3,737                                          3,737
Federal funds sold......................       1,250                                          1,250        25,900
Securities available for sale...........     114,057         5,195                          119,252        17,004
Investment securities...................     305,407         3,248             (13)(1)      308,642        17,873
Mortgage loans held for sale............     140,437                                        140,437
Loans, net of unearned income...........   2,562,386        35,457                        2,597,843       142,940
Less: Allowance for possible loan
  losses................................     (35,691)          (14)                         (35,705)       (1,926)
                                          ----------       -------      ------------     ----------   -------------   ------------
Loans, net..............................   2,526,695        35,443                        2,562,138       141,014
Premises and equipment, net.............      47,841         1,051                           48,892         5,671
Excess of cost over tangible and
  intangible assets acquired, net.......      18,145                         1,574(1)        19,719
Purchased mortgage servicing rights.....      74,489                                         74,489
Other real estate owned.................       8,807                                          8,807         1,446
Accrued interest and other assets.......      59,227           504             (22)(1)       59,876         5,256
                                                                               (29)(1)
                                                                               196(1)
                                          ----------       -------      ------------     ----------   -------------   ------------
        Total Assets....................  $3,400,577      $ 48,084        $   (894)      $3,447,767     $ 226,846       $      0
                                           =========   ============     ==========        =========    ==========     ==========
                                               LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits................................  $2,539,762      $ 41,042                       $2,580,804     $ 202,907
FHLB short-term borrowings..............     420,000                                        420,000
Other short-term borrowings.............     106,418                                        106,418
Subordinated debt.......................      17,418                                         17,418
Other long-term debt....................      24,005         2,500                           26,505
Other liabilities.......................      69,746           588        $    460(1)        70,794         3,321
                                          ----------       -------      ------------     ----------   -------------   ------------
        Total liabilities...............   3,177,349        44,130             460        3,221,939       206,228
Common Stock............................      30,622             4              (4)(1)       30,826         1,857       $ (1,857)(3)
                                                                               204(1)                                      3,105(2)
Additional paid in capital..............     116,211         3,329          (3,329)(1)      118,607        16,090        (16,090)(3)
                                                                             2,396(1)                                     14,542(2)
Treasury Stock..........................                                                                     (300)           300(3)
Retained earnings.......................      76,176           636            (636)(1)       76,176         2,946
Unrealized loss on securities...........         219           (15)             15(1)           219            25
                                          ----------       -------      ------------     ----------   -------------   ------------
        Total equity....................     223,228         3,954          (1,354)         225,828        20,618              0
        Total liabilities and equity....  $3,400,577      $ 48,084        $   (894)      $3,447,767     $ 226,846       $      0
                                           =========   ============     ==========        =========    ==========     ==========

                                                             SEPTEMBER 30, 1995
                                          ------------------------------------------------------
                                                        SOUTHERN                      PRO FORMA
                                                         BANKING     ADJUSTMENTS/      COMBINED
                                           SUBTOTAL    CORPORATION   (DEDUCTIONS)       TOTAL
                                          ----------   -----------   ------------     ----------


Cash and due from banks.................  $  113,210    $  14,832                     $  128,042
Interest-bearing deposits...............       3,737        1,044                          4,781
Federal funds sold......................      27,150        9,500                         36,650
Securities available for sale...........     136,256       18,386                        154,642
Investment securities...................     326,515       15,959                        342,474
Mortgage loans held for sale............     140,437                                     140,437
Loans, net of unearned income...........   2,740,783      142,130                      2,882,913
Less: Allowance for possible loan
  losses................................     (37,631)      (1,715)                       (39,346)
                                          ----------   -----------   ------------     ----------
Loans, net..............................   2,703,152      140,415                      2,843,567
Premises and equipment, net.............      54,563        4,957                         59,520
Excess of cost over tangible and
  intangible assets acquired, net.......      19,719        2,438                         22,157
Purchased mortgage servicing rights.....      74,489                                      74,489
Other real estate owned.................      10,253          156                         10,409
Accrued interest and other assets.......      65,132        3,038                         68,170

                                          ----------   -----------   ------------     ----------
        Total Assets....................  $3,674,613    $ 210,725      $      0       $3,885,338
                                           =========    =========    ==========        =========

Deposits................................  $2,783,711    $ 193,056                     $2,976,767
FHLB short-term borrowings..............     420,000                                     420,000
Other short-term borrowings.............     106,418                                     106,418
Subordinated debt.......................      17,418                                      17,418
Other long-term debt....................      26,505        1,476                         27,981
Other liabilities.......................      74,115                                      74,115
                                          ----------   -----------   ------------     ----------
        Total liabilities...............   3,428,167      194,532                      3,622,699
Common Stock............................      33,931        3,362      $ (3,362)(5)       37,944
                                                                          4,013(4)
Additional paid in capital..............     133,149        7,405        (7,405)(5)      139,903
                                                                          6,754(4)
Treasury Stock..........................
Retained earnings.......................      79,122        5,543                         84,665
Unrealized loss on securities...........         244         (117)                           127
                                          ----------   -----------   ------------     ----------
        Total equity....................     246,446       16,193             0          262,639
        Total liabilities and equity....  $3,674,613    $ 210,725      $      0       $3,885,338
                                           =========    =========    ==========        =========

                     PRO FORMA ADJUSTMENTS (IN THOUSANDS):

                          DOTHAN FEDERAL SAVINGS BANK
                               (PURCHASE METHOD)

     (1) To assign the amount by which the estimated value of the investment in Dothan Federal Savings Bank is in excess of the historical carrying amount of the net assets acquired, based on the estimated fair value of such net assets and to record the investment in Dothan Federal Savings Bank by the issuance of approximately 81,729 shares of BancGroup Common Stock and $2,600,000 in cash for all of the outstanding 399,688 shares of Dothan Federal Savings Bank as follows:

    Equity in carrying value of net assets of Dothan Federal Savings Bank.......  $3,954
    Adjustments to state assets at fair value:
      Write-down prepaid expenses...............................................     (22)
      Write-down deposit premium................................................     (29)
      Write-down investment securities..........................................     (13)
    Acquisition accruals:
      Miscellaneous legal, accounting, other professional.......................    (460)
    Tax effect of purchase adjustments..........................................     196
    Goodwill....................................................................   1,574
                                                                                  ------
              Total adjustments.................................................   1,246
                                                                                  ------
    Adjusted equity in carrying value of net assets.............................  $5,201
                                                                                  ======
    Allocated as follows:
    Par Value of 81,729 shares issued for all outstanding shares of Dothan
      Federal Savings Bank......................................................  $  204
    Estimated amount in excess of par value of 81,729 shares of BancGroup Common
      Stock issued for Dothan Federal Savings Bank outstanding shares at an assumed market value of $31.8125 per share (10 day average at January 9,
      1996).....................................................................   2,396
    Cash of approximately $6.51 per share paid to Dothan
      Federal Savings Bank shareholders.........................................   2,600
                                                                                  ------
              Total purchase price..............................................  $5,200
                                                                                  ======

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                             (POOLING OF INTEREST)

     (2) To record the issuance of 1,241,908 shares of BancGroup Common Stock in exchange for all of the outstanding shares of CBG:

    Par value of 1,241,908 shares issued at $2.50 per share...........            $  3,105
    Shares issued at par value........................................  $ 3,105
              Total capital stock of CBG..............................   17,647
                                                                        -------
              Excess recorded as an increase in contributed capital...              14,542
                                                                                  --------
                                                                                    17,647

     (3) To eliminate CBG's capital stock:

    Common stock, at par value................................................    (1,857)
    Contributed capital.......................................................   (16,090)
    Treasury Stock............................................................       300
                                                                                --------
                                                                                 (17,647)
                                                                                --------
              Net change in equity............................................  $      0
                                                                                ========

                          SOUTHERN BANKING CORPORATION
                             (POOLING OF INTEREST)

     (4) To record the issuance of 1,632,709 shares of BancGroup Common Stock in exchange for all of the outstanding shares and options of SBC common stock determined as follows:

                                                         OUTSTANDING
                                                           SHARES        OPTIONS       TOTAL
                                                         -----------    ---------    ---------
    Southern Bank outstanding shares...................   3,362,000     1,015,056
    Conversion ratio per agreement.....................      0.3919        0.2834*
                                                         -----------    ---------
    Colonial BancGroup shares to be issued.............   1,317,568       287,667    1,605,235
                                                                                      ========
    Par value of 1,632,709 shares issued at $2.50 per share................       $  4,013
    Shares issued at par value....................................  $ 4,013
              Total capital stock of SBC..........................   10,767
                                                                    -------
         Excess recorded as an increase in contributed capital.............          6,754
                                                                                  --------
                                                                                    10,767

     (5) To eliminate SBC's capital stock:

    Common stock, at par value................................................    (3,362)
    Contributed capital.......................................................    (7,405)
                                                                                --------
                                                                                 (10,767)
                                                                                --------
         Net change in equity.................................................  $      0
                                                                                ========

---------------

* Assumes no options are exercised prior to the date of combination and that the weighted average exercise price of the options is $3.32 per share.

              CONDENSED PRO FORMA STATEMENTS OF INCOME (UNAUDITED)

     The following summaries include (i) the condensed statements of income of Colonial BancGroup and subsidiaries on a historical basis for the nine months ended September 30, 1995 and the year ended December 31, 1994 (as restated),
(ii) the condensed statements of income of Dothan Federal for the nine months ended September 30, 1995 and for the year ended December 31, 1994, (iii) the condensed statements of income of CBG for the nine months ended September 30, 1995 and for the year ended December 31, 1994, (iv) the condensed statements of income of SBC for the nine months ended September 30, 1995 and for the year ended December 31, 1994, (v) adjustments to give effect to the proposed purchase method acquisition of Dothan Federal and the proposed pooling of interests with CBG and SBC, and (vi) the pro forma combined condensed consolidated statements of income of BancGroup and subsidiaries as if such combinations had occurred on January 1, 1994.

     These pro forma statements should be read in conjunction with the accompanying notes and the separate consolidated statements of income of BancGroup and subsidiaries (as restated), incorporated by reference herein, and the statements of income of Dothan Federal, CBG and SBC included elsewhere herein. The pro forma information provided may not necessarily be indicative of future results. These pro forma statements do not reflect three immaterial completed purchase method acquisitions; Brundidge Banking Company, Mt. Vernon Financial Corporation, and Farmers and Merchants Bank.

                                                              NINE MONTHS ENDED SEPTEMBER 30, 1995
                                          ----------------------------------------------------------------------------
                                          CONSOLIDATED                                                    COMMERCIAL
                                            COLONIAL     DOTHAN FEDERAL   ADJUSTMENTS/                    BANCORP OF
                                           BANCGROUP      SAVINGS BANK    (DEDUCTIONS)      SUBTOTAL     GEORGIA, INC.
                                          ------------   --------------   ------------     -----------   -------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest income.......................... $    180,233      $  2,616       $        2(1)   $   182,739    $    13,877
                                                                                 (112)(1)
Interest expense.........................       94,048         1,628                            95,676          6,097
                                          ------------   --------------   ------------     -----------   -------------
Net interest income before provision for
  loan losses............................       86,185           988             (110)          87,063          7,780
Provision for loan losses................        3,430            45                             3,475            633
                                          ------------   --------------   ------------     -----------   -------------
Net interest income after provision for
  loan losses............................       82,755           943             (110)          83,588          7,147
                                          ------------   --------------   ------------     -----------   -------------
Noninterest income.......................       36,542            53                3(1)        36,598          1,859
Noninterest expense......................       74,810           801              (17)(1)       75,653          6,183
                                                                                   59(1)
                                          ------------   --------------   ------------     -----------   -------------
Income before income taxes...............       44,487           195             (149)          44,533          2,823
Income taxes.............................       15,734            83              (32)(1)       15,785          1,114
                                          ------------   --------------   ------------     -----------   -------------
Net Income............................... $     28,753      $    112       $     (117)     $    28,748    $     1,709
                                            ==========   ============      ==========       ==========     ==========
Average primary shares outstanding.......   12,247,000       399,688           81,729       12,328,729      1,826,711
                                                                             (399,688)
Average fully-diluted shares
  outstanding............................   13,017,000       399,688           81,729       13,098,729      1,826,711
                                                                             (399,688)
Earnings per share:
  Net Income:
    Primary.............................. $       2.35      $   0.28                       $      2.33    $       .94
    Fully diluted........................ $       2.27      $   0.28                       $      2.26    $       .94


                                                          NINE MONTHS ENDED SEPTEMBER 30, 1995
                                                          ------------------------------------
                                                                         SOUTHERN                     PRO FORMA
                                           ADJUSTMENTS/                   BANKING     ADJUSTMENTS/    COMBINED
                                           (DEDUCTIONS)    SUBTOTAL     CORPORATION   (DEDUCTIONS)      TOTAL
                                           ------------   -----------   -----------   ------------   -----------

                                          <
Interest income..........................  $         0    $   196,616   $   12,569    $         0    $   209,185

Interest expense.........................                     101,773        4,431                       106,204
                                           ------------   -----------   -----------   ------------   -----------
Net interest income before provision for
  loan losses............................            0         94,843        8,138              0        102,981
Provision for loan losses................                       4,108          245                         4,353
                                           ------------   -----------   -----------   ------------   -----------
Net interest income after provision for
  loan losses............................            0         90,735        7,893              0         98,628
                                           ------------   -----------   -----------   ------------   -----------
Noninterest income.......................                      38,457        1,401                        39,858
Noninterest expense......................                      81,836        6,178                        88,014

                                           ------------   -----------   -----------   ------------   -----------
Income before income taxes...............            0         47,356        3,116              0         50,472
Income taxes.............................                      16,899        1,147                        18,046
                                           ------------   -----------   -----------   ------------   -----------
Net Income...............................  $         0    $    30,457   $    1,969    $         0    $    32,426
                                            ==========     ==========    =========     ==========     ==========
Average primary shares outstanding.......    1,241,908     13,570,637    3,647,540      1,605,235     15,175,872
                                            (1,826,711 )                               (3,647,540 )
Average fully-diluted shares
  outstanding............................    1,241,908     14,340,637    3,647,541      1,605,235     15,945,872
                                            (1,826,711 )                               (3,647,541 )
Earnings per share:
  Net Income:
    Primary..............................                 $      2.24   $     0.54                   $      2.14
    Fully diluted........................                 $      2.18   $     0.54                   $      2.09

                                                                       YEAR ENDED DECEMBER 31, 1994
                                       ---------------------------------------------------------------------------------------------
                                        COLONIAL                                                        COMMERCIAL
                                        BANCGROUP    DOTHAN FEDERAL   ADJUSTMENTS/                       BANCORP        ADJUSTMENTS/
                                       (RESTATED)(1)  SAVINGS BANK    (DEDUCTIONS)      SUBTOTAL     OF GEORGIA, INC.   (DEDUCTIONS)
                                       -----------   --------------   ------------     -----------   ----------------   ------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest income......................  $   187,230      $  3,089        $      3(1)    $   190,172      $   14,347       $        0
                                                                            (150)(1)
Interest expense.....................       82,549         1,563                            84,112           5,458
                                       -----------   --------------   ------------     -----------   ----------------   ------------
Net interest income before provision
  for loan
  losses.............................      104,681         1,526            (147)          106,060           8,889                0
Provision for loan losses............        6,481            60                             6,541             695
                                       -----------   --------------   ------------     -----------   ----------------   ------------
Net interest income after provision
  for loan
  losses.............................       98,200         1,466            (147)           99,519           8,194                0
                                       -----------   --------------   ------------     -----------   ----------------   ------------
Noninterest income...................       44,243            55               4(1)         44,302           2,215
Noninterest expense..................      100,791         1,000             (22)(1)       101,848           9,213
                                                                              79(1)
                                       -----------   --------------   ------------     -----------   ----------------   ------------
Income before income taxes...........       41,652           521            (200)           41,973           1,196                0
Income taxes.........................       14,342           193             (42)(1)        14,493             498
                                       -----------   --------------   ------------     -----------   ----------------   ------------
Net Income...........................  $    27,310      $    328        $   (158)      $    27,480      $      698       $        0
                                        ==========   ============     ===========       ==========    ============       ==========
Average primary shares outstanding...   11,996,000       399,688          81,729        12,077,729       1,826,711        1,241,908
                                                                        (399,688)                                        (1,826,711)
Average fully-diluted shares
  outstanding........................   12,763,000       399,688          81,729        12,844,729       1,826,711        1,241,908
                                                                        (399,688)                                        (1,826,711)
Earnings per share:
  Net income:
    Primary..........................  $      2.28      $   0.82                       $      2.28      $     0.38
    Fully diluted....................  $      2.23      $   0.82                       $      2.23      $     0.38


                                                  YEAR ENDED DECEMBER 31, 1994
                                       ------------------------------------------------------
                                                      SOUTHERN                     PRO FORMA
                                                       BANKING     ADJUSTMENTS/    COMBINED
                                        SUBTOTAL     CORPORATION   (DEDUCTIONS)      TOTAL
                                       -----------   -----------   ------------   -----------

Interest income......................  $   204,519   $   10,326    $         0    $   214,845

Interest expense.....................       89,570        2,895                        92,465
                                       -----------   -----------   ------------   -----------
Net interest income before provision
  for loan
  losses.............................      114,949        7,431              0        122,380
Provision for loan losses............        7,236          330                         7,566
                                       -----------   -----------   ------------   -----------
Net interest income after provision
  for loan
  losses.............................      107,713        7,101              0        114,814
                                       -----------   -----------   ------------   -----------
Noninterest income...................       46,517        1,294                        47,811
Noninterest expense..................      111,061        5,672                       116,733

                                       -----------   -----------   ------------   -----------
Income before income taxes...........       43,169        2,723              0         45,892
Income taxes.........................       14,991          989                        15,980
                                       -----------   -----------   ------------   -----------
Net Income...........................  $    28,178   $    1,734    $         0    $    29,912
                                        ==========    =========     ==========     ==========
Average primary shares outstanding...   13,319,637    2,730,623      1,605,235     14,924,872
                                                                    (2,730,623 )
Average fully-diluted shares
  outstanding........................   14,086,637    2,730,624      1,605,235     15,691,872
                                                                    (2,730,624 )
Earnings per share:
  Net income:
    Primary..........................  $      2.12   $     0.63                   $      2.00
    Fully diluted....................  $      2.08   $     0.63                   $      1.98

---------------

(1) Restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company and of its parent.

                             PRO FORMA ADJUSTMENTS
                                 (IN THOUSANDS)

                                                                     NINE MONTHS            YEAR
                                                                    SEPTEMBER 30,       DECEMBER 31,
                                                                        1995                1994
                                                                    -------------       ------------
Adjustments Applicable to Dothan Federal Savings Bank:
(1)  To amortize the assignment of estimated fair value in excess of the carrying amount of assets acquired. The amortization consists of the following:
     Increases in income:
     Reduction of amortization of deposit premium (8 year
       period)....................................................      $   3              $    4
     Amortization of write-down of investment securities (5 year
         period)..................................................          2                   3
     Decreases in income:
     Earnings forgone on $2,600,000 cash at an average interest rate
         5.75%....................................................       (112)               (150)
                                                                    -------------       ------------
               Total..............................................       (107)               (143)
                                                                    -------------       ------------
     Decrease in expense:
     Reversal of prepaid expenses.................................         17                  22
     Increase in expense:
     Amortization of goodwill (20 year period)....................        (59)                (79)
                                                                    -------------       ------------
               Total..............................................        (42)                (57)
                                                                    -------------       ------------
     Net decrease in income before tax............................       (149)               (200)
                                                                    -------------       ------------
     Tax effect of the pro forma adjustments (other than goodwill
       amortization)..............................................         32                  42
                                                                    -------------       ------------
     Net decrease in income.......................................      $(117)             $ (158)
                                                                    -------------       ------------

                         SUMMARY OF FUTURE ADJUSTMENTS

     Assuming that the actual purchase accounting adjustments approximate such adjustments used in preparing the September 30, 1995 pro forma statement of condition, (assuming that the acquisitions had taken place January 1, 1994) the anticipated effect of purchase accounting adjustments for the acquisition of Dothan Federal Savings Bank and the other acquisitions would be as follows:

                                                                   YEARS ENDING DECEMBER 31,
                                                                --------------------------------
                                                                1995   1996   1997   1998   1999
                                                                ----   ----   ----   ----   ----
Amortization of goodwill......................................  $(79)  $(79)  $(79)  $(79)  $(79)
                                                                ----   ----   ----   ----   ----
          Total charges to earnings...........................   (79)   (79)   (79)   (79)   (79)
Amortization of write-down of securities......................     3      3      3      3      1
                                                                ----   ----   ----   ----   ----
          Total credits to earnings...........................     3      3      3      3      1
                                                                ----   ----   ----   ----   ----
Net charges to future earnings before income taxes............   (76)   (76)   (76)   (76)   (78)
Tax benefit of net charges to future earnings.................    (1)    (1)    (1)    (1)    (0)
                                                                ----   ----   ----   ----   ----
Net charges to future earnings................................  $(77)  $(77)  $(77)  $(77)  $(78)
                                                                ----   ----   ----   ----   ----

                              RECENT DEVELOPMENTS

COLONIAL BANCGROUP INC., DOTHAN FEDERAL SAVINGS BANK, COMMERCIAL BANCORP OF GEORGIA, INC., AND SOUTHERN BANKING CORPORATION

COLONIAL BANCGROUP INC. -- RECENT UNAUDITED RESULTS

     The following condensed consolidated financial statements present certain unaudited data for Colonial BancGroup as of and for the period ended December 31, 1995 and comparative data derived from audited financial statements as of and for the year ended December 31, 1994. Unaudited historical data reflect, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to a fair presentation of such data. The unaudited financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations which would have actually occurred if the transactions had been consummated in the past or which may be obtained in the future.

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CONDITION

                                                                             DECEMBER 31,
                                                                        -----------------------
                                                                           1995        1994*
                                                                        ----------   ----------
                                                                        (DOLLARS IN THOUSANDS,
                                                                           EXCEPT PER SHARE
                                                                               AMOUNTS)
                                            ASSETS
Cash and due from banks...............................................  $  126,777   $  129,720
Interest-bearing deposits in banks....................................       5,384        1,777
Federal funds sold....................................................          --          500
Securities available for sale.........................................     159,863       78,265
Investment securities.................................................     269,493      326,599
Mortgage loans held for sale..........................................     110,486       60,536
Loans, net of unearned income.........................................   2,875,581    2,094,028
Less:
  Allowance for possible loan losses..................................     (36,912)     (33,410)
                                                                        ----------   ----------
Loans, net............................................................   2,838,669    2,060,618
Premises and equipment................................................      55,161       45,874
Excess of cost over tangible and identified intangible assets
  acquired, net.......................................................      26,262       16,239
Mortgage servicing rights.............................................      80,053       54,796
Other real estate owned...............................................       8,781        8,199
Accrued interest and other assets.....................................      60,288       55,220
                                                                        ----------   ----------
          Total.......................................................  $3,741,217   $2,838,343
                                                                         =========    =========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits..............................................................  $2,785,958   $2,171,464
FHLB short-term borrowings............................................     465,000      210,000
Other short-term borrowings...........................................     132,256      134,550
Subordinated debt.....................................................      17,121       17,459
Other long-term debt..................................................      29,038       69,042
Other liabilities.....................................................      58,696       44,277
                                                                        ----------   ----------
          Total liabilities...........................................   3,488,069    2,646,792
                                                                        ----------   ----------
Shareholders' equity:
  Preference Stock $2.50 par value; 1,000,000 shares authorized, none issued...........................................................
  Common Stock, $2.50 par value; 44,000,000 shares authorized,
     13,084,721 shares issued and outstanding at December 31, 1995....      32,712           --
  Class A Common Stock, $2.50 par value; 40,000,000 shares authorized,
     11,280,031 shares issued and outstanding at December 31,
     1994**...........................................................          --       28,200
  Class B Common Stock, $2.50 par value; 4,000,000 shares authorized,
     635,088 shares issued and outstanding at December 31, 1994**.....                    1,588
  Additional paid in capital..........................................     137,107      109,658
  Retained earnings...................................................      83,315       55,042
  Unearned compensation...............................................        (822)          --
  Unrealized gains (losses) on securities available for sale, net of
     taxes............................................................         836       (2,937)
                                                                        ----------   ----------
          Total shareholders' equity..................................     253,148      191,551
                                                                        ----------   ----------
          Total.......................................................  $3,741,217   $2,838,343
                                                                         =========    =========

---------------

 * As restated
** On February 21, 1995 the Class A and Class B Common Stock were reclassified into one class.

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                            YEAR ENDED        THREE MONTHS ENDED
                                                           DECEMBER 31,          DECEMBER 31,
                                                        -------------------   -------------------
                                                          1995      1994*       1995      1994*
                                                        --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                        AMOUNTS)
Interest income:
  Interest and fees on loans..........................  $224,784   $164,649   $ 63,780   $ 44,979
  Interest on investments.............................    25,473     22,102      6,582      5,831
  Other interest income...............................       643        479        305         60
                                                        --------   --------   --------   --------
          Total interest income.......................   250,900    187,230     70,667     50,870
                                                        --------   --------   --------   --------
Interest expense:
  Interest on deposits................................    99,490     68,663     29,243     18,443
  Interest on short-term borrowings...................    29,231     10,425      8,314      3,941
  Interest on long-term debt..........................     3,737      3,461        853        957
                                                        --------   --------   --------   --------
          Total interest expense......................   132,458     82,549     38,410     23,341
                                                        --------   --------   --------   --------
Net interest income before provision for possible loan
  losses..............................................   118,442    104,681     32,257     27,529
Provision for possible loan losses....................     5,480      6,481      2,050      1,767
                                                        --------   --------   --------   --------
Net interest income after provision for possible loan
  losses..............................................   112,962     98,200     30,207     25,762
                                                        --------   --------   --------   --------
Noninterest income:
  Mortgage servicing and origination fees.............    23,429     22,216      6,367      5,951
  Service charges on deposit accounts.................    14,203     12,384      3,982      3,223
  Other charges, fees and commissions.................     3,545      3,134        889        851
  Securities gains, net...............................         5         84          1         --
  Other income........................................     8,993      6,425      2,394      1,403
                                                        --------   --------   --------   --------
          Total noninterest income....................    50,175     44,243     13,633     11,428
                                                        --------   --------   --------   --------
Noninterest expense:
  Salaries and employee benefits......................  $ 39,786   $ 43,355   $ 10,742   $ 11,667
  Occupancy expense of bank premises, net.............     9,004      8,610      2,382      2,200
  Furniture and equipment expenses....................     8,504      7,468      2,417      1,950
  Amortization of purchased servicing rights..........     9,095      6,078      3,145      2,116
  Amortization of intangible assets...................     1,325      1,196        392        288
  Other expense.......................................    35,516     34,084      9,342      8,783
                                                        --------   --------   --------   --------
          Total noninterest expense...................   103,230    100,791     28,420     27,004
                                                        --------   --------   --------   --------
Income before income taxes............................    59,907     41,652     15,420     10,186
Applicable income taxes...............................    21,113     14,342      5,379      3,542
                                                        --------   --------   --------   --------
          Net income..................................  $ 38,794   $ 27,310   $ 10,041   $  6,644
                                                        ========   ========   ========   ========
Earnings per share:
  Primary.............................................  $   3.12   $   2.28   $   0.78   $   0.55
  Fully diluted.......................................      3.02       2.23       0.75       0.54
Dividends paid:
  Common Stock........................................  $   0.90        N/A   $  0.225        N/A
  Class A**...........................................       N/A   $   0.80        N/A   $   0.20
  Class B**...........................................       N/A       0.40        N/A       0.10

---------------

N/A   not applicable
 *    As restated
**    On February 21, 1995 BancGroup's Class A and Class B Common Stock were reclassified into one class of stock called Common Stock.

     Net income for year ended 1995 was $38,794,000 compared to $27,310,000 for the previous year, a 42% increase. Earnings per share for the year were $3.02 on a fully diluted basis, a 35% increase over 1994. The company's return on average equity was 17.94% compared to 14.94% in 1994. Return on average assets was 1.20% compared to 1.00% in 1994.

     Net income for the fourth quarter of 1995 was $10,041,000 compared to $6,644,000 in 1994, a 51% increase. Earnings per share for the fourth quarter of 1995 were $.75 compared to $.54 for the same period in 1994, a 39% increase.

     The Company's internal loan growth of 25% has been a factor in its increased earnings. Loans increased from $2.094 billion in 1994 to $2.876 billion in 1995. Loans increased $781.6 million or 37% over 1994. For the year ended 1995, net charge-offs were $3.1 million, or .13% of average loans, compared to $1.7 million, or .09% in 1994. The provision for loan losses was $5.480 million for 1995 versus $6.481 million for 1994. Nonperforming assets at year-end 1995 were $22.4 million, .78% of loans and other real estate compared to .90% at year-end 1994. The total reserve for loan losses at year end 1995 was $36.9 million or 1.28% of loans.

DOTHAN FEDERAL SAVINGS BANK UNAUDITED RESULTS OF OPERATIONS AND FINANCIAL HIGHLIGHTS FOR THE SIX MONTHS ENDED DECEMBER 31, 1995

     Dothan Federal Savings Bank ("Dothan Federal") unaudited results for the six months ended December 31, 1995 reported net income of $71,000 or $.18 per share, versus $137,000 or $.34 per share for the prior year.

     For the second quarter of 1995, Dothan Federal showed net income of $40,000 or $.10 per share, as compared to net income of $70,000 or $.18 per share, for the same period in 1994. The decrease in net income in the second quarter of 1995 as compared to the same period in 1994 is due to an increase in interest expense as a result of increased deposit balances of approximately $7,691,000 over the same period in 1994.

     Net interest income for the six months ended December 31, 1995 decreased over 1994, again as a result of increased interest expense from higher deposit balances. Other income and other expense remained consistent from six months ended 1994 to 1995.

     Set forth below are selected financial highlights for Dothan Federal for the periods indicated:

                                                        THREE MONTHS           SIX MONTHS
                                                       ENDED DECEMBER        ENDED DECEMBER
                                                             31,                   31,
                                                      -----------------     -----------------
                                                       1995      1994        1995      1994
                                                      -------   -------     -------   -------
                                                         (UNAUDITED)           (UNAUDITED)
                                                           (AMOUNTS IN THOUSANDS EXCEPT
                                                                PER SHARE AMOUNTS)
    Total interest income...........................  $   911   $   796     $ 1,792   $ 1,552
    Total interest expense..........................      612       441       1,199       834
                                                      -------   -------     -------   -------
    Net interest income.............................      299       355         593       718
    Provision for loan losses.......................       15        15          30        30
                                                      -------   -------     -------   -------
    Net interest income after provision for loan
      losses........................................      284       340         563       688
    Total other income..............................       25        25          55        42
    Total other expenses............................      239       254         493       509
                                                      -------   -------     -------   -------
    Income before taxes.............................       70       111         125       221
    Income tax......................................       30        41          54        84
                                                      -------   -------     -------   -------
    Net income......................................       40        70          71       137
                                                      =======   =======     =======   =======
    Net income per share............................      .10       .18         .18       .34
    Average share outstanding.......................  399,688   399,688     399,688   399,688

                                                                         DECEMBER 31,
                                                                      -------------------
                                                                       1995        1994
                                                                      -------     -------
                                                                          (UNAUDITED)
     Total Assets...................................................  $48,620     $44,191
     Deposits.......................................................   41,798      34,107
     Loans receivable, net..........................................   35,792      35,423
     Allowances for loan losses.....................................      286         227
     Securities.....................................................   11,213       7,043
     Real estate owned..............................................       --           5
     Stockholders' equity...........................................    4,013       3,614
     Stockholders' equity per share.................................  10.0402      9.0426

COMMERCIAL BANCORP OF GEORGIA, INC. UNAUDITED RESULTS OF OPERATIONS AND FINANCIAL HIGHLIGHTS FOR YEAR ENDED DECEMBER 31, 1995

     Commercial Bancorp of Georgia, Inc. ("CBG") unaudited results for the year ended December 31, 1995 reported net income of $857,000 or $.47 per share, versus $698,000 or $.38 per share for the prior year.

     For the fourth quarter of 1995, CBG experienced a loss of $852,000 or ($.47) per share, as compared to net income of $121,000 or $.07 per share, for the same period in 1994. The fourth quarter loss reflected additional provision for loan losses of $892,000 as a result of $380,000 in normal monthly provision and a one-time increase of $512,000 due to estimated change in economic uncertainty as compared to approximately $290,000 for the fourth quarter of 1994. There was also approximately $1,219,000 of proposed acquisition related expenses incurred in the fourth quarter of 1995.

     Net interest income for the year ended December 31, 1995 increased over the 1994 as a result of increased interest income from slightly higher interest rates and increased construction loan volume. Other income remained consistent from year end 1994 to 1995.

     BancGroup has previously considered the impact of the aforementioned fourth quarter additional expenses and earnings trends in evaluating the exchange ratio in the Merger, therefore, BancGroup does not expect the decrease in earnings or additional expenses to have a material impact on BancGroup's future earnings or financial condition.

     BancGroup has advised CBG that CBG's unaudited 1995 financial results will not affect the proposed Merger.

     Set forth below are selected financial highlights for CBG for the periods indicated:

                                                THREE MONTHS ENDED
                                                   DECEMBER 31,        YEAR ENDED DECEMBER 31,
                                                ------------------     -----------------------
                                                 1995        1994         1995          1994
                                                -------     ------     -----------     -------
                                                   (UNAUDITED)         (UNAUDITED)
                                                    (AMOUNTS IN THOUSANDS EXCEPT PER SHARE
                                                                   AMOUNTS)
    Total interest income.....................  $ 5,263     $4,134       $19,140       $14,347
    Total interest expense....................    2,267      1,565         8,364         5,458
                                                -------     ------     -----------     -------
    Net interest income.......................    2,996      2,569        10,776         8,889
    Provision for loan losses.................      892        291         1,525           695
                                                -------     ------     -----------     -------
    Net interest income after provision for
      loan losses.............................    2,104      2,278         9,251         8,194
    Total other income........................      304        584         2,163         2,215
    Total other expenses......................    3,528      2,563         9,711         9,213
                                                -------     ------     -----------     -------
    Income (loss) before taxes................   (1,120)       299         1,703         1,196
    Income tax................................     (268)       178           846           498
                                                -------     ------     -----------     -------
    Net income (loss).........................     (852)       121           857           698
                                                =======     ======     =========       =======
    Net income (loss) per share...............     (.47)       .07           .47           .38
                                                =======     ======     =========       =======
    Average share outstanding.................    1,827      1,827         1,827         1,827

                                                                        DECEMBER 31,
                                                                 --------------------------
                                                                    1995             1994
                                                                 -----------       --------
                                                                 (UNAUDITED)
    Total Assets...............................................   $ 229,740        $199,377
    Deposits...................................................     206,631         178,264
    Loans receivable, net......................................     142,230         133,736
    Allowance for loan losses..................................       2,670           1,966
    Securities.................................................      35,813          26,588
    Real estate owned..........................................       1,247           1,480
    Stockholders' equity.......................................      19,978          18,732
    Stockholders' equity per share.............................     10.9367         10.2544

SOUTHERN BANKING CORPORATION UNAUDITED RESULTS OF OPERATIONS AND FINANCIAL HIGHLIGHTS FOR YEAR ENDED DECEMBER 31, 1995

     Southern Banking Corporation ("SBC") unaudited results for the year ended December 31, 1995 reported net income of $2,091,000 or $.57 per share, versus $1,734,000 or $.63 per share for the prior year.

     For the fourth quarter of 1995, SBC recorded net income $122,000 or $.03 per share, as compared to net income of $726,000 or $.27 per share, for the same period in 1994. The decrease in fourth quarter earnings in 1995 as compared to the same period in 1994 was the result of approximately $893,000 in acquisition related expenses incurred in the fourth quarter of 1995; as well as approximately $250,000 in additional loan loss provision as a result of decline in asset quality in the fourth quarter.

     Net interest income for the year ended December 31, 1995 increased over the 1994 as a result of increased interest income from slightly higher interest rates and increased loan volume. Other income remained consistent from year end 1994 to 1995. Other expense increased from year end 1994 to 1995 as a result of approximately $893,000 in acquisition related expenses incurred in 1995.

     BancGroup has previously considered the impact of the aforementioned fourth quarter additional expenses and earnings trends in evaluating the exchange ratio in the Merger, therefore, BancGroup does not expect the decrease in earnings or additional expenses to have a material impact on BancGroup's future earnings or financial condition.

     BancGroup has advised SBC that SBC's unaudited 1995 financial results will not affect the proposed Merger.

     Set forth below are selected financial highlights for SBC for the periods indicated:

                                                    THREE MONTHS
                                                   ENDED DECEMBER
                                                         31,            YEAR ENDED DECEMBER 31,
                                                  -----------------     -----------------------
                                                   1995       1994         1995          1994
                                                  ------     ------     -----------     -------
                                                     (UNAUDITED)        (UNAUDITED)
                                                     (AMOUNTS IN THOUSANDS EXCEPT PER SHARE
                                                                    AMOUNTS)
    Total interest income........................ $4,755     $4,243       $17,324       $10,326
    Total interest expense.......................  1,702      1,085         6,133         2,895
                                                  ------     ------     -----------     -------
    Net interest income..........................  3,053      3,158        11,191         7,431
    Provision for loan losses....................    280         60           525           330
                                                  ------     ------     -----------     -------
    Net interest income after provision for loan
      losses.....................................  2,773      3,098        10,666         7,101
    Total other income...........................    562       (129)        1,926         1,294
    Total other expenses.........................  3,079      1,923         9,220         5,672
                                                  ------     ------     -----------     -------
    Income before taxes..........................    256      1,046         3,372         2,723
    Income tax...................................    134        320         1,281           989
                                                  ------     ------     -----------     -------
    Net income...................................    122        726         2,091         1,734
                                                  ======     ======     =========       =======
    Net income per share.........................    .03        .27           .57           .63
                                                  ======     ======     =========       =======
    Average share outstanding....................  3,648      2,731         3,648         2,731

                                                                          DECEMBER 31,
                                                                     ----------------------
                                                                        1995         1994
                                                                     -----------   --------
                                                                     (UNAUDITED)
    Total Assets...................................................   $ 230,270    $181,362
    Deposits.......................................................     211,610     154,734
    Loans receivable, net..........................................     152,347     121,530
    Allowances for loan losses.....................................       1,958       1,609
    Securities.....................................................      33,663      34,735
    Real estate owned..............................................         129          --
    Stockholders' equity...........................................      16,524      13,735
    Stockholders' equity per share.................................       4.915      4.1001

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

                  SELECTED INTERIM FINANCIAL DATA (UNAUDITED)

                                                                    SEPTEMBER 30,     SEPTEMBER 30,
                                                                        1995              1994*
                                                                    -------------     -------------
                                                                     (DOLLARS IN THOUSANDS, EXCEPT
                                                                          PER SHARE AMOUNTS)
STATEMENT OF CONDITION SUMMARY
Total assets......................................................   $ 3,400,577       $ 2,718,072
Loans, net of unearned income.....................................     2,562,386         1,980,201
Total earnings assets.............................................     3,127,274         2,485,042
Deposits..........................................................     2,539,762         2,123,120
Shareholders' equity..............................................       223,228           187,173
Book value per share..............................................   $     18.22       $     15.72
                                                                    -------------     -------------

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                            1995        1994*
                                                                           -------     -------
EARNINGS SUMMARY
Net interest income (taxable equivalent).................................  $88,080     $78,793
Provision for loan losses................................................    3,430       4,714
Noninterest income.......................................................   36,542      32,815
Noninterest expense......................................................   74,810      73,787
Net income...............................................................   28,753      20,666
Average primary shares outstanding.......................................   12,247      11,986
Average fully diluted shares outstanding.................................   13,017      12,759
Per common share:
  Fully-diluted earnings:
     Net Income..........................................................  $  2.35     $  1.72
  Dividends:
     Common Stock........................................................    0.675         N/A
     Class A.............................................................      N/A        0.60
     Class B.............................................................      N/A        0.30
                                                                           -------     -------
SELECTED RATIOS
Return on average assets.................................................     1.24%       1.02%
Return on average equity.................................................    18.51%      15.31%
Efficiency ratio.........................................................    60.03%      66.11%
Equity to assets.........................................................     6.56%       6.89%
Total capital............................................................     8.04%       8.62%
Tangible leverage........................................................     6.16%       6.45%
                                                                           -------     -------

---------------

* As restated

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

                            SELECTED FINANCIAL DATA
                                 (AS RESTATED)*

                                                        FOR THE YEARS ENDED DECEMBER 31,
                                              ----------------------------------------------------
                                                1994       1993       1992       1991       1990
                                              --------   --------   --------   --------   --------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME
Interest income.............................  $187,230   $141,572   $130,624   $138,969   $137,343
Interest expense............................    82,549     59,517     60,576     81,486     88,102
                                              --------   --------   --------   --------   --------
Net interest income.........................   104,681     82,055     70,048     57,483     49,241
Provision for possible loan losses..........     6,481      7,945      7,979      6,364      6,306
                                              --------   --------   --------   --------   --------
Net interest income after provision for
  possible loan losses......................    98,200     74,110     62,069     51,119     42,935
Noninterest income..........................    44,243     40,433     34,727     31,271     28,547
Noninterest expense.........................   100,791     86,520     75,529     65,996     61,435
                                              --------   --------   --------   --------   --------
Income before income taxes..................    41,652     28,023     21,267     16,394     10,047
Applicable income taxes.....................    14,342      8,886      5,715      4,175      1,782
                                              --------   --------   --------   --------   --------
Income before extraordinary items and the
  cumulative effect of a change in
  accounting for income taxes...............    27,310     19,137     15,552     12,219      8,265
Extraordinary items, net of income taxes....        --       (463)        --        831      1,385
Cumulative effect of a change in accounting
  for income taxes..........................        --      3,219         --         --         --
                                              --------   --------   --------   --------   --------
Net income..................................  $ 27,310   $ 21,893   $ 15,552   $ 13,050   $  9,650
                                              ========   ========   ========   ========   ========
EARNINGS PER COMMON SHARE
Income before extraordinary items and the
  cumulative effect of a change in
  accounting for income taxes:
  Primary...................................  $   2.28   $   2.01   $   1.72   $   1.37   $   0.94
  Fully-diluted.............................  $   2.23   $   1.96   $   1.71   $   1.37   $   0.94
Net income:
  Primary...................................  $   2.28   $   2.30   $   1.72   $   1.47   $   1.10
  Fully-diluted.............................  $   2.23   $   2.21   $   1.71   $   1.47   $   1.10
Average shares outstanding:
  Primary...................................    11,996      9,530      9,016      8,905      8,792
  Fully-diluted.............................    12,763     10,623     10,327     10,247     10,095
Cash dividends per common share:(1)
  Class A...................................  $   0.80   $   0.71   $   0.67   $   0.63   $   0.60
  Class B...................................  $   0.40   $   0.31   $   0.27   $   0.23   $   0.20
                                              ========   ========   ========   ========   ========

---------------

  * As restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company, an entity under common control, which was accounted for in a manner similar to a pooling of interests; restated BancGroup financial statements were filed on July 10, 1995 on Form 8-K and are incorporated by reference to this prospectus.
(1) On February 21, 1995, the Class A and Class B Common Stock were reclassified into one class of Common Stock.

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

                                                      FOR THE YEARS ENDED DECEMBER 31,
                                       --------------------------------------------------------------
                                          1994       1993(1)        1992         1991         1990
                                       ----------   ----------   ----------   ----------   ----------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF CONDITION
At year-end:
  Total assets.......................  $2,838,343   $2,822,521   $1,796,246   $1,687,177   $1,568,216
  Loans, net of unearned income......   2,093,703    1,771,989    1,172,151    1,093,728    1,062,798
  Mortgage loans held for sale.......      60,536      361,496      144,215      105,219       31,069
  Deposits...........................   2,171,464    2,190,998    1,493,479    1,452,344    1,339,918
  Long-term debt.....................      69,043       57,397       22,979       27,225       29,397
  Shareholders' equity...............     191,551      172,764      100,406       88,429       78,412
Average daily balances:
  Total assets.......................  $2,726,710   $2,119,660   $1,764,397   $1,643,622   $1,532,863
  Interest-earning assets............   2,458,568    1,871,254    1,540,926    1,450,115    1,355,059
  Loans, net of unearned income......   1,906,385    1,315,910    1,136,124    1,094,096    1,016,826
  Mortgage loans held for sale.......     131,121      241,683      118,510       65,373       28,525
  Deposits...........................   2,158,532    1,644,658    1,476,668    1,403,538    1,309,395
  Shareholders' equity...............     182,823      119,790       94,833       84,423       75,371
Book value per share at year-end.....  $    16.08   $    14.64   $    11.27   $    10.00   $     8.92
Tangible book value per share at
  year-end...........................       14.71        13.25        10.60         9.21         8.12
                                        =========    =========    =========    =========    =========
SELECTED RATIOS
Income before extraordinary items and
  the cumulative effect of a change
  in accounting for income taxes to:
  Average assets.....................        1.00%        0.90%        0.88%        0.74%        0.54%
  Average shareholders' equity.......       14.94        15.98        16.40        14.47        10.97
Net income to:
  Average assets.....................        1.00         1.03         0.88         0.79         0.63
  Average shareholders' equity.......       14.94        18.28        16.40        15.46        12.80
Efficiency ratio.....................       66.68        69.50        70.64        72.52        76.69
Dividend payout ratio................       27.21        25.33        26.85        31.60        44.00
Average equity to average total
  assets.............................        6.70         5.65         5.37         5.14         4.92
Total nonperforming assets to net
  loans, other real estate and
  repossessions......................        0.91         1.31         1.34         1.07         1.49
Net charge-offs to average loans.....        0.09         0.33         0.47         0.51         0.49
Allowance for possible loan losses to
  total loans (net of unearned
  income)............................        1.60         1.62         1.60         1.48         1.42
Allowance for possible loan losses to
  nonperforming loans................         314%         347%         246%         246%         132%
                                        =========    =========    =========    =========    =========

---------------

* As restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company, an entity under common control, which was accounted for in a manner similar to a pooling of interests; restated BancGroup financial statements were filed on July 10, 1995 on Form 8-K and are incorporated by reference to this prospectus.

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

                  SELECTED QUARTERLY FINANCIAL DATA 1994-1993
                                 (AS RESTATED)*

                                                            1994                                      1993
                                           ---------------------------------------   ---------------------------------------
                                           DEC. 31   SEPT. 30   JUNE 30   MARCH 31   DEC. 31   SEPT. 30   JUNE 30   MARCH 31
                                           -------   --------   -------   --------   -------   --------   -------   --------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest income..........................  $50,870   $47,180    $45,779   $43,401    $38,269   $37,524    $35,361   $30,418
Interest expense.........................  23,341     20,439    19,915     18,854    15,922     15,824    14,855     12,916
                                           -------   --------   -------   --------   -------   --------   -------   --------
Net interest income......................  27,529     26,741    25,864     24,547    22,347     21,700    20,506     17,502
Provision for loan losses................   1,767      1,818     1,448      1,448     2,333      2,061     2,263      1,288
                                           -------   --------   -------   --------   -------   --------   -------   --------
Net interest income after provision for
  loan losses............................  25,762     24,923    24,416     23,099    20,014     19,639    18,243     16,214
Income before extraordinary items and the
  cumulative effect of a change in
  accounting for income taxes............   6,644      7,078     6,740      6,848     4,688      5,223     5,202      4,024
Net income...............................  $6,644    $ 7,078    $6,740    $ 6,848    $4,688    $ 4,760    $5,202    $ 7,243 (1)
                                           -------   --------   -------   --------   -------   --------   -------   --------
Per common share:
  Income before extraordinary items and
    the cumulative effect of a change in
    accounting for income taxes
  Primary................................  $ 0.55    $  0.59    $ 0.56    $  0.57    $ 0.48    $  0.54    $ 0.54    $  0.44
  Fully-diluted..........................    0.54       0.58      0.55       0.56      0.47       0.53      0.52       0.43
Net income
  Primary................................  $ 0.55    $  0.59    $ 0.56    $  0.57    $ 0.48    $  0.49    $ 0.54    $  0.80
  Fully-diluted..........................    0.54       0.58      0.55       0.56      0.47       0.48      0.52       0.74
                                           =======   =======    =======   =========  =======   =======    =======   =========

---------------

  * As restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company, an entity under common control, which was accounted for in a manner similar to a pooling of interests; restated BancGroup financial statements were filed on July 10, 1995 on Form 8-K and are incorporated by reference to this prospectus.
(1) SFAS 109 was adopted in the first quarter of 1993.

                          DOTHAN FEDERAL SAVINGS BANK

                        SELECTED INTERIM FINANCIAL DATA
                                  (UNAUDITED)

FINANCIAL CONDITION DATA:

                                                                         SEPTEMBER 30,
                                                                    -----------------------
    Total Amount of:                                                  1995           1994
                                                                    --------       --------
                                                                    (DOLLARS IN THOUSANDS)
    Assets........................................................  $48,084        $41,625
    Investments(1)................................................   11,086          8,201
    Loans Receivable, net.........................................   35,443         31,963
    Deposits......................................................   41,042         33,115
    FHLB Advances.................................................    2,500          4,417
    Retained Earnings.............................................      636            455
                                                                    --------       --------
    Number of Full Service Facilities.............................        1              1
                                                                    --------       --------

---------------

(1) Consist of Interest Bearing Deposits in Other Banks, Marketable Securities and Cash

OPERATING DATA:

                                                                      THREE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                     ---------------------
                                                                      1995          1994
                                                                     -------       -------
                                                                          (DOLLARS IN
                                                                          THOUSANDS)
    Interest and Dividend Income...................................  $   881       $   756
    Interest Expense...............................................      587           393
                                                                     -------       -------
    Net Income Before Loan Loss Provision..........................      294           363
                                                                     -------       -------
    Provision for Loan Loss........................................       15            15
    Non-Interest Income............................................       29            17
    Non-Interest Expense...........................................      254           255
                                                                     -------       -------
    Income Before Income Taxes.....................................       54           110
    Provision For Income Taxes.....................................       24            43
                                                                     -------       -------
    Net Income.....................................................  $    30       $    67
                                                                     =======       =======

PER SHARE DATA:

                                                                      THREE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                     ---------------------
                                                                      1995          1994
                                                                     -------       -------
    Earnings per share.............................................  $  0.08       $  0.17
    Dividends Paid.................................................       NA          0.15

                          DOTHAN FEDERAL SAVINGS BANK

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

  Comparison of the Three Months Ended September 30, 1995 and 1994

FINANCIAL CONDITION

     ASSETS. Total assets increased $1,442,987 from $40,182,106 as of June 30, 1994 to $41,625,093 at September 30, 1994. The net increase was primarily due to an increase in loans and investments of $842,213 and an increase in cash of $370,444. Total assets increased $3,426,465 from $44,657,061 at June 30, 1995 to
$48,083,526 at September 30, 1995. The increase was due to an increase in loans and investments of $1,649,329 and a decrease in cash federal funds of $1,729,797.

     LIABILITIES. Total liabilities were $38,002,015 at September 30, 1994, an increase of $1,473,229 from June 30, 1994, and were $44,129,704 at September 30, 1995, a $3,370,553 increase from June 30, 1995. Both the 1994 and 1995 increases were due to increases of deposits and borrowed money of $1,507,010 and $3,248,635, respectively.

     CAPITAL. Capital as of September 30, 1994 totaled $3,623,078, a $30,242 decrease from capital of $3,653,320 at June 30, 1994. The net decrease consists of net income of $66,683 less cash dividends declared of $59,953, and a $36,972 adjustment in unrealized losses on securities. Capital as of September 30, 1995 totaled $3,953,822, a $55,912 increase from capital of $3,897,910 at June 30, 1995. The net increase consists of net income of $30,449 and a $25,463 adjustment in unrealized gains on securities.

RESULTS OF OPERATIONS

     SUMMARY. The Bank's net income decreased $36,234 from $66,683 or $.17 per share to $30,449 or $.08 per share for the three months ended September 30, 1994 and 1995, respectively. The decrease can be attributed to a $69,247 decrease in net interest income.

     NET INTEREST INCOME. Net interest income decreased from $363,154 for the three months ended September 30, 1994, to $293,907 for the same period of 1995. Interest earning assets increased $905,994 to $39,542,116 in the three months ended September 30, 1994 and increased $2,964,580 to $45,599,405 during the same period in 1995. Interest bearing liabilities increased $1,507,010 to $37,531,827 in the three months ended September 30, 1994 and increased $3,248,635 to $43,542,314 during the same period in 1995.

     PROVISION FOR LOAN LOSSES. During the first three months ended September 30, 1994 and 1995, the Bank added $15,000 to the allowance for loan losses. Even though the Bank's asset quality continues to be strong, the Bank's management and Board of Directors feels that a monthly increase of $5,000 would help to strengthen the Bank's allowance due to higher risk commercial loans being portfolioed in 1995.

     NON-INTEREST INCOME. For the three months ended September 30, 1995, the Bank's non-interest income increased $12,693 to $29,820 compared to the same period in 1994. The increase is primarily due to a $10,000 payment received to resolve a legal matter.

     NON-INTEREST EXPENSE. Non-interest expense decreased $995 to $254,340 for the first three months of 1995 from $255,335 for the same period in 1994. The decrease is primarily due to a $9,602 decrease in compensation expense offset by a $10,128 increase in consulting fees.

     PROVISION FOR INCOME TAXES. The provision for income taxes for the three months ended September 30, 1995 and 1994 was $23,938 and $43,263, respectively. The income tax expense expressed as percent of income before income taxes was 44.01% for 1995 and 39.35% for 1994.

                          DOTHAN FEDERAL SAVINGS BANK

                            SELECTED FINANCIAL DATA

FINANCIAL CONDITION DATA:

                                                                            JUNE 30,
                                                                       -------------------
    TOTAL AMOUNT OF:                                                    1995        1994
    ----------------                                                   -------     -------
                                                                           (DOLLARS IN
                                                                           THOUSANDS)
    Assets...........................................................  $44,657     $40,182
    Investments(1)...................................................    7,692       9,035
    Loans Receivable, net............................................   35,457      29,917
    Deposits.........................................................   37,627      32,191
    FHLB Advances....................................................    2,667       3,833
    Retained Earnings................................................      605         448
                                                                       -------     -------
    Number of Full Service Facilities................................        1           1
                                                                       -------     -------

---------------

(1) Consist of Interest Bearing Deposits in Other Banks, Marketable Securities and Cash

OPERATING DATA:

                                                                     YEAR ENDED JUNE 30,
                                                                   ------------------------
                                                                    1995     1994     1993
                                                                   ------   ------   ------
                                                                    (DOLLARS IN THOUSANDS)
    Interest and Dividend Income.................................  $3,293   $3,160   $3,088
    Interest Expense.............................................   1,874    1,460    1,510
                                                                   ------   ------   ------
    Net Income Before Loan Loss Provision........................   1,419    1,700    1,578
                                                                   ------   ------   ------
    Provision For Loan Loss......................................      60       60       90
    Non-Interest Income..........................................      58       71       69
    Non-Interest Expense.........................................   1,057      956      921
                                                                   ------   ------   ------
    Income Before Income Taxes...................................     360      755      636
    Provision for Income Taxes...................................     143      278        0
                                                                   ------   ------   ------
              Net Income.........................................  $  217   $  477   $  636
                                                                   ======   ======   ======

SELECTED STATISTICAL DATA:

                                                                             YEAR ENDED
                                                                              JUNE 30,
                                                                          ----------------
                                                                           1995      1994
                                                                          ------     -----
    Return on Assets (net earnings divided by average total assets).....    0.49%     1.18%
    Equity-to-Assets Ratio (average equity divided by average total
      assets)...........................................................    8.46%     8.68%
    Allowance for possible loan losses as a percent of total loans......    0.72%     0.71%
    Cash Dividends per share............................................  $ 0.15        NA
    Dividend Payout ratio (dividend declared per share dividend by net
      income per share).................................................   27.78%       NA
    Earnings per share..................................................  $ 0.54     $1.19

                          DOTHAN FEDERAL SAVINGS BANK

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The following discussion and financial information is presented to aid the understanding of the current financial position and results of operations of Dothan Federal Savings Bank, Dothan, Alabama (the "Bank") and should be read in conjunction with the Financial Statements and Notes. With respect to the figures for the years ended June 30, 1995 and 1994 and for the three month periods ended September 30, 1995 and 1994, which are unaudited, in the opinion of management all adjustments (none of which were other than normal recurring adjustments) necessary for a fair statement of such results for such periods have been included. The Bank has one banking facility located in Houston County, Alabama.

  As of and For the Years Ended June 30, 1995 and 1994

FINANCIAL CONDITION

     ASSETS. The total assets of the Bank were $44,657,061 at June 30, 1995, a $4,474,955 increase from the 1994 year end assets of $40,182,106. At June 30, 1995, earning assets totaled $42,606,060 or 95.41% of total assets, compared to $38,554,768, or 95.95% at June 30, 1994.

     The Bank's investment securities portfolio decreased from $8,221,091 at June 30, 1994 to $6,778,919 at year end 1995. The primary reason for the decrease was normal principal repayments and maturities.

     During 1995, the average yield on interest bearing deposits in other banks increased from an average rate of 3.47% in 1994 to an average of 5.91%. The balance of interest bearing deposits in other banks decreased from $417,151 at June 30, 1994 to $369,732 at June 30, 1995. The decrease was due mainly to the purchase of adjustable rate mortgage loans to help improve the Bank's interest rate risk.

     Total loans, net of unearned income, increased by $5,584,292 during 1995, or 18.53% from the June 30, 1994 total of $30,128,839. Mortgage loans increased $4,118,242 or 15.31%. Commercial non-real estate loans decreased by $716,620 or 26.97%. Consumer loans increased $944,252 or 34.05%. The increase in loan demand was caused by an increase in rates during the first quarter, which caused consumers to enter the market early in the year and take advantage of lower rates while they could.

     An allowance is established for uncollectible interest on loans that are 60 days past due based on management's periodic evaluations. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments has been demonstrated, in which case the loan is returned to accrual status. Loans that had been placed on nonaccrual status at June 30, 1995 and 1994 totaled $145,531 and $10,452, respectively.

     The Allowance for loan losses is maintained through provisions charged to expense at levels which management considers adequate to absorb losses inherent in the loan portfolio. The allowance is decreased by charge-offs, net of recoveries. Management's evaluation of the allowance includes a review of all loans for which full collectibility is not reasonably assured and considers, among other factors, prior years' loss experience, economic conditions, distribution of loans by risk class, and the estimated value of underlying collateral. Though management believes the allowance for loan losses to be adequate, the ultimate losses may vary from these evaluations; however, the allowance is reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

     The Bank's allowance for loan losses at June 30, 1995 and 1994, was $255,722 and $212,313, respectively, with the corresponding ratios of allowance to total loans being .72% and .71%. Net charge-offs totaled $16,591 and $25,023 in 1995 and 1994, respectively, representing .05% and .08% of net loans.

     DEPOSITS. The Bank relies on deposits to fund loans and other investments. Total deposits at June 30, 1995 were $37,627,012, an increase of $5,435,528 or 16.88% from June 30, 1994. Demand and time deposit accounts at June 30, 1995 were $2,837,515 and $28,852,755, respectively, representing a decrease of $68,154 and an increase of $6,503,415, respectively. Savings and money market accounts totaled $5,936,742 at June 30, 1995, representing a decrease of $999,733. The decrease in savings and money market accounts and increase in time deposits was due to customers withdrawing their funds from the low yielding savings accounts and depositing them in higher yielding time deposits.

     LIQUIDITY. Liquidity refers to the ability of the Bank to meet borrowing needs and withdrawal demands of its customers, while also providing funds for operating expenses and its own cash flow requirements. The Bank achieves its desired liquidity from management of both assets and liabilities. In the ordinary course of business, the Bank's cash flows are generated from interest and fee income, as well as from loan repayments and the maturity or sales of other earning assets. In addition, liquidity is continuously provided through the acquisition of new deposits or the rollover of matured deposits.

     The Bank normally meets it short-term liquidity requirements with interest bearing deposits in other banks and short term government securities; however, occasionally it may become necessary to borrow from the Federal Home Loan Bank to meet short-term cash flow needs. At June 30, 1995, the Bank's average regulatory liquidity ratio was 8.65% which is 3.65% above the OTS's Requirement of 5.00%.

     The Bank's liquid assets as of June 30, 1995 totaled $2,526,392, down from $3,415,856 on June 30, 1994. Management considers the Bank's liquidity sources to be adequate to meet its current and projected needs.

     The Bank's total outstanding advances from the FHLB of Atlanta were $2,666,667 as of June 30, 1995 compared to $3,833,333 on June 30, 1994. This decrease of $1,166,666 was due to the repayment of maturing advances with funds received from increased deposits.

     CAPITAL. Capital is a measure of the Bank's financial soundness and viability. The Bank is committed to maintaining a strong capital position to protect shareholders and depositors, provide for reasonable growth, and fully comply with all regulatory requirements while paying dividends to its shareholders.

     The Bank's capital at June 30, 1995 totaled $3,897,910 compared to $3,653,320 in 1994. This growth in the Bank's capital has been through the retention of internally generated earnings. Total capital as expressed as a percent of total assets as of June 30, 1995 and 1994 was 8.73% and 9.09%, respectively.

     As a federally chartered savings bank, the Bank is required by its primary regulator, the Office of Thrift Supervision ("OTS"), to maintain capital sufficient to meet three requirements, as defined: (1) a tangible capital requirement equal to 1.5% of adjusted total assets; (2) a leverage or core capital requirement of 3% of adjusted total assets, though it is anticipated that most institutions will be required by the regulators to maintain capital of an additional 100 to 200 basis points; and (3) a risk-based capital requirement equal to 8% of risk-weighted assets, which were approximately $21,895,200 at June 30, 1995. Assets and off-balance sheet commitments are assigned a credit-risk weighting based upon their relative risk ranging from 0% for assets backed by the full faith and credit of the United States Government or that pose no credit risk to the Bank, to the 100% for assets such as commercial loans, delinquent, or repossessed assets.

     The following presents the Bank's capital levels and ratios compared to its minimum capital requirements as of June 30, 1995:

                                                                       AMOUNT     PERCENTAGE
                                                                     ----------   ----------
                                                                           (UNAUDITED)
    Tangible capital, as defined...................................  $3,903,946       8.74%
    Required minimum...............................................     669,946        1.5
                                                                     ----------   ----------
              Excess...............................................  $3,234,000       7.24%
                                                                      =========   ========
    Core capital, as defined.......................................  $3,903,946       8.74%
    Required Minimum(a)............................................   1,339,893       3.00
                                                                     ----------   ----------
              Excess...............................................  $2,564,053       5.74%
                                                                      =========   ========
    Risk-based capital.............................................  $4,039,268      18.45%
    Required Minimum...............................................   1,751,616       8.00
                                                                     ----------   ----------
              Excess...............................................  $2,287,652      10.45%
                                                                      =========   ========

---------------

(a) The required minimum based on 5% would be $2,233,155 leaving an excess of $1,670,791.

     Capital requirements continue to be under study by the OTS. Management continues to monitor these requirements and contemplated changes and believes that the Bank will continue to exceed its regulatory minimum requirements.

     The Bank has not been required by the OTS to incorporate an interest rate risk component to the risk-based capital requirement. This regulation requires a deduction from risk-based capital based on an institution's exposure to interest rate risk. Management believes the Bank would continue to exceed its regulatory minimum requirements if the interest rate risk component is ever required.

RESULTS OF OPERATIONS

     For the year ended June 30, 1995 the Bank recorded net income of $217,207 which represents a 54.47% decrease from 1994 net income of $477,048 and a 65.83% decrease from 1993 net income at $635,747. Earnings per share were $0.54, $1.19 and $1.59, respectively, for the years ended June 30, 1995, 1994 and 1993.

     NET INTEREST INCOME. By the nature of its business, the largest portion of the Bank's income is derived primarily from net interest income. Net interest income is the difference between interest income, earned primarily on loans and investment securities, and interest expense, which is paid on deposits and other interest-bearing liabilities. Many factors influence net interest income, including fluctuations in interest rates and changes in the volume and mix of earning assets and interest-bearing liabilities.

     The table included in this section details the distribution of average assets, liabilities and shareholders' equity, with the interest rate differentials for the Bank for the two years ended June 30, 1995 and 1993.

     Interest income for 1995 of $3,293,441 represents a 4.23% increase over 1994 interest income of $3,159,905. The increase in income occurred as a result of an increase in the volume of earning assets of $4,051,292 from 1994 to 1995.

     Interest income on loans represents the largest source of revenue for the Bank. Interest income on loans increased from $2,797,004 in 1994 to $2,873,845 in 1995. This $76,841 or 2.75% increase was due to an increase in net loans of $5,540,883 even though the average yield on loans decreased from 9.05% to 8.37% during the year.

     Even though investment securities decreased by $1,442,172 in 1995 interest income on investment securities increased by $52,068 in 1995 over 1994. This increase occurred due to the maturing of lower yielding securities and the repricing of adjustable mortgage backed securities to a higher rate.

     Interest income on interest bearing deposits in other banks in 1995 increased from $32,248 in 1994 to $36,875. This increase was due to the increase in the yield on these deposits in 1995 to 5.91% compared to 3.47% during 1994.

     Interest expense is the Bank's largest single expense category. In 1995, interest expense totaled $1,874,878, a 28.45% increase from the 1994 interest expense of $1,459,562. This increase was due to the increased volume of deposits and FHLB borrowings, and slightly higher rates.

     The resulting net interest income for 1995 was $1,418,563, a 16.57% decrease from the 1994 net interest income of $1,700,343. This decrease was due to interest bearing liabilities repricing at a faster rate than interest earning assets. This timing difference would lead to lower earnings in a time of increasing interest rates.

     PROVISION FOR LOAN LOSSES. The provision for loan losses in 1995 and 1994 was $60,000. The purpose of the provision for loan losses is to replace reductions in the allowance for loan losses caused by actual charge-offs and to establish adequate reserves for the growth of the loan portfolio. The allowance for loan losses represents the estimated uncollectible amount of loans included in the Bank's loan portfolio, and is available to absorb potential losses from any category of loans.

     NON-INTEREST INCOME. Non-interest income is generated by various financial services and activities. As pressures on net interest income continue, expansion of these services and the related fee income is of great importance to the future profitability of the Bank. Among these fees are deposit service charge, safe deposit box rent, and net gains on the sale of assets.

     Total non-interest income decreased $13,039 in 1995 to $58,214. This was primarily due to decreased gains on the sale of mortgage loans during the year.

     NON-INTEREST EXPENSE. Total non-interest expense for 1995 totaled $1,056,644 compared to $956,423 for the previous year, an increase of $100,221 or 10.48%. The majority of the increase was due to the implementation of a profit sharing plan for the Bank's employees. Payments under the plan amounted to $18,954 during 1995.

     INCOME TAX EXPENSE. Income before taxes for 1995 was $360,133, a 52.31% decrease from the 1994 income before taxes of $755,173. The income tax expense expressed as a percent of income before taxes was 39.69% and 36.83% for 1995 and 1994, respectively. The income tax expense for 1995 totaled $142,926 compared to $278,125 for 1994. The Bank did not begin recording a provision for income taxes until July, 1993 due to the utilization of net operating loss carry forwards. The provision for income taxes includes deferred taxes on temporary differences between income tax and financial accounting.

NEW ACCOUNTING STANDARDS

     On June 30, 1994, the Bank adopted Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Bank has elected to classify all its mortgage-backed securities and mortgage related securities as available-for-sale and all its U.S. Government securities as held-to-maturity. The effect of this election decreased stockholder's equity by $40,525 and $127,861 as of June 30, 1995 and 1994, respectively.

IMPACT OF INFLATION AND INTEREST RATE SENSITIVITY

     The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results without considering changes in the relative purchasing power of money over time due to inflation.

     The majority of assets and liabilities of a financial institution are monetary in nature and therefore differ greatly from most commercial and industrial companies that have an important impact on the growth of total assets and creates the need to generate more equity capital in order to maintain an appropriate equity to assets ratio. Another significant effect of inflation is on non-interest expenses, which tend to rise during periods of inflation.

     A portion of the Bank's interest earning assets are long-term fixed rate mortgage loans and mortgage-backed securities, while its principal source of funds are saving deposits with maturities of three years or less. Because of the short-term nature of the savings deposits, their costs generally reflect returns currently available in the market. Accordingly, the savings deposits have a high degree of interest rate sensitivity while the mortgage loan portfolio, to the extent of fixed rate loans, is relatively fixed and has much less sensitivity to changes in current market rates. Although these conditions are somewhat mitigated by the Bank's risk management strategies of selling long-term fixed rate loans and reinvesting in adjustable-rate mortgage-backed securities and loans, changes in market interest rates tend to directly affect the level of net interest income.

                          DOTHAN FEDERAL SAVINGS BANK

           AVERAGE BALANCE SHEETS AND ANALYSIS OF NET INTEREST INCOME
                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                            1995                          1994
                                                 ---------------------------   ---------------------------
                                                 AVERAGE              YIELD/   AVERAGE              YIELD/
                                                 BALANCE   INTEREST    RATE    BALANCE   INTEREST    RATE
                                                 -------   --------   ------   -------   --------   ------
                                                  ASSETS
Interest Earning Assets:
  Loans, Net...................................  $34,330    $ 2,874    8.37%   $30,921    $ 2,797    9.05%
  Investment Securities........................    6,660        383    5.75      6,615        331    5.00
  Interest Bearing Deposits in Other Banks.....      626         37    5.91        921         32    3.47
                                                 -------   --------   ------   -------   --------   ------
          Total Interest Earning Assets........   41,616      3,294    7.92     38,457      3,160    8.22
                                                 -------   --------   ------   -------   --------   ------
Non-interest Earning Assets
  Cash and Due From Banks......................      637                           833
  Bank Premises and Equipment (net)............    1,009                           752
  Other Assets.................................      647                           500
                                                 -------                       -------
          Total Non-Interest Earning Assets....    2,293                         2,085
                                                 -------                       -------
          Total Assets.........................  $43,909                       $40,542
                                                 =======                       =======
                                               LIABILITIES
Interest Bearing Liabilities:
  Interest Bearing Demand Deposits.............  $33,668    $ 1,620    4.81%   $31,360    $ 1,279    4.08%
  FHLB Advances................................    5,078        255    5.02      3,944        181    4.59
                                                 -------   --------   ------   -------   --------   ------
          Total Interest Bearing Liabilities...   38,746      1,875    4.84     35,304      1,460    4.14
                                                 -------   --------   ------   -------   --------   ------
Non-Interest Bearing Liabilities:
  Non-Interest Bearing Demand Deposits.........      856                         1,252
  Other Liabilities............................      593                           464
                                                 -------                       -------
          Total Non-Interest Bearing
            Liabilities........................    1,449                         1,716
                                                 -------                       -------
          Total Liabilities....................   40,195                        37,020
                                                 -------                       -------
Stockholders' Equity...........................    3,714                         3,521
                                                 -------                       -------
          Total Liabilities and Stockholders'
            Equity.............................  $43,909                       $40,541
                                                 =======                       =======
Net Interest Income............................             $ 1,419                       $ 1,700
                                                             ======                        ======
Net Spread on Interest Earning Assets..........                        3.08%                         4.08%
                                                                      =====                         =====

                             BUSINESS OF BANCGROUP

GENERAL

     BancGroup is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. It was organized in 1974 under the laws of Delaware. BancGroup operates a wholly-owned subsidiary bank in Alabama, Colonial Bank, which conducts a full service commercial banking business in the state of Alabama through 98 banking offices. The Bank will merge with Colonial Bank in the Merger. BancGroup also has a wholly-owned bank subsidiary in Tennessee, The Colonial Bank of Tennessee, which conducts a general commercial banking business through four offices located in that state, and BancGroup operates a wholly-owned federal savings bank subsidiary in Georgia, Colonial Bank, which conducts the business of a federal savings bank through four offices in the Atlanta area. This bank located in Georgia is sometimes referred to as Colonial Bank -- Georgia. Colonial Mortgage Company, a subsidiary of Colonial Bank, is a mortgage banking company with approximately $9 billion in residential loan serving and 13 offices in 12 states. BancGroup's commercial banking loan portfolio is comprised primarily of commercial real estate loans (26%) and residential real estate loans (43%), a significant portion of which is located within the State of Alabama. BancGroup's growth in loans over the past several years has been concentrated in commercial and residential real estate loans. The lending activities of Colonial Bank in Alabama are dependent upon the demands within the local markets of its branches. Based on this demand, loans collateralized by commercial and residential real estate have been the fastest growing component of Colonial Bank's loan portfolio.

LENDING ACTIVITIES

     BancGroup, through the branches and offices of its subsidiary banks, makes loans for a range of business and personal uses in response to local demands for credit. Loans are concentrated in Alabama, Georgia and Tennessee and are dependent upon economic conditions in those states. Alabama has historically been a slow growth state. The following broad categories of loans have varying risks and underwriting standards.

     - Real Estate -- Commercial. Loans classified as commercial real estate loans are loans which are collateralized by real estate and substantially dependent upon cash flow from income-producing improvements attached to the real estate. For BancGroup, these primarily consist of apartments, hotels, office buildings, shopping centers, amusement/recreational facilities, one to four family residential housing developments, and health service facilities.

      Loans within this category are underwritten based on projected cash flows and loan-to-appraised-value ratios of 80% or less. The risks associated with commercial real estate loans are primarily dependent upon real estate values in local market areas, the equity investments of borrowers, and the borrowers' experience and expertise. BancGroup has diversified its portfolio of commercial real estate loans with less than 10% of its total loan portfolio concentrated in any of the above-mentioned industries.

     - Real Estate Construction. Construction loans include loans to finance single family and multifamily residential as well as nonresidential real estate. Loan values for these loans are from 80% to 85% of completed appraised values. The principal risks associated with these loans are related to the borrowers' ability to complete the project and local market demand, the sales market, presales or preleasing, and permanent loan commitments. BancGroup evaluates presale requirements, preleasing rates, permanent loan take-out commitments, as well as other factors in underwriting construction loans.

     - Real Estate-Residential. These loans consist of loans made to finance one to four family residences and home equity loans on residences. BancGroup may loan up to 95% of appraised value on these loans without other collateral or security. The principal risks associated with one to four family residential loans are the borrowers' debt coverage ratios and real estate values.

     - Commercial, Financial, and Agricultural. Loans classified as commercial, financial, and agricultural consist of secured and unsecured credit lines and equipment loans for various industrial, agricultural, commercial, retail, or service businesses.

      The risk associated with loans in this category are generally related to the earnings capacity and cash flows generated from the individual business activities of the borrowers. Collateral consists primarily of business equipment, inventory, and accounts receivables with loan-to-value ratios of less than 80%. Credit may be extended on an unsecured basis or in excess of 80% of collateral value in circumstances as described in the paragraph below.

     - Installment and Consumer. Installment and consumer loans are loans to individuals for various purposes. Automobile loans and unsecured loans make up the majority of these loans. The principal source of repayment is the earnings capacity of the individual borrowers as well as the value of the collateral. Installment and consumer loans are sometimes made on an unsecured basis or with loan-to-value ratios in excess of 80%.

     Collateral values referenced above are monitored by loan officers through property inspections, reference to broad measures of market values, as well as current experience with similar properties or collateral. Loans with loan-to-value ratios in excess of 80% have potentially higher risks which are offset by other factors including the borrower's or guarantors' credit worthiness, the borrower's other banking relationships, the bank's lending experience with the borrower, and any other potential sources of repayment.

     BancGroup's subsidiary banks fund loans primarily with customer deposits approximately 10% of which are considered more rate sensitive or volatile than other deposits. In addition the subsidiary banks borrow funds from the Federal Home Loan Bank to fund residential real estate loans.

PROPOSED AFFILIATE BANKS

     BancGroup has entered into a definitive agreement dated as of December 21, 1995, to acquire Commercial Bancorp of Georgia, Inc., Lawrenceville, Georgia ("CBG"). CBG is a Georgia corporation and is a holding company for Commercial Bank of Georgia ("Commercial Bank"). CBG will merge with BancGroup, and following such merger, Commercial Bank, which will be a wholly-owned subsidiary of BancGroup doing business in the Atlanta, Georgia area, will be merged with Colonial Bank -- Georgia. Based on the market price of BancGroup Common Stock as of January 9, 1996, a total of 1,265,703 shares of Common Stock of BancGroup will be offered to the stockholders of CBG. The actual number of shares of BancGroup Common Stock to be issued in this transaction will depend upon the market value of such Common Stock at the time of the Merger. This transaction is subject to, among other things, approval by the stockholders of CBG and approval by appropriate regulatory authorities. At September 30, 1995, CBG had assets of $227 million, deposits of $203 million and stockholders' equity of $21 million. See "THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES -- Condensed Pro Forma Statements of Condition (Unaudited)."

     BancGroup has entered into a definitive agreement dated as of February 15, 1996, to acquire Southern Banking Corporation, Orlando, Florida ("Southern"). Southern is a Florida corporation and is a holding company for Southern Bank of Central Florida. Southern will merge with BancGroup and following such merger Southern Bank of Central Florida will become a subsidiary of BancGroup with the name "Colonial Bank". A total of 1,605,235 shares of Common Stock of BancGroup will be offered to the stockholders of Southern. This transaction is subject to, among other things, approval by the stockholders of Southern and approval by appropriate regulatory authorities. At September 30, 1995, Southern had assets of $211 million, deposits of $193 million and stockholders' equity of $16 million. See "THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES -- Condensed Pro Forma Statements of Condition (Unaudited)."

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     As of January 31, 1996, BancGroup had issued and outstanding 13,491,691 shares of Common Stock with 5,388 stockholders of record. Each such share is entitled to one vote. In addition, as of that date, 214,957 shares of Common Stock were subject to issue upon exercise of options pursuant to BancGroup's stock option plans and up to 345,321 shares of Common Stock were issuable upon conversion of BancGroup's 1986 Debentures. There are currently 44,000,000 shares of Common Stock authorized.

     On February 21, 1995, BancGroup concluded a reclassification of its Class A and Class B Common Stock into one class of Common Stock. The reclassification was approved by BancGroup's stockholders on December 8, 1994. On February 24, 1995, the Common Stock of BancGroup was listed for trading on the New York Stock Exchange.

     The following table shows those persons who are known to BancGroup to be beneficial owners as of January 31, 1996, of more than five percent of BancGroup's outstanding Common Stock.

                     SHARES OF BANCGROUP BENEFICIALLY OWNED

                                                                                   PERCENTAGE OF
                                                                      COMMON           CLASS
                         NAME AND ADDRESS                              STOCK       OUTSTANDING(1)
-------------------------------------------------------------------  ---------     --------------
Robert E. Lowder(2)................................................  1,437,345          10.49%
  Post Office Box 1108
  Montgomery, AL 36101
James K. Lowder....................................................  1,099,649           8.03%
  Post Office Box 250
  Montgomery, AL 36142
Thomas H. Lowder...................................................  1,073,053           7.83%
  Post Office Box 11687
  Birmingham, AL 35202

---------------

(1) Percentages are calculated assuming the issuance of 214,957 shares of Common Stock pursuant to BancGroup's stock option plans.
(2) Robert E. Lowder is the brother of James K. and Thomas H. Lowder. Robert E. Lowder disclaims any beneficial ownership interest in the shares owned by his brothers. Robert E. Lowder's mother, Catherine K. Lowder, owns 85,442 shares of Common Stock. Mr. Lowder disclaims any beneficial interest in such shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates for each director, executive officer, and all executive officers and directors of BancGroup as a group the number of shares of outstanding Common Stock of BancGroup beneficially owned as of January 31, 1996.

                     SHARES OF BANCGROUP BENEFICIALLY OWNED

                                                                                     PERCENTAGE
                                                                    COMMON            OF CLASS
                              NAME                                   STOCK         OUTSTANDING(1)
-----------------------------------------------------------------  ---------       --------------
DIRECTORS
Young J. Boozer..................................................      7,082(2)        *
William Britton..................................................      6,808           *
Jerry J. Chesser.................................................     73,231           *
Augustus K. Clements, III........................................      8,976           *
Robert S. Craft..................................................      5,997           *
Patrick F. Dye...................................................     26,063(3)        *
Clinton O. Holdbrooks............................................    145,932(4)          1.07%
D. B. Jones......................................................      9,797           *
Harold D. King**.................................................     77,729(4)        *
Robert E. Lowder**...............................................  1,437,345(5)         10.49%
John Ed Mathison.................................................     14,227           *
Milton E. McGregor...............................................          0           *
John C. H. Miller, Jr. ..........................................     10,243           *
Joe D. Mussafer..................................................     10,000           *
William E. Powell, III...........................................      6,959           *
Jack H. Rainer...................................................      1,345           *
Frances E. Roper.................................................    181,970             1.33%
Ed V. Welch......................................................     29,582           *
EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
Young J. Boozer, III.............................................     22,914(2)(6)     *
W. Flake Oakley, IV..............................................     11,337(6)        *
Michael R. Holley................................................      6,808           *
Samuel R. Morgan.................................................      5,926(6)        *
Michelle Condon..................................................      3,207           *
All Executive Officers & Directors as a Group....................  2,103,478            15.35%

---------------

 * Represents less than one percent.
** Executive Officer.
(1) Percentages are calculated assuming the issuance of 214,957 shares of Common Stock pursuant to BancGroup's stock option plans.
(2) Includes 500 shares of Common Stock out of 1,000 shares owned by Young J. Boozer, and Young J. Boozer, III EX U/W Phyllis C. Boozer.
(3) Includes 24,600 shares of Common Stock subject to options exercisable under BancGroup's stock option plans.
(4) Includes 12,262 shares and 12,262 shares of Common Stock subject to options exercisable by Mr. Holdbrooks and Mr. King, respectively, under BancGroup's stock option plans.
(5) These shares include 90,510 shares of Common Stock subject to options under BancGroup's stock option plans. See the table at "Voting Securities and Principal Stockholders."
(6) Young J. Boozer, III, Michael R. Holley, W. Flake Oakley, IV, and Samuel R. Morgan, hold options respecting 12,500, 5,000, 3,000, and 500 shares of Common Stock, respectively, pursuant to BancGroup's stock option plans.

MANAGEMENT INFORMATION

     Certain information regarding the biographies of the directors and executive officers of BancGroup, executive compensation and related party transactions is included in BancGroup's Annual Report on Form 10-K for the fiscal year ending December 31, 1994, at items 10, 11, and 13 and is incorporated herein by reference.

CERTAIN REGULATORY CONSIDERATIONS

     BancGroup is a registered bank holding company subject to supervision and regulation by the Federal Reserve. As such, it is subject to the Bank Holding Company Act of 1956 as amended (the "BHC Act") and many of the Federal Reserve's regulations promulgated thereunder. It is also subject to regulation by the Georgia Department of Banking and Finance and by the OTS as a savings and loan holding company.

     BancGroup's subsidiary banks, Colonial Bank, Colonial Bank of Tennessee and Colonial Bank -- Georgia, (the "Subsidiary Banks"), are subject to supervision and examination by applicable federal and state banking agencies. Colonial Bank, as a state chartered bank and not a member of the Federal Reserve system, is regulated and examined both by the State of Alabama Banking Department and by the FDIC. Colonial Bank of Tennessee is also state chartered and not a member of the Federal Reserve system and is regulated by both the State of Tennessee Department of Financial Institutions and by the FDIC. Colonial Bank -- Georgia, is a federal savings bank and is regulated by the OTS. The deposits of the Subsidiary Banks are insured by the FDIC to the extent provided by law. The FDIC assesses deposit insurance premiums the amount of which may, in the future, depend in part on the condition of the Subsidiary Banks. Moreover, the FDIC may terminate deposit insurance of the Subsidiary Banks under certain circumstances. Both the FDIC and the respective state regulatory authorities have jurisdiction over a number of the same matters, including lending decisions, branching and mergers.

     One limitation under the BHC Act and the Federal Reserve's regulations requires that BancGroup obtain prior approval of the Federal Reserve before BancGroup acquires, directly or indirectly, more than five percent of any class of voting securities of another bank. Prior approval also must be obtained before BancGroup acquires all or substantially all of the assets of another bank, or before it merges or consolidates with another bank holding company. BancGroup may not engage in "non-banking" activities unless it demonstrates to the Federal Reserve's satisfaction that the activity in question is closely related to banking and a proper incident thereto. Because BancGroup is a registered bank holding company, persons seeking to acquire 25 percent or more of any class of its voting securities must receive the approval of the Federal Reserve. Similarly, under certain circumstances, persons seeking to acquire between 10 percent and 25 percent also may be required to obtain prior Federal Reserve approval.

     In 1989 Congress expressly authorized the acquisition of savings associations by bank holding companies. BancGroup must obtain the prior approval of the Federal Reserve and the OTS (among other agencies) before making such an acquisition, and must demonstrate that the likely benefits to the public of the proposed transaction (such as greater convenience, increased competition, or gains in efficiency) outweigh potential burdens (such as an undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices).

     Following enactment in 1991 of the FDIC Improvement Act, banks now are subject to increased reporting requirements and more frequent examinations by the bank regulators. The agencies also now have the authority to dictate certain key decisions that formerly were left to management, including compensation standards, loan underwriting standards, asset growth, and payment of dividends. Failure to comply with these new standards, or failure to maintain capital above specified levels set by the regulators, could lead to the imposition of penalties or the forced resignation of management. If a bank becomes critically undercapitalized, the bank agencies have the authority to place an institution into receivership or require that the bank be sold to, or merged with, another financial institution.

     In September 1994 Congress enacted the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994. This legislation, among other things, amended the BHC Act to permit bank holding companies, subject to certain limitations, to acquire either control or substantial assets of a bank located in states other than that bank holding company's home state regardless of state law prohibitions. This legislation became effective on September 29, 1995. In addition, this legislation also amended the Federal Deposit Insurance Act to permit, beginning on June 1, 1997 (or earlier where state legislatures provide express authorization), the merger of insured banks with banks in other states.

     The officers and directors of BancGroup and the Subsidiary Banks are subject to numerous insider transactions restrictions, including limits on the amount and terms of transactions involving the Subsidiary Banks, on the one hand, and their principal stockholders, officers, directors, and affiliates on the other. There are a number of other laws that govern the relationship between the Subsidiary Banks and their customers. For instance, the Community Reinvestment Act is designed to encourage lending by banks to persons in low and moderate income areas. The Home Mortgage Disclosure Act and the Equal Credit Opportunity Act attempt to minimize lending decisions based on impermissible criteria, such as race or gender. The Truth-in-Lending Act and the Truth-in-Savings Act require banks to provide full disclosure of relevant terms related to loans and savings accounts, respectively. Anti-tying restrictions (which prohibit, for instance, conditioning the availability or terms of credit on the purchase of another banking product) further restrict the Subsidiary Banks' relationships with their customers.

     The Budget Reconciliation Act of 1995 ("Budget Act") was passed by Congress but subsequently vetoed by President Clinton. Congressional leadership and President Clinton began discussions in 1995 to determine whether the Congress and the Administration could reach a compromise on budget reconciliation. It is unknown whether these negotiations will be successful. The Budget Act originally passed by Congress and subsequently vetoed by the President contained a provision which directed the FDIC to set a one-time special assessment on SAIF-insured deposits which would be in an amount sufficient to recapitalize the Savings Association Insurance Fund ("SAIF"). It is anticipated that a special assessment in the range of $0.80 to $0.90 per $100 of SAIF-insured deposits would be necessary in order to recapitalize the SAIF, if the assessment were to be made in the next six months. In the event a budget reconciliation agreement is reached between the Congress and the Administration, it is expected that the agreement would include the special assessment provision contained in the original Budget Act. If no agreement is reached by the Congress and the Administration, it is still possible that Congress could attach such a provision to another piece of legislation or pass such a provision as a free-standing bill. The Administration, in testimony before Congress and in the press, has indicated its support of the recapitalization of SAIF in the manner provided in the Budget Act.

     BancGroup's subsidiary banks maintain deposits which are insured by both the SAIF and the BIF (Bank Insurance Fund). The SAIF insured deposits in all of BancGroup's subsidiary bank's total $797 million. Under the Budget Act certain of these deposits would be excluded from the special assessment. The total special assessment that would be due under the Budget Act is estimated to be approximately $5.4 million.

     It should be noted that supervision, regulation, and examination of BancGroup and the Subsidiary Banks are intended primarily for the protection of depositors, not stockholders.

                              BUSINESS OF THE BANK

GENERAL

     The Bank was organized in July, 1988. On July 22, 1988, the Bank commenced its business operations as a federally chartered stock savings bank. The Bank is a member of the Federal Home Loan Bank System and its deposits are insured by the SAIF.

     The Bank's primary business is to accept savings deposits from the general public and to make real estate loans secured by residential and commercial property, and to a lesser extent, to make commercial and consumer loans. Its income is derived from interest and fees in connection with such loans. The Bank's principal expenses are interest paid on deposits and operating expenses.

     The Bank conducts its operations through one office located at 1962 West Main Street, Dothan, Alabama. The Bank's primary market area is the City of Dothan and Houston County in the southeastern portion of the State of Alabama.

PRINCIPAL STOCKHOLDERS

     There are 399,688 shares of Bank Common Stock outstanding with 176 stockholders of record. The following table shows those persons who are known to the Bank to be beneficial owners as of the date of this Prospectus of more than five percent of the Bank's outstanding Common Stock as of January 31, 1996.

                       SHARES OF BANK BENEFICIALLY OWNED

                                                                                    PERCENTAGE
                                                                         COMMON      OF CLASS
NAME AND ADDRESS                                                         STOCK      OUTSTANDING
----------------                                                         ------     -----------
Gerald B. Crowley......................................................  28,620(1)      7.16%
  8235 S. County Road 33
  Dothan, AL 36301
Barbara Everett........................................................  30,578(2)      7.65%
  405 Choctow Street
  Dothan, AL 36303
Hayne Hollis SDIRS.....................................................  20,635         5.16%
  Hollis & Spann, Inc.
  116 Loftin Road
  Dothan, AL 36303
William M. Lee.........................................................  37,696(3)      9.43%
  109 Christen Lane
  Dothan, AL 36301
Ralph Don Lewis........................................................  25,960(4)      6.50%
  202 Boyce Road
  Dothan, AL 36301
William C. Shelor, Jr..................................................  24,099(5)      6.03%
  402 Girard Avenue
  Dothan, AL 36303

---------------

(1) Includes 1,800 shares owned indirectly.
(2) Includes 18,813 shares owned indirectly.
(3) Includes 25,783 shares owned indirectly.
(4) Includes 12,695 shares owned indirectly.
(5) Includes 15,307 shares owned indirectly.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates for each director, executive officer, and all executive officers and directors of the Bank as a group the number of shares of outstanding Common Stock of the Bank beneficially owned as of January 31, 1996.

                       SHARES OF BANK BENEFICIALLY OWNED*

                                                                                    PERCENTAGE
                                                                         COMMON      OF CLASS
NAME                                                                     STOCK      OUTSTANDING
----                                                                     ------     -----------
DIRECTORS
Sue K. Byrd............................................................  9,298 (1)      2.33%
Gerald B. Crowley......................................................  28,620         7.16%
William Griggs Espy....................................................  7,647          1.91%
Barbara Everett........................................................  30,578         7.65%
James H. Hartzog.......................................................  13,530(2)      3.39%
William M. Lee**.......................................................  37,696         9.43%
Ralph Don Lewis........................................................  25,960         6.50%
Larry Register.........................................................  8,846 (3)      2.21%
William C. Shelor, Jr..................................................  24,099         6.03%
Terry Weatherly........................................................  14,728         3.69%
Felton E. Woodham......................................................  9,547 (4)      2.39%
All Directors and Executive Officers as a group........................  210,549       52.68%

---------------

  * For shares owned indirectly by directors Crowley, Everett, Lee, Lewis and Shelor see the footnotes to the table at "Principal Stockholders."
 ** Director is also an executive officer.
(1) Includes 970 shares owned indirectly.
(2) Includes 2,940 shares owned indirectly.
(3) All of these shares are owned by Mr. Register's company, Register Realty.
(4) Includes 1,569 shares owned indirectly.

                         ADJOURNMENT OF SPECIAL MEETING

     Approval of the Merger by the Bank's stockholders requires the affirmative vote of at least two-thirds of the total votes eligible to be cast at the Special Meeting. In the event there are an insufficient number of shares of Bank Common Stock represented in person or by proxy at the Special Meeting to approve the Merger, the Bank's Board of Directors in its discretion may adjourn the Special Meeting to a later date. The place and date to which the Special Meeting would be adjourned would be announced at the Special Meeting, but would not be more than 30 days after the date of the Special Meeting. Proxies voted against the Merger will not be voted to adjourn the Special Meeting.

     The effect of any such adjournment would be to permit the Bank to solicit additional proxies for approval of the Merger. While such an adjournment would not invalidate any proxies previously filed, including those filed by stockholders voting against the Merger, it would afford the Bank the opportunity to solicit additional proxies in favor of the Merger.

                                 OTHER MATTERS

     The Board of Directors of the Bank is not aware of any business to come before the Special Meeting other than those matters described above in this Prospectus. If, however, any other matters not now known should properly come before the Special Meeting, the proxy holders named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board of Directors of the Bank.

             DATE FOR SUBMISSION OF BANCGROUP STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in BancGroup's proxy solicitation materials for its 1997 annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at BancGroup's main office at One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36101, no later than 120 calendar days in advance of the date of BancGroup's proxy statement used for BancGroup's 1996 annual meeting of stockholders.

                            INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P. serves as the independent accountants for BancGroup. The consolidated financial statements of BancGroup as of December 31, 1994 and 1993 and for each of the three years ended December 31, 1994 that are incorporated by reference in this Prospectus in reliance upon the report of such firm, given on the authority of that firm as experts in accounting and auditing. It is not expected that a representative of such firm will be present at the Special Meeting.

     The financial statements of Dothan Federal Savings Bank included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports. It is expected that a representative of such firm will be present at the Special Meeting and will have an opportunity to answer questions from stockholders.

                                 LEGAL MATTERS

     Certain legal matters regarding the tax consequences of the Merger and the shares of Common Stock of BancGroup offered hereby are being passed upon by the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Mobile, Alabama, of which John C. H. Miller, Jr., a director of BancGroup and of Colonial Bank, is a partner. John C. H. Miller, Jr. owns 10,243 shares of Common Stock. Mr. Miller also received employee-related compensation from BancGroup in 1995 of $58,070.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE PERSON NAMED IN THE NOTICE OF THE SPECIAL MEETING PRIOR TO THE SPECIAL MEETING, BY EXECUTING A LATER DATED PROXY OR BY ATTENDING THE SPECIAL MEETING VOTING IN PERSON.

                         INDEX TO FINANCIAL STATEMENTS

COLONIAL BANCGROUP:

     All required financial statements have been incorporated by reference into this prospectus.

                                                                                              PAGE
                                                                                              ----
DOTHAN FEDERAL SAVINGS BANK:
Report of Independent Public Accountants...................................................    F-2
Statements of Financial Condition, June 30, 1995 and 1994..................................    F-3
Statements of Income Years Ended June 30, 1995, 1994 and 1993..............................    F-4
Statements of Stockholders' Equity Years Ended June 30, 1995, 1994 and 1993................    F-5
Statements of Cash Flows Years Ended June 30, 1995, 1994 and 1993..........................    F-6
Notes to Financial Statements..............................................................    F-7
Condensed Statements of Financial Condition, September 30, 1995 and 1994 (Unaudited).......   F-18
Condensed Statements of Income for the Three Months Ended September 30, 1995 and 1994
  (Unaudited)..............................................................................   F-19
Condensed Statement of Stockholders' Equity for the Three Months Ended September 30, 1995
  (Unaudited)..............................................................................   F-20
Condensed Statements of Cash Flows for the Three Months Ended September 30, 1995 and 1994
  (Unaudited)..............................................................................   F-21
Notes to Condensed Financial Statements....................................................   F-22
COMMERCIAL BANCORP OF GEORGIA, INC.
Independent Auditors' Report...............................................................   F-23
Consolidated Balance Sheets, December 31, 1994 and 1993....................................   F-24
Consolidated Statements of Income Years Ended December 31, 1994, 1993 and 1992.............   F-25
Consolidated Statements of Changes in Stockholders' Equity Years Ended December 31, 1994,
  1993
  and 1992.................................................................................   F-26
Consolidated Statements of Cash Flows Years Ended December 31, 1994, 1993 and 1992.........   F-27
Notes to Consolidated Financial Statements.................................................   F-28
Consolidated Balance Sheet, September 30, 1995 and 1994 (Unaudited)........................   F-43
Consolidated Income Statement for the Three Months and Nine Months Ended September 30, 1995
  and 1994 (Unaudited).....................................................................   F-44
Consolidated Statements of Changes in Stockholders' Equity for the Nine Months Ended
  September 30, 1995 and 1994 (Unaudited)..................................................   F-45
Condensed Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 1995
  and 1994 (Unaudited).....................................................................   F-46
Notes to Financial Statements September 30, 1995 and 1994..................................   F-47
SOUTHERN BANKING CORPORATION:
Report of Independent Accountants..........................................................   F-49
Consolidated Balance Sheets, December 31, 1994 and 1993....................................   F-50
Consolidated Statements of Income Years Ended December 31, 1994, 1993 and 1992.............   F-51
Consolidated Statements of Stockholders' Equity Years Ended December 31, 1994, 1993
  and 1992.................................................................................   F-52
Consolidated Statements of Cash Flows Years Ended December 31, 1994, 1993 and 1992.........   F-53
Notes to Consolidated Financial Statements.................................................   F-55
Consolidated Statements of Financial Condition, September 30, 1995 and 1994 (Unaudited)....   F-66
Consolidated Statements of Income for the Nine Months Ended September 30, 1995 and 1994
  (Unaudited)..............................................................................   F-67
Consolidated Statement of Stockholders' Equity for the Nine Months Ended September 30, 1995
  (Unaudited)..............................................................................   F-68
Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 1995 and 1994
  (Unaudited)..............................................................................   F-69

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Dothan Federal Savings Bank:

     We have audited the accompanying statements of financial condition of DOTHAN FEDERAL SAVINGS BANK (a federally chartered savings bank) as of June 30, 1995 and 1994 and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dothan Federal Savings Bank as of June 30, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the financial statements, effective June 30, 1994, the Bank changed its method of accounting for investment securities and mortgage-backed securities.

                                          Arthur Andersen LLP

Birmingham, Alabama
July 28, 1995, (except with
respect to the matter
discussed in Note 14, as to which
the date is February 19, 1996)

                          DOTHAN FEDERAL SAVINGS BANK

                       STATEMENTS OF FINANCIAL CONDITION
                          AS OF JUNE 30, 1995 AND 1994

                                                                         1995          1994
                                                                      -----------   -----------
                                    ASSETS
CASH AND CASH EQUIVALENTS:
Cash on hand and in banks...........................................  $   543,604   $   396,328
Interest-bearing deposits in other banks............................      369,732       417,151
                                                                      -----------   -----------
                                                                          913,336       813,479
                                                                      -----------   -----------
SECURITIES AVAILABLE FOR SALE (Notes 1 and 2).......................    5,280,789     5,713,879
SECURITIES HELD TO MATURITY, fair values of $1,504,690 and
  $2,486,016, respectively (Notes 1 and 2)..........................    1,498,130     2,507,212
LOANS RECEIVABLE, net of allowance for loan losses of $255,722 and
  $212,313, respectively (Notes 1 and 3)............................   35,457,409    29,916,526
LAND, BUILDINGS, AND EQUIPMENT, less accumulated depreciation of
  $180,194 and $202,981, respectively (Notes 1 and 4)...............    1,048,117       771,369
REAL ESTATE OWNED (Note 5):
Held pending sale...................................................            0        27,000
Properties under mortgage loans to facilitate sale..................       28,765        69,746
ACCRUED INTEREST AND DIVIDENDS RECEIVABLE (Note 6)..................      331,692       293,312
OTHER ASSETS (Note 1)...............................................       98,823        69,583
                                                                      -----------   -----------
          Total assets..............................................  $44,657,061   $40,182,106
                                                                       ==========    ==========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deposits (Note 7).................................................  $37,627,012   $32,191,484
  Federal Home Loan Bank advances (Note 8)..........................    2,666,667     3,833,333
  Advance payments by borrowers for taxes and insurance.............      186,094       161,947
  Accrued interest payable..........................................      179,610        93,418
  Income taxes payable (Notes 1 and 9):
     Current........................................................       15,465       193,458
     Deferred.......................................................       41,765        14,286
                                                                      -----------   -----------
                                                                           57,230       207,744
                                                                      -----------   -----------
  Accrued expenses and other liabilities............................       42,538        40,860
                                                                      -----------   -----------
          Total liabilities.........................................   40,759,151    36,528,786
                                                                      -----------   -----------
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS' EQUITY (Note 1):
  Preferred stock, 1,000,000 shares authorized, none issued, par value
     of $.01........................................................            0             0
  Common stock, 4,000,000 shares authorized, 399,688 issued and
     outstanding, par value of $.01.................................        3,997         3,997
  Paid-in capital...................................................    3,329,339     3,329,339
  Retained earnings.................................................      605,099       447,845
  Unrealized loss on securities available for sale, net (Notes 1 and
     2).............................................................      (40,525)     (127,861)
                                                                      -----------   -----------
          Total stockholders' equity................................    3,897,910     3,653,320
                                                                      -----------   -----------
          Total liabilities and stockholders' equity................  $44,657,061   $40,182,106
                                                                       ==========    ==========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                              STATEMENTS OF INCOME
               FOR THE YEARS ENDED JUNE 30, 1995, 1994, AND 1993

                                                                1995         1994         1993
                                                             ----------   ----------   ----------
INTEREST INCOME:
Interest and fees on loans.................................  $2,873,845   $2,797,004   $2,852,402
Interest and dividends on securities available for sale....     309,585      242,319            0
Interest on mortgage-backed securities.....................           0            0      103,364
Interest and dividends on securities.......................      73,136       88,334       73,034
Other interest income......................................      36,875       32,248       59,482
                                                             ----------   ----------   ----------
          Total interest income............................   3,293,441    3,159,905    3,088,282
                                                             ----------   ----------   ----------
INTEREST EXPENSE:
Interest on deposits (Note 7)..............................   1,619,537    1,278,586    1,371,427
Interest on other borrowings (Note 8)......................     255,341      180,976      138,727
                                                             ----------   ----------   ----------
          Total interest expense...........................   1,874,878    1,459,562    1,510,154
                                                             ----------   ----------   ----------
          Net interest income..............................   1,418,563    1,700,343    1,578,128
PROVISION FOR LOAN LOSSES (Notes 1 and 3)..................      60,000       60,000       90,000
                                                             ----------   ----------   ----------
          Net interest income after provision for loan
            losses.........................................   1,358,563    1,640,343    1,488,128
                                                             ----------   ----------   ----------
OTHER INCOME:
Service charges............................................      47,251       38,794       32,620
Gain on sale of securities.................................       7,169            0       34,531
Gain/(loss) on sale of loans...............................       3,304       25,847            0
Other income...............................................         490        6,612        2,289
                                                             ----------   ----------   ----------
          Total other income...............................      58,214       71,253       69,440
                                                             ----------   ----------   ----------
OTHER EXPENSES:
Salaries and employee benefits (Note 11)...................     508,742      500,980      426,802
Office building and equipment..............................     143,657      127,668      101,183
Federal deposit insurance premiums.........................      75,682       74,159       66,894
Data processing............................................      79,042       64,244       63,140
Real estate owned (income)/expense, net....................      (3,838)     (13,739)      47,643
Other expenses.............................................     253,359      203,111      216,159
                                                             ----------   ----------   ----------
          Total other expenses.............................   1,056,644      956,423      921,821
                                                             ----------   ----------   ----------
INCOME BEFORE PROVISION FOR INCOME TAXES...................     360,133      755,173      635,747
Provision for income taxes (Notes 1 and 9).................     142,926      278,125            0
                                                             ----------   ----------   ----------
NET INCOME.................................................  $  217,207   $  477,048   $  635,747
                                                              =========    =========    =========
EARNINGS PER SHARE (Note 1)................................  $      .54   $     1.19   $     1.59
                                                              =========    =========    =========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                       STATEMENTS OF STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED JUNE 30, 1995, 1994, AND 1993

                                  COMMON STOCK                    RETAINED     UNREALIZED        TOTAL
                               -------------------    PAID-IN     EARNINGS    GAIN (LOSS),   STOCKHOLDERS'
                               SHARES     AMOUNT      CAPITAL     (DEFICIT)       NET           EQUITY
                               -------   ---------   ----------   ---------   ------------   -------------
BALANCE, JUNE 30, 1992.......  399,688   $ 399,688   $2,933,648   $(664,950)   $        0     $ 2,668,386
Net income...................        0           0            0     635,747             0         635,747
Change in par value (Note
  1).........................        0    (395,691)     395,691           0             0               0
                               -------   ---------   ----------   ---------   ------------   -------------
BALANCE, JUNE 30, 1993.......  399,688       3,997    3,329,339     (29,203)            0       3,304,133
Net income...................        0           0            0     477,048             0         477,048
Unrealized loss on securities
  available for sale, net
  (Notes 1 and 2)............        0           0            0           0      (127,861)       (127,861)
                               -------   ---------   ----------   ---------   ------------   -------------
BALANCE, JUNE 30, 1994.......  399,688       3,997    3,329,339     447,845      (127,861)      3,653,320
Net income...................        0           0            0     217,207             0         217,207
Dividends paid...............        0           0            0     (59,953)            0         (59,953)
Change in unrealized loss on
  securities available for
  sale, net (Notes 1 and
  2).........................        0           0            0           0        87,336          87,336
                               -------   ---------   ----------   ---------   ------------   -------------
BALANCE, JUNE 30, 1995.......  399,688   $   3,997   $3,329,339   $ 605,099    $  (40,525)    $ 3,897,910
                               =======   =========    =========   =========     =========      ==========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED JUNE 30, 1995, 1994, AND 1993

                                                                       1995          1994          1993
                                                                   ------------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income.......................................................  $    217,207   $   477,048   $   635,747
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization..................................        65,200        78,351        83,071
  Accretion of deferred income...................................       (84,431)     (149,915)      (89,051)
  Provision for losses on loans and real estate owned............        60,000        60,000       165,000
  Provision for deferred taxes...................................        17,482        80,125             0
  Loan fees deferred, net........................................        49,169        95,325       127,461
  Federal Home Loan Bank stock dividend..........................             0       (10,300)      (14,400)
  Loss (gain), net, on sale of:
    Loans........................................................        (3,304)      (25,847)            0
    Real estate owned............................................        (5,980)      (15,145)      (31,433)
    Securities available for sale................................        (7,169)            0             0
    Securities...................................................             0             0       (34,531)
    Equipment....................................................        27,704        (2,353)        3,364
  Change in assets and liabilities:
    Increase in accrued interest and dividends receivable........       (38,380)      (31,856)       (3,015)
    Decrease in other assets.....................................         3,390         3,077         1,065
    Increase (decrease) in current income taxes payable..........      (262,680)      193,458             0
    Increase (decrease) in accrued expenses and other
      liabilities................................................         1,678           727        (6,590)
    Increase in accrued interest payable.........................        86,192        39,046         9,338
                                                                   ------------   -----------   -----------
         Net cash provided by operating activities...............       126,078       791,741       846,026
                                                                   ------------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of securities held to maturity..........     1,500,000             0             0
Proceeds from sales of securities available for sale.............       184,508             0             0
Proceeds from sales of loans.....................................     1,756,117     3,534,550             0
Proceeds from sales of mortgage-backed securities................             0             0       496,354
Proceeds from sales of equipment.................................        10,500        14,077             0
Proceeds from sales of real estate owned.........................        40,000        40,000        95,000
Repayments on securities available for sale......................       437,139             0             0
Repayments on mortgage-backed securities.........................             0       514,469       424,130
Purchases of securities held to maturity.........................      (496,328)   (1,508,047)     (300,000)
Purchases of mortgage-backed securities..........................             0    (3,002,680)   (1,455,195)
Loans originated, net of repayments..............................    (3,368,654)     (512,306)   (3,828,340)
Loans and participations purchased...............................    (3,902,260)            0    (3,850,752)
Capital expenditures.............................................      (367,099)      (77,823)      (12,640)
Purchase of Federal Home Loan Bank stock.........................       (53,200)      (19,900)       (4,300)
                                                                   ------------   -----------   -----------
         Net cash used in investing activities...................    (4,259,277)   (1,017,660)   (8,435,743)
                                                                   ------------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in deposits, net.............................     5,435,528      (967,403)    5,013,703
Principal payments on capital lease obligation...................             0             0       (40,933)
Advances from Federal Home Loan Bank.............................    16,850,000     7,000,000     3,000,000
Repayments of Federal Home Loan Bank advances....................   (18,016,666)   (6,666,667)   (1,500,000)
Increase (decrease) in advance payments by borrowers for taxes
  and insurance..................................................        24,147        (2,706)       57,075
Cash dividends paid..............................................       (59,953)            0             0
                                                                   ------------   -----------   -----------
         Net cash (used in) provided by financing activities.....     4,233,056      (636,776)    6,529,845
                                                                   ------------   -----------   -----------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS....................................................        99,857      (862,695)   (1,059,872)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.....................       813,479     1,676,174     2,736,046
                                                                   ------------   -----------   -----------
CASH AND CASH EQUIVALENTS, END OF YEAR...........................  $    913,336   $   813,479   $ 1,676,174
                                                                   =============  ============  ============

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SECURITIES

     Securities designated as available for sale are reported at fair value. The unrealized difference between amortized cost and fair value on securities available for sale is excluded from earnings and is reported net of deferred taxes as a component of stockholders' equity. This caption includes securities that management intends to use as part of its asset/liability management strategy or that may be sold in response to changes in interest rates, changes in prepayment risk, liquidity needs, or for other purposes.

     Securities designated as held to maturity are reported at amortized cost, as the Bank has both the ability and positive intent to hold these securities to maturity. There are no securities classified as trading as of June 30, 1995 or 1994.

     Amortization of premium and accretion of discount are computed under the interest method. The adjusted cost of the specific security sold is used to compute realized gain or loss on the sale of securities.

     On June 30, 1994, Dothan Federal Savings Bank (the "Bank") adopted Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

     Initial adoption of SFAS No. 115 was accomplished by transferring certain securities previously shown as investment securities or mortgage-backed securities to the available for sale portfolio and had the effect of decreasing stockholders' equity by $127,861 at June 30, 1994; it had no effect on 1994 income.

     Prior to the adoption of SFAS No. 115, securities determined to be held on a long-term basis or until maturity were accounted for in a manner similar to securities held to maturity.

LOANS RECEIVABLE

     Loans receivable are stated at unpaid principal balances, less the allowance for loan losses and net of deferred loan origination fees and premiums.

     An allowance is established for uncollectible interest on loans that are 60 days past due based on management's periodic evaluations. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments has been demonstrated, in which case the loan is returned to accrual status.

ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is maintained through provisions charged to expense at levels which management considers adequate to absorb losses inherent in the loan portfolio. The allowance is decreased by charge-offs, net of recoveries. Management's evaluation of the allowance includes a review of all loans for which full collectibility is not reasonably assured and considers, among other factors, prior years' loss experience, economic conditions, distribution of loans by risk class, and the estimated value of underlying collateral. Though management believes the allowance for loan losses to be adequate, ultimate losses may vary from these evaluations; however, the allowance is reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

     During 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which is effective for fiscal years beginning after December 15, 1994. SFAS No. 114 requires that impaired loans be valued based on the present value of those loans' estimated cash flows at each loan's effective interest rate or the loan's observable market price or the fair value of the underlying collateral. In October 1994, the

                          DOTHAN FEDERAL SAVINGS BANK

FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a
Loan -- Income Recognition and Disclosures", an amendment to SFAS No. 114. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest on an impaired loan. Management adopted SFAS Nos. 114 and 118 as of July 1, 1995; however, given the Bank's current loan portfolio composition, the impact of adoption was not material.

LOAN ORIGINATION FEES, PREMIUMS, AND DISCOUNTS

     Loan origination fees, net of direct costs associated with originating or acquiring loans, are treated as an adjustment to the yield of the related loans using the interest method over the contractual term of the loans. Such adjustments are reflected in "Interest and fees on loans" in the accompanying statements of income. Loan commitment fees are recognized into income upon expiration of the commitment period, unless the commitment results in the loan being funded and maintained in the loan portfolio.

     Premiums paid and discounts received in connection with loans receivable are amortized to interest income over the lives of the loans using the interest method.

LAND, BUILDINGS, AND EQUIPMENT

     Land, buildings, and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets (40 years for buildings and 3 to 25 years for equipment).

INTANGIBLE ASSETS

     Intangible assets, included in "Other Assets" in the accompanying statements of financial condition, consist of premiums paid to acquire the deposits of other financial institutions. These costs ($33,498 and $50,562 at June 30, 1995 and 1994, respectively) are being amortized using an accelerated method over an eight year period which approximates the expected deposit relationship lives. Amortization expense totaled $17,064, $20,565, and $24,065 in fiscal 1995, 1994, and 1993, respectively.

INCOME TAXES

     The financial statements have been prepared on an accrual basis. Because some income and expense items are recognized in different periods for financial reporting purposes and for purposes of computing currently payable income taxes, a provision or credit for deferred income taxes is made for such temporary differences.

     Effective July 1, 1991, the Bank adopted the asset and liability approach for financial accounting and reporting of income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes."

     No provision for income taxes was reflected in the statement of income for the year ended June 30, 1993 due to the utilization of net operating loss ("NOL") carryforwards. The Bank utilized all of its federal and state NOL carryforwards during fiscal 1994.

CHANGE IN PAR VALUE

     On October 22, 1992, the Bank changed the par value of all authorized preferred and common stock from $1.00 per share to $.01 per share.

                          DOTHAN FEDERAL SAVINGS BANK

STATEMENTS OF CASH FLOWS

     Cash and cash equivalents, for purposes of reporting cash flows, include cash on hand and in banks and interest-bearing deposits in banks.

                                                                1995         1994         1993
                                                             ----------   ----------   ----------
Supplemental cash flow information:
  Cash paid during the period for:
     Income taxes..........................................  $  388,095   $    4,513   $        0
                                                              =========    =========    =========
     Interest..............................................  $1,788,686   $1,420,516   $1,500,816
                                                              =========    =========    =========
  Noncash transactions:
     Transfers of loans receivable to real estate owned....  $    6,000   $        0   $        0
                                                              =========    =========    =========
     Transfer of mortgage-backed and investment securities
       to securities available for sale at fair value......  $        0   $5,713,879   $        0
                                                              =========    =========    =========
     Increase/(decrease) in unrealized net loss on
       securities available for sale, net of deferred tax
       provision/(benefit) of $44,961 and $(65,839),
       respectively........................................  $  (87,336)  $  127,861   $        0
                                                              =========    =========    =========

EARNINGS PER SHARE

     Earnings per share have been calculated on the basis of the weighted average number of shares of common stock outstanding, which were 399,688 during fiscal years 1995, 1994, and 1993.

FINANCIAL STATEMENT RECLASSIFICATION

     The financial statements for the prior years have been reclassified in certain instances in order to conform with the 1995 financial statement presentation. The reclassification did not change total assets or net income in the prior years.

PENDING ACCOUNTING STANDARDS

  Financial Instruments

     In December 1991, the FASB issued SFAS No. 107, "Disclosures about Fair Values of Financial Instruments", adoption of which is required for fiscal years ending after December 15, 1995. In October 1994, the FASB issued SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," adoption of which is required for fiscal years ending after December 15, 1995. The Bank has elected not to adopt the provisions of these statements before the required date.

DISCLOSURE OF CERTAIN RISKS

     In December 1994, the Accounting Standards Division of the AICPA approved SOP 94-6, "Disclosure of Certain Significant Risks and Uncertainties." SOP 94-6 requires disclosures in the financial statements beyond those now being required or generally made in the financial statements about the risks and uncertainties existing as of the date of those financial statements in the following areas: nature of operations, use of estimates in the preparation of financial statements, certain significant estimates, and current vulnerability due to certain concentrations. SOP 94-6 is effective for financial statements issued for fiscal years ending after December 15, 1995. The Bank has elected not to adopt the provisions of SOP 94-6 before the required date.

                          DOTHAN FEDERAL SAVINGS BANK

ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

     In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 establishes accounting standards for evaluating the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The Bank has elected not to adopt the provisions of SFAS No. 121 until the required date, though management does not believe that the adoption of SFAS No. 121 will have a significant impact on the Bank's financial position or on the results of its operations.

MORTGAGE SERVICING RIGHTS

In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights," an amendment to SFAS No. 65. SFAS No. 122 amends certain provisions of SFAS No. 65 to eliminate the accounting distinction between rights to service mortgage loans for others that are acquired through loan origination activities and those acquired through purchase transactions. Management does not intend to adopt the provisions of SFAS No. 122 before the required date. Based on the Bank's current operating activities, management does not believe that the adoption of this Statement will have a material impact on the Bank's financial condition or results of operations.

2. SECURITIES AVAILABLE FOR SALE AND SECURITIES HELD TO MATURITY

     The amortized historical cost, approximate fair value, and gross unrealized gains and losses of the Bank's securities available for sale and securities held to maturity at June 30, 1995 and 1994 were as follows:

                                                           SECURITIES AVAILABLE FOR SALE
                          ------------------------------------------------------------------------------------------------
                                               1995                                             1994
                          -----------------------------------------------  -----------------------------------------------
                          AMORTIZED     GROSS       GROSS                  AMORTIZED     GROSS       GROSS
                          HISTORICAL  UNREALIZED  UNREALIZED      FAIR     HISTORICAL  UNREALIZED  UNREALIZED      FAIR
                             COST        GAIN       (LOSS)       VALUE        COST        GAIN       (LOSS)       VALUE
                          ----------  ----------  ----------   ----------  ----------  ----------  ----------   ----------
FHLB stock............... $  340,300    $    0     $       0   $  340,300  $  287,100   $      0   $        0   $  287,100
Mortgage-backed
  securities.............  4,701,892     6,416       (66,317)   4,641,991   5,320,479     10,740     (199,635)   5,131,584
Mutual Fund..............    300,000         0        (1,502)     298,498     300,000          0       (4,805)     295,195
                          ----------  ----------  ----------   ----------  ----------  ----------  ----------   ----------
                          $5,342,192    $6,416     $ (67,819)  $5,280,789  $5,907,579   $ 10,740   $ (204,440)  $5,713,879
                          ==========  ========     =========   ==========  ==========   ========   ==========   ==========

                                                              SECURITIES HELD TO MATURITY
                            ------------------------------------------------------------------------------------------------
                                                 1995                                             1994
                            -----------------------------------------------  -----------------------------------------------
                            AMORTIZED     GROSS       GROSS                  AMORTIZED     GROSS       GROSS
                            HISTORICAL  UNREALIZED  UNREALIZED      FAIR     HISTORICAL  UNREALIZED  UNREALIZED      FAIR
                               COST        GAIN       (LOSS)       VALUE        COST        GAIN       (LOSS)       VALUE
                            ----------  ----------  ----------   ----------  ----------  ----------  ----------   ----------
U.S. Treasury securities... $1,498,130   $ 11,295    $ (4,735)   $1,504,690  $2,507,212    $1,602     $ (22,798)  $2,486,016
                            ----------  ----------  ----------   ----------  ----------  ----------  ----------   ----------
                            $1,498,130   $ 11,295    $ (4,735)   $1,504,690  $2,507,212    $1,602     $ (22,798)  $2,486,016
                            ==========   ========    ========    ==========  ==========  ========     =========   ==========

     The amortized historical cost and approximate fair value of securities available for sale and securities held to maturity at June 30, 1995 by contractual maturity, are shown below. Expected maturities will differ from

                          DOTHAN FEDERAL SAVINGS BANK
contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                    AVAILABLE FOR SALE         HELD TO MATURITY
                                                  -----------------------   -----------------------
                                                  AMORTIZED                 AMORTIZED
                                                  HISTORICAL      FAIR      HISTORICAL      FAIR
                                                     COST        VALUE         COST        VALUE
                                                  ----------   ----------   ----------   ----------
Due in one year or less.........................  $  300,000   $  298,498   $1,001,142   $  996,407
Due after one year through five years...........           0            0      496,988      508,283
Due after five years through ten years..........   4,701,892    4,641,991            0            0
                                                  ----------   ----------   ----------   ----------
                                                   5,001,892    4,940,489    1,498,130    1,504,690
FHLB stock......................................     340,300      340,300            0            0
                                                  ----------   ----------   ----------   ----------
                                                  $5,342,192   $5,280,789   $1,498,130   $1,504,690
                                                   =========    =========    =========    =========

     Mortgage-backed securities totaling $934,227 have been pledged as collateral against certain large deposits at June 30, 1995. Deposits (public monies) associated with pledged mortgage-backed securities had an aggregate balance of $750,000 at June 30, 1995.

     Proceeds from sales of securities available for sale during 1995 were $184,508 with gross gains of $7,169 realized on the sales. There were no securities sales during fiscal 1994.

3. LOANS RECEIVABLE

                                                                         1995          1994
                                                                      -----------   -----------
Mortgage loans:
  Conventional loans:
     Construction loans, primarily on one-to-four family
      residences....................................................  $ 2,400,460   $ 3,670,870
     Loans on existing property:
       Residential..................................................   26,673,402    20,621,089
       Commercial...................................................    1,940,483     2,657,103
       FHA and VA loans.............................................    1,937,669     2,601,330
Other loans, primarily consumer and lines of credit.................    3,717,059     2,772,807
Less:
  Undisbursed portion of mortgage loans.............................     (679,809)   (1,879,760)
  Unearned loan fees................................................     (249,452)     (282,972)
  Allowance for loan losses.........................................     (255,722)     (212,313)
  Net acquisition discount..........................................      (26,681)      (31,628)
                                                                      -----------   -----------
          Total loans receivable, net...............................  $35,457,409   $29,916,526
                                                                       ==========    ==========

     As a savings bank, the Bank has a credit concentration in residential mortgage loans. The majority of the Bank's customers are located in Dothan, Alabama, and the surrounding area. The ability of these borrowers to repay is highly dependent on local economic conditions.

     Loans receivable at June 30, 1995 and 1994 included $145,531 and $10,452, respectively, in loans that had been placed on nonaccrual status. Interest income recognized on the nonaccrual loans outstanding at June 30, 1995 and 1994 was $2,217 and $1,119, respectively, as compared to $11,184 and $1,340 of interest income in 1995 and 1994, respectively, that would have been recorded under the original terms of the loans.

     At June 30, 1995 and 1994, loans to key officers, directors and principal stockholders and their affiliates amounted to $894,331 and $831,373, respectively. In the opinion of management, related party loans are made on substantially the same terms, including interest rates and collateral, as comparable transactions with

                          DOTHAN FEDERAL SAVINGS BANK
unrelated parties and do not involve more than normal risks of collectibility. During fiscal 1995, new loans totaled $613,939 and repayments were $550,981.

     An analysis of the Bank's allowance for loan losses for the years ended June 30, 1995 and 1994 is as follows:

                                                                       1995         1994
                                                                     --------     --------
    Beginning balance..............................................  $212,313     $177,336
    Provision......................................................    60,000       60,000
    Charge-offs....................................................   (16,591)     (25,523)
    Recoveries.....................................................         0          500
                                                                     --------     --------
    Ending balance.................................................  $255,722     $212,313
                                                                     ========     ========

4. LAND, BUILDINGS, AND EQUIPMENT

     Land, buildings, and equipment, as reflected in the accompanying statements of financial condition at June 30, 1995 and 1994 consisted of the following:

                                                                     1995          1994
                                                                  ----------     ---------
    Land........................................................  $  222,707     $ 222,707
    Buildings...................................................     773,399       419,329
    Furniture, fixtures and equipment...........................     232,205       293,173
    Construction in progress....................................           0        39,141
                                                                  ----------     ---------
                                                                   1,228,311       974,350
    Less accumulated depreciation and amortization..............    (180,194)     (202,981)
                                                                  ----------     ---------
                                                                  $1,048,117     $ 771,369
                                                                   =========     =========

5. REAL ESTATE OWNED

     Real estate owned consists either of properties acquired through foreclosure and held pending sale or properties sold under mortgage loans to facilitate sale and accounted for under the deposit method. Real estate owned is carried at the lower of loan balance or fair value, less estimated costs of disposition. Subsequent to foreclosure, real estate owned is evaluated on an individual basis for changes in fair value. Future declines in fair value of the asset less costs of disposition below its carrying amount result in an increase in the valuation allowance account. Future increases in fair value of the asset less costs of disposition above its carrying amount reduce the valuation allowance account, but not below zero. Minor costs relating to holding and maintaining the property are expensed and amounts incurred to improve the property are capitalized. The amounts expensed in fiscal 1995, 1994, and 1993 were $2,142, $4,280, and $10,699, respectively. The amount capitalized in fiscal 1995 was $1,020. No amounts were capitalized in fiscal 1994 or 1993. Valuations are periodically performed by management and a provision for estimated losses on real estate is charged to earnings when such losses are anticipated. No property was held pending sale at June 30, 1995. Property held pending sale at June 30, 1994 consisted of residential property with a basis of $27,000 and no valuation allowance.

     There were no valuation allowances for real estate owned for the years ended June 30, 1995 and 1994 and there was no related activity in the valuation allowances.

                          DOTHAN FEDERAL SAVINGS BANK

6. ACCRUED INTEREST AND DIVIDENDS RECEIVABLE

     Accrued interest and dividends receivable at June 30, 1995 and 1994 is summarized as follows:

                                                                       1995         1994
                                                                     --------     --------
    Securities held to maturity....................................  $ 29,086     $ 52,378
    Securities available for sale..................................    31,353       28,748
    Loans receivable...............................................   271,253      212,186
                                                                     --------     --------
                                                                     $331,692     $293,312
                                                                     ========     ========

7. DEPOSITS

     The weighted average rate payable on all deposits at June 30, 1995 and 1994 was 5.48% and 4.10%, respectively. Deposits at June 30, 1995 and 1994 and the related range of interest rates payable for deposits outstanding at June 30, 1995 consisted of the following:

                                                                   1995            1994
                                                                -----------     -----------
    Statement savings, 3.0%...................................  $ 1,522,588     $ 1,312,254
    NOW accounts, 2.5% to 2.75%...............................    2,837,515       2,905,669
    Money market accounts, 3.0% to 4.0%.......................    4,414,154       5,624,221
    Certificates of deposit, 2.62% to 10.50%..................   28,852,755      22,349,340
                                                                -----------     -----------
                                                                $37,627,012     $32,191,484
                                                                 ==========      ==========

     Certificates of deposit above included $4,620,069 and $3,719,531, respectively, of certificates in excess of $100,000 at June 30, 1995 and 1994.

     At June 30, 1995 and 1994, scheduled maturities of certificates of deposit were as follows:

                                                                   1995            1994
                                                                -----------     -----------
    Within one year...........................................  $16,507,873     $12,535,224
    One to three years........................................   12,141,196       8,629,291
    Thereafter................................................      203,686       1,184,825
                                                                -----------     -----------
                                                                $28,852,755     $22,349,340
                                                                 ==========      ==========

     Interest expense on deposits consisted of the following:

                                                            1995         1994         1993
                                                         ----------   ----------   ----------
    Statement savings..................................  $   53,089   $   24,852   $   20,319
    NOW accounts.......................................      58,338       53,240       49,201
    Money market accounts..............................     198,978      216,652      278,288
    Certificates of deposit............................   1,309,132      983,842    1,023,619
                                                         ----------   ----------   ----------
                                                         $1,619,537   $1,278,586   $1,371,427
                                                          =========    =========    =========

                          DOTHAN FEDERAL SAVINGS BANK

8. FEDERAL HOME LOAN BANK ADVANCES

     Federal Home Loan Bank advances outstanding at June 30, 1995 and 1994 mature as follows:

                                                             INTEREST
                                                               RATE        1995         1994
                                                             --------   ----------   ----------
    July 8, 1994...........................................    6.70%    $        0   $  500,000
    September 28, 1995.....................................    4.25%       166,667      833,333
    September 27, 1998.....................................    4.73%     2,500,000    2,500,000
                                                                        ----------   ----------
                                                                        $2,666,667   $3,833,333
                                                                         =========    =========

     The Bank is required by its blanket floating lien agreement with the Federal Home Loan Bank to maintain qualifying collateral for its advances in an amount at least equal to 175% of such advances. In addition, the Bank's investment in Federal Home Loan Bank stock is pledged as collateral on outstanding advances.

     In 1994, the Bank maintained a $3,000,000 line of credit with the Federal Home Loan Bank at a variable rate, which was 6.70% at June 30, 1994, which matured July 8, 1994. The amount outstanding under this line of credit at June 30, 1994 was $500,000 and is included in the outstanding advances disclosed above.

9. INCOME TAXES

     The provision for income taxes for the years ended June 30, 1995 and 1994 were as follows:

                                                                         1995       1994
                                                                       --------   --------
    Current:
      Federal........................................................  $144,943   $173,000
      State..........................................................    15,465     25,000
                                                                       --------   --------
                                                                        160,408    198,000
    Deferred.........................................................   (17,482)    80,125
                                                                       --------   --------
              Totals.................................................  $142,926   $278,125
                                                                       ========   ========

     No provision for income taxes was recorded for the year ended June 30, 1993 due to utilization of net operating loss carryforwards (see Note 1).

     The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate of 34% to income before taxes for the years ended June 30, 1995 and 1994 were as follows:

                                                                         1995       1994
                                                                       --------   --------
    Expected income tax expense at federal tax rate..................  $122,445   $256,758
    Add (deduct):
      Utilization of NOL carryforwards...............................         0    (78,452)
      State income tax, net of federal tax benefit...................    10,207     16,716
      Restoration of deferred tax liability..........................         0     75,583
      Other, net.....................................................    10,274      7,520
                                                                       --------   --------
              Totals.................................................  $142,926   $278,125
                                                                       ========   ========

                          DOTHAN FEDERAL SAVINGS BANK

     The components of the net deferred tax liability as of June 30, 1995 and 1994 were as follows:

                                                                         1995       1994
                                                                       --------   --------
    Deferred tax asset:
      Unrealized loss................................................  $ 20,878   $ 65,839
                                                                       --------   --------
    Deferred tax liability:
      FHLB stock dividend............................................   (21,852)   (23,340)
      Depreciation...................................................   (14,047)   (10,786)
      Capital leases.................................................   (29,332)   (32,319)
      Other..........................................................     2,588    (13,680)
                                                                       --------   --------
              Total deferred tax liability...........................   (62,643)   (80,125)
                                                                       --------   --------
              Net deferred tax liability.............................  $(41,765)  $(14,286)
                                                                       ========   ========

10. COMMITMENTS AND CONTINGENCIES

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Bank is party to financial instruments with off-balance sheet risk in the normal course of business, primarily to meet the financing needs of its customers. These financial instruments consisted of commitments to extend credit and amounted to $182,000 at June 30, 1995. The Bank's policies as to collateral and assumption of credit risk for off-balance sheet items are essentially the same as those for extension of credit to its customers.

LITIGATION

     The Bank is a party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the financial statements.

FDIC ASSESSMENTS

     The FDIC-SAIF assessments became effective January 1, 1990. The FDIC assessment rate was 20.8 basis points of insured deposits through December 31, 1990, and has been 23 basis points since January 1, 1991. However, significant debate has ensued in Congress and within the industry as to the disparity between bank and thrift deposit insurance premiums which arose during 1995 when bank premiums were reduced when the target capitalization of the Bank Insurance Fund ("BIF") was achieved. To eliminate and reduce the disparity and provide for the recapitalization of the Savings Association Insurance Fund ("SAIF"), a special recapitalization premium for SAIF deposits has been discussed approximating 85 basis points. No decision has been finalized as to the resolution of BIF/SAIF premium disparity or the fund recapitalization issue. In the event of an 85 basis point assessment, the Bank would incur approximately $320,000 in expense.

11. COMPENSATION AND BENEFITS

     During fiscal 1994, the Bank adopted a profit sharing plan and distributes funds earned to employees on a semiannual basis. Total distributions during 1995 related to this plan were $18,954, which are included in "Salaries and employee benefits" in the accompanying statements of income. The Bank also adopted a defined-contribution 401(k) plan, but does not contribute or match the employees' contributions.

     In December 1990 and November 1992, the FASB issued SFAS No. 106, "Accounting for Postretirement Benefits Other Than Pensions" and SFAS No. 112, "Employers' Accounting for Postemployment Benefits", respectively. The Bank does not offer these benefits, as defined, to its employees and, accordingly,

                          DOTHAN FEDERAL SAVINGS BANK

SFAS No. 106 had no effect on the Bank's 1995 financial statements and SFAS No. 112 at the date of adoption will have no effect on the Bank's financial condition based on current activity.

12. REGULATION

     As a federally chartered savings bank, the Bank is required by its primary regulator, the Office of Thrift Supervision ("OTS"), to maintain capital sufficient to meet three requirements, as defined: (1) a tangible capital requirement equal to 1.5% of adjusted total assets; (2) a leverage or core capital requirement of 3% of adjusted total assets, though it is anticipated that most institutions will be required by the regulators to maintain capital of an additional 100 to 200 basis points; and (3) a risk-based capital requirement equal to 8% of risk-weighted assets, which were approximately $21,895,200 at June 30, 1995. Assets and off-balance sheet commitments are assigned a credit-risk weighting based upon their relative risk ranging from 0% for assets backed by the full faith and credit of the United States Government or that pose no credit risk to the Bank, to 100% for assets such as commercial loans, delinquent, or repossessed assets.

     The following is a reconciliation of the Bank's total stockholders' equity to the Bank's tangible, core, and risk-based capital available to meet its regulatory requirements:

                                                                              JUNE 30, 1995
                                                                              -------------
    Stockholders' equity as reported in the accompanying financial
      statements............................................................   $ 3,897,910
    Intangible assets required to be deducted...............................       (33,498)
    Unrealized loss on debt securities available for sale...................        39,534
                                                                              -------------
    Tangible capital........................................................     3,903,946
    Required deductions.....................................................             0
                                                                              -------------
    Core capital............................................................     3,903,946
    General allowance for loan losses.......................................       135,322
                                                                              -------------
    Risk-based capital......................................................   $ 4,039,268
                                                                                ==========

     The following presents the Bank's capital levels and ratios compared to its minimum capital requirements:

                                                                       AMOUNT     PERCENTAGE
                                                                     ----------   ----------
    Tangible capital, as defined...................................  $3,903,946       8.74%
    Required minimum...............................................     669,946       1.50
                                                                     ----------   ----------
              Excess...............................................  $3,234,000       7.24%
                                                                      =========   ========
    Core capital, as defined.......................................  $3,903,946       8.74%
    Required minimum (a)...........................................   1,339,893       3.00
                                                                     ----------   ----------
              Excess...............................................  $2,564,053       5.74%
                                                                      =========   ========
    Risk-based capital.............................................  $4,039,268      18.45%
    Required minimum...............................................   1,751,616       8.00
                                                                     ----------   ----------
              Excess...............................................  $2,287,652      10.45%
                                                                      =========   ========

---------------

(a) The required minimum based on 5% would be $2,233,155, leaving an excess of $1,670,791.

     Capital requirements continue to be under study by the OTS. Management continues to monitor these requirements and contemplated changes and believes that the Bank will continue to exceed its regulatory minimum requirements.

                          DOTHAN FEDERAL SAVINGS BANK

     The Bank has not been required by the OTS to incorporate an interest rate risk component to the risk-based capital requirement. This regulation requires a deduction from risk-based capital based on an institution's exposure to interest rate risk. Management believes the Bank would continue to exceed its regulatory minimum requirements if the interest rate risk component is ever required.

     Effective December 19, 1992, the Bank became subject to additional capital standards established by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). These regulations established capital standards in five categories ranging from "critically undercapitalized" to "well capitalized," and defined "well capitalized" as at least 5% for core (leverage) capital and at least 10% for risk-based capital. Institutions with a core capital less than 4% or risk-based capital less than 8% are considered "undercapitalized," and subject to increasingly stringent prompt corrective action measures. The Bank's capital ratios above place it in the "well capitalized" category.

13. INTEREST RATE SENSITIVITY

     A portion of the Bank's interest earning assets are long-term fixed rate mortgage loans and mortgage-backed securities (approximately 79%), while its principal source of funds are savings deposits with maturities of three years or less (approximately 99%). Because of the short-term nature of the savings deposits, their cost generally reflects returns currently available in the market. Accordingly, the savings deposits have a high degree of interest rate sensitivity while the mortgage loan portfolio, to the extent of fixed rate loans, is relatively fixed and has much less sensitivity to changes in current market rates. Although these conditions are somewhat mitigated by the Bank's risk management strategies of selling long-term fixed rate loans and reinvesting in adjustable-rate mortgage-backed securities, changes in market interest rates tend to directly affect the level of net interest income.

14. SUBSEQUENT EVENT

     On January 22, 1996, the Bank entered into a definitive agreement for the acquisition of the Bank by The Colonial BancGroup, Inc. ("BancGroup"), in which BancGroup will acquire all of the outstanding stock of the Bank, consideration consisting of both shares of BancGroup's common stock and cash for an aggregate purchase price of approximately $5,200,000. This transaction is subject to, among other things, approval by the stockholders of the Bank and BancGroup and approval by the appropriate regulatory authorities. In connection with the pending acquisition, the Bank has entered into agreements with its president and chief executive officer and its vice president and controller pursuant to which each could receive cash payments following the merger, should they terminate employment with the Bank or BancGroup following the merger. Total payments possible under the agreements, if exercised, would approximate $54,000.

                          DOTHAN FEDERAL SAVINGS BANK

                  CONDENSED STATEMENTS OF FINANCIAL CONDITION
                          SEPTEMBER 30, 1995 AND 1994

                                                                         1995          1994
                                                                      -----------   -----------
                                                                             (UNAUDITED)
                                            ASSETS
Cash................................................................  $ 2,643,133   $ 1,183,923
Securities available for sale.......................................    5,195,127     5,513,361
Securities held to maturity.........................................    3,247,629     1,503,949
Loans receivable....................................................   35,442,901    31,962,520
Land, buildings, and equipment......................................    1,050,925       941,994
Real estate owned...................................................       28,312       101,251
Accrued interest and dividends receivable...........................      334,761       276,592
Other assets........................................................      140,738       141,503
                                                                      -----------   -----------
                                                                      $48,083,526   $41,625,093
                                                                       ==========    ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits............................................................  $41,042,314   $33,115,160
Federal Home Loan Bank advances.....................................    2,500,000     4,416,667
Advance payments by borrowers for taxes and insurance...............      228,118       191,633
Accrued interest payable............................................      259,727       126,088
Income taxes payable
  Current...........................................................       15,465        68,850
  Deferred..........................................................       54,853             0
Accrued expenses and other liabilities..............................       29,227        83,617
                                                                      -----------   -----------
          Total Liabilities.........................................  $44,129,704   $38,002,015
                                                                      -----------   -----------
Stockholders' Equity
Preferred stock, 1,000,000 shares authorized, none issued, par value
  of $.01...........................................................  $         0   $         0
Common Stock, 4,000,000 shares authorized, 399,688 issued and
  outstanding, par value of $.01....................................        3,997         3,997
Paid-in Capital.....................................................    3,329,339     3,329,339
Retained Earnings...................................................      635,548       454,575
Unrealized loss on securities available for sale, net...............      (15,062)     (164,833)
                                                                      -----------   -----------
          Total Stockholders' Equity................................  $ 3,953,822   $ 3,623,078
                                                                      -----------   -----------
                                                                      $48,083,526   $41,625,093
                                                                       ==========    ==========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                         CONDENSED STATEMENTS OF INCOME
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                         THREE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                       -----------------------
                                                                         1995           1994
                                                                       --------       --------
                                                                             (UNAUDITED)
Interest Income:
  Loans..............................................................  $745,973       $653,140
  Other investments..................................................   135,088        103,080
                                                                       --------       --------
          Total interest income......................................   881,061        756,220
                                                                       --------       --------
Interest Expense
  Deposits...........................................................   556,372        347,319
  Other Borrowings...................................................    30,782         45,747
                                                                       --------       --------
          Total interest expense.....................................   587,154        393,066
                                                                       --------       --------
          Net Interest income........................................   293,907        363,154
Provision for possible loan losses...................................    15,000         15,000
                                                                       --------       --------
Net interest income after provision for possible loan losses.........   278,907        348,154
                                                                       --------       --------
Other Income:
  Other loan fees and charges........................................     9,558          9,265
  Demand deposit fees................................................     8,522          6,949
  Other income.......................................................    11,740            913
                                                                       --------       --------
          Total other income.........................................    29,820         17,127
                                                                       --------       --------
Other Expenses:
  Salaries and employee benefits.....................................   110,936        120,538
  Office building and equipment......................................    30,753         37,107
  Federal deposit insurance premiums.................................    20,100         18,659
  Data processing....................................................    16,212         18,373
  Other expenses.....................................................    76,339         60,658
                                                                       --------       --------
          Total other expenses.......................................   254,340        255,335
                                                                       --------       --------
          Income before provision for income taxes...................    54,387        109,946
                                                                       --------       --------
Provision for income taxes...........................................    23,938         43,263
                                                                       --------       --------
          Net Income.................................................  $ 30,449       $ 66,683
                                                                       ========       ========
Earnings Per Share...................................................  $   0.08       $   0.17
                                                                       ========       ========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                  CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995

                                                      COMMON STOCK
                                                   ------------------                                 UNREALIZED        TOTAL
                                                   NUMBER OF              ADDITIONAL      RETAINED   GAIN/(LOSS),   STOCKHOLDERS'
                                                    SHARES     AMOUNT   PAID-IN CAPITAL   EARNINGS       NET           EQUITY
                                                   ---------   ------   ---------------   --------   ------------   -------------
Balance at June 30, 1995.........................   399,688    $3,997     $ 3,329,339     $605,099     $(40,525)     $ 3,897,910
Net income.......................................         0        0                0       30,449            0           30,449
Change in unrealized loss on securities available
  for sale, net..................................         0        0                0            0       25,463           25,463
                                                   ---------   ------   ---------------   --------   ------------   -------------
Balance at September 30, 1995....................   399,688    $3,997     $ 3,329,339     $635,548     $(15,062)     $ 3,953,822
                                                   ========    ======     ===========     ========    =========       ==========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                       CONDENSED STATEMENTS OF CASH FLOWS
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                                   1995          1994
                                                                                -----------   -----------
Cash Flows from Operating Activities:
  Net Income..................................................................  $    30,449   $    66,683
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities
    Depreciation and amortization.............................................       19,360        17,479
    Accretion of deferred income..............................................      (11,650)      (18,991)
    Provision for losses on loans and real estate owned.......................       15,000        15,000
    Loan fees deferred, net...................................................       13,634        13,982
    Loss (gain) net, on sale of Loans.........................................          447            57
    Change in assets and liabilities:
      (Decrease) Increase in accrued interest and dividends receivable........       (3,069)       16,720
      Increase in other assets................................................      (69,573)      (65,954)
      Increase (decrease) in current income taxes payable.....................       23,938      (129,150)
      Increase (decrease) in accrued expenses and other liabilities...........      (13,311)       42,757
      Increase in accrued interest payable....................................       80,117        32,670
                                                                                -----------   -----------
         Net cash provided by (used in) operating activities..................       85,342        (8,747)
Cash flows from investing activities:
  Proceeds from maturities of securities held to maturity.....................      500,000     1,000,000
  Proceeds from sales of loans................................................      640,548        77,443
  Repayments of securities available for sale.................................      122,448       143,136
  Purchases of securities held to maturity....................................   (2,249,531)           --
  Loans originated, net of repayments.........................................     (496,159)   (1,120,354)
  Loans and participations purchased..........................................     (148,296)   (1,015,750)
  Capital expenditures........................................................      (15,214)     (182,027)
                                                                                -----------   -----------
         Net cash used in investing activities................................   (1,646,204)   (1,097,552)
Cash flows from financing activities:
  Increase in deposits, net...................................................    3,415,302       923,676
  Advances from Federal Home Loan Bank........................................           --     4,850,000
  Repayments of Federal Home Loan Bank advances...............................     (166,667)   (4,266,666)
  Increase in advance payments by borrowers for taxes and insurance...........       42,024        29,686
  Cash dividends paid.........................................................           --       (59,953)
                                                                                -----------   -----------
         Net cash (used in) provided by financing activities..................    3,290,659     1,476,743
                                                                                -----------   -----------
Increase in cash and cash equivalents.........................................    1,729,797       370,444
Cash and cash equivalents, beginning of year..................................      913,336       813,479
                                                                                -----------   -----------
Cash and cash equivalents, end of year........................................  $ 2,643,133   $ 1,183,923
                                                                                ============  ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for:
    Income taxes..............................................................  $         0   $   172,413
                                                                                ============  ============
    Interest..................................................................  $   488,336   $   360,396
                                                                                ============  ============
  Noncash transactions:
    Transfers of loans receivable to real estate owned........................  $         0   $     6,000
                                                                                ============  ============
    Increase/(decrease) in unrealized net loss on securities available for sale, net of deferred tax provision/(benefit) of $13,088 and $(20,304),
     respectively.............................................................  $   (25,463)  $    36,972
                                                                                ============  ============

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1995 AND 1994

1. BASIS OF PRESENTATION

     The condensed financial statements were prepared by Dothan Federal Savings Bank (the "Bank") without audit, but in the opinion of management, reflect all adjustments necessary for the fair presentation of the Bank's financial position and results of operations for the three month periods ended September 30, 1995 and 1994. Results of operations for the interim 1995 period are not necessarily indicative of results expected for the full year. While certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, the Bank believes that the disclosures herein are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the financial statements and the notes thereto included in the Bank's statements of financial condition for the year ended June 30, 1995. The accounting policies employed are the same as those shown in Note 1 to the statements of financial condition.

2. IMPLEMENTATION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NOS. 114 AND
   118

     During 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which is effective for fiscal years beginning after December 15, 1994. SFAS No. 114 requires that impaired loans be valued based on the present value of those loans' estimated cash flows at each loan's effective interest rate or the loan's observable market price or the fair value of the underlying collateral. In October 1994, the FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures", an amendment to SFAS No. 114. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest on an impaired loan. Management adopted SFAS Nos. 114 and 118 as of July 1, 1995; however, given the Bank's current loan portfolio composition, the impact of adoption was not material.

3. FDIC ASSESSMENTS

     The FDIC-SAIF assessments became effective January 1, 1990. The FDIC assessment rate was 20.8 basis points of insured deposits through December 31, 1990, and has been 23 basis points since January 1, 1991. However, significant debate has ensued in Congress and within the industry as to the disparity between bank and thrift deposit insurance premiums which arose during 1995 when bank premiums were reduced when the target capitalization of the Bank Insurance Fund ("BIF") was achieved. To eliminate or reduce the disparity and provide for the recapitalization of the Savings Association Insurance Fund ("SAIF"), a special recapitalization premium for SAIF deposits has been discussed approximating 85 basis points. No decision has been finalized as to the resolution of BIF/SAIF premium disparity or the fund recapitalization issue. In the event of an 85 basis point assessment, the Bank would incur approximately $320,000 in expense.

4. SUBSEQUENT EVENT

     On January 22, 1996, the Bank entered into a definitive agreement for the acquisition of the Bank by the Colonial BancGroup, Inc. ("BancGroup"), in which BancGroup will acquire all of the outstanding stock of the Bank, consideration consisting of both shares of BancGroup's common stock and cash for an aggregate purchase price approximating $5,200,000. This transaction is subject to, among other things, approval by the stockholders of the Bank and BancGroup and approval by the appropriate regulatory authorities. In connection with the pending acquisition, the Bank has entered into agreements with its president and chief executive officer and its vice president and controller, pursuant to which each could receive cash payments following the merger should they terminate employment with the Bank or BancGroup following the merger. Total payments possible under the agreements, if exercised, would approximate $54,000.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Commercial Bancorp of Georgia, Inc.
  and Subsidiaries
Lawrenceville, Georgia

     We have audited the accompanying consolidated balance sheet of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) and Subsidiaries as of December 31, 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of Commercial Bancorp of Georgia, Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We audited the consolidated financial statements of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) and Subsidiary as of December 31, 1994 and 1993, and for the three years then ended, and our reports dated January 19, 1995, except for the information presented in Note L for which the date is March 2, 1995, and January 25, 1994, expressed an unqualified opinion on those statements. We audited the consolidated financial statements of the former Commercial Bancorp of Georgia, Inc. and Subsidiary as of December 31, 1994, and for the year then ended, and our report dated March 10, 1995, expressed an unqualified opinion on those statements. The consolidated financial statements of the former Commercial Bancorp of Georgia, Inc. and Subsidiary as of December 31, 1993, and for the two years then ended, were audited by other auditors whose report, dated March 2, 1994, expressed an unqualified opinion on those statements.

     The consolidated financial statements of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) as of December 31, 1994 and 1993, and for the three years then ended have been restated to reflect the 1995 pooling of interests with the former Commercial Bancorp of Georgia, Inc., as described in Note B of the consolidated financial statements.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the restated 1994 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) and Subsidiaries as of December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. We previously audited and reported on the consolidated balance sheet of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) as of December 31, 1993, and the related consolidated statements of income and cash flows for the two years then ended, prior to their restatement for the 1995 pooling of interests. Its contribution to total assets, revenues, and net income represented 33%, 30% and 59% of the respective restated totals. Separate consolidated financial statements of the former Commercial Bancorp of Georgia, Inc. included in the 1993 restated consolidated balance sheet and consolidated statements of income and cash flows for the two years then ended were audited and reported on separately by other auditors. We also audited the combination of the accompanying consolidated balance sheets and consolidated statements of income and cash flows as of and for the two years ended December 31, 1993, after restatement for the 1995 pooling of interests. In our opinion, such consolidated statements have been properly combined on the basis described in Note A of the notes to the consolidated financial statements.

     As discussed in Note A to the consolidated financial statements, the Company changed its method of accounting for investment securities in 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 115.

BRICKER & MELTON, P.A.

January 19, 1995
Duluth, Georgia

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                        1994           1993
                                                                    ------------   ------------
                                     ASSETS
Cash and due from banks (Note C)..................................  $ 12,164,453   $  8,066,046
Federal funds sold................................................    14,610,000     19,187,000
Interest-bearing deposits in other banks..........................       200,000             --
Investment securities held to maturity (market value of
  $18,226,280 and $8,879,489 for 1994 and 1993, respectively)
  (Note D)........................................................    19,096,399      8,770,920
Investment securities available for sale (Note D).................     7,311,800     11,600,058
Other investments.................................................       180,000        180,000
Loans, net (Notes E and K)........................................   133,736,244    110,945,568
Loans held for sale...............................................       189,590      2,807,064
Premises and equipment, net (Note F)..............................     5,995,057      5,665,600
Other real estate (Note G)........................................     1,480,417      1,377,730
Intangible assets, net............................................       984,637      1,142,231
Accrued interest receivable.......................................     1,532,366      1,081,299
Other assets (Note I).............................................     1,896,522      1,431,005
                                                                    ------------   ------------
          TOTAL ASSETS............................................  $199,377,485   $172,254,521
                                                                     ===========    ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
     Noninterest-bearing demand...................................  $ 38,075,216   $ 25,777,835
     Interest-bearing demand and money market.....................    46,423,500     45,428,567
     Savings......................................................     5,744,815      5,038,845
     Time deposits of $100,000 or more............................    18,766,716     18,603,150
     Other time deposits..........................................    69,253,881     57,206,396
                                                                    ------------   ------------
          Total Deposits..........................................   178,264,128    152,054,793
                                                                    ------------   ------------
     Note payable (Note K)........................................        50,000             --
     Obligation under capital leases (Note F).....................       160,692        289,190
     Accrued interest payable.....................................     1,066,201        844,976
     Other liabilities............................................     1,104,624        879,474
                                                                    ------------   ------------
          TOTAL LIABILITIES.......................................   180,645,645    154,068,433
                                                                    ------------   ------------
STOCKHOLDERS' EQUITY (Note L)
  Common stock -- $1 par value: 10,000,000 shares authorized,
     1,856,711 shares issued......................................     1,856,711      1,856,711
Surplus...........................................................    16,090,386     16,090,386
Retained earnings.................................................     1,236,769        538,991
Treasury stock, at cost, 30,000 shares............................      (300,000)      (300,000)
Market valuation reserve on investment securities available for
  sale (Note D)...................................................      (152,026)            --
                                                                    ------------   ------------
          TOTAL STOCKHOLDERS' EQUITY..............................    18,731,840     18,186,088
                                                                    ------------   ------------
Commitments and contingent liabilities (Note M)
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............  $199,377,485   $172,254,521
                                                                     ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                                    ---------------------------------------
                                                                       1994          1993          1992
                                                                    -----------   -----------   -----------
INTEREST INCOME
  Loans, including fees...........................................  $12,517,671   $10,853,400   $ 8,309,263
  Interest on investment securities...............................    1,238,857     1,136,767     1,402,108
  Interest on federal funds sold..................................      586,398       336,179       408,320
  Interest on deposits in other banks.............................        4,295            --       180,106
                                                                    -----------   -----------   -----------
         TOTAL INTEREST INCOME....................................   14,347,221    12,326,346    10,299,797
                                                                    -----------   -----------   -----------
INTEREST EXPENSE
  Interest-bearing demand and money market........................    1,427,552     1,304,223     1,679,931
  Savings.........................................................      162,809       118,444       147,770
  Time deposits of $100,000 or more...............................      857,799       705,595       760,608
  Other time deposits.............................................    2,978,769     2,635,520     2,192,853
  Obligation under capital leases (Note F)........................       12,171        14,970        22,308
  Other (Notes J and K)...........................................       18,906        13,533        10,507
                                                                    -----------   -----------   -----------
         TOTAL INTEREST EXPENSE...................................    5,458,006     4,792,285     4,813,977
                                                                    -----------   -----------   -----------
         NET INTEREST INCOME......................................    8,889,215     7,534,061     5,485,820
PROVISION FOR LOAN LOSSES (Note E)................................      694,967       438,854       652,089
                                                                    -----------   -----------   -----------
         NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES......    8,194,248     7,095,207     4,833,731
                                                                    -----------   -----------   -----------
OTHER INCOME
  Service charges on deposit accounts.............................      918,899       671,802       519,022
  Investment securities gains, net (Note D).......................           --        66,912        64,613
  Gains on sales of SBA loan participations.......................      526,400       529,942       522,615
  Fees/gains on the origination/sale of mortgage loans............      164,032       473,574       331,128
  Loan servicing fees.............................................      254,723       185,962       162,166
  Other income....................................................      351,193       205,611        63,566
                                                                    -----------   -----------   -----------
         TOTAL OTHER INCOME.......................................    2,215,247     2,133,803     1,663,110
                                                                    -----------   -----------   -----------
OTHER EXPENSE
  Salaries and employee benefits (Note J).........................    4,518,188     4,045,739     3,358,945
  Net occupancy and equipment expense (Note F)....................    1,403,746     1,237,045     1,004,812
  Other real estate expense (Note G)..............................      308,872       142,030       143,007
  Amortization expense............................................      157,594       158,540        95,357
  Other expense (Note O)..........................................    2,824,909     2,280,444     2,085,882
                                                                    -----------   -----------   -----------
         TOTAL OTHER EXPENSE......................................    9,213,309     7,863,798     6,688,003
                                                                    -----------   -----------   -----------
         INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT
           OF CHANGE IN ACCOUNTING PRINCIPLES.....................    1,196,186     1,365,212      (191,162)
INCOME TAX EXPENSE (BENEFIT) (Note I).............................      498,408       479,024       (45,345)
                                                                    -----------   -----------   -----------
         INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN
           ACCOUNTING PRINCIPLES..................................      697,778       886,188      (145,817)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLES FOR INCOME
  TAXES (Note I)..................................................           --       383,691            --
                                                                    -----------   -----------   -----------
         NET INCOME (LOSS)........................................  $   697,778   $ 1,269,879   $  (145,817)
                                                                    ============  ============  ============
EARNINGS PER SHARE
  Before cumulative effect of change..............................  $       .38   $       .49   $      (.08)
  Cumulative effect of change.....................................           --           .21            --
                                                                    -----------   -----------   -----------
                                                                    $       .38   $       .70   $      (.08)
                                                                    ============  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                                AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                                     ---------------------------------------------------------------------------
                                                                              MARKET
                                       COMMON                    RETAINED    VALUATION   TREASURY
                                       STOCK        SURPLUS      EARNINGS     RESERVE      STOCK        TOTAL
                                     ----------   -----------   ----------   ---------   ---------   -----------
BALANCE AT DECEMBER 31, 1991.......  $1,856,711   $16,090,386   $ (585,071)  $      --   $(300,000)  $17,062,026
Net loss...........................          --            --     (145,817)         --          --      (145,817)
                                     ----------   -----------   ----------   ---------   ---------   -----------
BALANCE AT DECEMBER 31, 1992.......   1,856,711    16,090,386     (730,888)         --    (300,000)   16,916,209
Net income.........................          --            --    1,269,879          --          --     1,269,879
                                     ----------   -----------   ----------   ---------   ---------   -----------
BALANCE AT DECEMBER 31, 1993.......   1,856,711    16,090,386      538,991          --    (300,000)   18,186,088
Net income.........................          --            --      697,778          --          --       697,778
Market valuation adjustment........          --            --           --    (152,026)         --      (152,026)
                                     ----------   -----------   ----------   ---------   ---------   -----------
BALANCE AT DECEMBER 31, 1994.......  $1,856,711   $16,090,386   $1,236,769   $(152,026)  $(300,000)  $18,731,840
                                     ==========   ============  ==========   ==========  ==========  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                                             ------------------------------------------
                                                                                 1994           1993           1992
                                                                             ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)..........................................................  $    697,778   $  1,269,879   $   (145,817)
Adjustments to reconcile net income to net cash provided by operating activities:
  Cumulative effect of change in accounting principles.....................            --       (383,691)            --
  Provision for loan losses................................................       694,967        438,854        652,089
  Net accretion on investment securities...................................        58,068        149,280        190,443
  Depreciation and amortization............................................       656,940        631,128        517,462
  Amortization of intangible assets........................................       157,594        158,540         95,357
  Provision for losses on other real estate................................       231,939         27,751         51,904
  Investment securities gains, net.........................................            --        (66,912)       (64,613)
  Deferred income tax benefit..............................................      (441,699)       (63,025)      (142,608)
  Gains on sales of SBA loans..............................................      (526,400)      (529,942)      (522,615)
  (Increase) decrease in interest receivable...............................      (451,067)        32,917       (248,677)
  Increase in interest payable.............................................       221,225        195,113        123,815
  (Increase) decrease in other assets......................................        54,497        (86,398)    (1,077,842)
  Increase (decrease) in other liabilities.................................       225,150        592,872       (424,550)
                                                                             ------------   ------------   ------------
        NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES...................     1,578,992      2,366,366       (995,652)
                                                                             ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) decrease in interest-bearing deposits in other banks..........      (200,000)     1,682,000     (1,236,115)
  Purchases of investment securities held to maturity......................    (6,590,000)    (5,311,044)   (17,883,140)
  Purchases of investment securities available for sale....................    (7,423,081)   (10,305,683)    (2,892,409)
  Proceeds from sales of investment securities.............................            --      6,150,146      5,677,073
  Maturities of investment securities held to maturity.....................     2,956,286      3,496,175      1,986,816
  Maturities of investment securities available for sale...................     4,731,165      6,326,704             --
  Proceeds from sales of SBA loans.........................................     7,027,300      5,734,588      7,178,117
  Loans originated or acquired, net of principal repayments................   (28,929,818)   (21,064,155)   (39,356,243)
  Proceeds from sale of premises and equipment.............................            --         39,241             --
  Purchases of premises and equipment......................................      (986,397)      (533,742)    (1,373,801)
  Capital improvements to other real estate................................      (331,898)       (97,378)       (60,642)
  Proceeds from sales of other real estate.................................     1,558,021      1,512,170        328,944
                                                                             ------------   ------------   ------------
        NET CASH USED BY INVESTING ACTIVITIES..............................   (28,188,422)   (12,370,978)   (47,631,400)
                                                                             ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  (Decrease) increase in federal funds purchased...........................            --     (1,500,000)     1,500,000
  Net increase in demand, money market and savings accounts................    13,998,284      8,934,421     16,333,284
  Time deposits accepted, net of repayments................................    12,211,051     17,267,714     23,584,808
  Reduction of capital lease obligation....................................      (128,498)      (181,085)      (195,181)
  Proceeds from short-term borrowing.......................................        50,000             --             --
                                                                             ------------   ------------   ------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES..........................    26,130,837     24,521,050     41,222,911
                                                                             ------------   ------------   ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......................      (478,593)    14,516,438     (7,404,141)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.............................    27,253,046     12,736,608     20,140,749
                                                                             ------------   ------------   ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR...................................  $ 26,774,453   $ 27,253,046   $ 12,736,608
                                                                              ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH PAID
  Interest.................................................................  $  5,236,781   $  4,656,511   $  4,675,319
                                                                              ===========    ===========    ===========
  Income taxes.............................................................  $  1,214,700   $    289,500   $     38,000
                                                                              ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES
  Real estate acquired in settlement of loans..............................  $  1,560,749   $    504,323   $    843,787
                                                                              ===========    ===========    ===========
  Transfers of investment securities held to maturity......................  $  9,286,388   $         --   $         --
                                                                              ===========    ===========    ===========
  Transfers of investment securities available for sale....................  $  2,553,851   $  9,267,563   $  3,405,571
                                                                              ===========    ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of Commercial Bancorp of Georgia, Inc. and subsidiaries conform to generally accepted accounting principles and to general practices within the banking industry. The following is a summary of the more significant of these policies.

     The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate, for example, to the determination of the allowance for loan losses, the market valuation reserve on investment securities available for sale, and the valuation of other real estate acquired in connection with foreclosures or in satisfaction of loans. Management believes that the allowance for loan losses is adequate, the decline in market value of investment securities available for sale is temporary, and the valuation of other real estate is appropriate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and valuation of other real estate. Such agencies may require the recognition of additions to the allowance or valuation adjustments to other real estate based on their judgments about information available to them at the time of their examination.

BASIS OF PRESENTATION

     The consolidated financial statements of Commercial Bancorp of Georgia, Inc. (formerly Commercial Bancorp of Gwinnett, Inc.) (Parent Company) and its wholly-owned subsidiary, Commercial Bank of Gwinnett, collectively known as the Company as of December 31, 1994 and 1993, and for the three years then ended have been restated to reflect the 1995 pooling of interests with the former Commercial Bancorp of Georgia, Inc. and Subsidiary as described in Note B. These consolidated financial statements include the accounts of both entities and their wholly-owned subsidiaries, Commercial Bank of Gwinnett and Commercial Bank of Georgia, collectively know as the Company. The stock of the Parent Company held by the former Commercial Bancorp of Georgia, Inc. has been treated as treasury stock. All other significant intercompany accounts and transactions have been eliminated in consolidation.

INVESTMENT SECURITIES

     In 1992, Georgia segregated its investment securities portfolio into securities held to maturity and those available for sale. Investments in debt securities, for which management has both the ability and intent to hold to maturity, are carried at amortized cost. Investments in debt securities which management believes may be sold prior to maturity, in connection with changes in interest rates, prepayment risk, changes in the Company's liquidity or other similar factors, are classified in 1993 and 1992 as available for sale and are carried at the lower of aggregate cost or market. All Gwinnett investment securities in 1993 and 1992 are classified as held to maturity.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 115 (SFAS 115) on the accounting and reporting for investments in all debt securities and equity securities that have readily determinable fair values. SFAS 115 requires that investments are to be classified as held to maturity, available for sale or trading securities. Held to maturity securities are to be reported at amortized cost, while available for sale and trading securities are to be reported at fair value. The Company has adopted SFAS 115 in 1994 as required.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

     In 1994, investment securities held to maturity are reported at amortized cost. Investment securities available for sale are reported at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity, net of the related tax effect. Other investments are reported at cost. Earnings are reported when interest is accrued or when dividends are received.

     Premium and discount on all investment securities are amortized (deducted) and accreted (added), respectively, to interest income on the effective yield method over the period to the maturity of the related securities. Premium and discount on mortgage-backed securities are amortized (deducted) and accreted (added), respectively, to interest income using a method which approximates a level yield over the period to maturity of the related securities taking into consideration assumed prepayment patterns.

     Gains or losses on disposition are computed by the specific identification method for all securities.

LOANS

     Loans are reported at the gross amount outstanding less net deferred loan fees and a valuation allowance for loan losses. Interest income on all loans is recognized over the terms of the loans based on the unpaid daily principal amount outstanding. If the collectibility of interest appears doubtful, the accrual thereof is discontinued. Loan origination fees, net of direct loan origination costs, are deferred and recognized as income over the life of the related loan on a level-yield basis.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 114 (SFAS 114) on accounting by creditors for impairment of a loan. SFAS 114, as amended by SFAS 118, requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's fair value if the loan is collateral dependent. The provisions of SFAS 114 are effective for the Company beginning in 1995. The adoption is not expected to have a significant adverse effect on the Company.

     Loans held for sale represent loans originated for sale by the Company in the secondary market and are reported at the lower of cost or market.

     Gains and losses on sales of loans and participating interests in loans are recognized at the time of sale, as determined by the difference between the net sales proceeds and the fair value of the loans sold. Discounts recorded to adjust the value of the portions of the loans retained to fair value are amortized to income over the life of the loan.

ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance represents an amount which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible. Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans and takes into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans. Periodic revisions are made to the allowance when circumstances which necessitate such revisions become known. Recognized losses are charged to the allowance for loan losses, while subsequent recoveries are added to the allowance.

PREMISES AND EQUIPMENT

     Premises and equipment are reported at cost less accumulated depreciation and amortization. For financial reporting purposes, depreciation and amortization are computed using primarily straight-line methods over the estimated useful lives of the assets. Capital lease assets are amortized over the shorter of the estimated useful lives of the assets or term of the related leases. Expenditures for maintenance and repairs are

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES charged to operations as incurred, while major renewals and betterments are capitalized. When property is disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. For Federal tax reporting purposes, depreciation and amortization are computed using primarily accelerated methods.

OTHER REAL ESTATE

     Other real estate represents property acquired through foreclosure or in settlement of loans and is recorded at the lower of cost or fair value less estimated selling expenses and a valuation allowance for losses. The allowance represents an amount which, in management's judgement, will be adequate to absorb probable losses. Losses incurred in the acquisition of foreclosed properties are charged against the allowance for loan losses at the time of foreclosure. Provisions for subsequent devaluation of other real estate are charged against the current period's operations. Losses on disposal of other real estate are charged to the valuation allowance for losses. Costs associated with improving the property are capitalized to the extent fair value less estimated selling expenses is not exceeded. Holding costs for other real estate are expensed as incurred.

ORGANIZATIONAL COSTS

     The expenses associated with the formation of the Company were capitalized as organizational costs and are being amortized on the straight-line method over five years.

INTANGIBLE ASSETS

     Intangible assets, primarily arising from premiums paid in acquiring deposits of other financial institutions, are amortized on a straight-line basis over a period of 120 months. Certain legal and other costs incurred in connection with the acquisition of branch facilities and related deposits from other financial institutions have been capitalized and are amortized using the straight-line method over 60 months.

INCOME TAXES

     The tax effect of transactions is recorded at current tax rates in the periods the transactions are reported for financial statement purposes. Deferred income taxes are established for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The Company files its income tax returns on a consolidated basis.

PENDING ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 107 (SFAS 107) which requires disclosure of current market value information related to certain assets and liabilities, both on- and off-balance sheet, and Statement of Financial Accounting Standards No. 119 (SFAS
119) which requires disclosures about derivative financial instruments. These pronouncements are not effective for the Company until 1995. The adoption of SFAS 107 and SFAS 119 is not expected to have a significant adverse effect on the Company.

EARNINGS PER SHARE

     Earnings per share is based on the weighted average number of shares outstanding during the period (1,826,711 in 1994, 1993 and 1992). Stock options and warrants, as described in Note K, are considered to be common stock equivalents for purposes of calculating earnings per share. The effect of including these common stock equivalents in the earnings per share calculation for 1994, 1993 and 1992 is anti-dilutive.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

RECLASSIFICATIONS

     Certain reclassifications have been made in the 1993 and 1992 financial statements to conform with the 1994 presentation.

NOTE B.  BUSINESS COMBINATION AND RESTATEMENT OF FINANCIAL STATEMENTS

     On March 2, 1995, the former Commercial Bancorp of Georgia, Inc. merged with Commercial Bancorp of Gwinnett, Inc., and Commercial Bancorp of Gwinnett, Inc., the surviving entity, changed its name to Commercial Bancorp of Georgia, Inc. On September 30, 1995, Commercial Bank of Georgia merged with Commercial Bank of Gwinnett, and Commercial Bank of Gwinnett, the surviving entity, changed its name to Commercial Bank of Georgia. A total of 1,236,711 shares of Commercial Bancorp of Gwinnett, Inc. stock was issued for all of the issued and outstanding shares of the former Commercial Bancorp of Georgia, Inc. No cash, except for nominal dissenting shareholders and fractional shares, was paid in the transaction.

     The transaction was accounted for as a pooling of interests. The financial statements for all periods presented have been restated to include the financial position and results of operations of the former Commercial Bancorp of Georgia, Inc.

     The Company's consolidated financial data have been restated as follows:

                                                                    FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                 1994     1993        1992
                                                                ------   ------      ------
                                                                 (IN THOUSANDS, EXCEPT FOR
                                                                      PER SHARE DATA)
    Net Interest Income:
      Commercial Bancorp of Gwinnett, before merger...........  $2,989   $2,264      $1,655
      Commercial Bancorp of Georgia...........................   5,901    5,270       3,831
                                                                ------   ------      ------
              Total...........................................  $8,890   $7,534      $5,486
                                                                ======   ======      ======
    Net Income:
      Commercial Bancorp of Gwinnett, before merger...........  $  341   $  752(1)   $  (29)
      Commercial Bancorp of Georgia...........................     357      518        (117)
                                                                ------   ------      ------
              Total...........................................  $  698   $1,270      $ (146)
                                                                ======   ======      ======
    Net Income Per Share:
      Commercial Bancorp of Gwinnett, before merger...........  $  .55   $ 1.21(1)   $ (.05)
      Effect of restatement for Commercial Bancorp of
         Georgia..............................................    (.17)    (.51)       (.03)
                                                                ------   ------      ------
              Total...........................................  $  .38   $  .70      $ (.08)
                                                                ======   ======      ======

---------------

(1) Includes a $383,691 ($.62 per share) increase in net income for cumulative effect of change in accounting principle for income taxes.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

NOTE C.  CASH AND DUE FROM BANKS

     A bank is required to maintain average reserve balances with the Federal Reserve Bank, on deposit with national banks or in cash. The Banks' reserve requirement at December 31, 1994, was approximately $1,048,000. The Banks maintained cash balances which were adequate to meet this requirement.

NOTE D.  INVESTMENT SECURITIES

     The carrying value and estimated market value of investment securities held to maturity are as follows at December 31:

                                                                     1994
                                               -------------------------------------------------
                                                CARRYING     UNREALIZED   UNREALIZED   MARKET
                                                  VALUE        GAINS       LOSSES       VALUE
                                               -----------   ----------   --------   -----------
    U.S. Treasury securities.................  $ 6,042,396    $      --   $262,964   $ 5,779,432
    U.S. Government agencies and
      corporations...........................    7,558,899           --    368,318     7,190,581
    Mortgage-backed securities...............    4,300,822           --    198,968     4,101,854
    States and political subdivisions........      894,312           --     32,789       861,523
    Other securities.........................      299,970           --      7,080       292,890
                                               -----------   ----------   --------   -----------
                                               $19,096,399    $      --   $870,119   $18,226,280
                                                ==========     ========   ========    ==========

                                                                     1993
                                               -------------------------------------------------
                                                CARRYING     UNREALIZED   UNREALIZED   MARKET
                                                  VALUE        GAINS       LOSSES       VALUE
                                               -----------   ----------   --------   -----------
    U.S. Treasury securities.................  $ 1,003,955    $   8,451   $     --   $ 1,012,406
    U.S. Government agencies and
      corporations...........................    4,284,136       29,719      9,826     4,304,029
    Mortgage-backed securities...............    3,482,829       85,104      4,879     3,563,054
                                               -----------   ----------   --------   -----------
                                               $ 8,770,920    $ 123,274   $ 14,705   $ 8,879,489
                                                ==========     ========   ========    ==========

     The amortized cost and estimated market value of investment securities available for sale are as follows at December 31:

                                                                      1994
                                                ------------------------------------------------
                                                 AMORTIZED    UNREALIZED   UNREALIZED   MARKET
                                                   COST         GAINS       LOSSES      VALUE
                                                -----------   ----------   --------   ----------
    U.S. Treasury securities..................  $ 4,697,116    $     --    $110,703   $4,586,413
    U.S. Government agencies and
      corporations............................    1,247,515          --      97,128    1,150,387
    Mortgage-backed securities................    1,597,510          --      22,510    1,575,000
                                                -----------   ----------   --------   ----------
                                                $ 7,542,141    $     --    $230,341   $7,311,800
                                                 ==========    ========    ========    =========

                                                                      1993
                                               ---------------------------------------------------
                                                AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                                  COST         GAINS        LOSSES        VALUE
                                               -----------   ----------   ----------   -----------
    U.S. Treasury securities.................  $ 8,059,766    $     --     $  40,890   $ 8,018,876
    Mortgage-backed securities...............    2,941,961      15,164         8,726     2,948,399
    Other securities.........................      598,331       5,024         3,394       599,961
                                               -----------   ----------   ----------   -----------
                                               $11,600,058    $ 20,188     $  53,010   $11,567,236
                                                ==========    ========      ========    ==========

     In conjunction with the adoption of SFAS 115 in 1994, Georgia transferred investment securities totaling $9,286,388 from available for sale to held to maturity. Gwinnett adopted SFAS 115 in 1994, and transferred

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES investment securities totaling $2,553,851 to available for sale. The unrealized loss on available for sale securities, net of the related deferred taxes of $78,315, is $152,026 at December 31, 1994, and is included as a separate component of stockholders' equity.

     The Government agency securities classified as held to maturity at December 31, 1994, with a market value of approximately $7,191,000, consist of Federal Home Loan Bank and Federal National Mortgage Association securities. Approximately $3,196,000 of these securities are derivative securities. These securities have maturities which range from 1996 through 1999 and have a current weighted-average net yield of 5.84%. The market value of these securities is generally affected positively by declining interest rates and negatively by increasing interest rates. In addition, the market value increases or decreases based on supply and/or demand for a particular type of security and various other factors. Presently, the market value of these securities is volatile due to the above interest and market factors.

     The carrying value and estimated market value of investment securities held to maturity and the amortized cost and estimated market value of investment securities available for sale at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties. Mortgage-backed securities have been allocated based on stated maturity dates after considering assumed prepayment patterns.

                                                  INVESTMENT SECURITIES      INVESTMENT SECURITIES
                                                    HELD TO MATURITY          AVAILABLE FOR SALE
                                                -------------------------   -----------------------
                                                 CARRYING       MARKET      AMORTIZED      MARKET
                                                   VALUE         VALUE         COST        VALUE
                                                -----------   -----------   ----------   ----------
Due in one year or less.......................  $ 3,550,666   $ 3,464,541   $4,988,366   $4,923,950
Due after one year through five years.........   14,337,835    13,655,453    1,947,515    1,797,450
Due after five years through ten years........      745,723       669,047      606,260      590,400
Due after ten years...........................      462,175       437,239           --           --
                                                -----------   -----------   ----------   ----------
                                                $19,096,399   $18,226,280   $7,542,141   $7,311,800
                                                 ==========    ==========    =========    =========

     There were no sales of investment securities during 1994. Proceeds from sales of investment securities during 1993 and 1992 were $6,150,146 and $5,677,073, respectively, with gross gains of $66,912 and $64,920 and gross losses of $0 and $307, respectively, realized on those transactions.

     Investment securities with carrying values of $1,542,548 and $1,997,551 and approximate market values of $1,589,798 and $2,028,153 at December 31, 1994 and 1993, respectively, were pledged to secure public funds and certain other deposits as required by law.

     At December 31, 1994, the Company has no outstanding derivative financial instruments such as swaps, options, futures or forward contracts.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

NOTE E.  LOANS

     Major classifications of loans are as follows at December 31:

                                                                    1994           1993
                                                                ------------   ------------
    Commercial................................................  $ 56,853,272   $ 54,854,919
    Real estate -- construction...............................    61,856,941     34,925,005
    Consumer..................................................    17,692,495     23,189,855
                                                                ------------   ------------
              Total loans.....................................   136,402,708    112,969,779
    Less: Net deferred loan fees..............................      (700,053)      (611,479)
          Allowance for loan losses...........................    (1,966,411)    (1,412,732)
                                                                ------------   ------------
              Loans, net......................................  $133,736,244   $110,945,568
                                                                 ===========    ===========

     Most of the Bank's business activity is with customers located within the Atlanta metropolitan area. As of December 31, 1994 and 1993, the Bank had a concentration of credit risk aggregating approximately $73,856,000 and $63,561,000, respectively, on loans secured by real estate.

     At December 31, 1994 and 1993, non-accrual loans totaled approximately $770,000 and $1,201,000, respectively. If such loans had been on a full-accrual basis, interest income would have been approximately $30,000 and $33,000 higher, respectively. At December 31, 1994 and 1993, renegotiated and/or restructured loans totaled approximately $1,026,000 and $1,308,000, respectively.

     The following is a summary of transactions in the allowance for loan losses for the years ended December 31:

                                                            1994         1993         1992
                                                         ----------   ----------   ----------
    Balance, beginning of year.........................  $1,412,732   $1,189,398   $  764,334
    Provision charged to expense.......................     694,967      438,854      652,089
    Loans charged off..................................    (216,922)    (247,345)    (253,265)
    Recoveries of loans charged off....................      75,634       31,825       26,240
                                                         ----------   ----------   ----------
    Balance, end of year...............................  $1,966,411   $1,412,732   $1,189,398
                                                          =========    =========    =========

NOTE F.  PREMISES AND EQUIPMENT

     Premises and equipment are comprised of the following at December 31:

                                                                       1994         1993
                                                                    ----------   ----------
    Land..........................................................  $1,453,814   $1,118,914
    Buildings.....................................................   3,820,219    3,479,745
    Leasehold improvements........................................     454,641      446,623
    Furniture, fixtures and equipment.............................   1,864,321    1,584,075
    Capital lease obligations for furniture, fixtures and
      equipment...................................................     121,495      244,895
                                                                    ----------   ----------
                                                                     7,714,490    6,874,252
    Less: Accumulated depreciation and amortization...............  (1,719,433)  (1,208,652)
                                                                    ----------   ----------
                                                                    $5,995,057   $5,665,600
                                                                     =========    =========

     The charge to operating expense for depreciation and amortization was $656,940, $631,128 and $517,462 in 1994, 1993 and 1992, respectively.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

     Future minimum lease payments under capital lease obligations and the present value of the net minimum lease payments at December 31, 1994, are as follows:

                                       YEAR                                     AMOUNTS
    --------------------------------------------------------------------------  --------
    1995......................................................................  $133,230
    1996......................................................................    34,698
                                                                                --------
              Total minimum lease payments....................................   167,928
    Less amount representing interest.........................................    (7,236)
                                                                                --------
    Present value of net minimum lease payments...............................  $160,692
                                                                                ========

     The Company leases office space under noncancelable operating lease agreements with remaining terms in excess of one year. Future minimum annual net rentals required under the terms of these operating leases at December 31, 1994, are as follows:

                                       YEAR                                     AMOUNTS
    --------------------------------------------------------------------------  --------
    1995......................................................................  $296,362
    1996......................................................................   242,249
    1997......................................................................   106,972
    1998......................................................................    44,376
    1999......................................................................    44,376
    Thereafter................................................................   148,704
                                                                                --------
                                                                                $883,039
                                                                                ========

     The Company leases certain portions of the main office building to unrelated tenants under operating leases. Minimum future lease rentals under noncancelable leases at December 31, 1994, are as follows:

                                       YEAR                                     AMOUNTS
    --------------------------------------------------------------------------  --------
    1995......................................................................  $ 94,796
    1996......................................................................    14,976
                                                                                --------
              Total minimum rentals...........................................  $109,772
                                                                                ========

     Rental expense charged to operations was approximately $326,000, $339,000 and $229,000 in 1994, 1993 and 1992, respectively. Rental income of approximately $125,000, $123,000 and $107,000 for 1994, 1993 and 1992,
respectively, is included as a reduction of net occupancy expense in the consolidated statements of income.

NOTE G.  OTHER REAL ESTATE

     The following is a summary of transactions in the valuation allowance for losses on other real estate for the year ended December 31:

                                                                                  1994
                                                                                --------
    Balance, beginning of year................................................  $  4,000
    Provision charged to expense..............................................   231,939
    Losses charged off........................................................   (35,939)
                                                                                --------
    Balance, end of year......................................................  $200,000
                                                                                ========

     Net expenses of other real estate totaled $308,872, $142,030 and $143,007 for the years ended December 31, 1994, 1993 and 1992, respectively.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

NOTE H.  SHORT-TERM BORROWINGS

     The Banks utilize short-term borrowings as needed for liquidity purposes in the form of federal funds purchased. The Banks have unsecured lines of credit for federal funds purchased from other banks totaling $8,000,000 at December 31, 1994.

NOTE I.  INCOME TAXES

     The following are the components of income tax expense as provided for the years ended December 31:

                                                             1994        1993       1992
                                                           ---------   --------   ---------
    Current income tax provision.........................  $ 940,107   $542,049   $  97,263
    Deferred income tax benefit..........................   (441,699)   (63,025)   (142,608)
                                                           ---------   --------   ---------
                                                           $ 498,408   $479,024   $ (45,345)
                                                           =========   ========   =========

     A reconciliation of income tax computed at the Federal statutory income tax rate to total income taxes is as follows for the years ended December 31:

                                                            1994         1993        1992
                                                         ----------   ----------   ---------
    Pretax income (loss)...............................  $1,196,186   $1,365,212   $(191,162)
                                                          =========    =========   =========
    Income tax computed at Federal statutory rate......  $  406,704   $  464,172   $ (64,994)
    Increase (decrease) resulting from:
      Nondeductible expenses...........................     100,132        4,509       4,447
      Other, net.......................................      (8,428)      10,343      15,202
                                                         ----------   ----------   ---------
                                                         $  498,408   $  479,024   $ (45,345)
                                                          =========    =========   =========

     The following summarizes the tax effects of temporary differences which comprise the net deferred tax assets at December 31:

                                                                        1994        1993
                                                                     ----------   --------
    Allowance for loan losses......................................  $  575,946   $326,958
    Net operating loss carryforward................................          --     64,730
    Net deferred loan fees.........................................     275,416    207,876
    Accumulated depreciation.......................................     108,268     58,492
    Deferred compensation..........................................     122,366     84,536
    Other real estate..............................................     110,222      1,360
    Market valuation reserve.......................................      78,315         --
    Other, net.....................................................      84,851     91,417
                                                                     ----------   --------
                                                                     $1,355,384   $835,369
                                                                      =========   ========

     At December 31, 1993, the Company had available net loss carryforwards of approximately $190,000 for financial reporting purposes which were fully utilized in 1994.

     The Company adopted Statement of Financial Accounting Standards No. 109 as of January 1, 1993. The cumulative effect on prior years of this change in accounting principles increased net income in 1993 by $383,691 and is reported separately in the consolidated statement of operations.

NOTE J.  SAVINGS AND DEFERRED COMPENSATION PLANS

     Georgia has established the Commercial Bank of Georgia 401(k) Savings Plan
(Plan) for the benefit of eligible employees and their beneficiaries. Employees may elect to contribute up to 20% of their gross salaries

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES in 1994 and 1993 and 10% in 1992, excluding bonuses, to the Plan. Any matching contributions are made at the discretion of the Company. The Company made no contribution to the Plan in 1994, 1993 or 1992.

     Gwinnett has established the Commercial Bank of Gwinnett 401(k) Savings Plan (Plan) for the benefit of eligible employees and their beneficiaries. Employees may elect to contribute up to 15% of their gross salaries, excluding bonuses, to the Plan. Gwinnett may make an annual matching contribution equal to a percentage of the amount contributed by the employee. For the years ended December 31, 1994, 1993 and 1992, Gwinnett contributed $21,000, $10,000 and $0, respectively, to the Plan.

     The Company has established a deferred compensation plan for directors which provides for the deferral of fees for outside directors. The plan provides that amounts deferred are treated as if applied to purchase the number of shares of common stock of the Company that could have been purchased with the fees at the time of deferral. Participants generally will receive payment in a single cash distribution upon leaving the Board of Directors. Amounts expensed under the plan totaled $41,600, $27,150 and $31,350 in 1994, 1993 and 1992, respectively.

     The employment contract between the Company and the President established a retirement plan (Plan) for the benefit of the President. The Plan provides for a monthly benefit of $1,500 to be paid to the President commencing on his sixty-second birthday and continuing until his death. The Plan will remain in effect regardless of the President's employment status with the Company. For the years ended December 31, 1994, 1993 and 1992, the Company recorded total compensation expense of $17,531, $19,000 and $20,585, respectively, and interest expense of $8,917, $5,901 and $4,644, respectively, related to this Plan. An annuity contract was purchased by the Company to fund the Plan. At December 31, 1994, the annuity contract was valued at $132,062 and is included in other assets in the accompanying consolidated balance sheet.

     The employment contract between the Company and the President also established a supplemental deferred compensation benefit (Annuity) for the President. The agreement provides for a monthly benefit of $1,780 to be paid to the President commencing on his sixty-second birthday and continuing for a ten-year period provided the President remains in the Company's employ through April 25, 1996. For the years ended December 31, 1994, 1993 and 1992, the Company recorded compensation expense of $13,891, $15,049 and $16,308, respectively, and interest expense of $7,061, $7,450 and $5,863, respectively, related to this Annuity.

NOTE K.  RELATED PARTY TRANSACTIONS

     As of December 31, 1994 and 1993, the Banks had direct and indirect loans which aggregated $1,055,055 and $1,507,582, respectively, outstanding to or for the benefit of certain of the Company's officers, directors, and their related interests. During 1994, $295,428 of such loans were made and repayments totaled $747,955. These loans were made in the ordinary course of business in conformity with normal credit terms, including interest rates and collateral requirements prevailing at the time for comparable transactions with other borrowers.

     As of December 31, 1994, the Company had a $50,000 short-term unsecured note payable to a related party. The note is scheduled to mature in May 1995 and bears interest at two percentage points above The Wall Street Journal prime rate (10.5% at December 31, 1994). There were no such borrowings in 1993.

NOTE L.  STOCKHOLDERS' EQUITY

     The Georgia Board of Directors has approved an aggregate of 63,840 stock options to be issued to executive officers. No options were granted or exercised in 1994, 1993 or 1992. A total of 39,840 options with exercise prices ranging from $9.90 to $10.21 were outstanding at December 31, 1994. These options were earned based upon criteria relating to the Company's performance and are exercisable for a period of seven years after the date of grant at the book value of the Company's stock at the end of the most recent quarter immediately prior to the award of options. In the event of a change of control of the Company, all outstanding

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES options will be considered earned. These stock options were converted into stock options for the surviving entity's stock and represent options for 66,074 shares.

     The Gwinnett Board of Directors has approved an aggregate of 14,000 stock options to be issued to key employees. These options are earned based upon criteria established by a committee of the Company's Board of Directors relating to the Company's performance and are exercisable for a period of seven years after the date of grant at the greater of the market value of the Company's stock at the date of grant or $10 per share.

     Summarized Gwinnett options data for the year ended December 31, 1994, is as follows:

                                                              1994                    1993
                                                      ---------------------   ---------------------
                                                      NUMBER OF   PRICE PER   NUMBER OF   PRICE PER
                                                       SHARES       SHARE      SHARES       SHARE
                                                      ---------   ---------   ---------   ---------
    Options outstanding at beginning of year........    11,500     $ 10.00       6,000     $ 10.00
    Options granted.................................     1,000       10.00       5,500       10.00
    Options exercised...............................        --          --          --          --
    Options canceled................................        --          --          --          --
                                                      ---------   ---------   ---------   ---------
    Options outstanding at end of year..............    12,500     $ 10.00      11,500     $ 10.00
                                                      ========     =======    ========     =======
    Options available for grant at end of year......     1,500                   2,500
                                                      ========                ========

     In connection with the Company's formation and initial stock offering, 255,000 non-transferable warrants were issued to organizing stockholders and certain officers. The warrants allow such individuals to purchase one additional share of common stock for each share purchased in connection with the initial offering and are exercisable for ten years from the date that Gwinnett commenced operations (July 27, 1990) at the greater of the Company's book value per common share as of the most recent quarter-end or $10 per share. At December 31, 1994 and 1993, all issued warrants were outstanding.

     The Company's current employment contract with the President and CEO of the Company provides for the right to receive cash payments based upon the appreciation in the value of the Company's common stock over time (Stock Appreciation Rights). This executive has been granted the right to receive a total of 13,565 units of Stock Appreciation Rights over three years beginning in 1990. The value of the units depends on the Bank's performance, as defined in the employment agreement, and the units are exercisable for a period of seven years after the date of grant. At December 31, 1994, all 13,565 units have been granted and none have been exercised.

     Georgia banking laws limit the amount of dividends which the Banks may pay to the Parent Company without obtaining prior approval from the Georgia Department of Banking and Finance. Such approval would be required if either (a) the Bank's ratio of equity capital to adjusted total assets is less than 6%; (b) the aggregate amount of dividends declared by the Bank exceeds 50% of net profits, after taxes but before dividends, for the previous calendar year; or
(c) the percentage of the Bank's assets classified as doubtful as to repayment exceeds 80% of the Bank's equity capital. At December 31, 1994, total stockholder's equity of Georgia was $10,605,463 of which approximately $324,000 was available for dividends without prior approval or violation of regulatory capital requirements. Gwinnett can pay no dividends until its accumulated deficit is eliminated. The Banks paid no dividends in 1994 or 1993.

     The Banks are required to maintain certain capital ratios as defined by the regulatory authorities. At December 31, 1994, the Banks are required to have a minimum total risk-based capital ratio of 8% and a minimum leverage ratio of 4%. Georgia's total risk-based capital ratio at that date was 11.5%, and its leverage ratio was 7.7%. Gwinnett's risk-based capital ratio at that date was 12.7%, and its leverage ratio was 8.5%.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

NOTE M.  COMMITMENTS AND CONTINGENT LIABILITIES

     The Banks are party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of these instruments reflect the extent of involvement the Banks have in particular classes of financial instruments.

     The Banks' exposure to credit loss in the event of nonperformance by the customer on the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. At December 31, 1994 and 1993, unfunded commitments to extend credit were approximately $38,317,000 and $35,054,000, respectively.

     Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Banks had approximately $1,184,000 and $1,607,000 in irrevocable standby letters of credit outstanding at December 31, 1994 and 1993, respectively.

     The Banks evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties for those commitments on which collateral is deemed necessary.

     The Company is a defendant in certain legal actions arising from its normal business activities. Management believes that those actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the Company's financial position.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

NOTE N.  CONDENSED FINANCIAL INFORMATION OF COMMERCIAL BANCORP OF
          GEORGIA, INC.

                            CONDENSED BALANCE SHEETS
                                 (PARENT ONLY)

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1994          1993
                                                                      -----------   -----------
                                            ASSETS
Cash on deposit with subsidiaries...................................  $   355,160   $ 1,154,794
Investment in subsidiaries..........................................   16,697,895    15,154,701
Loans to related parties............................................       31,000       125,803
Other real estate...................................................      936,436     1,167,885
Other assets........................................................      795,584       622,266
                                                                      -----------   -----------
          TOTAL ASSETS..............................................  $18,816,075   $18,225,449
                                                                       ==========    ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Note payable......................................................  $    50,000   $        --
  Other liabilities.................................................       34,235        39,361
                                                                      -----------   -----------
          TOTAL LIABILITIES.........................................       84,235        39,361
                                                                      -----------   -----------
STOCKHOLDERS' EQUITY
  Common stock......................................................    1,856,711     1,856,711
  Surplus...........................................................   16,090,386    16,090,386
  Retained earnings.................................................    1,236,769       538,991
  Treasury stock....................................................     (300,000)     (300,000)
  Market valuation reserve on investment securities available for
     sale...........................................................     (152,026)           --
                                                                      -----------   -----------
          TOTAL STOCKHOLDERS' EQUITY................................   18,731,840    18,186,088
                                                                      -----------   -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................  $18,816,075   $18,225,449
                                                                       ==========    ==========

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

                         CONDENSED STATEMENTS OF INCOME
                                 (PARENT ONLY)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                             -----------------------------------
                                                                1994         1993        1992
                                                             ----------   ----------   ---------
INCOME
  Interest income..........................................  $   10,558   $    5,670   $   9,460
  Other income.............................................          --        4,400          --
                                                             ----------   ----------   ---------
          TOTAL INTEREST INCOME............................      10,558       10,070       9,460
                                                             ----------   ----------   ---------
EXPENSE
  Merger expense...........................................     267,221       14,251          --
  Other real estate expense................................     227,147       91,731      84,232
  Other expense............................................     132,792      132,718     199,368
                                                             ----------   ----------   ---------
          TOTAL EXPENSE....................................     627,160      238,700     283,600
                                                             ----------   ----------   ---------
LOSS BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARIES.................................    (616,602)    (228,630)   (274,140)
          INCOME TAX BENEFIT...............................     134,678       64,103      55,732
                                                             ----------   ----------   ---------
LOSS BEFORE EQUITY IN UNDISTRIBUTED EARNINGS OF
  SUBSIDIARIES.............................................    (481,924)    (164,527)   (218,408)
          EQUITY IN UNDISTRIBUTED EARNINGS OF
            SUBSIDIARIES...................................   1,179,702    1,387,121      72,591
                                                             ----------   ----------   ---------
          INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE
            IN ACCOUNTING PRINCIPLES.......................     697,778    1,222,594    (145,817)
Cumulative effect of change in accounting principles.......          --       47,285          --
                                                             ----------   ----------   ---------
NET INCOME (LOSS)..........................................  $  697,778   $1,269,879   $(145,817)
                                                              =========    =========   =========

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (PARENT ONLY)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                           --------------------------------------
                                                              1994          1993          1992
                                                           -----------   -----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)......................................  $   697,778   $ 1,269,879   $ (145,817)
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Equity in undistributed earnings of subsidiaries....   (1,179,702)   (1,387,121)     (72,591)
     Provision for losses on other real estate...........      200,000            --           --
     (Increase) decrease in other assets.................      (78,515)     (152,352)      50,835
     Increase (decrease) in other liabilities............       (5,126)       39,361           --
                                                           -----------   -----------   ----------
          NET CASH USED BY OPERATING
            ACTIVITIES...................................     (365,565)     (230,233)    (167,573)
                                                           -----------   -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in subsidiaries.............................     (515,518)           --       74,535
  Proceeds from sales of other real estate...............      363,347       561,909           --
  Capital improvements to other real estate..............     (331,898)      (97,378)          --
                                                           -----------   -----------   ----------
          NET CASH PROVIDED (USED) BY INVESTING
            ACTIVITIES...................................     (484,069)      464,531       74,535
                                                           -----------   -----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable.............................       50,000            --           --
                                                           -----------   -----------   ----------
          NET CASH FLOWS PROVIDED BY FINANCING
            ACTIVITIES...................................       50,000            --           --
                                                           -----------   -----------   ----------
NET INCREASE (DECREASE) IN CASH..........................     (799,634)      234,298      (93,038)
CASH AT BEGINNING OF YEAR                                    1,154,794       920,496    1,013,534
                                                           -----------   -----------   ----------
CASH AT END OF YEAR......................................  $   355,160   $ 1,154,794   $  920,496
                                                            ==========    ==========    =========

NOTE O.  SUPPLEMENTAL FINANCIAL DATA

     Components of other expense in excess of 1% of total interest income and other income for the years ended December 31, 1994, 1993 and 1992 are as follows:

                                                               1994       1993       1992
                                                             --------   --------   --------
    Legal and professional fees (including merger related
      expenses)............................................  $641,420   $271,604   $302,649
    FDIC assessment........................................   350,559    302,211    247,591
    Data processing fees...................................   214,957    182,988    138,254
    Stationary and supplies................................   196,004    199,658    170,777
    Organizational expense.................................     9,888    168,428    105,745

                      COMMERCIAL BANCORP OF GEORGIA, INC.

                           CONSOLIDATED BALANCE SHEET

                                                SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                    1995            1994           1994            1993
                                                -------------   ------------   -------------   ------------
                                                                        (UNAUDITED)
                                                                      (IN THOUSANDS)
                                                  ASSETS
Cash and due from banks.......................    $  12,682       $ 12,165       $  11,147       $  8,066
Federal funds sold............................       25,900         14,610          10,770         19,187
Investment securities:
  Held to maturity............................       17,873         19,476          19,774          8,951
  Available for sale..........................       17,004          7,312           8,365         11,600
                                                -------------   ------------   -------------   ------------
Total securities..............................       34,877         26,788          28,139         20,551
Loans, net....................................      141,014        133,926         128,360        113,753
Fixed assets..................................        5,671          5,995           6,143          5,666
Other real estate owned.......................        1,446          1,481           2,343          1,378
Accrued interest receivable...................        1,707          1,532           1,425          1,081
Other assets..................................        3,549          2,881           2,823          2,573
                                                -------------   ------------   -------------   ------------
          Total assets........................    $ 226,846       $199,378       $ 191,150       $172,255
                                                 ==========     ==========      ==========     ==========
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits
  Noninterest bearing demand..................    $  30,480       $ 38,075       $  28,962       $ 25,778
  Interest bearing demand and money market....       48,929         46,423          48,405         45,429
  Savings.....................................        5,086          5,745           5,875          5,039
  Time deposits of $100,000 or more...........       25,215         18,767          19,404         18,603
  Other time deposits.........................       93,197         69,254          67,601         57,206
                                                -------------   ------------   -------------   ------------
          Total deposits......................      202,907        178,264         170,247        152,055
Obligations under capital leases..............           57            161             194            289
Accrued interest payable......................        1,662          1,066           1,032            845
Other liabilities.............................        1,602          1,155           1,007            880
                                                -------------   ------------   -------------   ------------
Total liabilities.............................      206,228        180,646         172,480        154,069
                                                -------------   ------------   -------------   ------------
STOCKHOLDERS' EQUITY
Common stock- $1.00 par value; 10,000,000
  shares authorized, 1,856,711 issued and
  1,826,711 outstanding at Sept. 30, 1994 and
  1995 and Dec. 31, 1994 and 1995.............        1,857          1,857           1,857          1,857
Surplus.......................................       16,090         16,090          16,090         16,090
Treasury stock, at cost.......................         (300)          (300)           (300)          (300)
Market value on securities available for
  sale........................................           25           (152)            (93)            --
Retained earnings.............................        2,946          1,237           1,116            539
                                                -------------   ------------   -------------   ------------
          Total stockholders' equity..........       20,618         18,732          18,670         18,186
                                                -------------   ------------   -------------   ------------
          Total liabilities and stockholders'
            equity............................    $ 226,846       $199,378       $ 191,150       $172,255
                                                 ==========     ==========      ==========     ==========

                      COMMERCIAL BANCORP OF GEORGIA, INC.

                         CONSOLIDATED INCOME STATEMENT

                                                    THREE MONTHS ENDED         NINE MONTHS ENDED
                                                       SEPTEMBER 30,             SEPTEMBER 30,
                                                  -----------------------   -----------------------
                                                     1995         1994         1995         1994
                                                  ----------   ----------   ----------   ----------
                                                                     (UNAUDITED)
                                                                   (IN THOUSANDS)
Interest income
  Loans, including fees.........................  $    3,824   $    3,118   $   11,820   $    8,840
  Investment securities.........................         461          351        1,171          920
  Federal funds sold............................         435          169          886          453
                                                  ----------   ----------   ----------   ----------
          Total interest income.................       4,720        3,638       13,877       10,213
Interest expense
  Deposits......................................       2,321        1,408        6,089        3,871
  Obligations under capital leases..............           2            3            7            9
  Other.........................................           0           13            1           13
                                                  ----------   ----------   ----------   ----------
          Total interest expense................       2,323        1,424        6,097        3,893
                                                  ----------   ----------   ----------   ----------
Net interest income.............................       2,397        2,214        7,780        6,320
Provision for loan losses.......................         189          113          633          404
                                                  ----------   ----------   ----------   ----------
          Net interest income after provision
            for loan losses.....................       2,208        2,101        7,147        5,916
Other income
  Mortgage origination fees.....................          35           49           76          141
  Gain on sale of loans.........................         231          104          304          322
  Service charges on deposit accounts...........         220          258          702          667
  Other income..................................         365          224          777          501
                                                  ----------   ----------   ----------   ----------
          Total other income....................         851          635        1,859        1,631
Other expense
  Salary and employee benefits..................       1,096        1,091        3,231        3,338
  Net occupancy expense.........................         107          111          464          503
  Furniture, fixtures and equipment expense.....         133          166          437          507
  Other expense.................................         647          859        2,051        2,302
                                                  ----------   ----------   ----------   ----------
          Total other expense...................       1,983        2,227        6,183        6,650
Income before income taxes......................       1,076          509        2,823          897
Provision for income taxes......................         424          146        1,114          320
                                                  ----------   ----------   ----------   ----------
Net income......................................  $      652   $      363   $    1,709   $      577
                                                   =========    =========    =========    =========
Earnings per share..............................  $     0.36   $     0.20   $     0.94   $     0.32
                                                   =========    =========    =========    =========
Weighted average shares outstanding.............   1,826,711    1,826,711    1,826,711    1,826,711
                                                   =========    =========    =========    =========

                      COMMERCIAL BANCORP OF GEORGIA, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                            ------------------------------------------------------------
                                                                           MARKET
                                            COMMON             RETAINED   VALUATION   TREASURY
                                            STOCK    SURPLUS   EARNINGS    RESERVE     STOCK      TOTAL
                                            ------   -------   --------   ---------   --------   -------
                                                                    (UNAUDITED)
                                                                   (IN THOUSANDS)
Balance at December 31, 1994..............  $1,857   $16,090    $1,237      $(152)     $ (300)   $18,732
Net income................................     --         --     1,709         --          --      1,709
Market valuation adjustment...............     --         --        --        177          --        177
                                            ------   -------   --------   ---------   --------   -------
Balance at September 30, 1995.............  $1,857   $16,090    $2,946      $  25      $ (300)   $20,168
                                            ======   =======    ======    =======      ======    =======

                                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                                            ------------------------------------------------------------
                                                                           MARKET
                                            COMMON             RETAINED   VALUATION   TREASURY
                                            STOCK    SURPLUS   EARNINGS    RESERVE     STOCK      TOTAL
                                            ------   -------   --------   ---------   --------   -------
                                                                    (UNAUDITED)
                                                                   (IN THOUSANDS)
Balance at December 31, 1993..............  $1,857   $16,090    $  539      $  --      $ (300)   $18,186
Net income................................     --         --       577         --          --        577
Market valuation adjustment...............     --         --        --        (93)         --        (93)
                                            ------   -------   --------   ---------   --------   -------
Balance at September 30, 1994.............  $1,857   $16,090    $1,116      $ (93)     $ (300)   $18,670
                                            ======   =======    ======    =======      ======    =======

                      COMMERCIAL BANCORP OF GEORGIA, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                             1995       1994
                                                                           --------   --------
                                                                             (IN THOUSANDS)
Net cash provided by (used in) operating activities......................  $  3,093   $   (456)
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of investment securities......................................     1,603         --
  Maturities of investment securities....................................    (9,892)    (6,592)
  Sales of investment securities.........................................        --       (996)
  Loans originated or acquired, net of principal repayments..............    (7,721)   (15,011)
  Purchases of premises and equipment....................................       (49)    (1,003)
  Proceeds from sale of real estate......................................        35        625
                                                                           --------   --------
  Net cash used in investing activities..................................   (16,024)   (22,977)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in demand, money market and savings accounts...    (5,748)     6,996
  Time deposits accepted, net of repayments..............................    30,391     11,196
  Repayment of capital lease obligations.................................      (104)       (95)
                                                                           --------   --------
  Net Cash Provided by Financing Activities..............................    24,539     18,097
Net Increase (Decrease) in Cash and Cash Equivalents.....................    11,608     (5,336)
Cash and Cash Equivalents at Beginning of Period.........................    26,974     27,253
                                                                           --------   --------
Cash and Cash Equivalents at End of Period...............................  $ 38,582   $ 21,917
                                                                           ========   ========
Supplemental disclosure:
  Cash interest paid on deposits and borrowings..........................  $  5,501   $  3,717
                                                                           --------   --------
  Cash paid for income taxes.............................................  $  1,131   $    904
                                                                           --------   --------
  Real estate acquired through foreclosure...............................  $    703   $  1,254
                                                                           --------   --------

                      COMMERCIAL BANCORP OF GEORGIA, INC.

                         NOTES TO FINANCIAL STATEMENTS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

NOTE A.  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, these statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal recurring nature. Operating results for the nine month period ended September 30, 1995, are not necessarily indicative of the results that may be expected for the year ended December 31, 1995. For further information, refer to the audited financial statements and footnotes thereto included in the Bank's annual report to stockholders.

NOTE B.  BUSINESS COMBINATION AND RESTATEMENT OF FINANCIAL STATEMENTS

     On March 2, 1995, the former Commercial Bancorp of Georgia, Inc. merged with Commercial Bancorp of Gwinnett, Inc., and Commercial Bancorp of Gwinnett, Inc., the surviving entity, changed its name to Commercial Bancorp of Georgia, Inc. On September 30, 1995, Commercial Bank of Georgia merged with Commercial Bank of Gwinnett, and Commercial Bank of Gwinnett, the surviving entity, changed its name to Commercial Bank of Georgia. A total of 1,236,711 shares of Commercial Bancorp of Gwinnett, Inc. stock was issued for all of the issued and outstanding shares of the former Commercial Bancorp of Georgia, Inc. No cash, except for nominal dissenting shareholders and fractional shares, was paid in the transaction.

     The transaction was accounted for as a pooling of interests. The accompanying unaudited financial statements for all periods presented have been restated to include the financial position and results of operations of the former Commercial Bancorp of Georgia, Inc.

NOTE C.  SUPPLEMENTAL FINANCIAL DATA

     Components of other operating expense in excess of one percent of total interest and other income for the periods ended September 30, 1995 and 1994, are as follows:

                                                                        NINE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                       -------------------
                                                                         1995       1994
                                                                       --------   --------
    Legal and professional fees (including merger related
      expenses)......................................................  $244,171   $379,069
    FDIC insurance assessment........................................   204,993    260,759
    Data processing fees.............................................   193,976    162,380
    Stationery and supplies..........................................   140,484    139,519

NOTE D.  EARNINGS PER SHARE

     Earnings per share has been computed based on the weighted average number of common shares outstanding during the periods, which totaled 1,826,711 for the nine months ended September 30, 1995 and 1994.

NOTE E.  ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company is required to implement SFAS No. 121 by December 31, 1996. The provisions of SFAS 121 will require the Company to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, the loss should be recognized in the income statement and certain disclosures regarding the impairment should be made in the financial

                      COMMERCIAL BANCORP OF GEORGIA, INC.

statements. The Company has not yet had sufficient time to evaluate the impact, if any, of the provisions of SFAS No. 121.

NOTE F.  ACCOUNTING FOR MORTGAGE SERVICING RIGHTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 122 (SFAS 122), "Mortgage Servicing Rights," as an amendment to SFAS 65. The Company is required to implement SFAS 122 by December 31, 1996. The provisions of SFAS 122 eliminate the accounting distinction between rights to service mortgage loans that are acquired through loan origination and those acquired through purchase. The cost of mortgage loans sold should be allocated to the mortgage servicing rights and the loans based on relative fair values. The adoption of SFAS No. 122 is not expected to have a significant impact on the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Southern Banking Corporation and Subsidiary
Altamonte Springs, Florida

     We have audited the accompanying consolidated balance sheets of Southern Banking Corporation and Subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Banking Corporation and Subsidiary as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

     As discussed in Note 2, effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities and as discussed in Note 6, the Company changed its method of accounting for income taxes in the period ended December 31, 1993.

                                          COOPERS & LYBRAND, LLP

Orlando, Florida
January 13, 1995

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                         DECEMBER 31,
                                                                -------------------------------
                                                                    1994               1993
                                                                ------------       ------------
                                            ASSETS
Cash and cash equivalents:
  Cash and due from banks.....................................  $ 13,590,206       $  4,681,644
  Federal funds sold..........................................            --          7,430,000
                                                                ------------       ------------
          Total cash and cash equivalents.....................    13,590,206         12,111,644
Interest-bearing deposits in banks............................     1,305,057          1,581,426
Investment securities.........................................    34,735,130         14,373,579
Loans, net....................................................   121,530,420         77,319,960
Premises and equipment, net...................................     5,028,758          2,817,884
Accrued interest receivable...................................     1,136,962            540,665
Goodwill......................................................     2,211,876                 --
Other assets..................................................     1,823,409            888,919
                                                                ------------       ------------
          Total assets........................................  $181,361,818       $109,634,077
                                                                 ===========        ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-bearing demand..................................  $ 36,665,552       $ 28,912,546
  Interest-bearing:
     Demand...................................................    22,724,259         11,452,508
     Savings..................................................    43,022,947         28,431,252
     Time, $100,000 and over..................................    16,569,300         14,385,784
     Other time...............................................    35,751,950         18,182,594
                                                                ------------       ------------
          Total deposits......................................   154,734,008        101,364,684
Federal funds purchased.......................................    12,000,000                 --
Accrued interest payable......................................       365,886            346,172
Other liabilities.............................................       526,443            484,735
                                                                ------------       ------------
          Total liabilities...................................   167,626,337        102,195,591
Commitments and contingencies (Note 9)
Stockholders' equity:
  Common stock, par value $1.00 per share; 10,000,000 shares authorized; 3,350,000 and 2,200,000 shares issued and
     outstanding in 1994 and 1993, respectively...............     3,350,000          2,200,000
  Surplus.....................................................     7,382,042          3,397,677
  Retained earnings...........................................     3,574,412          1,840,809
  Unrealized loss on investment securities available for sale,
     net......................................................      (570,973)                --
                                                                ------------       ------------
          Total stockholders' equity..........................    13,735,481          7,438,486
                                                                ------------       ------------
          Total liabilities and stockholders' equity..........  $181,361,818       $109,634,077
                                                                 ===========        ===========

          See accompanying notes to consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1994          1993            1992
                                                         -----------   -----------     ----------
Interest and fee income:
  Loans................................................  $ 8,793,436   $ 6,045,913     $4,619,947
  Investment securities................................    1,290,968       630,670        663,455
  Interest-bearing deposits............................       84,806        70,377         63,058
  Federal funds sold...................................      156,966       184,026        215,255
                                                         -----------   -----------     ----------
          Total interest and fee income................   10,326,176     6,930,986      5,561,715
                                                         -----------   -----------     ----------
Interest expense:
  Deposits.............................................    2,894,899     2,047,577      1,999,165
                                                         -----------   -----------     ----------
          Total interest expense.......................    2,894,899     2,047,577      1,999,165
                                                         -----------   -----------     ----------
          Net interest income..........................    7,431,277     4,883,409      3,562,550
Provision for loan losses                                    330,000       466,425        325,000
                                                         -----------   -----------     ----------
          Net interest income after provision for loan
            losses.....................................    7,101,277     4,416,984      3,237,550
                                                         -----------   -----------     ----------
Other income:
  Service charges on deposit accounts..................    1,061,899       664,047        340,763
  Other income.........................................      231,722       214,109        295,966
                                                         -----------   -----------     ----------
          Total other income...........................    1,293,621       878,156        636,729
                                                         -----------   -----------     ----------
Other expense:
  Salaries and wages...................................    2,332,796     1,643,898      1,317,440
  Employee benefits....................................      342,038       250,147        201,626
  Net occupancy expense................................      674,168       515,211        523,522
  Equipment expense....................................      296,650       207,418        176,819
  Other noninterest expenses...........................    2,026,742     1,500,022      1,200,013
                                                         -----------   -----------     ----------
          Total other expense..........................    5,672,394     4,116,696      3,419,420
                                                         -----------   -----------     ----------
Income before income taxes and cumulative effect of
  change in accounting principle.......................    2,722,504     1,178,444        454,859
Income taxes...........................................      988,901       415,250         71,155
                                                         -----------   -----------     ----------
Income before cumulative effect of change in accounting
  principle............................................    1,733,603       763,194        383,704
Cumulative effect of change in accounting principle....           --        46,874             --
                                                         -----------   -----------     ----------
Net Income.............................................  $ 1,733,603   $   810,068     $  383,704
                                                          ==========    ==========      =========
Net Income per common share............................         0.64          0.37           0.18
                                                          ==========    ==========      =========
Weighted average shares outstanding....................    2,704,109     2,200,000      2,115,739
                                                          ==========    ==========      =========

          See accompanying notes to consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                UNREALIZED
                                                                (LOSS) ON
                                                                INVESTMENT
                                                                SECURITIES                    TOTAL
                                        COMMON                  AVAILABLE     RETAINED    STOCKHOLDERS'
                                        STOCK       SURPLUS      FOR SALE     EARNINGS       EQUITY
                                      ----------   ----------   ----------   ----------   -------------
Balance, December 31, 1991..........  $2,111,112   $3,186,568   $       --   $  647,037    $  5,944,717
Issuance of Common Stock (44,444
  shares sold at $6.75 per
  share)............................      88,888      211,109           --           --         299,997
Net Income..........................          --           --           --      383,704         383,704
                                      ----------   ----------   ----------   ----------   -------------
Balance, December 31, 1992..........   2,200,000    3,397,677           --    1,030,741       6,628,418
Net income..........................          --           --           --      810,068         810,068
                                      ----------   ----------   ----------   ----------   -------------
Balance, December 31, 1993..........   2,200,000    3,397,677           --    1,840,809       7,438,486
Adjustment to beginning balance for
  change in accounting principle,
  net of income taxes of $4,607.....          --           --       (7,636)          --          (7,636)
Issuance of common stock (net of
  issuance costs of $40,635)........   1,150,000    3,984,365           --           --       5,134,365
Change in unrealized losses, net of
  income taxes of $344,200..........          --           --     (563,337)          --        (563,337)
Net income..........................          --           --           --    1,733,603       1,733,603
                                      ----------   ----------   ----------   ----------   -------------
Balance, December 31, 1994..........  $3,350,000   $7,382,042   $ (570,973)  $3,574,412    $ 13,735,481
                                       =========    =========    =========    =========      ==========

          See accompanying notes to consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31,
                                                   ----------------------------------------------
                                                       1994             1993             1992
                                                   ------------     ------------     ------------
Cash Flows from Operating Activities:
  Interest and fees received.....................  $ 10,417,993     $  5,977,885     $  5,105,314
  Service charges received.......................     1,061,899          664,047          346,763
  Loan fees collected............................       321,704          850,631          564,656
  Other income received..........................       136,654          200,359          191,658
  Interest paid..................................    (2,992,982)      (1,884,709)      (2,033,778)
  Cash paid to suppliers and employees...........    (5,058,693)      (3,445,728)      (3,059,479)
  Income taxes paid..............................    (1,281,284)        (485,598)          (6,025)
                                                   ------------     ------------     ------------
          Net cash provided by operating
            activities...........................     2,605,291        1,876,887        1,109,109
                                                   ------------     ------------     ------------
Cash Flows from Investing Activities:
  Proceeds from sales and maturities of
     investment securities.......................     4,173,181        8,114,067        4,171,788
  Proceeds from maturities of interest-bearing
     deposits in banks...........................       400,000          300,000          500,000
  Purchase of investment securities..............    (9,497,570)     (13,487,394)      (2,765,118)
  Purchase of interest-bearing deposits in
     banks.......................................            --         (996,778)        (286,484)
  Net increase in loans made to customers........   (20,946,882)     (17,994,865)     (19,566,510)
  Acquisition of Osceola National Bank...........    (3,121,275)              --               --
  Purchase of premises and equipment.............    (1,770,970)      (1,324,129)        (660,330)
                                                   ------------     ------------     ------------
          Net cash used in investing
            activities...........................   (30,763,516)     (25,389,099)     (18,606,654)
                                                   ------------     ------------     ------------
Cash Flows from Financing Activities:
  Net increase in demand deposits and savings
     accounts....................................    13,750,315       22,525,126       11,102,615
  Net increase (decrease) in time deposits.......    (1,247,893)         751,746        3,518,852
  Proceeds from (payments on) note payable.......            --          (75,000)          75,000
  Net increase in federal funds purchased........    12,000,000               --               --
  Net proceeds from the issuance of common
     stock.......................................     5,134,365               --          299,997
                                                   ------------     ------------     ------------
          Net cash provided by financing
            activities...........................    29,636,787       23,201,872       14,996,464
                                                   ------------     ------------     ------------
Net Increase (Decrease) in Cash and Cash
  Equivalents....................................     1,478,562         (310,340)      (2,501,081)
Cash and Cash Equivalents:
  Beginning of year..............................    12,111,644       12,421,984       14,923,065
                                                   ------------     ------------     ------------
  End of year....................................  $ 13,590,206     $ 12,111,644     $ 12,421,984
                                                    ===========      ===========      ===========

          See accompanying notes to consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                                                                          YEAR ENDED
                                                                         DECEMBER 31,
                                                             ------------------------------------
                                                                1994         1993         1992
                                                             ----------   ----------   ----------
Reconciliation of Net Income to Net Cash
  Provided by Operating Activities:
     Net income............................................  $1,733,603   $  810,068   $  383,704
                                                             ----------   ----------   ----------
     Adjustments to reconcile net income to net cash
       provided by operating activities:
          Cumulative effect of change in accounting
            principle......................................          --      (46,874)          --
          Depreciation and amortization....................     368,458      225,989      166,921
          Losses (gains) on sales of investments...........       5,264      (13,750)    (104,308)
          Net increase in allowance for loan losses........     330,000      466,425      262,731
          Amortization of premiums and accretion of
            discounts on investment securities.............     456,555       (1,321)     (15,159)
          Increase in deferred loan fees...................     226,636       47,285      134,048
          Decrease (increase) in accrued interest
            receivable.....................................    (364,738)    (148,433)     109,255
          Decrease (increase) in other assets..............     241,434      218,143      (76,331)
          (Decrease) increase in accrued interest
            payable........................................     (98,083)     162,868      (34,613)
          (Decrease) increase in other liabilities.........    (293,838)     156,487      282,861
                                                             ----------   ----------   ----------
               Total adjustments...........................     871,688    1,066,819      725,405
                                                             ----------   ----------   ----------
Net Cash Provided by Operating Activities..................  $2,605,291   $1,876,887   $1,109,109
                                                              =========    =========    =========

Supplemental Schedule of Noncash Investment and Financing Activities:

          In June 1994, the Board approved a two-for-one stock split of the Company's common stock.

          On July 3, 1992, Southern Banking Corporation exchanged 1,055,556 shares of its common stock with the shareholders of Southern Bank of Central Florida in a two-for-one stock exchange.

          See accompanying notes to consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

1. ORGANIZATION

     Southern Bank Corporation (the Company) is a bank holding company with a wholly-owned subsidiary, Southern Bank of Central Florida (the Bank), a state-chartered bank headquartered in Altamonte Springs, Florida. The Company commenced operations on August 29, 1988. As of December 31, 1994,the bank operates eight branches: four in Seminole County, two in Osceola County and two in Orange County. The Company's deposits are insured by the Federal Deposit Insurance Corporation.

     On September 30, 1994, the Bank acquired substantially all of the outstanding common stock of Osceola National Bank (ONB). The acquisition has been accounted for under the purchase method, whereby the purchase price of $6,069,000 has been allocated to the underlying assets and liabilities based on their respective fair values at the date of acquisition. A summary of the purchase price allocation as reflected in the accompanying Consolidated Balance Sheets is as follows:

    Cash and cash equivalents...............................................  $ 2,948,000
    Investment securities...................................................   16,542,000
    Loans, net..............................................................   23,820,000
    Premises and equipment..................................................    1,053,000
    Goodwill................................................................    2,242,000
    Other assets............................................................      784,000
    Deposits................................................................   40,867,000
    Other liabilities.......................................................      453,000

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of the Company are in accordance with generally accepted accounting principles, and conform to general practices within the banking industry.

     Method of Consolidation. In consolidation, all significant intercompany accounts and transactions are eliminated.

     Cash and Cash Equivalents. Cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold.

     Investment Securities. Investment securities are carried at cost adjusted for amortization of premium and accretion of discount. Gains and losses on the sale of securities are computed by specific identification.

     Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115 (SFAS No. 115), Accounting for Certain Investments in Debt and Equity Securities, that addresses the accounting and reporting for investments in marketable equity securities and for all investments in debt securities. SFAS No. 115 requires investments in debt and marketable equity securities to be classified in three categories and accounted for as follows: held to maturity (recorded at amortized cost), available for sale (recorded at fair value with unrealized gains and losses reported as a separate component of stockholder's equity), and trading securities (recorded at fair value with unrealized gains and losses included in earnings).

     In accordance with the Statement, prior period financial statements have not been restated to reflect the change in accounting principle. The cumulative effect of adopting SFAS No. 115 as of January 1, 1994 was a decrease in the opening balance of stockholders' equity of $7,636 (net of $4,607 in deferred income taxes) to reflect the unrealized losses on securities classified as available-for-sale that were previously classified as investment securities and carried at amortized cost.

     Loans and Allowance for Loan Losses. Interest on loans is accrued by the simple interest method. Loan origination fees and incremental costs are deferred and amortized over the life of the loans as a yield

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY adjustment. The interest recognition methods produce relatively constant yields over the terms of the loans. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

     The allowance for loan losses is maintained at a level determined to be adequate for potential loan losses and considers delinquencies, recent loss experience and the general condition of the loan portfolio, as well as prevailing and anticipated economic conditions.

     In May 1993, the FASB issued SFAS No. 114, Accounting by Creditors for Impairment of a Loan, which establishes new guidance for all creditors in determining allowances for credit losses related to certain loans. The standard requires impaired loans to be recorded using one of the following basis: the present value of expected future cash flows, the loan's observable market price, or the fair value of the collateral. This statement is effective for fiscal years beginning after December 31, 1994. The Company has elected not to implement SFAS No. 114 for 1994. The effect of this standard is not expected to be adverse or material.

     Premises and Equipment. Depreciable assets are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is provided on the straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred and major renewals and betterments are capitalized. Gains or losses are credited or charged to income upon disposition.

     Goodwill. The Bank recorded goodwill for the excess of the purchase price of Osceola National Bank over the estimated fair value of the net assets acquired. The goodwill is being amortized on a straight-line basis over 20 years. Amortization expense for 1994 was $30,541.

     Income Taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     Net Income per Common Share. Net Income per common share has been computed using the weighted average number of shares outstanding during the year.

3. INVESTMENT SECURITIES

     The amortized cost and estimated market value of investments in debt securities at December 31, 1994 and 1993 were as follows:

                                                                   DECEMBER 31, 1994
                                                  ---------------------------------------------------
                                                                  GROSS        GROSS       ESTIMATED
                                                   AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                                     COST         GAINS        LOSSES        VALUE
                                                  -----------   ----------   ----------   -----------
Investments Held-to-Maturity:
  Federal Home Loan Bank and Federal Reserve
     Stock......................................  $   694,300    $     --    $       --   $   694,300
  U.S. Treasury securities and obligations of
     U.S. Government corporations and
     agencies...................................    3,963,351          --      (105,823)    3,857,528

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                                                                   DECEMBER 31, 1994
                                                  ---------------------------------------------------
                                                                  GROSS        GROSS       ESTIMATED
                                                   AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                                     COST         GAINS        LOSSES        VALUE
                                                  -----------   ----------   ----------   -----------
  Mortgage-backed securities....................    8,690,465      15,393      (303,798)    8,402,060
  Obligations of states and political
     subdivisions...............................    3,282,476          --      (185,958)    3,096,518
                                                  -----------   ----------   ----------   -----------
                                                  $16,630,592    $ 15,393    $ (595,579)  $16,050,406
                                                   ==========    ========     =========    ==========
Investments Available-for-Sale:
  U.S. Treasury securities and obligations of
     U.S. Government corporations and
     agencies...................................  $12,917,751    $    941    $ (403,886)  $12,514,806
  Mortgage-backed securities....................    5,506,567          --      (384,120)    5,122,447
  Obligations of states and political
     subdivisions...............................      100,000          --        (3,965)       96,035
  Other debt securities.........................      500,000          --      (128,750)      371,250
                                                  -----------   ----------   ----------   -----------
                                                  $19,024,318    $    941    $ (920,721)  $18,104,538
                                                   ==========    ========     =========    ==========

                                                                   DECEMBER 31, 1993
                                                  ---------------------------------------------------
                                                                  GROSS        GROSS       ESTIMATED
                                                   AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                                     COST         GAINS        LOSSES        VALUE
                                                  -----------   ----------   ----------   -----------
  U.S. Treasury securities and obligations of
     U.S. Government corporations and
     agencies...................................  $ 9,650,818    $ 17,190    $  (43,016)  $ 9,624,992
  Mortgage-backed securities....................    2,615,552      22,328       (26,204)    2,611,676
  Obligations of states and political
     subdivisions...............................    1,507,209      17,887        (7,013)    1,518,083
  Other debt securities.........................      600,000       5,476            --       605,476
                                                  -----------   ----------   ----------   -----------
                                                  $14,373,579    $ 62,881    $  (76,233)  $14,360,227
                                                   ==========    ========     =========    ==========

     The amortized cost and estimated market value of investments in debt securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                   AMORTIZED         ESTIMATED
                                                                     COST           MARKET VALUE
                                                                  -----------       ------------
Investments Held-to-Maturity:
  Due in one year or less.......................................  $   200,000       $    198,818
  Due after one year through five years.........................    3,994,398          3,861,022
  Due after five years through ten years........................    2,942,448          2,787,890
  Due in more than ten years....................................      108,981            106,316
                                                                  -----------       ------------
                                                                    7,245,827          6,954,046
  Federal Home Loan Bank and Federal Reserve Stock..............      694,300            694,300
  Mortgage-backed securities....................................    8,690,465          8,402,060
                                                                  -----------       ------------
                                                                  $16,630,592       $ 16,050,406
                                                                   ==========         ==========
Investments Available-For-Sale:
  Due in one year or less.......................................  $ 2,506,656       $  2,473,076
  Due after one year through five years.........................   11,011,095         10,509,015
                                                                  -----------       ------------
                                                                   13,517,751         12,982,091
  Mortgage-backed securities....................................    5,506,567          5,122,447
                                                                  -----------       ------------
                                                                  $19,024,318       $ 18,104,538
                                                                   ==========         ==========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

     Proceeds from the sales and maturities of investments during 1994 and 1993 were $4,173,181 and $8,114,067, respectively. Net realized gains (losses) on the sale of investments during 1994, 1993 and 1992 were $(5,264), $13,750 and $104,308, respectively.

     Investment securities with book values of $1,505,226 and $2,019,300 at December 31, 1994 and 1993, respectively, and with market values of approximately $1,479,843 and $2,013,800 at December 31, 1994 and 1993,
respectively, were pledged as collateral for public funds and treasury tax and loan deposits.

4. LOANS AND ALLOWANCE FOR LOAN LOSSES

     A summary of loan distribution at December 31, 1994 and 1993 follows:

                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                   1994            1993
                                                               ------------     -----------
    Commercial...............................................  $ 32,148,230     $25,633,524
    Mortgage.................................................    11,211,674      12,622,583
    Real estate..............................................    69,836,655      34,228,496
    Installment..............................................    10,120,846       5,942,271
                                                               ------------     -----------
                                                                123,317,405      78,426,874
    Overdrafts...............................................       297,396          42,175
    Unearned discount........................................       (33,255)        (15,180)
    Deferred loan fees.......................................      (442,470)       (233,909)
                                                               ------------     -----------
                                                                123,139,076      78,219,960
    Allowance for loan losses                                    (1,608,656)       (900,000)
                                                               ------------     -----------
                                                               $121,530,420     $77,319,960
                                                                ===========      ==========

     Changes in the allowance for loan losses follows:

                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                      1994          1993
                                                                   ----------     --------
    Allowance, beginning of year.................................  $  900,000     $639,860
    ONB loan loss reserve at acquisition.........................     473,645           --
    Provision charged to expense.................................     330,000      466,425
    Recoveries on loans previously charged off...................          --        3,755
    Loans charged off............................................     (94,989)    (210,040)
                                                                   ----------     --------
    Allowance, end of year.......................................  $1,608,656     $900,000
                                                                    =========     ========

     Loans on which the accrual of interest has been discontinued or reduced, amounted to $199,614 and $43,241 at December 31, 1994 and 1993, respectively. If interest on those loans had been accrued, such income would have approximated $25,000, $2,500 and $3,798 for 1994, 1993 and 1992, respectively.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

5. PREMISES AND EQUIPMENT

     A summary of premises and equipment at December 31, 1994 and 1993 follows:

                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                     1994           1993
                                                                  ----------     ----------
    Land........................................................  $  827,004     $  527,004
    Bank premises...............................................   2,433,116      1,449,630
    Leasehold improvements......................................     575,274        266,722
    Furniture, fixtures and equipment...........................   2,066,183      1,109,430
                                                                  ----------     ----------
                                                                   5,901,577      3,352,786
    Less accumulated depreciation and amortization..............    (872,819)      (534,902)
                                                                  ----------     ----------
                                                                  $5,028,758     $2,817,884
                                                                   =========      =========

     Depreciation and amortization expense for premises and equipment for the years ended December 31, 1994, 1993 and 1992 was $337,917, $225,989 and
$166,921, respectively.

6. INCOME TAXES

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under the provisions of SFAS 109, the Company elected not to restate the prior year. The financial effect of this statement has been reported in the 1993 statement of income as the cumulative effect of a change in accounting principle. The effect was a net increase in income of $46,874 and a corresponding increase in the net deferred tax asset as of December 31, 1993.

     The components of the net deferred tax asset recognized in the accompanying balance sheet at December 31, 1994 and 1993 are as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                                  -------------------------
                                                                     1994           1993
                                                                  ----------     ----------
    Deferred tax asset..........................................  $  969,684     $  391,287
    Deferred tax liability......................................    (104,046)       (64,218)
    Valuation allowance.........................................          --             --
                                                                  ----------     ----------
                                                                  $  865,638     $  327,069
                                                                   =========      =========

     The types of temporary differences between the tax bases of assets and liabilities and their financial statement reporting amounts are attributable principally to depreciation methods, loan loss provisions, and deferred loan fees.

     Reconciliations of the effective income tax rate and the statutory federal income tax rate are as follows:

                                                                          YEAR ENDED
                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                    1994     1993     1992
                                                                    ----     ----     -----
    Statutory federal income tax rate.............................  34.0%    34.0%     34.0%
    State taxes...................................................   2.3      1.9       2.9
    Net operating loss utilized...................................    --       --     (18.4)
    Other.........................................................    --     (0.7)     (2.9)
                                                                    ----     ----     -----
    Effective income tax rate.....................................  36.3%    35.2%     15.6%

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

     The provision (benefit) for income taxes consists of the following:

                                                                       YEAR ENDED
                                                                      DECEMBER 31,
                                                            --------------------------------
                                                               1994        1993       1992
                                                            ----------   --------   --------
    Current:
      Federal.............................................  $  999,859   $456,679   $220,379
      State...............................................     114,010     41,304     22,055
                                                            ----------   --------   --------
                                                             1,113,869    497,983    242,434
                                                            ----------   --------   --------
    Deferred:
      Federal.............................................    (106,703)   (74,752)  (171,279)
      State...............................................     (18,265)    (7,981)        --
                                                            ----------   --------   --------
                                                              (124,968)   (82,733)  (171,279)
                                                            ----------   --------   --------
                                                            $  988,901   $415,250   $ 71,155
                                                             =========   ========   ========

     The Bank recognized the tax benefit of approximately $247,000 in net operating loss carryforwards for financial reporting purposes in the year ended December 31, 1992.

     As of December 31, 1992, the Bank had approximately $70,000 in net operating loss carryforwards and approximately $26,000 in alternative minimum tax credit carryforwards for financial reporting purposes. As of December 31, 1994 and 1993, the Bank had no income tax carryforwards or alternative minimum tax carryforward.

7. STOCK BASED COMPENSATION PLANS

     The Company's stock option plans adopted prior to December 31, 1992 authorize the granting of options for up to 160,000 shares of common stock to organizing directors and key officers and employees of the Company. Under the plans, options are granted at a price determined in each case by the committee of the Board of Directors, but shall not be less than one hundred (100%) percent of the fair market value of a share of common stock on the date the option is granted, the book value thereof or $5.825 per share, whichever is greater. Such options are exercisable over a period of ten years from the date of grant.

     During the year ended December 31, 1993, the Company adopted a stock option plan authorizing the granting of options of shares of common stock to directors and certain key employees of the Company. The total number of shares which may be issued under this plan and other plans adopted by the Company shall not exceed twenty percent (20%) of the Company's total authorized shares. Under the plan, the options are granted at a price determined in each case by the committee of the Board of Directors, but shall not be less than one hundred percent (100%) of the fair market value of the stock as of the date the option is granted or the par value of such shares, whichever is greater. Such options are exercisable over a period of ten years from the date of grant.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

     Information with respect to the Company's organizing director stock option plan is as follows:

                                                                     NUMBER OF   OPTION PRICE
                         SHARES UNDER OPTION:                         SHARES      PER SHARE
    ---------------------------------------------------------------  ---------   ------------
    Outstanding at December 31, 1991...............................   216,000       $ 2.92
    Granted........................................................     -- --
    Exercised......................................................        --           --
    Cancelled......................................................        --           --
                                                                     ---------      ------
    Outstanding at December 31, 1992...............................   216,000       $ 2.92
    Granted........................................................        --           --
    Exercised......................................................        --           --
    Cancelled......................................................        --           --
                                                                     ---------      ------
    Outstanding at December 31, 1993...............................   216,000       $ 2.92
    Granted........................................................        --           --
    Exercised......................................................        --           --
    Cancelled......................................................        --           --
                                                                     ---------      ------
    Outstanding at December 31, 1994...............................   216,000       $ 2.92
                                                                     ========    =========

     Options exercisable at December 31, 1994, 1993 and 1992 are 216,000.

     Information with respect to the Company's employee incentive stock option plan is as follows:

                                                                   NUMBER OF   OPTION PRICE
                        SHARES UNDER OPTION:                        SHARES       PER SHARE
    -------------------------------------------------------------  ---------   -------------
    Outstanding at December 31, 1991.............................   104,000    $2.92 - $3.38
    Granted......................................................        --         --
    Exercised....................................................        --         --
    Cancelled....................................................        --         --
                                                                   ---------   -------------
    Outstanding at December 31, 1992.............................   104,000    $2.92 - $3.38
    Granted......................................................        --         --
    Exercised....................................................        --         --
    Cancelled....................................................        --         --
                                                                   ---------   -------------
    Outstanding at December 31, 1993.............................   104,000    $2.92- $3.38
    Granted......................................................        --         --
    Exercised....................................................        --         --
    Cancelled....................................................        --         --
                                                                   ---------   -------------
    Outstanding at December 31, 1994.............................   104,000    $2.92 - $3.38
                                                                   ========     ===========

     Options exercisable at December 31, 1994, 1993 and 1992 are 104,000.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

     Information with respect to the Company's director and key employee stock option plan is as follows:

                                                                   NUMBER OF   OPTION PRICE
                        SHARES UNDER OPTION:                        SHARES       PER SHARE
    -------------------------------------------------------------  ---------   -------------
    Granted......................................................  584,000..       $3.04
    Exercised....................................................        --         --
    Cancelled....................................................        --         --
                                                                   ---------   -------------
    Outstanding at December 31, 1993.............................   584,000        $3.04
    Granted......................................................   230,000        $4.50
    Exercised....................................................        --         --
    Cancelled....................................................        --         --
                                                                   ---------   -------------
    Outstanding at December 31, 1994.............................   814,000    $3.04 - $4.50
                                                                   ========     ===========

     Options exercisable at December 31, 1994 and 1993 are 814,000 and 584,000, respectively.

     During 1994, the Company adopted an employee stock appreciation plan in which hypothetical investments in shares of the Company's common stock are awarded to key employees. The benefits vest over 5 years and are paid at the close of the vesting period based upon the appreciation of the shares between the date of grant and the exercise date. Under the plan, 79,000 shares were granted, none of which were exercised or cancelled as of December 31, 1994. Compensation expense pursuant to the plan was immaterial in 1994.

8. EMPLOYEE BENEFIT PLAN

     Effective January 1, 1993, the Company adopted a deferred savings plan under Internal Revenue Code Section 401(k), which covers substantially all of the Company's employees who meet minimum length of service requirements. Under the provisions of the plan, employees may contribute up to 15% of their compensation on a pre-tax basis. The Company matches the employee contribution 25% up to a maximum of 4%. The Company's contribution to the plan was $26,431 and $13,955 for the years ended December 31, 1994 and 1993, respectively.

9. COMMITMENTS AND CONTINGENCIES

     Lease Commitments -- The Bank leases several of its facilities under operating leases which expire at various periods through August, 1998. Future minimum lease payments, by year and in the aggregate, under all operating leases as of December 31, 1994 are as follows:

                            YEAR ENDING DECEMBER 31,
    -------------------------------------------------------------------------
    1995.....................................................................  $  392,490
    1996.....................................................................     410,800
    1997.....................................................................     277,355
    1998.....................................................................     286,963
    Thereafter...............................................................     271,545
                                                                               ----------
                                                                               $1,639,153
                                                                                =========

     Rent expense was approximately $385,000, $342,000 and $417,000 for 1994, 1993 and 1992, respectively.

     In November 1994, the Bank entered into an option for assignment of lease and purchase of fixed assets related to the leased property formerly known as the Orlando branch. As of December 31, 1994, this option has not been exercised by the sublessee.

     Financial Instruments with Off-Balance Sheet Risks. The Bank is a party to financial instruments with off-balance sheet risk in the normal course of its business to meet the financing needs of its customers and to

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY reduce its own exposure to fluctuations in interest rates. These financial instruments include loan commitments and stand-by letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to its financial instrument for loan commitments and stand-by letters of credit is represented by the contracted amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

     At December 31, 1994 and 1993, the Bank has commitments to customers of approximately $1,877,000 and $928,000 for standby letters of credit and $33,162,000 and $17,948,000 for unfunded firm loan commitments, respectively. Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.

     Financial Instruments with Off-Balance Sheet Risks. The Bank has no significant concentration of credit risk with any individual counterparty to originate loans. Bank loan customers are principally closely-held businesses and residents concentrated in the central Florida area and as such, the debtors' ability to honor their contract is substantially dependent upon the general economic conditions of the region.

     The Bank evaluates each customer's credit worthiness on a case-by-case basis. It is the Bank's policy to obtain adequate collateral in accordance with internal lending guidelines on all loans. Unsecured loans are made based upon the judgment of Company management in accordance with authorized lending limits, Bank lending policies and credit criteria. Collateral on the Bank's loans depend on the nature of the loan, and are principally commercial and residential real property and other commercial tangible assets (inventory and equipment). It is the Bank's policy to perfect its interest in the collateral through the filing of mortgage deeds and uniform commercial code (UCC) filings, or taking physical possession of the collateral, if appropriate. Bank management believes it has access to collateral in the event of loan default to minimize its credit risk.

     Stand-by letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The collateral varies for those commitments, but may include a certificate of deposit held by the Bank if collateral is deemed necessary.

     During 1994 and 1993, the Bank has approximately $35,594,000 and $17,514,000, respectively, in fixed rate loans with interest rates ranging from 5.5% to 18%, and $19,215,000 and $191,000, respectively, in variable rate loans with interest rate ceilings ranging from 9% to 18%.

     The Bank is required to maintain a minimum leverage capital ratio of Tier I capital, as defined, to total assets based upon the Company's ratings under the regulatory CAMEL rating system. Banks with CAMEL ratings of one are required to maintain a minimum leverage capital ratio of 3 percent. An additional 100 to 200 basis points are required for banks with CAMEL ratings other than one.

     The Bank must also maintain a ratio of total capital to risk-weighted assets of 8 percent, and a ratio Tier I capital to risk-weighted assets of 4 percent.

10. RETAINED EARNINGS

     The Company's retained earnings account at December 31, 1994 and 1993 includes $1,060,000 of initial paid-in capital.

     The payment of dividends by the Bank is subject to certain regulatory restrictions.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

11. RELATED-PARTY TRANSACTIONS

     Loans. Loans receivable from principal stockholders, directors, executive officers and companies in which they have a 10% or more beneficial interest aggregated approximately $3,672,000 and $4,006,000 at December 31, 1994 and 1993, respectively.

     Deposits. Deposits of principal stockholders directors executive officers and companies in which they have a 10% or more beneficial interest aggregated approximately $10,196,000 and $13,324,000 at December 31, 1994 and 1993,
respectively.

12. SOUTHERN BANKING CORPORATION (PARENT COMPANY ONLY):

     Presented below are the financial statements of Southern Banking
Corporation.

                                 BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                       ------------------------
                                                                          1994          1993
                                                                       -----------   ----------
                                            ASSETS
Cash and cash equivalents............................................  $    31,266   $   12,312
Investment in subsidiary bank, Southern Bank of Central Florida*.....   13,645,379    7,382,421
Other assets.........................................................       58,836       43,753
                                                                       -----------   ----------
          Total assets...............................................  $13,735,481   $7,438,486
                                                                        ==========    =========
                                     STOCKHOLDERS' EQUITY
Common Stock, par value $1.00 per share; 10,000,000 shares
  authorized; 3,350,000 and 2,111,112 shares issued and outstanding
  in 1994 and 1993, respectively.....................................  $ 3,350,000   $2,200,000
Surplus..............................................................    7,382,042    3,397,677
Retained earnings....................................................    3,574,412    1,840,809
Unrealized loss on investments available for sale, net...............     (570,973)          --
                                                                       -----------   ----------
          Total stockholders' equity.................................  $13,735,481   $7,438,486
                                                                        ==========    =========

---------------

* Eliminated in consolidation.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                                          1994          1993
                                                                       -----------   ----------
Equity in subsidiary's undistributed net income......................  $ 1,746,870   $  831,515
Dividends received...................................................       10,000
Interest income......................................................        4,184           --
Other expense........................................................      (41,489)     (34,386)
Income tax benefits..................................................       14,038       12,939
                                                                       -----------   ----------
          Net income.................................................    1,733,603      810,068
Retained earnings, beginning of period...............................    1,840,809    1,030,741
                                                                       -----------   ----------
Retained earnings, end of year.......................................  $ 1,817,542   $1,840,809
                                                                        ==========    =========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                                          1994         1993
                                                                       -----------   ---------
Operating activities:
  Net income.........................................................  $ 1,733,603   $ 810,068
  Adjustments to reconcile net income to net cash used by operating activities:
     Undistributed earnings of subsidiary............................   (1,746,870)   (831,515)
     Amortization....................................................       11,894      11,895
     Increase in other assets........................................      (26,977)         --
                                                                       -----------   ---------
          Net cash provided by (used in) operating activities........      (28,350)     (9,552)
                                                                       -----------   ---------
Investing activities:
  Dividends received from bank.......................................           --      94,811
  Investment in bank.................................................   (5,087,061)         --
                                                                       -----------   ---------
          Net cash used in investing activities......................   (5,087,061)     94,811
                                                                       -----------   ---------
Financing activities:
  Proceeds from the issuance of common stock.........................    5,134,365          --
  Retirement of note payable.........................................           --     (75,780)
                                                                       -----------   ---------
                                                                         5,134,365     (75,780)
                                                                       -----------   ---------
          Net cash provided (used in) by financing activities:
     Increase (decrease) in cash and cash equivalents................       18,954       9,479
     Cash and cash equivalents, beginning of year....................       12,312       2,833
                                                                       -----------   ---------
     Cash and cash equivalents, end of year..........................  $    31,266   $  12,312
                                                                        ==========   =========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                          SEPTEMBER 30, 1995 AND 1994

                                                                        1995           1994
                                                                    ------------   ------------
                                                                            (UNAUDITED)
                                            ASSETS
Cash and due from banks...........................................  $ 14,832,448   $ 18,933,933
Federal funds sold................................................     9,500,000      2,485,000
Investment securities.............................................    34,844,191     36,132,691
Loans receivable, net.............................................   140,414,731    114,433,739
Loans receivable for sale, approximate market value of............            --             --
Federal Home Loan Bank stock, at cost.............................       544,300             --
Real estate acquired through foreclosure..........................       155,690        274,890
Office properties and equipment, net..............................     4,957,333      4,635,615
Accrued interest receivable.......................................     1,360,357      1,001,784
Other assets......................................................     4,116,250      3,328,205
                                                                    ------------   ------------
          Total assets............................................  $210,725,300   $181,225,917
                                                                     ===========    ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits..........................................................  $193,055,915   $167,083,155
Federal Home Loan Bank advances...................................            --             --
Note payable......................................................            --             --
Advance payments by borrowers for property taxes and insurance....            --             --
Accrued expenses and other liabilities............................     1,475,333        866,883
                                                                    ------------   ------------
          Total liabilities.......................................   194,531,248    167,950,038
                                                                    ------------   ------------
Stockholders' Equity:
Common stock, $1.00 par value, authorized 10,000,000 shares;
  issued and outstanding shares 3,362,000 at 09/30/95 and
  3,350,000 at 09/30/94...........................................  $  3,362,000   $  3,350,000
Additional paid-in capital........................................     7,405,082      7,382,042
Net unrealized gain (loss) on AFS Securities......................      (117,075)      (305,137)
Retained earnings.................................................     5,544,045      2,848,974
                                                                    ------------   ------------
          Total stockholders' equity..............................    16,194,052     13,275,879
                                                                    ------------   ------------
          Total liabilities and stockholders' equity..............  $210,725,300   $181,225,917
                                                                     ===========    ===========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                       ------------------------
                                                                          1995          1994
                                                                       -----------   ----------
                                                                             (UNAUDITED)
INTEREST INCOME:
Loans................................................................  $ 9,719,958   $5,140,656
Other investments....................................................    2,106,102      942,136
                                                                       -----------   ----------
          Total interest income......................................   11,826,060    6,082,701
                                                                       -----------   ----------
INTEREST EXPENSE:
Deposits.............................................................    4,357,928    1,810,335
Advance and other borrowings.........................................       73,819           --
                                                                       -----------   ----------
          Total Interest Expense.....................................    4,431,747    1,810,335
                                                                       -----------   ----------
          Net Interest Income........................................    7,394,313    4,272,366
Provision for possible loan losses...................................      245,000      270,000
                                                                       -----------   ----------
Net interest income after provision for possible loan losses.........    7,149,313    4,002,366
                                                                       -----------   ----------
OTHER INCOME:
Loan fees and service charges........................................    1,918,009    1,338,395
Mortgage loan servicing fees.........................................       16,989           --
Gain on sale of loans................................................           --           --
Gain (loss) on sale of loan servicing................................           --           --
Gain (loss) on real estate acquired through foreclosure..............       (6,457)          --
Gain (loss) on sale of securities....................................      (36,905)          34
Other operating income, net..........................................      213,313       84,605
                                                                       -----------   ----------
                                                                         2,104,949    1,423,034
                                                                       -----------   ----------
GENERAL AND ADMINISTRATIVE EXPENSES:
Compensation, payroll taxes, and fringe benefits.....................    2,966,570    1,700,273
Occupancy and equipment expense......................................    1,023,285      607,136
Other................................................................    2,147,577    1,441,580
                                                                       -----------   ----------
          Total general and administrative expenses..................    6,137,432    3,748,989
                                                                       -----------   ----------
          Income before income taxes.................................    3,116,830    1,676,411
                                                                       -----------   ----------
Income tax expense...................................................    1,147,200      668,515
                                                                       -----------   ----------
     Net income......................................................  $ 1,969,630   $1,007,896
                                                                        ==========    =========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                              COMMON STOCK
                        -------------------------   ADDITIONAL                NET UNREALIZED       TOTAL
                         NUMBER OF                   PAID-IN      RETAINED      GAIN/LOSS      STOCKHOLDERS'
                           SHARES        AMOUNT      CAPITAL      EARNINGS        ON AFS          EQUITY
                        ------------   ----------   ----------   ----------   --------------   -------------
Balance at December
  31, 1994............    3,350,000    $3,350,000   $7,382,042   $3,574,415     $ (573,033)     $ 13,733,424
Purchase and
  retirement of common
  stock...............       12,000        12,000       23,040           --             --            35,040
MVA to AFS
  Securities..........           --            --           --           --        455,958           455,958
Net income............           --            --           --    1,969,630             --         1,969,630
                        ------------   ----------   ----------   ----------   --------------   -------------
Balance at September
  30, 1995............    3,362,000    $3,362,000   $7,405,082   $5,544,045     $ (117,075)     $ 16,194,052
                        ===========     =========    =========    =========    ===========        ==========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                         NINE MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                    ---------------------------
                                                                        1995           1994
                                                                    ------------   ------------
Net cash provided (used) by operating activities..................  $  2,989,436   $   (886,641)
                                                                    ------------   ------------
Cash flows from investing activities:
  Net (increase) decrease in investment securities................     1,391,548    (20,655,041)
  Net increase in loans made to customers.........................   (19,701,208)   (37,978,062)
  Purchase of premises and equipment..............................      (294,482)    (2,025,738)
                                                                    ------------   ------------
          Net cash used in investing activities...................   (18,604,142)   (60,658,841)
                                                                    ------------   ------------
Cash flows from financing activities:
  Net increase in demand deposits and savings accounts............    20,037,363     46,178,665
  Net increase in time deposits...................................    18,284,545     19,539,806
  Net decrease in federal funds purchased.........................   (12,000,000)             0
  Net proceeds from the issuance of common stock..................        35,040      5,134,365
                                                                    ------------   ------------
          Net cash provided by financing activities...............    26,356,948     70,852,836
                                                                    ------------   ------------
Net increase in cash and cash equivalents.........................    10,742,242      9,307,354
Cash and cash equivalents: beginning of year......................    13,590,206     12,111,639
                                                                    ------------   ------------
Cash and cash equivalents: September 30, 1995 and 1994............    24,332,448   $ 21,418,993
                                                                    ------------   ------------
Reconciliation of net income to net cash provided (used) by
  operating activities:
  Net income......................................................     1,969,630      1,007,896
                                                                    ------------   ------------
  Adjustments to reconcile net income to net cash provided (used)
     by operating activities:
     Depreciation and amortization................................       365,907        208,007
     (Gains) losses on sales of investments.......................        36,905            (34)
     Net increase in allowance for loan losses....................       106,677        660,048
     Amortization of premiums and accretion of discounts on
      investment securities.......................................       (34,543)        15,060
     Increase (decrease) in deferred loan fees....................       (32,083)       204,236
     Increase in accrued interest receivable......................      (223,395)      (461,119)
     (Increase) decrease in other assets..........................       217,331     (2,543,773)
     Increase (decrease) in accrued interest payable..............       322,927        (20,180)
     Increase in other liabilities................................       260,080         43,218
                                                                    ------------   ------------
          Total adjustments.......................................     1,019,806     (1,894,537)
                                                                    ------------   ------------
Net cash provided (used) by operating activities..................  $  2,989,436   $   (886,641)
                                                                     ===========    ===========
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
     Interest.....................................................  $  4,108,820   $  1,830,515
                                                                    ------------   ------------
     Income taxes.................................................  $  1,005,189   $    936,600
                                                                     ===========    ===========
Supplemental disclosures of noncash investing activities:
  Loans receivable transferred to real estate acquired through
     foreclosure..................................................  $          0   $    274,890
                                                                     ===========    ===========
  Loan originations to finance the sale of real estate acquired
     through foreclosure..........................................  $          0   $          0
                                                                     ===========    ===========

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         THE COLONIAL BANCGROUP, INC.,

                                 COLONIAL BANK

                                      AND

                          DOTHAN FEDERAL SAVINGS BANK

                                  DATED AS OF

                                JANUARY 22, 1996

                               TABLE OF CONTENTS

CAPTION                                                                                   PAGE
-------                                                                                   ----
ARTICLE 1 -- NAME
  1.1     Name..........................................................................   A-5
ARTICLE 2 -- MERGER -- TERMS AND CONDITIONS
  2.1     Applicable Law................................................................   A-5
  2.2     Corporate Existence...........................................................   A-5
  2.3     Articles of Incorporation and Bylaws..........................................   A-5
  2.4     Resulting Corporation's Officers and Board....................................   A-6
  2.5     Shareholder Approval..........................................................   A-6
  2.6     Further Acts..................................................................   A-6
  2.7     Effective Date and Closing....................................................   A-6
ARTICLE 3 -- CONVERSION OF BANK STOCK
  3.1     Conversion of Bank Stock......................................................   A-6
  3.2     Surrender of Bank Stock.......................................................   A-7
  3.3     Fractional Shares.............................................................   A-7
  3.4     Adjustments...................................................................   A-7
  3.5     Colonial Bank Stock...........................................................   A-7
  3.6     Dissenting Rights.............................................................   A-7
ARTICLE 4 -- REPRESENTATIONS, WARRANTIES AND COVENANTS OF BANCGROUP
  4.1     Organization..................................................................   A-8
  4.2     Capital Stock.................................................................   A-8
  4.3     Financial Statements; Taxes...................................................   A-8
  4.4     No Conflict with Other Instrument.............................................   A-9
  4.5     Absence of Material Adverse Change............................................   A-9
  4.6     Approval of Agreements........................................................   A-9
  4.7     Tax Treatment.................................................................   A-9
  4.8     Title and Related Matters.....................................................   A-9
  4.9     Subsidiaries..................................................................   A-9
  4.10    Contracts.....................................................................  A-10
  4.11    Litigation....................................................................  A-10
  4.12    Compliance....................................................................  A-10
  4.13    Registration Statement........................................................  A-10
  4.14    Filings Incorporated by Reference.............................................  A-10
  4.15    Form S-4......................................................................  A-10
  4.16    Disclosure....................................................................  A-10
  4.17    Brokers.......................................................................  A-11
ARTICLE 5 -- REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BANK
  5.1     Organization..................................................................  A-11
  5.2     Capital Stock.................................................................  A-11
  5.3     Subsidiaries..................................................................  A-11
  5.4     Financial Statements; Taxes...................................................  A-11
  5.5     Absence of Certain Changes or Events..........................................  A-12
  5.6     Title and Related Matters.....................................................  A-13
  5.7     Commitments...................................................................  A-13
  5.8     Charter and Bylaws............................................................  A-14
  5.9     Litigation....................................................................  A-14
  5.10    Material Contract Defaults....................................................  A-14

CAPTION                                                                                   PAGE
-------                                                                                   ----
  5.11    No Conflict with Other Instrument.............................................  A-14
  5.12    Governmental Authorization....................................................  A-14
  5.13    Absence of Regulatory Communications..........................................  A-14
  5.14    Absence of Material Adverse Change............................................  A-14
  5.15    Insurance.....................................................................  A-14
  5.16    Pension and Employee Benefit Plans............................................  A-15
  5.17    Buy-Sell Agreement............................................................  A-15
  5.18    Brokers.......................................................................  A-15
  5.19    Approval of Agreements........................................................  A-15
  5.20    Disclosure....................................................................  A-15
  5.21    Registration Statement........................................................  A-15
  5.22    Loans; Adequacy of Allowance for Loan Losses..................................  A-16
  5.23    Environmental Matters.........................................................  A-16
  5.24    Transfer of Shares............................................................  A-16
  5.25    Collective Bargaining.........................................................  A-16
  5.26    Labor Disputes................................................................  A-16
  5.27    Derivative Contracts..........................................................  A-16
ARTICLE 6 -- ADDITIONAL COVENANTS
  6.1     Additional Covenants of BancGroup.............................................  A-17
  6.2     Additional Covenants of the Bank..............................................  A-17
ARTICLE 7 -- MUTUAL COVENANTS AND AGREEMENTS
  7.1     Best Efforts; Cooperation.....................................................  A-18
  7.2     Press Release.................................................................  A-19
  7.3     Mutual Disclosure.............................................................  A-19
  7.4     Access to Properties and Records..............................................  A-19
ARTICLE 8 -- CONDITIONS TO OBLIGATIONS OF ALL PARTIES
  8.1     Approval by Shareholders......................................................  A-19
  8.2     Regulatory Authority Approval.................................................  A-19
  8.3     Litigation....................................................................  A-19
  8.4     Registration Statement........................................................  A-19
  8.5     Tax Opinion...................................................................  A-20
ARTICLE 9 -- CONDITIONS TO OBLIGATIONS OF THE BANK
  9.1     Representations, Warranties and Covenants.....................................  A-20
  9.2     Adverse Changes...............................................................  A-20
  9.3     Closing Certificate...........................................................  A-20
  9.4     Opinion of Counsel............................................................  A-21
  9.5     Other Matters.................................................................  A-21
  9.6     Material Events...............................................................  A-21
ARTICLE 10 -- CONDITIONS TO OBLIGATIONS OF BANCGROUP
 10.1     Representations, Warranties and Covenants.....................................  A-21
 10.2     Adverse Changes...............................................................  A-21
 10.3     Closing Certificate...........................................................  A-21
 10.4     Opinion of Counsel............................................................  A-22
 10.5     Controlling Shareholders......................................................  A-22
 10.6     Other Matters.................................................................  A-22
 10.7     Material Events...............................................................  A-22
ARTICLE 11 -- TERMINATION OF REPRESENTATIONS AND WARRANTIES.........................      A-22
ARTICLE 12 -- NOTICES...............................................................      A-23

CAPTION                                                                                   PAGE
-------                                                                                   ----
ARTICLE 13 -- AMENDMENT OR TERMINATION
 13.1     Amendment.....................................................................  A-23
 13.2     Termination...................................................................  A-23
 13.3     Damages.......................................................................  A-23
ARTICLE 14 -- DEFINITIONS...........................................................      A-24
ARTICLE 15 -- MISCELLANEOUS
 15.1     Expenses......................................................................  A-27
 15.2     Benefit.......................................................................  A-27
 15.3     Governing Law.................................................................  A-27
 15.4     Counterparts..................................................................  A-27
 15.5     Headings......................................................................  A-28
 15.6     Severability..................................................................  A-28
 15.7     Construction..................................................................  A-28
 15.8     Return of Information.........................................................  A-28
 15.9     Equitable Remedies............................................................  A-28
 15.10    Attorneys' Fees...............................................................  A-28
 15.11    No Waiver.....................................................................  A-28
 15.12    Remedies Cumulative...........................................................  A-28
 15.13    Entire Contract...............................................................  A-28

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of this the 22nd day of January 1996, by and among DOTHAN FEDERAL SAVINGS BANK, a federal savings bank ("Bank"), COLONIAL BANK ("Colonial Bank"), an Alabama state banking corporation, and THE COLONIAL BANCGROUP, INC. ("BancGroup"), a Delaware corporation.

                                   WITNESSETH

     WHEREAS, the Bank operates as a federal savings bank in Dothan, Alabama;
and

     WHEREAS, BancGroup is a bank holding company with subsidiary banks in Alabama, Georgia and Tennessee; and

     WHEREAS, the Bank wishes to merge with Colonial Bank, a wholly-owned subsidiary of BancGroup; and

     WHEREAS, it is the intention of BancGroup, Colonial Bank and the Bank that such merger shall qualify for federal income tax purposes as a "reorganization" within the meaning of section 368(a) of the Code, as defined herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:

                                   ARTICLE 1

                                      NAME

     1.1 Name. The name of the corporation resulting from the Merger shall be "Colonial Bank."

                                   ARTICLE 2

                         MERGER -- TERMS AND CONDITIONS

     2.1 Applicable Law. On the Effective Date, the Bank shall be merged with and into Colonial Bank (herein referred to as the "Resulting Corporation" whenever reference is made to it as of the time of merger or thereafter). The Merger shall be undertaken pursuant to the provisions of and with the effect provided in the ABCA. The offices and facilities of the Bank and of Colonial Bank shall become the offices and facilities of the Resulting Corporation.

     2.2 Corporate Existence. On the Effective Date, the corporate existence of the Bank and of Colonial Bank shall, as provided in the ABCA, be merged into and continued in the Resulting Corporation, and the Resulting Corporation shall be deemed to be the same corporation as the Bank and Colonial Bank. All rights, franchises and interests of the Bank and Colonial Bank, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Resulting Corporation by virtue of the Merger without any deed or other transfer. The Resulting Corporation on the Effective Date, and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, and receiver and in every other fiduciary capacity and in every agency, and capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Bank and Colonial Bank, respectively, on the Effective Date.

     2.3 Articles of Incorporation and Bylaws. On the Effective Date, the articles of incorporation and bylaws of the Resulting Corporation shall be the articles of incorporation and bylaws of Colonial Bank as they exist immediately before the Effective Date.

     2.4 Resulting Corporation's Officers and Board. The board of directors and the officers of the Resulting Corporation on the Effective Date shall consist of those persons serving in such capacities of Colonial Bank as of the Effective Date.

     2.5 Shareholder Approval. This Agreement shall be submitted to the shareholders of the Bank at the Stockholders Meeting to be held as promptly as practicable consistent with the satisfaction of the conditions set forth in this Agreement. Upon approval by the requisite vote of the shareholders of the Bank as required by applicable Law and the Bank's stock charter and bylaws, this Agreement shall become effective as soon as practicable thereafter in the manner provided in section 2.7 hereof.

     2.6 Further Acts. If, at any time after the Effective Date, the Resulting Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect, confirm or record, in the Resulting Corporation, title to and possession of any property or right of the Bank or Colonial Bank, acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, the Bank or Colonial Bank and its officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all acts necessary or proper to vest, perfect or confirm title to, and possession of, such property or rights in the Resulting Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Resulting Corporation are fully authorized in the name of the Bank or Colonial Bank, or otherwise, to take any and all such action.

     2.7 Effective Date and Closing. Subject to the terms of all requirements of Law and the conditions specified in this Agreement, the Merger shall become effective on the date specified in the Certificate of Merger to be issued by the Secretary of State of the State of Alabama (such time being herein called the "Effective Date"). The Closing shall take place at the offices of BancGroup, in Montgomery, Alabama, at 11:00 a.m. on the date that the Effective Date occurs or at such other place and time that the Parties may mutually agree.

                                   ARTICLE 3

                            CONVERSION OF BANK STOCK

     3.1 Conversion of Bank Stock. (a) (i) On the Effective Date, and subject to sections 3.1(a)(ii), 3.3 and 3.6, each share of common stock of the Bank outstanding and held by the Bank's shareholders (the "Bank Stock"), shall be converted into shares of BancGroup Common Stock and cash (the "Merger Consideration") as specified below. Unless specified otherwise by a holder of Bank Stock in accordance with section 3.1(a)(ii), each outstanding share of Bank Stock on the Effective Date shall be converted into the number of shares, or such fractions of a share (subject to section 3.3 hereof), of BancGroup Common Stock which shall be equal to $2,600,000 divided by the total number of shares of Bank Stock outstanding, divided in turn by the Market Value. The Market Value shall represent the per share market value of the BancGroup Common Stock at the Effective Date and shall be determined by calculating the average of the closing prices of the Common Stock of BancGroup as reported by the NYSE on each of the ten (10) trading days ending on the trading day immediately preceding the Effective Date. In addition, BancGroup will pay an aggregate of $2,600,000 in cash for the outstanding shares of Bank Stock, with the amount of cash to be paid for each one share of Bank Stock equal to $2,600,000 divided by the number of shares of Bank Stock outstanding.

     (ii) A holder of Bank Stock may, prior to the Stockholders Meeting, file a written election form (an "Election Form") with the Bank specifying whether such holder prefers to have the Merger Consideration paid to such holder in shares of BancGroup Common Stock only, cash only, or a proportion of cash and BancGroup Common Stock that is other than 50% for each, provided that, notwithstanding any elections made pursuant to such Election Forms, the aggregate number of shares of BancGroup Common Stock to be distributed in the Merger shall equal 50% of the total Merger Consideration and the aggregate amount of cash to be paid in the Merger shall equal 50% of the total Merger Consideration. Elections made shall apply to all shares of record of Bank Stock held by a record holder making the election. If the aggregate amount of cash to be paid in the Merger is less than 50% of the Merger Consideration based upon the Election Forms which have been properly filed, then a sufficient amount of additional cash shall be distributed pro rata to all stockholders of the Bank who have not elected to receive 100% of the Merger Consideration in cash, regardless of whether such stockholders have filed an Election Form, so that the aggregate amount of Merger Consideration to be paid in cash in the Merger will equal 50%, and the number of shares of BancGroup Common Stock otherwise required to be distributed shall be reduced pro rata as to all stockholders who have not elected to receive 100% of the Merger Consideration in cash. If the aggregate amount of cash to be paid in the Merger is greater than 50% of the Merger Consideration based upon the Election Forms which have been properly filed, then a sufficient amount of cash shall be distributed pro rata to all stockholders of the Bank who have not elected to receive 100% of the Merger Consideration in BancGroup Common Stock, regardless of whether such stockholders have filed an Election Form, so that the aggregate amount of Merger Consideration to be paid in cash in the Merger will equal 50%, and the number of shares of BancGroup Common Stock otherwise required to be distributed shall be increased pro rata as to all stockholders who have not elected to receive 100% of the Merger Consideration in BancGroup Common Stock. For purposes of this section 3.1(a), and in accordance with section 3.6, cash to be paid to holders exercising dissenter's rights of appraisal under section 3.6 hereof shall be included as part of the Merger Consideration for determining the amount of cash to be paid under section 3.1(a). Interest will not be paid on any cash to be paid as part of the Merger Consideration.

     3.2 Surrender of Bank Stock. After the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Bank Stock who is entitled to receive BancGroup Common Stock shall be entitled, upon surrender to BancGroup of their certificate or certificates representing shares of Bank Stock, to receive in exchange therefor a certificate or certificates representing the number of whole shares of BancGroup Common Stock into and for which the shares of Bank Stock so surrendered shall have been converted, such certificates to be of such denominations and registered in such names as such holder may reasonably request. Until so surrendered and exchanged, each such outstanding certificate which, prior to the Effective Date, represented shares of Bank Stock and which is to be converted into BancGroup Common Stock shall for all purposes evidence ownership of the BancGroup Common Stock into and for which such shares shall have been so converted, except that no dividends or other distributions with respect to such BancGroup Common Stock shall be made until the certificates previously representing shares of Bank Stock shall have been properly tendered.

     3.3 Fractional Shares. No fractional shares of BancGroup Common Stock shall be issued, and each holder of shares of Bank Stock having a fractional interest arising upon the conversion of such shares into shares of BancGroup Common Stock shall, at the time of surrender of the certificates previously representing Bank Stock, be paid by BancGroup an amount in cash equal to the Market Value of such fractional share.

     3.4 Adjustments. In the event that prior to the Effective Date BancGroup Common Stock shall be changed into a different number of shares or a different class of shares by reason of any recapitalization or reclassification, stock dividend, combination, stock split, or reverse stock split of the Common Stock, an appropriate and proportionate adjustment shall be made in the number of shares of BancGroup Common Stock into which the Bank Stock shall be converted.

     3.5 Colonial Bank Stock. The shares of common stock of Colonial Bank issued and outstanding immediately before the Effective Date shall continue to be issued and outstanding shares of the Resulting Corporation.

     3.6 Dissenting Rights. Any shareholder of the Bank who shall not have voted in favor of this Agreement and has complied with the applicable procedures set forth in the regulations of the Office of Thrift Supervision, relating to rights of dissenting shareholders, shall be entitled to receive payment for the fair value of his Bank Stock. If after the Effective Date a dissenting shareholder of the Bank fails to perfect, or effectively withdraws or loses, his right to appraisal and payment for his shares of Bank Stock, BancGroup shall issue and deliver the consideration to which such holder of shares of Bank Stock is entitled under Section 3(a) (without interest) upon surrender of such holder of the certificate or certificates representing shares of Bank Stock held by him. The $2,600,000 figure stated in section 3.1(a) used for calculating the cash to be distributed to holders of Bank Stock shall be reduced by an amount that equals the number of shares of Bank Stock properly exercising dissenting rights of appraisal under this section multiplied by $13.01.

                                   ARTICLE 4

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF BANCGROUP

     BancGroup represents, warrants and covenants to and with the Bank as follows:

     4.1 Organization. BancGroup is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. BancGroup has the necessary corporate powers to carry on its business as presently conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually or in the aggregate, have a Material Adverse Effect on the condition (financial or other), earnings, business, affairs, Assets, properties, prospects or results of operations of BancGroup or of BancGroup and its Subsidiaries taken as a whole.

     4.2 Capital Stock. (a) The authorized capital stock of BancGroup consists of (A) 44,000,000 shares of Common Stock, $2.50 par value per share, of which as of September 30, 1995, 12,267,143 shares were validly issued and outstanding, fully paid and nonassessable and are not subject to preemptive rights, (B) and 1,000,000 shares of Preference Stock, $2.50 par value per share, none of which are issued and outstanding. The shares of Common Stock to be issued upon the Merger are duly authorized and, when so issued, will be validly issued and outstanding, fully paid and nonassessable.

     (b) The authorized capital stock of each Subsidiary of BancGroup is duly authorized, validly issued and outstanding, fully paid and nonassessable, and each Subsidiary is wholly owned, directly or indirectly, by BancGroup.

     4.3 Financial Statements; Taxes. (a) BancGroup has delivered to the Bank true and complete copies of the following financial statements of BancGroup (together with related opinions of auditors, as appropriate).

          (i) Consolidated balance sheets as of December 31, 1993, and December 31, 1994, and for the nine months ending September 30, 1995;

          (ii) Consolidated statements of operations for each of the three years ended December 31, 1992, 1993 and 1994, and for the nine months ending September 30, 1995;

          (iii) Consolidated statements of cash flows for each of the three years ended December 31, 1992, 1993 and 1994, and for the nine months ending September 30, 1995; and

          (iv) Consolidated statements of changes in shareholders' equity for the three years ended December 31, 1992, 1993 and 1994, and for the nine months ending September 30, 1995.

All such financial statements are in all material respects in accordance with the books and records of BancGroup and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. Each of the consolidated balance sheets presents fairly as of its date the consolidated financial condition of BancGroup and its Subsidiaries. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), BancGroup did not have, as of the dates of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto, other than Liabilities (including reserves) in the amount set forth in such balance sheets and the notes thereto. The statements of consolidated income, shareholders' equity and changes in consolidated financial position present fairly the results of operations and changes in financial position of BancGroup and its Subsidiaries for the periods indicated.

     (b) All Tax returns required to be filed by or on behalf of BancGroup have been timely filed (or requests for extensions therefor have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on said returns to be due and all additional assessments received have been paid. The amounts recorded for Taxes on the balance sheets provided under section 4.3(a) are, to the Knowledge of BancGroup, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign or other Taxes (including any interest or penalties) of BancGroup accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which BancGroup may at said dates have been liable in its own right or as transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of BancGroup, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of BancGroup. BancGroup has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation).

     4.4 No Conflict with Other Instrument. The consummation of the transactions contemplated by this Agreement will not result in a breach of or constitute a Default (without regard to the giving of notice or the passage of time, or both) under any material indenture, mortgage, deed of trust or other material agreement or instrument to which BancGroup or any of its Subsidiaries is a party or by which they or any material portion of their Assets may be bound; will not conflict with any provision of the restated certificate of incorporation or bylaws of BancGroup or the articles of incorporation or bylaws of any of its Subsidiaries; and will not violate any provision of any Law, regulation, judgment or decree binding on them or any of their Assets.

     4.5 Absence of Material Adverse Change. Since the date of the most recent balance sheet provided under section 4.3(a)(i) above, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancGroup.

     4.6 Approval of Agreements. The board of directors of BancGroup has, or will have prior to the Effective Date, approved this Agreement and the transactions contemplated by it and have, or will have prior to the Effective Date, authorized the execution and delivery by BancGroup of this Agreement. Subject to the matters referred to in section 8.2, BancGroup has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Subject to the conditions stated herein, this Agreement represents a legal, valid and binding obligation of BancGroup and Colonial Bank, enforceable against BancGroup and Colonial Bank in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     4.7 Tax Treatment. Colonial Bank will acquire, pursuant to the Merger, substantially all of the properties of the Bank within the meaning of Treasury Regulations Section 1.368-2(b)(2). BancGroup and Colonial Bank have no intention to sell or otherwise dispose of any of the Assets of the Bank acquired pursuant to the Merger. Colonial Bank shall continue the Bank's historic business and shall use a significant portion of the Bank's historic business assets in a business, all within the meaning of Treasury Regulations Section 1.368-1(d). BancGroup controls Colonial Bank with the meaning of section 368(c) of the Code.

     4.8 Title and Related Matters. BancGroup has good and marketable title to all the properties, interests in properties and Assets, real and personal, reflected in the most recent balance sheet referred to in section 4.3(a), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes of such balance sheet, (ii) liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of BancGroup, the material structures and equipment of BancGroup comply in all material respects with the requirements of all applicable Laws.

     4.9 Subsidiaries. Each Subsidiary of BancGroup has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the jurisdiction of its incorporation (which, in the case of Colonial Bank, is the State of Alabama) and each Subsidiary has been duly qualified as a foreign corporation to transact business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification and in which the failure to be duly qualified could have a Material Adverse Effect upon BancGroup and its Subsidiaries considered as one enterprise; each of the banking Subsidiaries of BancGroup has its deposits fully insured by the Federal Deposit Insurance Corporation to the extent provided by the Federal Deposit Insurance Act; and the businesses of the non-bank Subsidiaries of BancGroup are permitted to subsidiaries of registered bank holding companies.

     4.10 Contracts. Neither BancGroup nor any of its Subsidiaries is in violation of its respective certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any Contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound.

     4.11 Litigation. Except as disclosed in or reserved for in BancGroup's financial statements, there is no Litigation before or by any court or Agency, domestic or foreign, now pending, or, to the Knowledge of BancGroup, threatened against or affecting BancGroup or any of its Subsidiaries (nor is BancGroup aware of any facts which could give rise to any such Litigation) which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which is likely to have any Material Adverse Effect or prospective Material Adverse Effect in the condition, financial or otherwise, or in the general affairs, management, stockholders' equity or results of operations of BancGroup and its Subsidiaries considered as one enterprise, or which is likely to materially and adversely affect the properties or Assets thereof or which is likely to materially affect the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which BancGroup or any Subsidiary is a party or of which any of their properties is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and neither BancGroup nor any of its Subsidiaries have any contingent obligations which could be considered material to BancGroup and its Subsidiaries considered as one enterprise which are not disclosed in the Registration Statement as it may be amended or supplemented.

     4.12 Compliance. BancGroup and its Subsidiaries in the conduct of their businesses are to the Knowledge of BancGroup in material compliance with all material federal, state or local Laws applicable to their or the conduct of their businesses.

     4.13 Registration Statement. At the time the Registration Statement becomes effective and at the time of the Stockholders' Meeting, the Registration Statement, including the Proxy Statement which shall constitute a part thereof, will comply in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information furnished in writing to BancGroup by the Bank or any of its representatives expressly for use in the Proxy Statement or information included in the Proxy Statement regarding the business of the Bank, its operations, Assets and capital.

     4.14 Filings Incorporated by Reference. The documents incorporated by reference into the Registration Statement, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and Regulations thereunder and when read together and with the other information in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time the Registration Statement becomes effective or at the time of the Stockholders Meeting.

     4.15 Form S-4. The conditions for use of a registration statement on SEC Form S-4 set forth in the General Instructions on Form S-4 have been or will be satisfied with respect to BancGroup and the Registration Statement.

     4.16 Disclosure. No representation or warranty, or any statement or certificate furnished or to be furnished to the Bank by BancGroup, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.

     4.17. Brokers. All negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by BancGroup directly with the Bank and without the intervention of any other person, either as a result of any act of BancGroup, or otherwise, in such manner as to give rise to any valid claim against BancGroup for a finder's fee, brokerage commission or other like payment except for the services of Steven Johnson & Associates.

                                   ARTICLE 5

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BANK

     The Bank represents, warrants and covenants to and with BancGroup, as follows:

     5.1 Organization. The Bank is a federal savings bank duly organized, validly existing and in good standing under the Laws of the United States and the regulations of the Office of Thrift Supervision and has all requisite corporate power and authority to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually, or in the aggregate, have a Material Adverse Effect on the condition (financial or other) earnings, business, affairs, Assets, properties, prospects or results of operations of the Bank.

     5.2 Capital Stock. (i) As of September 30, 1995, the authorized capital stock of the Bank consisted of 4,000,000 shares of common stock, $.01 par value per share, 399,688 shares of which are issued and outstanding. All of such shares which are outstanding are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Bank has no shares of its common stock subject to exercise under any stock option. The Bank does not have any other arrangements or commitments obligating it to issue shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock.

     5.3 Subsidiaries.  (a) The Bank has no Subsidiaries.

     (b) The Bank does not own directly or indirectly any equity interest in any bank, corporation or other entity, except in a fiduciary capacity.

     5.4 Financial Statements; Taxes. (a) The Bank has delivered to BancGroup true and complete copies of the following financial statements of the Bank (together with related opinions of auditors, as appropriate):

          (i) Statements of financial condition as of June 30, 1994 and 1995 and for the six months ending September 30, 1995;

          (ii) Statements of income for each of the three years ended June 30, 1993, 1994 and 1995 and for the six months ending September 30, 1995;

          (iii) Statements of cash flows for each of the three years ending June 30, 1993, 1994 and 1995, and for the six months ending September 30, 1995; and

          (iv) Statements of changes in equity capital for each of the three years ended June 30, 1993, 1994, and 1995 and for the six months ending September 30, 1995.

All of the foregoing financial statements are in all material respects in accordance with the books and records of the Bank. Each of the balance sheets of the Bank presents fairly as of its date the financial condition of the Bank. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), the Bank did not have, as of the date of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto, other than Liabilities (including reserves) in the amount set forth in such balance sheets and the notes thereto. The statements of income, stockholders' equity and changes in financial position present fairly the results of operation of the Bank for the periods indicated.

     (b) All Tax returns required to be filed by or on behalf of the Bank have been timely filed (or requests for extensions therefor have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on said returns to be due and all additional assessments received have been paid. The amounts recorded for Taxes on the balance sheets provided under section 5.4(a) are, to the Knowledge of the Bank, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign and other Taxes (including any interest or penalties) of the Bank accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which the Bank may at said dates have been liable in its own right or as a transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of the Bank, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liability of any sort have been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of the Bank. The Bank has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

     (c) The Bank has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation). The Bank is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under section 3406 of the Code.

     5.5 Absence of Certain Changes or Events. Since the date of the most recent balance sheet provided under section 5.4(a)(i) above, the Bank has not

          (i) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury) except shares issued as director's qualifying shares;

          (ii) except as disclosed on Schedule 5.5(ii), borrowed or agreed to borrow any funds or incurred, or become subject to, any Liability (absolute or contingent) except borrowings, obligations and Liabilities incurred in the ordinary course of business and consistent with past practice;

          (iii) except as may be reasonable and necessary in connection with the Merger, paid any material obligation or Liability (absolute or contingent) other than current Liabilities reflected in or shown on the most recent balance sheet referred to in section 5.4(a)(i) and current Liabilities incurred since that date in the ordinary course of business and consistent with past practice;

          (iv) declared or made, or agreed to declare or make, any payment of dividends or distributions of any Assets of any kind whatsoever to shareholders, or purchased or redeemed, or agreed to purchase or redeem, any of its outstanding securities;

          (v) except in the ordinary course of business, sold or transferred, or agreed to sell or transfer, any of its Assets, property or rights or canceled, or agreed to cancel, any debts or claims;

          (vi) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its Assets, property or rights or requiring the consent of any party to the transfer and assignment of any of its Assets, property or rights;

          (vii) suffered any Losses or waived any rights of value which in the aggregate are material;

          (viii) except in the ordinary course of business, made or permitted any amendment or termination of any Contract, agreement or license to which it is a party if such amendment or termination is material considering its business as a whole;

          (ix) except as disclosed on Schedule 5.5(ix) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

          (x) except in accordance with normal and usual practice, increased the rate of compensation payable to or to become payable to any of its officers or employees or made any material increase in any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees;

          (xi) except as set forth on Schedule 5.5(xi), received notice or had Knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate its relationship, which termination would have a Material Adverse Effect on its financial condition, results of operations, business, Assets or properties;

          (xii) failed to operate its business in the ordinary course so as to preserve its business intact and to preserve the goodwill of its customers and others with whom it has business relations;

          (xiii) entered into any other material transaction other than in the ordinary course of business; or

          (xiv) agreed in writing, or otherwise, to take any action described in clauses (i) through (xiii) above.

     Between the date hereof and the Effective Date, the Bank, without the express written approval of BancGroup, will not do any of the things listed in clauses (i) through (xiii) of this section 5.5 except as permitted therein or as contemplated in this Agreement.

     5.6 Title and Related Matters.

     (a) Title. The Bank has good and marketable title to all the properties, interest in properties and Assets, real and personal, reflected in the most recent balance sheet referred to in section 5.4(a)(i), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to such balance sheet,
(ii) Liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of the Bank, the material structures and equipment of the Bank, comply in all material respects with the requirements of all applicable Laws.

     (b) Leases. Schedule 5.6(b) sets forth a list and description of all real and personal property owned or leased by the Bank, either as lessor or lessee.

     (c) Personal Property. Schedule 5.6(c) sets forth a depreciation schedule of the Bank's fixed Assets as of December 31, 1994.

     (d) Computer Hardware and Software. Schedule 5.6(d) contains a description of all agreements relating to data processing computer software and hardware now being used in the business operations of the Bank. The Bank is not aware of any defects, irregularities or problems with any of its computer hardware or software which renders such hardware or software unable to satisfactorily perform the tasks and functions to be performed by them in the business of the Bank.

     5.7 Commitments. Except as set forth in Schedule 5.7, the Bank is not a party to any oral or written (i) Contracts for the employment of any officer or employee which is not terminable on 30 days' (or less) notice, (ii) profit sharing, bonus, deferred compensation, savings, stock option, severance pay, pension or retirement plan, agreement or arrangement, (iii) loan agreement, indenture or similar agreement relating to the borrowing of money by such party,
(iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection, and guaranties made in the ordinary course of business, (v) consulting or other similar Contracts, (vi) collective bargaining agreement, (vii) agreement with any present or former officer, director or shareholder of such party, or (viii) other Contract, agreement or other commitment which is material to the business, operations, property, prospects or Assets or to the condition, financial or otherwise, of the Bank. Complete and accurate copies of all Contracts, plans and other items so listed have been made or will be made available to BancGroup for inspection. Prior to the Effective Date, the Bank will not enter into or amend any Contract, agreement or other instrument of any of the types listed in this section without giving five days prior written notice to BancGroup, provided that such notice shall not impair BancGroup's right to determine whether such action which is the subject of such notice constitutes a Material Adverse Effect under section 10.2 hereof.

     5.8 Charter and Bylaws. Schedule 5.8 contains true and correct copies of the Bank's federal stock charter and bylaws, including all amendments thereto, as currently in effect. There will be no changes in such charter or bylaws prior to the Effective Date, without the prior written consent of BancGroup.

     5.9 Litigation. There is no Litigation (whether or not purportedly on behalf of the Bank) pending or, to the Knowledge of the Bank, threatened against or affecting (nor is the Bank aware of any facts which could give rise to any such Litigation) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involves the possibility of any judgment or Liability not fully covered by insurance in excess of a reasonable deductible amount or which may have a Material Adverse Effect on the business operations, properties or Assets or in the condition, financial or otherwise, of the Bank, and the Bank is not in Default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, which Default would have a Material Adverse Effect on the business operations, properties or Assets or in the condition, financial or otherwise, of such party. To the Knowledge of the Bank, the Bank has complied in all material respects with all material applicable Laws including those imposing Taxes, or any applicable jurisdiction and of all states, municipalities, other political subdivisions and Agencies, in respect of the ownership of its properties and the conduct of its business, which, if not complied with, would have a Material Adverse Effect in the business operations, properties or Assets or in the condition, financial or otherwise, of the Bank.

     5.10 Material Contract Defaults. The Bank is not in Default in any material respect under the terms of any Contract, agreement, lease or other commitment which is or may be, material to the business, operations, properties or Assets, or the condition, financial or otherwise, of the Bank and, to the Knowledge of the Bank, there is no event which, with notice or lapse of time, or both, may be or become an event of Default under any such Contract, agreement, lease or other commitment in respect of which adequate steps have not been taken to prevent such a Default from occurring.

     5.11 No Conflict with Other Instrument. The consummation of the transactions contemplated by this Agreement will not result in the breach of or constitute a Default (without regard to the giving of notice or the passage of time, or both) under any term or provision of any Contract, indenture, mortgage, deed of trust or other material agreement or instrument to which the Bank is a party or its Assets may be bound and will not conflict with any provision of the stock charter or bylaws of the Bank.

     5.12 Governmental Authorization. The Bank has all licenses, franchises, permits and other governmental authorizations that, to the Knowledge of the Bank, are or will be legally required to enable the Bank to conduct its business in all material respects as now conducted by the Bank.

     5.13 Absence of Regulatory Communications. The Bank is not subject to, nor has the Bank received during the past three years, any written communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised any material question concerning the condition, financial or otherwise, of the Bank.

     5.14 Absence of Material Adverse Change. Since the date of the most recent balance sheet provided under section 5.4(a)(i), there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Bank.

     5.15 Insurance. The Bank has in effect insurance coverage and bonds with reputable insurers which, in respect to amounts, types and risks insured, management of the Bank reasonably believes to be adequate for the type of business conducted by such company. The Bank is not liable for any material retroactive premium adjustment. All insurance policies and bonds are valid, enforceable and in full force and effect, and the Bank has not received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, the Bank has not been refused any insurance coverage which it has sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums that do not result from any extraordinary loss experience. All policies of insurance presently held or policies containing substantially equivalent coverage will be outstanding and in full force with respect to the Bank at all times from the date hereof to the Effective Date.

     5.16 Pension and Employee Benefit Plans. (a) To the Knowledge of the Bank, all employee benefit plans of the Bank have been established in compliance with, and such plans have been operated in material compliance with, all applicable Laws. Except as set forth on Schedule 5.16, the Bank has no pension or other retirement plan or any other plan or agreement subject to ERISA or Section 401 of the Code, and no unfunded Liabilities exist with respect to any employee benefit plan, past or present. To the Knowledge of the Bank, no employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in section 4975 of the Code, which may have a Material Adverse Effect on the condition, financial or otherwise, of the Bank.

     (b) The Bank has no reason to believe that any amount payable to any employee of the Bank will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code and regulations thereunder.

     5.17 Buy-Sell Agreement. The Bank is not aware of any agreement among any of its shareholders granting to any person or persons a right of first refusal in respect of the sale, transfer, or other disposition of shares of outstanding securities by any shareholder of the Bank, any similar agreement or any voting agreement or voting trust in respect of any such shares.

     5.18 Brokers. All negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by the Bank directly with BancGroup and without the intervention of any other person, either as a result of any act of the Bank, or otherwise, in such manner as to give rise to any valid claim against the Bank for a finder's fee, brokerage commission or other like payment, except for the services of Steven Johnson & Associates.

     5.19 Approval of Agreements. The board of directors of the Bank has approved this Agreement and the transactions contemplated by this Agreement and has authorized the execution and delivery by the Bank of this Agreement. Subject to the matters referred to in section 8.2, the Bank has full power, authority and legal right to enter into this Agreement, and, upon appropriate vote of the shareholders of the Bank in accordance with this Agreement, the Bank shall have full power, authority and legal right to consummate the transactions contemplated by this Agreement. Subject to the conditions set forth herein, this Agreement represents a legal, valid, and binding obligation of the Bank, enforceable against the Bank in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     5.20 Disclosure. No representation or warranty, nor any statement or certificate furnished or to be furnished to BancGroup by the Bank, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.

     5.21 Registration Statement. At the time the Registration Statement becomes effective and at the time of the Stockholders Meeting, the Registration Statement, including the Proxy Statement which shall constitute part thereof, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall only apply to statements in or omissions from the Proxy Statement relating to descriptions of the business of the Bank, its Assets, properties, operations, and capital stock or to information furnished by the Bank or its representatives expressly for inclusion in the Proxy Statement.

     5.22 Loans; Adequacy of Allowance for Loan Losses. All reserves for loan losses shown on the most recent financial statements furnished by the Bank are adequate in all material respects, and the Bank has no Knowledge of any fact which is likely to require a future material increase in the provision for loan losses or a material decrease in the loan loss reserve reflected in such financial statements. Each loan reflected as an Asset on the financial statements of the Bank is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles. Except as disclosed on Schedule 5.22, the Bank does not have in its portfolio any loan exceeding its legal lending limit, and the Bank has no known significant delinquent, substandard, loss, or nonperforming loans.

     5.23 Environmental Matters. To the Knowledge of the Bank, the Bank is in compliance with all Laws, and other governmental requirements relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollution, or toxic, hazardous or other substance (the "Environmental Laws"), and the Bank has no Knowledge that the Bank has not complied with all regulations and requirements promulgated by the Occupational Safety and Health Administration that are applicable to the Bank. To the Knowledge of the Bank, there is no Litigation proceeding, suit or investigation pending or threatened with respect to any violation or alleged violation of the Environmental Laws. To the Knowledge of the Bank, with respect to properties or Assets of or owned by the Bank, including any Loan Property, (i) there has been no spillage, leakage, contamination or release of any substances for which the appropriate remedial action has not be completed; (ii) no owned or leased property is contaminated with or contains any hazardous substance or waste; and (iii) there are no underground storage tanks on any premises owned or leased by the Bank. The Bank has no Knowledge of any facts which might suggest that the Bank has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject the Bank to any Liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990) or any similar principles. Moreover, to the Knowledge of the Bank, the Bank has not extended credit, either on a secured or unsecured basis, to any person or other entity engaged in any activities which would require or requires such person or entity to obtain any Permits, licenses, and other authorizations which are required under any Environmental Law.

     5.24 Transfer of Shares. The Bank has no Knowledge of any plan or intention on the part of the Bank's shareholders to sell or otherwise dispose of any of the BancGroup Common Stock to be received by them in the Merger that would reduce such shareholders' ownership to a number of shares having, in the aggregate, a fair market value of less than fifty (50%) percent of the total fair market value of Bank common stock outstanding immediately before the Merger.

     5.25 Collective Bargaining. There are no labor contracts, collective bargaining agreements, letters of understanding or other arrangements, formal or informal, between the Bank and any union or labor organization covering any of the Bank's employees and none of said employees are represented by any union or labor organization.

     5.26 Labor Disputes. The Bank is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. The Bank is not and has not been engaged in any unfair labor practice, and, to the Knowledge of the Bank, no unfair labor practice complaint against the Bank is pending before the National Labor Relations Board. Relations between management and the employees are amicable and there have not been, nor to the Knowledge of the Bank are there presently, any attempts to organize employees, nor to the Knowledge of the Bank are there plans for any such attempts.

     5.27 Derivative Contracts. The Bank is not a party to and has not agreed to enter into a swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract or derivative security not included in the Bank's financial statements delivered under section 4.3 hereof which is a financial derivative contract (including various combinations thereof).

                                   ARTICLE 6

                              ADDITIONAL COVENANTS

     6.1 Additional Covenants of BancGroup. BancGroup covenants to and with the Bank as follows:

     (a) Registration Statement and Other Filings. BancGroup shall prepare and file with the SEC the Registration Statement on Form S-4 (or such other form as may be appropriate) and all amendments and supplements thereto, in form reasonably satisfactory to the Bank and its counsel, with respect to the Common Stock to be issued pursuant to this Agreement. BancGroup shall use reasonable good faith efforts to prepare all necessary filings with any Agencies which may be necessary for approval to consummate the transactions contemplated by this Agreement.

     (b) Blue Sky Permits. BancGroup shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities Law or "blue sky" Permits and approvals required to carry out the transactions contemplated by this Agreement.

     (c) Financial Statements.  BancGroup shall furnish to the Bank:

          (i) As soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of BancGroup for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of BancGroup as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

          (ii) Promptly upon receipt thereof, copies of all audit reports submitted to BancGroup by independent auditors in connection with each annual, interim or special audit of the books of BancGroup made by such accountants;

          (iii) As soon as practicable, copies of all such financial statements and reports as it shall send to its stockholders and of such regular and periodic reports as BancGroup may file with the SEC or any other Agency; and

          (iv) With reasonable promptness, such additional financial data as the Bank may reasonably request.

          (d) No Control of the Bank by BancGroup. Notwithstanding any other provision hereof, until the Effective Date, the authority to establish and implement the business policies of the Bank shall continue to reside solely in the Bank's officers and board of directors.

          (e) Listing. Prior to the Effective Date, BancGroup shall use its reasonable efforts to list the shares of BancGroup Common Stock to be issued in the Merger on the NYSE or other quotations system on which such shares are primarily traded.

     6.2 Additional Covenants of the Bank. The Bank covenants to and with BancGroup as follows:

          (a) Operations. The Bank will conduct its business in a proper and prudent manner and will use its best efforts to maintain its relationships with its depositors, customers and employees. The Bank will not engage in any material transaction outside the ordinary course of business or make any material change in its accounting policies or methods of operation, nor will the Bank permit the occurrence of any change or event which would render any of the representations and warranties in Article 5 hereof untrue in any material respect at and as of the Effective Date with the same effect as though such representations and warranties had been made at and as of such Effective Date.

          (b) Stockholders Meeting; Best Efforts. The Bank will cause the Stockholders Meeting to be held for the purpose of approving the Merger as soon as practicable after the effective date of the Registration Statement, and will use its best efforts to bring about the transactions contemplated by this Agreement, including stockholder approval of this Agreement, as soon as practicable unless this Agreement is terminated as provided herein.

          (c) Prohibited Negotiations. Until the termination of this Agreement, neither the Bank nor any of the Bank's directors or officers (or any person representing any of the foregoing) shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or of a substantial portion of the Assets of, or of a substantial equity interest in, the Bank or any business combination involving the Bank other than as contemplated by this Agreement. The Bank will notify BancGroup immediately if any such inquiries or proposals are received by the Bank, if any such information is requested from the Bank, or if any such negotiations or discussions are sought to be initiated with the Bank, and the Bank shall instruct the Bank's officers, directors, agents or affiliates or their subsidiaries to refrain from doing any of the above; provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of the Bank from fulfilling his fiduciary duty or from taking any action that is required by Law; and provided further that nothing in the foregoing proviso clause shall be deemed a waiver by BancGroup that any action taken by the Bank pursuant to such proviso constitutes a breach of this Agreement.

          (d) Director Voting. The members of the Board of Directors of the Bank agree to support publicly the Merger, and the Bank shall on the date of execution of this Agreement obtain an agreement from each of its directors substantially in the form set forth in Exhibit A.

     (e) Financial Statements.  The Bank shall furnish to BancGroup:

             (i) As soon as practicable and in any event within 30 days after the end of each quarterly period in each fiscal year, consolidated statements of operations of the Bank for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of the Bank as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

             (ii) Promptly upon receipt thereof, copies of all audit reports submitted to the Bank by independent auditors in connection with each annual, interim or special audit of the books of the Bank made by such accountants;

             (iii) As soon as practicable, copies of all such financial statements and reports as it shall send to its stockholders and of such regular and periodic reports as the Bank may file with the SEC or any other Agency; and

             (iv) With reasonable promptness, such additional financial data as BancGroup may reasonably request.

                                   ARTICLE 7

                        MUTUAL COVENANTS AND AGREEMENTS

     7.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, BancGroup and the Bank each agrees to use its best efforts promptly to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise, including, without limitation, promptly making required deliveries of stockholder lists and stock transfer reports and attempting to obtain all necessary Consents and waivers and regulatory approvals, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. The officers of each Party to this Agreement shall fully cooperate with officers and employees, accountants, counsel and other representatives of the other Parties not only in fulfilling the duties hereunder of the Party of which they are officers but also in assisting, directly or through direction of employees and other persons under their supervision or control, such as stock transfer agents for the Party, the other Parties requiring information which is reasonably available from such Party.

     7.2 Press Release. Each Party hereto agrees that, unless approved by the other Parties in advance, such Party will not make any public announcement, issue any press release or other publicity or confirm any statements by any person not a party to this Agreement concerning the transactions contemplated hereby. Notwithstanding the foregoing, each Party hereto reserves the right to make any disclosure if such Party, in its reasonable discretion, deems such disclosure required by Law. In that event, such Party shall provide to the other Party the text of such disclosure sufficiently in advance to enable the other Party to have a reasonable opportunity to comment thereon.

     7.3 Mutual Disclosure. Each Party hereto agrees to promptly furnish to each other Party hereto its public disclosures and filings not precluded from disclosure by Law including but not limited to call reports, Form 8-K, Form 10-Q and Form 10-K filings, Y-2 applications, reports on Form Y-6, quarterly or special reports to shareholders, Tax returns, Form S-8 registration statements and similar documents.

     7.4 Access to Properties and Records. Each Party hereto shall afford the officers and authorized representatives of each of the other Parties full access to the properties, books and records of such Party in order that such other Parties may have full opportunity to make such investigation as they shall desire of the affairs of such Party and shall furnish to such Parties such additional financial and operating data and other information as to its businesses and Assets as shall be from time to time reasonably requested.

                                   ARTICLE 8

                    CONDITIONS TO OBLIGATIONS OF ALL PARTIES

     The obligations of BancGroup and the Bank to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction, in the sole discretion of the Party relying upon such conditions, on or before the Effective Date of all the following conditions, except as such Parties may waive such conditions in writing:

     8.1 Approval by Shareholders. At the Stockholders Meeting, this Agreement and the matters contemplated by this Agreement shall have been duly approved by the vote of the holders of not less than the requisite number of the issued and outstanding voting securities of the Bank as is required by applicable Law and the Bank's stock charter and by-laws.

     8.2 Regulatory Authority Approval. Orders, Consents and approvals, in form and substance reasonably satisfactory to BancGroup and the Bank shall have been entered by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and other appropriate bank regulatory Agencies (i) granting the authority necessary for the consummation of the transactions contemplated by this Agreement and (ii) satisfying all other requirements prescribed by Law.

     8.3 Litigation. There shall be no pending or threatened Litigation in any court or any pending or threatened proceeding by any governmental commission, board or Agency, with a view to seeking or in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement or in which it is sought to obtain divestiture, rescission or damages in connection with the transactions contemplated by this Agreement and no investigation by any Agency shall be pending or threatened which might result in any such suit, action or other proceeding.

     8.4 Registration Statement. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect; no proceedings for such purpose, or under the proxy rules of the SEC or any bank regulatory authority pursuant to the 1934 Act, as amended, and with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any bank regulatory authority; and all approvals or authorizations for the offer of BancGroup Common Stock shall have been received or obtained pursuant to any applicable state securities Laws, and no stop order or proceeding with respect to the transactions contemplated hereby shall be pending or threatened under any such state Law.

     8.5 Tax Opinion. An opinion of Miller, Hamilton, Snider & Odom, counsel to BancGroup, shall have been received in form and substance reasonably satisfactory to the Bank and BancGroup to the effect that (i) the Merger will constitute a "reorganization" within the meaning of section 368 of the code;
(ii) no gain or loss will be recognized by the Bank; (iii) no gain or loss will be recognized to the shareholders of the Bank who receive shares of BancGroup Common Stock except to the extent of any taxable "boot" received by such persons from BancGroup, and except to the extent of any dividends received from the Bank prior to the Effective Date; (iv) the basis of the BancGroup Common Stock received in the Merger will be equal to the sum of the basis of the shares of Bank common stock exchanged in the Merger and the amount of gain, if any, which was recognized by the exchanging Bank shareholder, including any portion treated as a dividend, less the value of taxable boot, if any, received by such shareholder in the Merger; (v) the holding period of the BancGroup Common Stock will include the holding period of the shares of Bank common stock exchanged therefor if such shares of bank common stock were capital assets in the hands of the exchanging Bank shareholder; and (vi) cash received by a Bank stockholder in lieu of a fractional share interest of BancGroup stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of BancGroup Common Stock which he would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the Bank common stock was a capital asset in his hands as of the Effective Date).

                                   ARTICLE 9

                     CONDITIONS TO OBLIGATIONS OF THE BANK

     The obligations of the Bank to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction on or before the Effective Date of all the following conditions except as the Bank may waive such conditions in writing:

     9.1 Representations, Warranties and Covenants. Notwithstanding any investigation made by or on behalf of the Bank, all representations and warranties of BancGroup contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of such Effective Date, and BancGroup shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date.

     9.2 Adverse Changes. There shall have been no changes after the date of the most recent balance sheet provided under section 4.3(a)(i) hereof in the results of operations (as compared with the corresponding period of the prior fiscal year), Assets, Liabilities, financial condition or affairs of BancGroup which in their total effect constitute a Material Adverse Effect, nor shall there have been any material changes in the Laws governing the business of BancGroup or which would impair the rights of the Bank or its stockholders pursuant to this Agreement.

     9.3 Closing Certificate. In addition to any other deliveries required to be delivered hereunder, the Bank shall have received a certificate from the President or a Vice President and from the Secretary or Assistant Secretary of BancGroup dated as of the Closing certifying that:

          (a) the Board of Directors of BancGroup has duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;

          (b) each person executing this Agreement on behalf of BancGroup is an officer of BancGroup holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;

          (c) the certificate of incorporation and bylaws of BancGroup referenced in section 4.4 hereof remain in full force and effect;

          (d) such persons have no knowledge of a basis for any material claim, in any court or before any Agency or arbitration and or otherwise against, by or affecting BancGroup or the business, prospects, condition (financial or otherwise), or Assets of BancGroup or which would prevent the performance of this Agreement or the transactions contemplated by this Agreement or declare the same unlawful or cause the recision thereof;

          (e) to such persons' knowledge, the Proxy Statement delivered to the Bank's stockholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading in light of the circumstances under which they were made (it being understood that such persons need not express a statement as to information concerning or provided by the Bank for inclusion in such Proxy Statement); and

          (f) the conditions set forth in this Article 9 insofar as they relate to BancGroup have been satisfied.

     9.4 Opinion of Counsel. The Bank shall have received an opinion of Miller, Hamilton, Snider & Odom, L.L.C. counsel to BancGroup, dated as of the Closing, in form reasonably satisfactory to the Bank, as to matters set forth in Exhibit B hereto.

     9.5 Other Matters. There shall have been furnished to such counsel for the Bank certified copies of such corporate records of BancGroup and copies of such other documents as such counsel may reasonably have requested for such purpose.

     9.6 Material Events. There shall have been no determination by the board of directors of the Bank that the transactions contemplated by this Agreement have become impractical because of any state of war, national emergency, declaration of a banking moratorium in the United States or a general suspension of trading on the NYSE or any other major stock exchange.

                                   ARTICLE 10

                     CONDITIONS TO OBLIGATIONS OF BANCGROUP

     The obligations of BancGroup to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction by the Bank on or before the Effective Date of the following conditions except as BancGroup may waive such conditions in writing:

     10.1 Representations, Warranties and Covenants. Notwithstanding any investigation made by or on behalf of BancGroup, all representations and warranties of the Bank contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of the Effective Date, and the Bank shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date.

     10.2 Adverse Changes. There shall have been no changes after the date of the most recent balance sheet provided under section 5.4(a)(i) hereof in the results of operations (as compared with the corresponding period of the prior fiscal year), Assets, Liabilities, financial condition, or affairs of the Bank which constitute a Material Adverse Effect, nor shall there have been any material changes in the Laws governing the business of the Bank which would impair BancGroup's rights pursuant to this Agreement.

     10.3 Closing Certificate. In addition to any other deliveries required to be delivered hereunder, BancGroup shall have received a certificate from the President or Vice President and from the Secretary or Assistant Secretary of the Bank dated as of the Closing certifying that:

          (a) the Board of Directors has duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;

          (b) the shareholders of the Bank have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of the Merger and the transactions contemplated thereby and such resolutions have not been amended or modified and remain in full force and effect;

          (c) each person executing this Agreement on behalf of the Bank is an officer of the Bank holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;

          (d) the charter documents of the Bank and the bank referenced in section 5.8 hereof were in full force and effect and have not been amended or modified since the date hereof;

          (e) to such persons' knowledge, the Proxy Statement delivered to the Bank's stockholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading in light of the circumstances under which they were made (it being understood that such persons need not express a statement as to any information concerning or provided by BancGroup for inclusion in such Proxy Statement); and

          (f) the conditions set forth in this Article 10 insofar as they relate to the Bank have been satisfied.

     10.4 Opinion of Counsel. BancGroup shall have received an opinion of Lee & McInish, counsel to the Bank, dated as of the Closing, in form reasonably satisfactory to BancGroup, as to matters set forth in Exhibit C hereto.

     10.5 Controlling Shareholders. Each shareholder of the Bank who may be an "affiliate" of the Bank, within the meaning of Rule 145 of the general rules and regulations under the 1933 Act shall have executed and delivered a commitment and undertaking to the effect that such person shall not make a "distribution" (within the meaning of Rule 145) of the Common Stock which he receives upon the Effective Date and that such Common Stock will be held subject to all applicable provisions of the 1933 Act and the rules and regulations of the SEC thereunder. The Bank recognizes and acknowledges that Common Stock issued to such persons may bear a legend evidencing the undertakings described above.

     10.6 Other Matters. There shall have been furnished to counsel for BancGroup certified copies of such corporate records of the Bank and copies of such other documents as such counsel may reasonably have requested for such purpose.

     10.7 Material Events. There shall have been no determination by the board of directors of BancGroup that the transactions contemplated by this Agreement have become impractical because of any state of war, national emergency, declaration of a banking moratorium in the United States or a general suspension of trading on the NYSE or any other major stock exchange.

                                   ARTICLE 11

                 TERMINATION OF REPRESENTATIONS AND WARRANTIES

     All representations and warranties provided in Articles 4 and 5 of this Agreement, except for those of sections 4.2(a) and 4.7, or in any closing certificate provided pursuant to Articles 9 and 10 shall terminate and be extinguished at and shall not survive the Effective Date. All covenants, agreements and undertakings required by this Agreement to be performed by any Party hereto following the Effective Date shall survive such Effective Date and be binding upon such Party. If the Merger is not consummated, all representations, warranties, obligations, covenants, or agreements hereunder or in any certificate delivered hereunder relating to the transaction which is not consummated shall be deemed to be terminated or extinguished except that section 7.2, Article 11 and Article 15, and any applicable definitions of Article 14, shall survive. Items disclosed in the Exhibits and Schedules attached hereto are incorporated into this Agreement and form a part of the representations, warranties, covenants or agreements to which they relate. Information provided in such Exhibits and Schedules is provided only in response to the specific section of this Agreement which calls for such information.

                                   ARTICLE 12

                                    NOTICES

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given at the time given or mailed, first class postage prepaid:

          (a) If to the Bank to Charles Williams, P.O. Box 6886, Dothan, Alabama 36302, facsimile (334) 794-8036, with copies to William C. Carn, III, Lee & McInish, 238 West Main Street, P.O. Box 1665, Dothan, Alabama 36301, facsimile (334) 794-8342, or as may otherwise be specified by the Bank in writing to BancGroup.

          (b) If to BancGroup, to W. Flake Oakley, IV, One Commerce Street, Suite 800, Montgomery, Alabama, 36104, facsimile (334) 240-6040, with a copy to Michael D. Waters, Miller, Hamilton, Snider & Odom, One Commerce Street, Suite 802, Montgomery, Alabama 36104, facsimile (334) 265-4533, or as may otherwise be specified in writing by BancGroup to the Bank.

                                   ARTICLE 13

                            AMENDMENT OR TERMINATION

     13.1 Amendment. This Agreement may be amended by the mutual consent of BancGroup, Colonial Bank and the Bank before or after approval of the transactions contemplated herein by the shareholders of the Bank.

     13.2 Termination. This Agreement may be terminated at any time prior to or on the Effective Date whether before or after action thereon by the shareholders of the Bank, as follows:

          (a) by the mutual consent of the respective boards of directors of the Bank and BancGroup;

          (b) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in section 10.1 of this Agreement in the case of BancGroup and section 9.1 of this Agreement in the case of the Bank;

          (c) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach, or if any of the conditions to the obligations of such Party contained in this Agreement shall not have been satisfied in full; or

          (d) by the board of directors of BancGroup or the Bank if all transactions contemplated by this Agreement shall not have been consummated on or prior to December 31, 1996, if the failure to consummate the transactions provided for in this Agreement on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this section 13.2(d).

     13.3 Damages. In the event of termination pursuant to section 13.2, the Bank and BancGroup shall not be liable for damages for any breach of warranty or representation contained in this Agreement made in good faith, and, in that case, the expenses incurred shall be borne as set forth in section 15.1 hereof.

                                   ARTICLE 14

                                  DEFINITIONS

     The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement:

ABCA The Alabama Business Corporation Act, and to the extent applicable, the Alabama Banking Code.

Agencies Shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE and the SEC.

Agreement                    Shall mean this Agreement and Plan of Merger and
                             the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference.

Assets Of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

BancGroup                    The Colonial BancGroup, Inc., a Delaware
                             corporation with its principal offices in Montgomery, Alabama.

Bank Dothan Federal Savings Bank, a federal savings bank with offices in Dothan, Alabama.

Bank Stock                   Shares of Common stock, par value $.01 per share,
                             of the Bank.

Closing The closing of the transactions contemplated hereby as described in section 2.7 of this Agreement.

Common Stock                 BancGroup's Common Stock authorized and defined in
                             the restated certificate of incorporation of BancGroup, as amended.

Code                         The Internal Revenue Code of 1986, as amended.

Consent Any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

Contract Any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

Default Shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

Effective Date               Means the date and time at which the Merger becomes
                             effective as defined in section 2.7 hereof.

Election Form                A written election filed pursuant to section
                             3.1(a)(i) hereof.

Environmental Laws           Means the laws, regulations and governmental
                             requirements referred to in section 5.23 hereof.

ERISA                        The Employee Retirement Income Security Act of
                             1974, as amended.

Exhibits A through C, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

GAAP                         Generally Accepted Accounting Principles.

Knowledge                    Means the knowledge of the Chairman, President,
                             Chief Financial Officer, Chief Accounting Officer,
                             Chief Credit Officer, General Counsel or any Senior or Executive Vice President of BancGroup, in the case of knowledge of BancGroup, or of the Bank, in the case of knowledge of the Bank.

Law Any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Agency.

Liability                    Any direct or indirect, primary or secondary,
                             liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

Lien Any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens in the form of easements and restrictive covenants on real property which do not materially adversely affect the use of such property by the current owner thereof.

Litigation                   Any action, arbitration, complaint, criminal
                             prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

Loan Property                Any property owned by the Party in question or by
                             any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

Loss Any and all direct or indirect payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, losses, diminution in the value of Assets, damages, punitive, exemplary or consequential damages (including, but not limited to, lost income and profits and interruptions of business), liabilities, costs, expenses (including without limitation, reasonable attorneys' fees and expenses, and consultant's fees and other costs of defense or investigation), and interest on any amount payable to a third party as a result of the foregoing.

Market Value                 Shall be the market value of BancGroup Common Stock
                             as determined in section 3.1 hereof.

material For purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

Material Adverse Effect      On a Party shall mean an event, change or
                             occurrence which has a material adverse impact on
                             (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

Merger The merger of the Bank with Colonial Bank as contemplated in this Agreement.

Merger Consideration         The consideration to be paid by BancGroup for a
                             share of Bank Stock under section 3.1(a).

NYSE                         The New York Stock Exchange.

Order Any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Agency.

Party Shall mean the Bank, Colonial Bank or BancGroup, and "Parties" shall mean collectively the Bank, Colonial Bank and BancGroup.

Permit Any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

Person A natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

Proxy Statement              The proxy statement used by the Bank to solicit the
                             approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of BancGroup relating to the issuance of the BancGroup Common Stock to the shareholders of the Bank.

Registration Statement       The registration statement on Form S-4, or such
                             other appropriate form, to be filed with the SEC by BancGroup, and which has been agreed to by the Bank, to register the shares of BancGroup Common
                             Stock offered to stockholders of the Bank pursuant to this Agreement, including the Proxy Statement.

Resulting Corporation        Colonial Bank, as the surviving corporation
                             resulting from the Merger.

SEC                          United States Securities and Exchange Commission.

Stockholders Meeting         The special meeting of stockholders of the Bank
                             called to approve the transactions contemplated by this Agreement.

Subsidiaries                 Shall mean all those corporations, banks,
                             associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

Tax or Taxes                 Means any federal, state, county, local, foreign,
                             and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

1933 Act                     The Securities Act of 1933, as amended.

1934 Act                     The Securities Exchange Act of 1934, as amended.

                                   ARTICLE 15

                                 MISCELLANEOUS

     15.1 Expenses. Each Party hereto shall bear its own legal, auditing, trustee, investment banking, regulatory and other expenses in connection with this Agreement and the transactions contemplated hereby, except that BancGroup will pays the costs of filing fees for the Registration Statement and any applications filed with Agencies seeking approval of the Merger.

     15.2 Benefit. This Agreement shall inure to the benefit of and be binding upon the Bank, Colonial Bank and BancGroup, and their respective successors.

     15.3 Governing Law. This Agreement shall be governed by, and construed in accordance with the Laws of the State of Alabama without regard to any conflict of Laws.

     15.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each Party thereto.

     15.5 Headings. The headings of the various articles and sections of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or considered in construing the provisions thereof.

     15.6 Severability. Any term or provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court of competent jurisdiction to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all other terms and provisions, being severable, shall remain in full force and effect in such circumstance or situation and the said term or provision shall remain valid and in effect in any other circumstances or situation.

     15.7 Construction. Use of the masculine pronoun herein shall be deemed to refer to the feminine and neuter genders and the use of singular references shall be deemed to include the plural and vice versa, as appropriate. No inference in favor of or against any Party shall be drawn from the fact that such Party or such Party's counsel has drafted any portion of this Agreement.

     15.8 Return of Information. In the event of termination of this Agreement prior to the Effective Date, each Party shall return to the other, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from the other Party in connection with the transactions contemplated in this Agreement and shall keep such information confidential, not disclose such information to any other person or entity, and not use such information in connection with its business.

     15.9 Equitable Remedies. The parties hereto agree that, in the event of a breach of this Agreement by either Party, the other Party may be without an adequate remedy at law owing to the unique nature of the contemplated transactions. In recognition thereof, in addition to (and not in lieu of) any remedies at law that may be available to the non-breaching Party, the non-breaching Party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement by the other Party, and no attempt on the part of the non-breaching Party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching Party that would preclude the non-breaching Party from obtaining any remedies at law to which it would otherwise be entitled.

     15.10 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its costs and expenses incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

     15.11 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or Default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or Default, nor shall it be construed to be a wavier of any such right, power or remedy, or an acquiescence in any similar breach or Default; nor shall any waiver of any single breach or Default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Agreement must be in writing and be executed by the Parties to this Agreement and shall be effective only to the extent specifically set forth in such writing.

     15.12 Remedies Cumulative. All remedies provided in this Agreement, by law or otherwise, shall be cumulative and not alternative.

     15.13 Entire Contract. This Agreement and the documents and instruments referred to herein constitute the entire contract between the parties to this Agreement and supersede all other understandings with respect to the subject matter of this Agreement.

     IN WITNESS WHEREOF, the Bank, Colonial Bank and BancGroup have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

ATTEST:                                         DOTHAN FEDERAL SAVINGS BANK
BY: Charles A. Wilson                           BY: William M. Lee
ITS: President                                  ITS: Chairman
(CORPORATE SEAL)

ATTEST:                                         COLONIAL BANK
BY: Teresa R. Skipper                           BY: W. Flake Oakley
ITS: Secretary                                  ITS: Chief Financial Officer
(CORPORATE SEAL)

ATTEST:                                         THE COLONIAL BANCGROUP, INC.
BY: Teresa R. Skipper                           BY: W. Flake Oakley
ITS: Assistant Secretary                        ITS: Chief Financial Officer
(CORPORATE SEAL)

                                                                      APPENDIX B

            OTS REGULATION REGARDING DISSENTERS' RIGHTS OF APPRAISAL

SEC. 552.14  DISSENTER AND APPRAISAL RIGHTS.

     (a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with sec. 552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

     (b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to sec. 552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

     (c) Procedure-(1) Notice. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management's proxy solicitation for such meeting.

     (2) Demand for appraisal and payment. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

     (3) Notification of effective date and written offer. Within ten days after the effective date of the combination, the resulting association shall:

          (i) Give written notice by mail to stockholders of constituent Federal stock associations who have complied with the provisions of paragraph
     (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

          (ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

          (iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (c)(6) of this section (set out in the notice) must be satisfied.

     The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

     (4) Acceptance of offer. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

     (5) Petition to be filed if offer not accepted. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

     (6) Stock certificates to be noted. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

     (7) Withdrawal of demand. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

     (8) Valuation and payment. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

     (9) Costs and expenses. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

     (10) Voting and distribution. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

     (11) Status. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to section 145 of the Delaware General Corporation Law, as amended, and the Restated Certificate of Incorporation of the Registrant, officers, directors, employees, and agents of the Registrant are entitled to indemnification against liabilities incurred while acting in such capacities on behalf of the Registrant, including reimbursement of certain expenses. In addition, the Registrant maintains an officers and all of its directors insurance policy pursuant to which officers and directors of the Registrant are entitled to indemnification against certain liabilities, including reimbursement of certain expenses, and the Registrant has indemnity agreements with certain officers and all of its directors pursuant to which such persons may be indemnified by the Registrant against certain liabilities, including expenses.

ITEM 21.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) The following is a list of exhibits that are included in Part II of the Registration Statement. Such exhibits are separately indexed elsewhere in the Registration Statement.


                                  DESCRIPTION


Exhibit 2 Plan of acquisition, reorganization, arrangement, liquidation of successor:

                 Agreement and Plan of Merger by and among The Colonial BancGroup, Inc., Colonial Bank and Dothan Federal Savings Bank, dated as of January 22, 1996, included in the Prospectus portion of this Registration Statement at Appendix A and incorporated herein by reference.


Exhibit 3        Articles of Incorporation and Bylaws:

(A) Restated Certificate of Incorporation of the Registrant, filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B) Bylaws of the Registrant, filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

Exhibit 4        Instruments defining the rights of security holders:

(A) Article 4 of the Restated Certificate of Incorporation of the Registrant filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B)              Article II of the Bylaws of the Registrant filed as Exhibit
                 4.2 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(C) Dividend Reinvestment and Class A Common Stock Purchase Plan of the Registrant dated January 15, 1986, and Amendment No. 1 thereto dated as of June 10, 1986, filed as Exhibit 4(C) to the Registrant's Registration Statement on Form S-4 (File No. 33-07015), effective July 15, 1986, and incorporated herein by reference.


Exhibit 5 Opinion of Miller, Hamilton, Snider & Odom, L.L.C., as to certain Delaware law issues of the securities being registered.


Exhibit 8        Tax Opinion of Miller, Hamilton, Snider & Odom, L.L.C.


Exhibit 10       Material Contracts:

(A)(1) Second Amendment and Restatement of 1982 Incentive Stock Plan of the Registrant, filed as Exhibit 4-1 to the Registrant's Registration Statement on Form S-8 (Commission Registration No. 33-41036), effective June 4, 1991, and incorporated herein by reference.

(A)(2) Second Amendment and Restatement to 1982 Nonqualified Stock Option Plan of the Registrant filed as Exhibit 4-2 to the Registrant's Registration Statement on Form S-8 (Commission Registration No. 33-41036), effective June 4, 1991, and incorporated herein by reference).

(A)(3)           1992 Incentive Stock Option Plan of the Registrant, filed as
                 Exhibit 4-1 to Registrant's Registration Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(A)(4) 1992 Nonqualified Stock Option Plan of the Registrant, filed as Exhibit 4-2 to Registrant's Registration Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(B)(1) Residential Loan Funding Agreement between Colonial Bank and Colonial Mortgage Company dated January 18, 1988, included as
                 Exhibit 10(B)(1) to
                 the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(B)(2) Loan Agreement between the Registrant and SunBank, National Association, dated August 29, 1995.

(C)(1) The Colonial BancGroup, Inc. First Amended and Restated Restricted Stock Plan for Directors, as amended, included as
                 Exhibit 10(C)(1) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(C)(2) The Colonial BancGroup, Inc., Stock Bonus and Retention Plan, included as Exhibit 10(C)(2) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(D) Stock Purchase Agreement dated as of July 20, 1994, by and among The Colonial BancGroup, Inc., Colonial Bank, The Colonial Company, Colonial Mortgage Company, and Robert E., James K. and Thomas H. Lowder, included as Exhibit 2 in Registrant's registration statement on Form S-4, Registration No. 33-83692 and incorporated herein by reference.

(E) Agreement and Plan of Merger between The Colonial BancGroup, Inc., and Commercial Bancorp of Georgia, Inc., dated as of December 21, 1995.

(F) Amended and Restated Agreement and Plan of Merger between The Colonial BancGroup, Inc. and Southern Banking Corporation dated as of February 15, 1996.


Exhibit 13 Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, and incorporated herein by reference.


Exhibit 21       List of subsidiaries of the Registrant.


Exhibit 23       Consents of experts and counsel:

(A)              Consent of Coopers & Lybrand, L.L.P.

(B)              Consent of Miller, Hamilton, Snider & Odom, L.L.C.

(C)              Consent of Arthur Andersen, L.L.P.

(D)              Consent of Bricker & Melton, P.A.

(E)              Consent of Coopers & Lybrand, L.L.P.

(F)              Consent and report of Price Waterhouse LLP

Exhibit 24       Power of Attorney.


Exhibit 99       Additional exhibits:

(A)              Form of Proxy of Dothan Federal Savings Bank

(B)              Election Form (for Merger Consideration)


         (b)     Financial Statement Schedules

                 The financial statement schedules required to be included pursuant to this Item are not included herein because they are not applicable or the required information is shown in the financial statements or notes thereto.


ITEM 22.         UNDERTAKINGS.

         (a)     The undersigned hereby undertakes as follows as required by
                 Item 512 of Regulation S-K:

                 (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                 (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately above, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         (d)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 Provided, however, that paragraphs (d)(1)(i) and (d)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (e) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 20th day of February, 1996.

                                        THE COLONIAL BANCGROUP, INC.



                                        By:  /s/ Robert E. Lowder
                                             --------------------------
                                                Robert E. Lowder
                                                Its Chairman of the Board
                                                of Directors, Chief
                                                Executive Officer, and
                                                President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                                         TITLE                                     DATE
/s/ Robert E. Lowder                               Chairman of the Board                     **
---------------------------                        of Directors, President
Robert E. Lowder                                   and Chief Executive
                                                   Officer


/s/ W. Flake Oakley, IV                            Chief Financial                           **
---------------------------                        Officer, Secretary
W. Flake Oakley, IV                                and Treasurer (Principal
                                                   Financial Officer and
                                                   Principal Accounting
                                                   Officer)


          *                                        Director                                  **
---------------------------
Young J. Boozer


          *                                        Director                                  **
---------------------------
William Britton


          *                                        Director                                  **
---------------------------
Jerry J. Chesser


         *                                         Director
---------------------------
Augustus K. Clements, III


         *                                         Director                                  **
---------------------------
Robert C. Craft


                                                   Director
---------------------------
Patrick F. Dye


        *                                          Director                                  **
---------------------------
Clinton O. Holdbrooks


        *                                          Director                                  **
---------------------------
D. B. Jones


       *                                           Director                                  **
---------------------------
Harold D. King

         *                                         Director                                  **
---------------------------
John Ed Mathison




         *                                         Director                                  **
---------------------------
Milton E. McGregor




         *                                         Director                                  **
---------------------------
John C. H. Miller, Jr.




        *                                          Director                                  **
---------------------------
Joe D. Mussafer




        *                                          Director                                  **
---------------------------
William E. Powell




        *                                          Director                                  **
---------------------------
Jack H. Rainer




        *                                          Director                                  **
---------------------------
Frances E. Roper




        *                                          Director                                  **
---------------------------
Ed V. Welch

* The undersigned, acting pursuant to a power of attorney, has signed this Registration Statement on Form S-4 for and on behalf of the persons indicated above as such persons' true and lawful attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.



/s/ W. Flake Oakley, IV
---------------------------
W. Flake Oakley, IV
Attorney-in-Fact

**  Dated: February 20, 1996

                                 EXHIBIT INDEX



EXHIBIT                                                                                      PAGE
-------                                                                                      ----
Exhibit 2        Plan of acquisition, reorganization, arrangement, liquidation of successor:

                 Agreement and Plan of Merger by and among The Colonial
                 BancGroup, Inc., Colonial Bank, and Dothan Federal Savings
                 Bank, dated as of January 22, 1996, included in the Prospectus portion of this registration statement at Appendix A and incorporated herein by reference.


Exhibit 3        Articles of Incorporation and Bylaws:

(A) Restated Certificate of Incorporation of the Registrant, filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B) Bylaws of the Registrant, as amended, filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated February
                 21, 1995, and incorporated herein by reference.


Exhibit 4        Instruments defining the rights of security holders:

(A)              Article 4 of the Restated Certificate of Incorporation of the
                 Registrant filed as Exhibit 4.1 to the Registrant's Current
                 Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B)              Article II of the Bylaws of the Registrant filed as Exhibit
                 4.2 to the Registrant's Current Report on Form 8-K, dated
                 February 21, 1995, and incorporated herein by reference.

(C) Dividend Reinvestment and Class A Common Stock Purchase Plan of the Registrant dated January 15, 1986, and Amendment No. 1 thereto dated as of June 10, 1986, filed as Exhibit 4(C) to the Registrant's Registration Statement on Form S-4 (File No.
                 33-07015), effective July 15, 1986, and incorporated herein by reference.

Exhibit 5 Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to certain Delaware law issues of the securities being registered.


Exhibit 8        Tax Opinion of Miller, Hamilton, Snider & Odom, L.L.C.


Exhibit 10       Material Contracts:

(A)(1)           Second Amendment and Restatement of 1982 Incentive Stock Plan of the
                 Registrant, filed as Exhibit 4-1 to the Registrant's Registration
                 Statement on Form S-8 (Commission Registration No. 33-41036),
                 effective June 4, 1991, and incorporated herein by reference.

(A)(2)           Second Amendment and Restatement to 1982 Nonqualified Stock Option
                 Plan of the Registrant filed as Exhibit 4-2 to the Registrant's
                 Registration Statement on Form S-8 (Commission Registration No. 33-
                 41036), effective June 4, 1991, and incorporated herein by reference).

(A)(3)           1992 Incentive Stock Option Plan of the Registrant, filed as Exhibit
                 4-1 to Registrant's Registration Statement on Form S-8 (File No.
                 33-47770), effective May 8, 1992, and incorporated herein by reference.

(A)(4)           1992 Nonqualified Stock Option Plan of the Registrant, filed as
                 Exhibit 4-2 to Registrant's Registration Statement on Form S-8 (File
                 No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(B)(1)           Residential Loan Funding Agreement between Colonial Bank and Colonial
                 Mortgage Company dated January 18, 1988, included as Exhibit 10(B)(1)
                 to the Registrant's Registration Statement as Form S-4, file no.
                 33-52952, and incorporated herein by reference.

(B)(2)           Loan Agreement between the Registrant and SunBank, National
                 Association, dated August 29, 1995.

(C)(1)           The Colonial BancGroup, Inc. First Amended and Restated Restricted
                 Stock Plan for Directors, as amended, included as Exhibit 10(C)(1) to the Registrant's Registration Statement as

                 Form S-4, file no. 33-52952, and incorporated herein by reference.

(C)(2)           The Colonial BancGroup, Inc., Stock Bonus and Retention Plan, included as Exhibit 10(C)(2) to the Registrant's Registration Statement as Form
                 S-4, file no. 33-52952, and incorporated herein by reference.

(D) Stock Purchase Agreement dated as of July 20, 1994, by and among The Colonial BancGroup, Inc., Colonial Bank, The
                 Colonial Company, Colonial Mortgage Company, and Robert E.,
                 James K. and Thomas H. Lowder, included as Exhibit 2 in
                 Registrant's registration statement on Form S-4, Registration
                 No. 33-83692 and incorporated herein by reference.

(E)              Agreement and Plan of Merger between The Colonial BancGroup,
                 Inc., and Commercial Bancorp of Georgia, Inc., dated as of December 21, 1996.

(F) Amended and Restated Agreement and Plan of Merger between The Colonial BancGroup, Inc. and Southern Banking
                 Corporation dated as of February 15, 1996.


Exhibit 13 Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995, and incorporated herein by reference.


Exhibit 21       List of subsidiaries of the Registrant.


Exhibit 23       Consents of experts and counsel:

(A)              Consent of Coopers & Lybrand, L.L.P.

(B)              Consent of Miller, Hamilton, Snider & Odom, L.L.C.

(C)              Consent of Arthur Andersen, L.L.P.

(D)              Consent of Bricker & Melton, P.A.

(E)              Consent of Coopers & Lybrand, L.L.P.

(F)              Consent and report of Price Waterhouse LLP

Exhibit 24       Power of Attorney.

Exhibit 99       Additional exhibits:

(A)              Form of Proxy of Dothan Federal Savings Bank

(B)              Election Form (For Merger Consideration)